AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 1998
                                                      REGISTRATION NO. 333-39987

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------


                                AMENDMENT NO. 1
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ---------------------------

                             U.S. PHYSICIANS, INC.
             (Exact name of registrant as specified in its charter)
                          ---------------------------

       PENNSYLVANIA                     8011                     23-2795906
     ----------------           -------------------          -------------------
      (State or other            (Primary Standard            (I.R.S. Employer
      jurisdiction of                Industrial              Identification No.)
     incorporation or           Classification Code
       organization)                  Number)

         220 COMMERCE DRIVE, FORT WASHINGTON, PA 19034, (215) 542-2170
         ---------------------------------------------------------------
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               THOMAS J. KEANE
                -----------------------------------------------
                Chairman, President and Chief Executive Officer

                              U.S. PHYSICIANS, INC.
                               220 Commerce Drive
                    Fort Washington, PA 19034, (215) 542-2170
           ---------------------------------------------------------
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          ---------------------------

                                    Copy to:

      JASON M. SHARGEL, ESQUIRE                         MARK KESSEL, ESQUIRE
     JOHN M. COOGAN, JR., ESQUIRE                       SHEARMAN & STERLING
WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP                599 LEXINGTON AVENUE
    TWELFTH FLOOR PACKARD BUILDING                      NEW YORK, NY 10022
       111 SOUTH 15TH STREET                              (212) 848-4000
     PHILADELPHIA, PA 19102-2678
          (215) 977-2000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As promptly as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED JANUARY 30, 1998

PRELIMINARY PROSPECTUS

                               ___________ SHARES

                             U.S. PHYSICIANS, INC.

                                  COMMON STOCK


     All of the __________ shares of Common Stock, par value $.01 per share (the "Common Stock"), offered hereby are being sold by U.S. PHYSICIANS, Inc. (the "Company"). Prior to the Offering, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price
will be between $       and $      per share. See "Underwriting" for a
discussion of the factors to be considered in determining the initial public offering price. Application has been made to have the Common Stock approved for quotation on The Nasdaq Stock Market's National Market under the symbol "USPY."


                          ---------------------------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 8.


                          ---------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


================================================================================
                                        UNDERWRITING
                        PRICE TO       DISCOUNTS AND       PROCEEDS TO
                         PUBLIC        COMMISSIONS(1)       COMPANY(2)
--------------------------------------------------------------------------------
Per Share....           $                  $                  $
--------------------------------------------------------------------------------
Total(3).....         $                  $                  $
================================================================================

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting estimated expenses of $      payable by the Company.

(3) The Company has granted to the Underwriters a 30-day option to purchase up
    to       additional shares of Common Stock on the same terms and conditions as set forth above solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and
    Commissions and Proceeds to Company will be $      , $      and $      ,
    respectively. See "Underwriting."

                          ---------------------------


     The Common Stock is offered by the Underwriters, as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of such shares will be made at the offices of BancAmerica Robertson Stephens, New York, New York, on or about ___________ __, 1998.


BANCAMERICA ROBERTSON STEPHENS

                     NATIONSBANC MONTGOMERY SECURITIES LLC
                                                              PIPER JAFFRAY INC.

                 THE DATE OF THIS PROSPECTUS IS _________, 1998

     [MAP OF MID-ATLANTIC UNITED STATES AND SURROUNDING STATES IDENTIFYING
             AREAS IN WHICH THE COMPANY MANAGES OR HAS AGREEMENTS TO
                           MANAGE PHYSICIAN PRACTICES]




     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING STABILIZING BIDS, SYNDICATE COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                          ---------------------------


     UNTIL ___________ __, 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                          ---------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................    4
Risk Factors................................................    8
Use of Proceeds.............................................   16
Dividend Policy.............................................   16
Capitalization..............................................   17
Dilution....................................................   18
Selected Financial Data.....................................   19
Unaudited Pro Forma Consolidated Financial Statements.......   21
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   33
Business....................................................   37
Management..................................................   53
Certain Transactions........................................   61
Principal Shareholders......................................   64
Description of Capital Stock................................   66
Shares Eligible for Future Sale.............................   68
Underwriting................................................   69
Legal Matters...............................................   70
Experts.....................................................   70
Additional Information......................................   71
Index to Financial Statements...............................  F-1

     Certain statements contained herein under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" including, without limitation, those concerning the Company's strategy and the Company's growth plans, contain certain forward-looking statements concerning the Company's operations, economic performance and financial condition. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause such differences include, but are not limited to, those discussed under "Risk Factors."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and the Consolidated Financial Statements of the Company and the Notes thereto appearing elsewhere in this Prospectus.


     Except as otherwise indicated, all information in this Prospectus assumes that the Underwriters' overallotment option will not be exercised and gives effect to the following transactions which will occur simultaneously with the completion of the Offering: (i) the automatic conversion of all outstanding shares of the Company's Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred Stock"), the Company's Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred Stock"), and the Company's Series C Convertible Preferred Stock, $.01 par value (the "Series C Preferred Stock" and, together with the Series A Preferred Stock and the Series B Preferred Stock, the "Convertible Preferred Stock"), into 7,109,952 shares of Common Stock (the "Preferred Stock Conversion"); (ii) the automatic conversion of all outstanding warrants to purchase 488,890 shares of Series B Preferred Stock ("Series B Warrants") into warrants to purchase shares of Common Stock ("Common Stock Warrants" and, together with the Series B Warrants, the "Warrants") in a like amount (the "Series B Warrant Conversion"); and (iii) the issuance of ____ shares of Common Stock issued in connection with Affiliation Transactions (as defined below). The information in this Prospectus assumes that the Offering will be completed at an initial public offering price of $____ per share. In addition, except as otherwise noted, all information in this Prospectus assumes
(i) no exercise of outstanding employee and affiliate stock options (the "Options") to purchase 2,102,994 shares of Common Stock; (ii) no conversion of the Company's outstanding convertible notes (the "Convertible Notes") in the aggregate principal amount of $20.0 million which are convertible into ___ shares of Common Stock; and (iii) no exercise of outstanding Common Stock Warrants to purchase 1,191,891 shares of Common Stock. See "Management -- Stock Incentive Plans," "Description of Capital Stock" and "Underwriting."



                                  THE COMPANY



     The Company is a multi-specialty physician practice management company that currently is affiliated with 56 physicians providing care in 37 practice locations and, upon completion of the Offering, will be affiliated with 97 physicians providing care in 62 practice locations in four states in the mid-Atlantic region. The Company believes that, as consumers demand higher quality care and payors focus on overall treatment costs rather than only physician fees, specialists increasingly will be the patient's point of access to the health care delivery system and will control, directly or indirectly, a growing percentage of health care expenditures. The Company targets local service areas in which its affiliated physician practices can establish significant market share in multiple specialties to enhance its leverage with payors, employers and consumers and seeks to affiliate primarily with physicians in higher dollar volume specialties. The Company's affiliated specialists currently include orthopedic surgeons, physiatrists, neurologists, oncologists, urologists, obstetrician/gynecologists, radiologists, ophthalmologists, otolaryngologists and occupational medicine specialists.


     Escalating health care costs have resulted in the growth of managed care, which frequently involves restricting access by insured parties to providers, decreasing levels of reimbursement to providers, reducing the number and duration of hospital inpatient stays and, more recently, transferring risk from payors to providers. Many payors have also attempted to control costs by reducing the utilization and reimbursement of specialists through the use of primary care "gatekeepers." Patients and employers, however, are becoming more conscious of not only the cost of care, but also of the quality of care and levels of customer service, and are often demanding greater physician choice and the option of seeking care directly from specialists.


     The Company believes that specialist physicians have a greater understanding of the treatment and management of complex disease and injury conditions and can therefore provide more timely, appropriate and, ultimately, less costly care than that controlled by primary care physicians. As a result, the Company believes that the market will increasingly demand specialist-directed provider models and move away from primary care gatekeeper models for managed care. In addition, consumers of health care will begin to differentiate among providers based on customer service in areas such as scheduling, patient follow-up and aftercare and the availability of a variety of services at the patient's point of access.



     The Company's objective is to be a leading source of specialist physician services in each of its local service areas. Key elements of the Company's strategy to attain this objective are to: (i) develop integrated local networks of specialists in service areas surrounding or adjacent to major population centers in the mid-Atlantic region and surrounding states in which the Company can achieve significant market share in multiple specialties; (ii) enhance same practice growth in its affiliated physician practices through the addition of new physicians and new practice locations, enhancement of payor contracting, and improvement of practice management and practice marketing;
(iii) increase ancillary and other revenues through, for example, physical and occupational therapy, diagnostic imaging and participation in clinical trials;
(iv) grow in existing and new service areas through Affiliation Transactions and the Company's Provider Network (as defined below); (v) capitalize on its specialists' clinical leadership by establishing, marketing and providing complex disease and injury management services; and (vi) integrate the Company's management information systems in its affiliated physician practices.



     The Company conducts its operations primarily through affiliation with one professional corporation ("PC") in each state in which the Company provides services, which PCs provide specialist physician services and certain other health care services in their respective states. The Company does not engage in the practice of medicine. The Company, together with the PCs, establishes and develops its operations generally by entering into affiliation transactions ("Affiliation Transactions") pursuant to agreements with physicians desiring to become affiliated with the Company and the PCs ("Affiliated Physicians"). In the Affiliation Transactions, Affiliated Physicians generally transfer their medical practices ("Affiliated Practices") to the Company and the relevant PC, with the Company acquiring all of the non-medical assets such as leases, furniture, equipment and supplies, and the PC acquiring the medical assets, consisting primarily of pharmaceuticals and patient records and documentation. In return, the Affiliated Physicians receive a combination of cash, promissory notes, convertible notes, shares of Common Stock and/or options in amounts negotiated between the Company and the respective Affiliated Physicians. In addition, the Affiliated Physicians generally enter into employment agreements with the relevant PCs, with terms ranging from five to 15 years, and receive as compensation a percentage of the net revenues related to their Affiliated Practice, less certain expenses. See "Business -- Affiliation Transactions."



     The Company has entered into management agreements (the "Management Agreements") with each of the PCs. Pursuant to the Management Agreements, which have 40-year terms and provide for continuing renewal terms of five years (unless either party elects not to renew), the Company manages the business operations and all non-medical aspects of the business of the PCs and employs and supervises all personnel providing services on behalf of the PCs, except for the services of physicians and certain other licensed medical personnel required by state law to be employed directly by the PCs. Physician services and other health care services are provided to patients by the PCs which employ the Affiliated Physicians and other health care providers, and the PCs are compensated for such services by private third party and managed care payors, Medicare and other governmental payors, and other sources. As compensation for the Company's services to the PCs under the Management Agreements, the PCs, other than the PC operating in New York (the "New York PC"), pay to the Company an amount equal to all billings by the PCs less expenses for physician compensation and certain other expenses. The New York PC pays the Company an amount equal to the Company's costs plus a percentage of such costs. See "Business -- Management and Services Agreement; Control of PCs."



     While certain of the Affiliated Practices have operated over extended periods of time, the Company has had limited operations to date. The Company consummated its first Affiliation Transactions in January 1997. Each Affiliation Transaction that has closed to date remains subject to a repurchase right if the Offering is not completed by a specified date and accordingly is not considered completed for accounting purposes (the "Conditional Affiliation Transactions"). Pursuant to the Conditional Affiliation Transactions, the Company provides management services to 18 Affiliated Practices with a total of 56 Affiliated Physicians. The Company also has entered into agreements with respect to Affiliation Transactions that are expected to close upon completion of the Offering that would add 14 Affiliated Practices with a total of 41 Affiliated Physicians (the "IPO Affiliation Transactions" and, together with the Conditional Affiliation Transactions, the "Initial Affiliation Transactions"). Also, the Company has acquired in three transactions (the "Completed Transactions"), the manager of a multi-county physician contracting network, a provider of physicial therapy services and a billing and collection services business. In addition, in order to supplement its Affiliated Practices and Affiliated Physicians and to enhance contracting leverage, the Company is developing a provider network which includes physicians not affiliated with the Company (the "Provider Network"). Subject to certain established parameters agreed upon by the Company and the physicians participating in the Provider Network, the Company has non-exclusive authority on behalf of such physicians to contract with managed care organizations, insurance companies and other third-party payors for managed care contracts and for agreements establishing rates of payment and reimbursement for services provided by such participating physicians to the enrollees and beneficiaries of such payors. The Company currently has over 2,500 physicians who have agreed to participate in the Provider Network.


     The Company was formed as a Pennsylvania corporation in July 1994. The Company's principal executive office is located in suburban Philadelphia at 220 Commerce Drive, Fort Washington, Pennsylvania 19034, and its telephone number is
(215) 542-2170.

                                  THE OFFERING


Common Stock offered by the Company..........  _________ shares
Common Stock to be outstanding after the
  Offering...................................  _________ shares
Use of Proceeds..............................  To make required cash payments in connection with the IPO Affiliation Transactions; to
                                               repay the Convertible Notes; to pay accrued
                                               but unpaid dividends on the Convertible
                                               Preferred Stock; to repay certain
                                               indebtedness of the Company and for working
                                               capital and other general corporate purposes,
                                               including possible future Affiliation
                                               Transactions and acquisitions. See "Use of
                                               Proceeds."
Proposed Nasdaq National Market symbol.......  USPY


                                  RISK FACTORS


     An investment in the shares of Common Stock offered hereby involves a high degree of risk, including, among others, risks related to limited operating history, integration of operations, growth strategy, limited capital and need for additional financing, ability to service debt, intangible assets, government regulation, relationships with third party payors, provision of medical services, dependence on management information systems, dependence on Affiliated Physicians, dependence on key personnel, competition in the delivery of health care services and in affiliating with specialist physician practices, control by principal shareholders and anti-takeover provisions, shares eligible for future sale, dilution and lack of a prior public market and potential for volatility of stock price. See "Risk Factors."

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                     YEAR ENDED                       NINE MONTHS
                                                  DECEMBER 31, 1996               ENDED SEPTEMBER 30,
                                              -------------------------   -----------------------------------
                                                                                                   1997
                                                           PRO FORMA       1996      1997        PRO FORMA
                                              ACTUAL    AS ADJUSTED (1)   ACTUAL    ACTUAL    AS ADJUSTED (1)
                                              -------   ---------------   -------   -------   ---------------
STATEMENT OF OPERATIONS DATA:
Net revenues................................  $    70       $60,194       $    39   $ 2,490       $45,742
Cost of revenues............................       --        53,351            --       704        38,990
                                              -------       -------       -------   -------       -------
Gross profit................................       70         6,843            39     1,786         6,752
Operating expenses:
  General and administrative................    2,295         2,295         1,355     3,760         3,760
  Depreciation and amortization.............        6         3,672             4       106         2,790
                                              -------       -------       -------   -------       -------
Income (loss) from operations...............   (2,231)          876        (1,320)   (2,080)          202
Interest expense............................       13                           7       751
Other (income) expense, net.................      492                         490       (69)
                                              -------       -------       -------   -------       -------
Income (loss) before income taxes...........   (2,736)                     (1,817)   (2,762)
Income tax provision (benefit)..............                                   --        --
                                              -------       -------       -------   -------       -------
Net income (loss)...........................  $(2,736)      $             $(1,817)  $(2,762)      $
                                              =======       =======       =======   =======       =======
Pro forma net income (loss)
  per common share (2)......................                $                                     $
                                                            =======                               =======
Shares used in computing pro forma net
  income (loss) per common share (2)........
                                                            =======                               =======



                                                                         SEPTEMBER 30, 1997
                                                              -----------------------------------------
                                                                                           PRO FORMA
                                                              ACTUAL    PRO FORMA (3)   AS ADJUSTED (4)
                                                              -------   -------------   ---------------
BALANCE SHEET DATA:
Cash and cash equivalents...................................  $ 1,833      $ 8,138         $
Working capital (deficit)...................................  (18,177)     (33,511)
Total assets (5)............................................   42,290      103,634
Cash due to Initial Affiliation Transactions................       --       41,150
Current portion of long-term debt...........................   17,462        7,054
Long-term debt, less current portion........................   10,237       21,187
Convertible preferred stock securities......................    6,829           --
Shareholders' equity (deficit)..............................   (6,035)      25,944


------------------

(1) Adjusted on a pro forma basis to give effect to (i) the three Completed Transactions, (ii) the 18 Conditional Affiliation Transactions which, for accounting purposes, will occur simultaneously with the completion of the Offering, (iii) the 14 IPO Affiliation Transactions which will occur simultaneously with the completion of the Offering, and (iv) the reduction in interest expense resulting from the assumed use of the estimated net proceeds of the Offering made hereby to retire certain long-term debt obligations, as if all of the foregoing transactions had occurred as of the beginning of the respective periods. Excludes a charge of $706,000 (estimated at December 31, 1997) for the early extinguishment of certain long-term debt obligations which will be recorded in the fiscal quarter in which the Offering is completed and interest expense of $209,000 for the amortization of original issue discounts related to the issuance in November 1997 and January 1998 of certain debt which will be recorded in the quarter in which the debt is issued. See "Use of Proceeds." The pro forma statement of operations data does not purport to represent what the Company's results of operations would have been had such transactions occurred as of the beginning of the respective periods or project the Company's results for any future period. See the Unaudited Pro Forma Consolidated Financial Statements and Note 8 of the Notes to Consolidated Financial Statements.


(2) For information concerning the computation of pro forma net income (loss) per common share, see Note 6 of Notes to Unaudited Pro Forma Consolidated Financial Statements.


(3) Adjusted on a pro forma basis to give effect to (i) the issuance of a demand note in the principal amount of $0.9 million in November 1997, (ii) the issuance of a demand note in the principal amount of $0.8 million in January 1998, (iii) the issuance of Series C Preferred Stock with proceeds of $5.6 million in January 1998 a portion of which was utilized to repay the $0.9 million and $0.8 million demand notes, (iv) the 18 Conditional Affiliation Transactions and the 14 IPO Affiliation Transactions, (v) the Preferred Stock Conversion, (vi) the Series B Warrant Conversion, and (vii) elimination of the original issue discount in the amount of $209,000 related to the issuance of the $0.9 million and $0.8 million demand notes as if all of the foregoing transactions had occurred on September 30, 1997.



(4) Adjusted on a pro forma as adjusted basis to give effect to (i) the pro forma adjustments described in Note 3 above and (ii) the sale of the Common Stock offered hereby (at an assumed initial public offering price of $_____ per share) and the application of the net proceeds therefrom. In connection with the repayment of certain long-term debt obligations, the Company will record a charge to its statement of operations in the fiscal quarter in which the Offering is completed. This charge will expense the unamortized portion of the discount on certain long-term debt obligations which was $706,000 at December 31, 1997. See "Use of Proceeds" and the Unaudited Pro Forma Consolidated Financial Statements.



(5) Includes $127,000 on an actual and $74.7 million on a pro forma and pro forma as adjusted basis of intangible assets at September 30, 1997.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and an investment in the shares of Common Stock offered by this Prospectus.


LIMITED OPERATING HISTORY; RISKS RELATED TO INTEGRATION OF OPERATIONS



     The Company commenced operations in January 1997 upon the completion of its first Initial Affiliation Transactions. Prior to such time, the Company conducted no significant operations. The Company has a limited operating history and is subject to various uncertainties and risks characteristic of companies in comparable stages of development. As a result of the Conditional Affiliation Transactions, the Company provides management services to 18 Affiliated Practices with a total of 56 Affiliated Physicians and has entered into Affiliation Agreements with respect to IPO Affiliation Transactions that are expected to close upon completion of the Offering that would add 14 Affiliated Practices with a total of 41 Affiliated Physicians. The Company is or will be responsible, upon completion of the Offering, for the management of substantially all non-medical aspects of the operations of, and for the employment and supervision of most non-physician personnel providing services to, these Affiliated Practices. Prior to their affiliation with the Company, the Affiliated Practices operated as separate entities, and there can be no assurance that the Company will be able to integrate and manage successfully the assets, personnel and operations of the Affiliated Practices, including billing and collections, information systems and human resources or that such integration will result in profitable operations. In addition, there can be no assurance that the Initial Affiliation Transactions will not result in a loss of patients previously associated with the Affiliated Practices or other unanticipated adverse consequences. Any of such events or conditions could have a material adverse effect on the Company.


RISKS ASSOCIATED WITH GROWTH STRATEGY


     The Company intends to grow through Affiliation Transactions and same practice growth. Identifying appropriate specialty physician practices, negotiating affiliation agreements ("Affiliation Agreements") with such physician practices and consummating economically attractive Affiliation Transactions with such practices may be a complex, difficult and costly process. There can be no assurance that suitable affiliation opportunities will be identified or that Affiliation Transactions will be consummated on terms favorable to the Company, on a timely basis or at all. In addition, the Company's ability to achieve same practice growth will be dependent upon its ability to add physicians to existing Affiliated Practices, add practice locations, integrate new specialties and sub-specialties into existing practices, increase local practice marketing, improve contracting with payor sources, enhance practice management and utilize physicians across multiple practice locations. The Company's ability to achieve such growth may be limited by a variety of factors, including shortages of specialist physicians, adverse changes in local and regional health care industry conditions, regulatory and economic conditions affecting payor contracting and reimbursement or the failure to achieve expected efficiencies and economies of scale in the integration of Affiliated Practices. In addition, there can be no assurance that the Company will be able to integrate successfully additional Affiliated Practices into its existing operations, or that such integration and the measures taken to achieve same practice growth will not result in the loss of a significant number of patients by the applicable Affiliated Practices after the completion of the relevant Affiliation Transactions or other unanticipated adverse consequences. The Company's results will be materially adversely affected if it is unable to implement its growth strategy successfully or to manage growth effectively.


LIMITED CAPITAL; NEED FOR ADDITIONAL FINANCING


     The Company's growth strategy requires a substantial amount of cash to finance Affiliation Transactions, for working capital and for capital expenditures. As of September 30, 1997 the Company had cash and a working capital deficit of $1.8 million and $18.2 million, respectively. The Company obtained additional financing in the amount of $5.6 million in January 1998 pursuant to the issuance of 1,343,374 shares of Series C Preferred Stock and the issuance of 371,667 Common Stock Warrants with an exercise price of $4.15 per share. The Company is currently seeking to obtain a commitment letter from a bank pursuant to which such bank would provide line of credit financing upon completion of the Offering and subject to certain other conditions (the "Line of Credit"). Pursuant to the Line of Credit, the Company expects to be able to obtain loans outstanding in the maximum aggregate principal amount of $_____ at any one time. The Company believes that the net proceeds of this Offering, the Line of Credit, cash generated from operations and working capital will be sufficient to fund the Company's requirements for a period of approximately one year from the completion of the Offering. Subsequent to that time, the Company may require additional debt and/or equity financing. There is no assurance that the Company will be able to obtain sufficient subsequent debt or equity financing on favorable terms or at all. If the Company is unable to secure adequate financing, its ability to implement its growth strategy will be impaired and its financial condition and results of operations are likely to be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."



     The Consolidated Financial Statements of the Company have been prepared assuming that the Company will continue as a going concern. As outlined in the Report of Independent Public Accountants on page F-7 to this Prospectus, the Company has incurred losses since its inception and, as of September 30, 1997, had an accumulated deficit of $6.6 million. As indicated above, the Company's growth strategy will require substantial additional funds to finance acquisitions, for working capital and for capital expenditures. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management plans in regard to these matters are described in Note 2 to the Consolidated Financial Statements. The Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.



RISKS REGARDING ABILITY TO SERVICE DEBT



     Upon completion of the Offering and application of the proceeds as described under "Use of Proceeds," the Company expects to have outstanding approximately $21.0 million of indebtedness incurred in connection with or assumed under Affiliation Transactions and expects to incur additional indebtedness pursuant to the Line of Credit. As a result, a substantial portion of the Company's cash flow will be devoted to debt service. In addition, any future indebtedness which the Company incurs in order to pursue its strategy of growth through additional Affiliation Transactions will reduce the amount of cash flow otherwise available to support the Company's existing operations. There can be no assurance that the Company will be able to generate sufficient cash flow from operations to cover required debt service payments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."



RISKS RELATED TO INTANGIBLE ASSETS



     As a result of the Company's various Affiliation Transactions, intangible assets, net of accumulated amortization, of approximately $74.7 million on a pro forma basis have been recorded on the Company's pro forma balance sheet as of September 30, 1997. These intangible assets, which represent approximately 72% of total pro forma assets at September 30, 1997, are being amortized over periods of three to 25 years. The Company expects the amount allocable to intangible assets on its balance sheet to increase in the future in connection with additional Affiliation Transactions, which will increase the Company's amortization expense. In the event of any sale or liquidation of the Company or a portion of its assets, there can be no assurance that the value of the Company's intangible assets will be realized. In addition, the Company continually evaluates whether events and circumstances have occurred indicating that any portion of the remaining balance of the amount allocable to the Company's intangible assets may not be recoverable. When factors indicate that the carrying value of the Company's intangible assets may be impaired, the Company may be required to reduce the carrying value of such assets. Any future determination requiring the write-off of a significant portion of unamortized intangible assets could have a material adverse effect on the Company's business, financial condition and results of operations. See Note 3 of Notes to Consolidated Financial Statements.

GOVERNMENT REGULATION



     Anti-kickback and Anti-referral Laws. The health care industry is highly regulated at the federal and state levels. Laws regulating the industry include the fraud and abuse provisions of the Social Security Act, which include the "anti-kickback" and "anti-referral" (i.e., Stark) laws. The "anti-kickback" laws prohibit the offering, payment, solicitation or receipt of any direct or indirect remuneration for the referral of Medicare or Medicaid or other state or federal health benefit patients or for the ordering or providing of Medicare or Medicaid or other state or federal health benefit covered services, items or equipment. The "anti-referral" laws impose restrictions on physicians' referrals for designated health services to entities with which they have financial relationships. Violations of these laws may result in recoupment of certain Medicare payments and substantial civil or criminal penalties for individuals or entities, including civil monetary penalties and exclusion from participation in the Medicare and Medicaid programs. Many states, including states in which the Affiliated Practices are located, have adopted laws similar to the "anti-kickback" laws and "anti-referral" laws. The laws of many states also prohibit physicians from splitting fees with non-physicians and prohibit business corporations from practicing medicine. These laws vary from state to state and are enforced by the courts and by regulatory authorities with substantial discretion. A determination of liability under any such laws could have a material adverse effect on the Company. Although the Company believes it is in material compliance with applicable federal and state laws, given the complexity of such laws, there is no assurance that the Company may not be deemed to be in violation thereof or that in the future it will be able to remain in material compliance with these laws. Furthermore, many aspects of the relationship between the Company and the PCs have not been the subject of judicial or regulatory interpretation. There is no assurance that a review of the Company's business by courts or by health care, tax, labor or other regulatory authorities would not result in determinations that could adversely affect the Company's operations, or that the health care regulatory environment will not change so as to restrict the Company's existing operations or potential for expansion. Proposed rules were published under the anti-referral statute on January 9, 1998 and, following public comment on the proposed rules, final rules are expected to be promulgated in the near future. If adopted in their current form, absent further clarification, such proposed rules would likely require some modification of the compensation arrangements under the employment agreements between the Company's affiliated PCs and the Affiliated Physicians ("Employment Agreements") pursuant to provisions thereof which generally allow such modification by the Company to comply with such changes in law. There can be no assurance that the provisions of such rules as finalized, or any additional rules, will not have a material adverse effect on the structure or operations of the Company. Numerous legislative proposals have been introduced or proposed in the U.S. Congress and in some state legislatures that would effect major changes in the U.S. health care system nationally or at the state level. It is not clear at this time what proposals, if any, will be adopted or, if adopted, what effect, if any, such proposals would have on the Company's business. Certain proposals, such as reducing Medicare and Medicaid expenditures, implementing price controls and permitting greater flexibility of states' administration of Medicaid, could adversely affect the Company. There can be no assurance that currently proposed or future health care legislation or other changes in the administration or interpretation of governmental health care programs will not have a material adverse effect on the Company.



     Antitrust. The Company is also subject to certain federal and state antitrust laws, some of which could prohibit the potential control by the Company of certain specialist physician services within a relevant market, which, among other effects, may adversely affect the Company's ability to engage in Affiliation Transactions. In addition, certain laws which prohibit or restrict the fixing or setting of prices, the tying of services and other similar activities may adversely affect the Company's ability to negotiate payor contracts on behalf of the PCs or the Provider Network if such activities were deemed to be in violation of such prohibitions or restrictions.



     Fee-splitting Laws. Certain New York state regulations prohibit physicians from sharing or splitting fees with persons not authorized to practice medicine. This prohibition precludes the Company from receiving fees from its affiliated PC operating in New York (the "New York PC") which constitute a percentage of or are otherwise dependent upon the income or receipts of the PC. The Company believes that the compensation arrangement for services provided to the New York PC under the relevant Management Agreement, which provides for a fee based on the Company's costs plus an additional percentage of the Company's costs, complies with applicable New York state law and regulation. However, there can be no assurance that certain actions by New York state regulatory authorities would not result in a judicial or administrative determination with regard to such compensation structure that could adversely affect the Company's operations. If the

Company is found to be engaged in a fee splitting arrangement with the New York PC, the New York PC and its Affiliated Physicians would be subject to charges of professional misconduct with penalties ranging from censure to reprimand to revocation of their professional licenses, potentially resulting in the Company being deprived of its ability to operate its business with, and to collect fees due and owing from, the New York PC, which would have a material adverse effect on the Company and its operations.



     Corporate Practice of Medicine. Most states prohibit business corporations from engaging in the practice of medicine. Many states prohibit a business corporation from employing a physician. Some states interpret the "practice of medicine" broadly to include activities of corporations such as the Company that have an indirect impact on the practice of medicine. The Company intends to operate so as to not exercise any responsibility on behalf of Affiliated Physicians pursuant to the Management Agreements that could be construed as constituting or affecting the practice of medicine. However, such laws and legal doctrines have been subjected to only limited judicial and regulatory interpretation and there is no assurance that, if challenged, the Company would be considered to be in compliance with all such laws and doctrines. A determination in any state that the Company is engaged in the corporate practice of medicine could render any Management Agreement between the Company and a PC located in such state unenforceable or subject to modification in a manner adverse to the Company and subject the Company to other sanctions.



     Insurance Laws. Laws in all states regulate the business of insurance and the operation of HMOs. Many states also regulate the establishment and operation of networks of health care providers under the auspices of an integrated delivery system ("IDS"). While these laws do not generally apply to companies that provide management services to networks of physicians or to physician practice groups that assume financial risk under a subcapitation agreement with a managed care organization, there is no assurance that regulatory authorities of the states in which the Company operates would not apply these laws to require licensure or some lesser regulation of the Company's operations as an insurer, as an HMO or as a provider network or IDS. Some states have enacted statutes or adopted regulations affecting risk assumption in the health care industry, including statutes and regulations that subject any physician or physician network engaged in risk-based contracting to applicable insurance laws and regulations, which may include, among others, laws and regulations providing for minimum capital requirements and other safety and soundness requirements. There is no assurance that future interpretations or amendments of insurance and health care network laws by regulatory authorities in these states or in states into which the Company may expand will not require licensure or a restructuring of some or all of the Company's operations. The Company also believes that additional regulation at the state level will be forthcoming. In addition, state regulations in this area may be affected or superseded by federal standards for provider service organizations that are currently being developed through rulemaking required by the Balanced Budget Act of 1997.


     See "Business -- Government Regulation."

RISKS RELATED TO RELATIONSHIPS WITH THIRD PARTY PAYORS

     Physician groups typically bill various third party payors, such as governmental programs (e.g., Medicare and Medicaid), private insurance plans and managed care plans, for the health care services provided to their patients. Such third party payors increasingly are negotiating the prices charged for medical services, pharmaceuticals and other supplies in order to lower reimbursement and utilization rates. Third party payors can also deny reimbursement for medical services, pharmaceuticals and other supplies if they determine that a treatment was not performed in accordance with treatment protocols established by such payors or for other reasons. Loss of revenue by the PCs as a result of such payors' cost containment efforts could have a material adverse effect on the Company. The Company anticipates that the PCs and the Provider Network will eventually offer their services to payors on a fully or partially capitated basis (i.e., fixed payments would be made to the applicable provider based on the number of covered patients for whom the provider was responsible during a specified time period and actuarial assumptions related thereto, rather than based on specific services rendered) or other risk-sharing basis, including certain "case rate" or other similar arrangements under which payors provide a fixed fee to the Company for managing and/or providing physician and other medical services rendered in connection with the treatment of certain injuries, disease states or other episodes of care. To the extent that patients or enrollees covered by a capitated or other risk-sharing contract require more frequent or extensive care than is anticipated by the Company, the revenue to the

Company derived from such contracts may be insufficient to cover the costs of the services provided. There is no assurance that the PCs or the Provider Network will be able to enter into such contracts that will generate sufficient revenues to cover the costs of services provided under such contracts or that such contracts would be profitable to the PCs and, ultimately, the Company. If the PCs or the Provider Network enter into capitation or other risk-sharing arrangements, they may be considered to be in the business of insurance, in which event they could become subject to various regulatory and licensing requirements that could have a material adverse effect on the Company.

     The federal government has implemented, through the Medicare program, a resource-based relative value scale ("RBRVS") payment methodology for health care provider services. RBRVS is a fee schedule that, except for certain geographical and other adjustments, pays similarly situated health care providers the same amount for the same services. The RBRVS is adjusted each year and is subject to increases or decreases at the discretion of Congress. To date, the implementation of RBRVS has reduced payment rates for certain of the procedures historically provided by the Affiliated Practices. Further reductions could significantly affect the PCs, each of which derives a portion of its revenue from Medicare. RBRVS types of payment systems have also been adopted by certain private third party payors and may become a predominant payment methodology. Expanded implementation of such programs would reduce payments from private third party payors, and could indirectly reduce revenue to the Company. The Balanced Budget Act of 1997 (the "BBA") includes certain provisions that over time are designed to limit increases in Medicare payments and that may have the effect of reducing reimbursement to Affiliated Practices. It is probable that new and more restrictive Medicare payment rules, procedures and programs for determining global Medicare capitation fees will be implemented in the future.


     The Company currently provides or intends to provide specialist physician services and ancillary services to patients on behalf of the workers' compensation programs in certain states in which the Company operates. There can be no assurance that reductions in applicable fee schedules, movement by one or more of such state programs toward managed care models or other regulatory changes will not have an adverse effect on the revenues received by the PCs for the provision of such services. See "Business -- Reimbursement for Services" and "-- Government Regulation."


RISKS INHERENT IN PROVISION OF MEDICAL SERVICES

     The PCs, the Affiliated Physicians and physicians who become members of the Provider Network are involved in the delivery of health care services to the public, and are exposed to the risk of professional liability claims. Even though the Company does not directly provide health care services, it is possible for the Company to be joined as a defendant in any such claim due to its relationship with the PCs and the Provider Network. Even if the Company is not a direct party, successful claims against the PC would generally adversely affect the amount of management fees from the applicable PC to which the Company is entitled. Claims of this nature, if successful, could result in damage awards to the claimants in excess of the limits of any applicable insurance coverage. Insurance against losses related to claims of this type can be expensive and costs may vary widely from state to state and year to year. The Company and the PCs maintain liability insurance in amounts and coverages the Company believes are appropriate. Nevertheless, successful malpractice claims asserted against the PCs, the Provider Network or the Company could have a material adverse effect on the Company. See "Business -- Legal Proceedings."

DEPENDENCE ON MANAGEMENT INFORMATION SYSTEMS


     The successful execution of the Company's strategy is, in part, dependent on its ability to integrate practice management information and financial information systems into the Affiliated Practices as soon as practicable upon the consummation of each Affiliation Transaction. To date, the Company's practice management information system has been implemented in six Affiliated Practices and it is expected to be implemented by the end of 1999 in a majority of the Affiliated Practices that become affiliated with the Company through the Initial Affiliation Transactions. In addition, the Company's financial information system has been implemented in all of the Affiliated Practices that became affiliated with the Company through the Conditional Affiliation Transactions. In addition to their integral role in helping the PCs realize operating efficiencies, such systems are critical to negotiating, pricing and managing fully or partially capitated managed care contracts and other risk-sharing arrangements. The Company believes that its existing practice management information and financial information systems are adequate for the operation of the Company's business and the successful implementation of its strategy. However, the Company will need to continue to invest in, and administer, sophisticated management information systems to support these activities. The Company may experience unanticipated delays, complications and expenses in implementing, integrating and operating such systems. Furthermore, such systems may require modifications, improvements or replacements as the Company expands and as new technologies become available. Such modifications, improvements or replacements may require substantial expenditures and may require interruptions in operations during periods of implementation. The failure to implement successfully and maintain practice management information and financial information systems would have a material adverse effect on the Company. See "Business -- Management Information Systems."


DEPENDENCE ON AFFILIATED PHYSICIANS


     Substantially all of the Company's revenue is currently earned by the Company pursuant to Management Agreements with the PCs. Upon consummation of all the Initial Affiliation Transactions, the Company's Affiliated Practices will employ a total of 97 Affiliated Physicians generally pursuant to employment agreements between the PCs and the Affiliated Physicians (the "Employment Agreements"). While the Company intends to maintain, through the PCs, its relationships with the Affiliated Physicians employed by the PCs, the termination of employment by a sufficient number of Affiliated Physicians or the significant deterioration of the business or operations of a sufficient number of the Affiliated Practices could have a material adverse effect on the applicable PC and the Company. Although Affiliated Physicians generally are required to pay liquidated damages to the PC in the event that they terminate their employment prematurely, are subject to certain restrictive covenants during the terms of their respective Employment Agreements, and are generally prohibited from becoming employees of or from being managed by other physician practice entities, hospitals and certain other entities for a period of two years following employment, such Affiliated Physicians generally will be able to compete with the Company at the end of their respective employment terms (generally five to seven years from the date of the applicable Employment Agreement) by returning to private practice. The loss of the services of and such competition from former Affiliated Physicians could have a material adverse effect on the Company's operations and results. In addition, each of the PCs operates within one state, and a deterioration of economic or other conditions within such state could have a material adverse impact upon the PC and the Company. Such results, as well as a deterioration in the financial condition of a substantial number of the other physicians or physician groups affiliated with the Company through the Provider Network, could also have a material adverse effect on the Company. See "Business -- Affiliation Transactions."


DEPENDENCE ON KEY PERSONNEL

     The Company is highly dependent on its executive officers, particularly Thomas J. Keane, the Company's Chairman, President and Chief Executive Officer. The loss of Mr. Keane or its other executive officers could have a material adverse effect on the implementation of the Company's strategy and the operations of the Company. There can be no assurance that the Company will be successful in retaining its key personnel. The Company's success is also dependent on its ability to attract and retain additional key personnel which it requires. The loss of the services of one or more of its key personnel or the inability to add additional key personnel could have a material adverse effect on the Company. See "Management."


COMPETITION IN THE DELIVERY OF HEALTH CARE SERVICES AND IN AFFILIATING WITH SPECIALIST PHYSICIAN PRACTICES



     The business of providing health care and related services is intensely competitive. The Company is potentially in competition with a number of health care organizations and institutions such as publicly- and privately-owned physician practice management businesses, hospitals and other institutions and organizations, managed care organizations, single- and multi-specialty physician groups and solo practitioners, in two broad areas of competition: competition in the delivery of health care services and competition in affiliating with specialist physician practices.

     Competition in the delivery of health care services. The Company's success is highly dependent upon the success of its Affiliated Practices and Affiliated Physicians in the delivery of health care services to patients and other consumers, including managed care organizations, insurers, Medicare and other third-party payors. The Company's Affiliated Practices and Affiliated Physicians must compete with hospitals and other health care institutions and organizations, single- and multi-specialty physician groups, some of which are operated by physician practice management companies, and solo practitioners. Many of such competitors have substantially greater resources than those of the Company's Affiliated Practices and Affiliated Physicians.



     Competition in affiliating with specialist physician practices. An important element of the Company's growth strategy is the identification of and affiliation with additional specialist physician practices. The Company must compete with other publicly- and privately-owned physician practice management businesses, hospitals and other health care organizations and institutions which also seek to acquire or affiliate with such specialist physician practices. Most of such entities have been in business longer than the Company, and have substantially greater assets and resources than those of the Company. The Company believes other health care companies and institutions have also been investigating forming single- or multi-specialty physician practice management companies, and still other businesses with substantial resources may decide to enter the specialist physician practice management business, all of which entities are potentially in competition with the Company. See "Business -- Competition."




CONTROL BY PRINCIPAL SHAREHOLDERS; ANTI-TAKEOVER PROVISIONS


     Mr. Keane, Edison Venture Fund III, L.P. ("Edison"), Dominion Fund IV ("Dominion"), Keystone Venture IV, L.P. ("Keystone"), Capital Ventures International ("CVI") and NEPA Venture Fund II, L.P. ("NEPA") (collectively, the "Principal Shareholders") will own, after the Offering, approximately ____% of the outstanding Common Stock (approximately ____% if all outstanding Options and Warrants are exercised). As a result, the Principal Shareholders would effectively be able to control all matters requiring approval by the Company's shareholders, including the election of directors. See "Principal Shareholders" and "Shares Eligible for Future Sale." In addition, the Company is subject to the anti-takeover provisions of Subchapter F of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), which prohibit the Company from engaging in a "business combination" with an "interested shareholder" for a period of five years after the date of the transaction as a result of which such shareholder became an "interested shareholder" unless the business combination is approved in a prescribed manner. These provisions, together with other provisions in the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles"), and By-laws, may discourage acquisition bids for the Company by persons unrelated to certain existing shareholders. The effect of the Principal Shareholders' stock ownership and these provisions may be to limit the price that investors might be willing to pay in the future for shares of the Common Stock or to prevent or delay a merger, takeover or other change in control of the Company and thus discourage attempts to acquire the Company. In addition, the Company's Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock ("Preferred Stock") and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the shareholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present plan to issue any shares of Preferred Stock. The Company's Articles and By-laws contain other provisions, such as provisions for a classified Board of Directors, notice requirements for shareholders' nominations of directors and limitations on the shareholders' ability to remove directors or to present proposals to the shareholders for a vote, all of which may have the further effect of making it more difficult for a third party to gain control of or to acquire the Company. See "Description of Capital Stock."


SHARES ELIGIBLE FOR FUTURE SALE


     Sales of substantial amounts of the Common Stock in the public market following the Offering could adversely affect the market price of the Common Stock. Upon the completion of the Offering, the Company will have ____ shares of Common Stock outstanding. Of these shares, the ___ shares of Common Stock sold in the Offering will be freely tradeable without restriction or further registration under the Securities Act of

1933, as amended (the "Securities Act"). The remaining 11,061,533 shares of Common Stock outstanding as of the date of this Prospectus are "restricted securities" as defined by Rule 144 under the Securities Act ("Rule 144"). Of these shares, 68.2% have been held by the Principal Shareholders for more than one year and would be able to be sold in accordance with the provisions of Rule 144 beginning 90 days from the date of this Prospectus. See "Shares Eligible for Future Sale."



     Upon the completion of the Offering, there will be 2,102,994 shares of Common Stock issuable upon exercise of outstanding Options under the Company's 1997 Stock Incentive Plan (the "Stock Incentive Plan"), 1995 Company Stock Option Plan (the "1995 Company Option Plan") and 1995 Affiliate Stock Option Plan (the "1995 Affiliate Option Plan," and, together with the Stock Incentive Plan and the 1995 Company Option Plan, the "Stock Incentive Plans"). Approximately 351,000 of the Options will be exercisable upon completion of the Offering and the remainder will vest in various amounts through July 2002. In addition, 1,179,250 shares will be eligible for issuance upon the exercise of Options not yet granted under the Stock Incentive Plan. The Company intends to file a registration statement or statements covering the shares of Common Stock issuable under the Stock Incentive Plans upon exercise of Options within one year from the date of this Prospectus. The shares registered under such registration statement or statements will be available for resale in the open market upon the exercise of Options, subject to Rule 144 volume limitations applicable to affiliates. See "Management -- Stock Incentive Plans."



     The Company and each executive officer and director and certain other shareholders of the Company have agreed that, for a period of 180 days after the date of this Prospectus (the "Lock-up Period"), they will not, without the prior written consent of BancAmerica Robertson Stephens, issue, offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exercisable or exchangeable for or that represent the right to receive any shares of Common Stock or enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, the economic consequences of ownership of the Common Stock, except in certain limited circumstances. See "Underwriting."



     The Company and certain of its shareholders are parties to agreements under which such shareholders may cause certain of their shares of Common Stock to be registered for sale under the Securities Act. See "Certain Transactions."


DILUTION

     The initial public offering price is substantially higher than the net tangible book value per share of the Common Stock. Purchasers of shares of Common Stock in the Offering will suffer immediate and substantial dilution of $_____ (assuming an initial public offering price of $____ per share) in the pro forma net tangible book value per share of Common Stock. See "Dilution."

NO PRIOR PUBLIC MARKET; POTENTIAL VOLATILITY OF STOCK PRICE

     Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop or be sustained after the Offering. The initial public offering price will be determined through negotiation between the Company and the Representatives of the Underwriters and may bear no relationship to the price at which the Common Stock will trade after the Offering. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The market price of the Common Stock may be volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company's operating results, announcements of new areas of business by the Company or its competitors, developments with respect to conditions and trends in the Company's business or in the health care industry as a whole, governmental regulation, changes in estimates by securities analysts of the Company's or its competitors' future financial performance, general market conditions and other factors, many of which are beyond the Company's control. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have adversely affected the market prices of securities of companies irrespective of such companies' operating performances.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of shares of Common Stock offered by the Company hereby are estimated to be $_____ ($_____ if the Underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $_____ per share and after deducting the estimated underwriting discounts and commissions and offering expenses payable by the Company.


     The Company anticipates applying approximately $19.5 million to make required cash payments in connection with the IPO Affiliation Transactions, $18.4 million to repay Convertible Notes issued in connection with the Conditional Affiliation Transactions which bear interest at an annual rate of 6%, $650,000 to pay accrued but unpaid dividends on the Convertible Preferred Stock, and $4.0 million to repay certain indebtedness of the Company. Such indebtedness, the proceeds of which were used primarily for working capital, consists of loans provided by certain investors consisting of a term loan in the principal amount of $2 million bearing interest at an annual rate of 12% and term notes in the aggregate principal amount of $2 million bearing interest at an annual rate of 10%. See "Certain Transactions." In addition, the Company anticipates applying approximately $1.0 million to repay certain indebtedness assumed pursuant to various Affiliation Transactions, which indebtedness bears interest at annual rates ranging from 6.0% to 9.5%. The remainder of the net proceeds will be used for working capital and other general corporate purposes, including possible Affiliation Transactions and acquisitions. Pending such uses, the Company intends to invest the net proceeds from the Offering in investment grade, interest-bearing instruments.



     The Company intends to enter into Affiliation Transactions and possibly to seek acquisitions of businesses that are complementary to those of the Company, and a portion of the net proceeds may be used for such purposes. While the Company engages from time to time in discussions with respect to such transactions, the Company has no commitments or agreements with respect to any such transactions as of the date of this Prospectus, other than the Initial Affiliation Transactions, and there can be no assurance that any such transactions will be completed.


                                DIVIDEND POLICY


     Prior to the Offering, the Company has not paid cash dividends on its capital stock. Except for the payment of accrued but unpaid dividends on the Convertible Preferred Stock described under "Use of Proceeds," the Company currently expects it will retain its future earnings for use in the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of September 30, 1997, (i) on an actual basis; (ii) on a pro forma basis to give effect to (a) the issuance of a demand note in the principal amount of $0.9 million in November 1997, (b) the issuance of a demand note in the principal amount of $0.8 million in January 1998, (c) the issuance of Series C Preferred Stock with proceeds of $5.6 million in January 1998 a portion of which was utilized to repay the $0.9 million and $0.8 million demand notes, (d) the 18 Conditional Affiliation Transactions which, for accounting purposes, will occur simultaneously with completion of the Offering, (e) the 14 IPO Affiliation Transactions which will occur simultaneously with completion of the Offering,
(f) the Preferred Stock Conversion, (g) the Series B Warrant Conversion and (h) elimination of the original issue discount in the amount of $209,000 related to the issuance of the $0.9 million and $0.8 million demand notes, as if all of the foregoing transactions had occurred on September 30, 1997; and (iii) on a pro forma as adjusted basis to give effect to the pro forma adjustments and to the sale of ________ shares of Common Stock offered hereby (at an assumed public offering price of $______ per share) and the application of the net proceeds therefrom as described in "Use of Proceeds." See the Unaudited Pro Forma Consolidated Financial Statements. This table should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto appearing elsewhere in this Prospectus.



                                                                     SEPTEMBER 30, 1997
                                                              ---------------------------------
                                                                                     PRO FORMA
                                                              ACTUAL    PRO FORMA   AS ADJUSTED
                                                              -------   ---------   -----------
                                                                       (IN THOUSANDS)
Short-Term Debt:
  Current portion of notes payable on Initial Affiliation
     Transactions...........................................  $16,729    $ 3,919     $
  Current portion of other long-term debt...................      733      3,135
                                                              -------    -------
       Total current portion of long-term debt..............   17,462      7,054
  Pro forma cash due to Initial Affiliation Transactions....       --     41,150
                                                              -------    -------     --------
       Total short-term debt................................   17,462     48,204
                                                              -------    -------     --------
Long-Term Debt:
  Notes payable on Initial Affiliation Transactions.........    7,467     16,942
  Other long-term debt......................................    2,770      4,245
                                                              -------    -------     --------
       Total long-term debt.................................   10,237     21,187
                                                              -------    -------     --------
Series A convertible preferred stock........................    2,174         --
                                                              -------    -------     --------
Series B convertible preferred stock........................    3,792         --
                                                              -------    -------     --------
Series C convertible preferred stock........................       --         --
                                                              -------    -------     --------
Series B convertible preferred stock warrants...............      851         --
                                                              -------    -------     --------
Common Stock to be issued on Conditional Affiliation
  Transactions..............................................    9,643         --
                                                              -------    -------     --------
Shareholders' Equity (Deficit):
  Common Stock, $.01 par value 25,000,000 shares authorized;
     3,936,581 shares (actual); _____ shares (pro forma);
     ______ shares (as adjusted) issued and
     outstanding(1).........................................       39        226
  Additional paid-in capital................................      434     31,003
  Common Stock warrants.....................................       96      1,528
  Accumulated deficit.......................................   (6,604)    (6,813)
                                                              -------    -------     --------
     Total shareholders' equity (deficit)...................   (6,035)    25,944
                                                              -------    -------     --------
       Total capitalization.................................  $38,124    $95,335     $
                                                              =======    =======     ========


------------------

(1) Excludes (i) 3,282,244 shares of Common Stock reserved for issuance under the Company Stock Option Plans of which 2,186,244 shares were issuable at September 30, 1997 upon the exercise of outstanding Options, and (ii) 738,096 shares of Common Stock issuable upon exercise of Warrants outstanding as of September 30, 1997. For the period October 1, 1997 through January 28, 1998: 15,000 shares of Common Stock were issued upon exercise of outstanding Options; Options for 139,000 shares of Common Stock were canceled; and Warrants to purchase 453,795 shares of Common Stock were issued. See "Management -- Stock Incentive Plans" and "Certain Transactions."

                                    DILUTION


     As of September 30, 1997, the Company had a net tangible book value (deficit) of approximately $(9.0 million) or $(2.30) per share. Net tangible book value (deficit) per share represents the total assets of the Company, less
(i) identifiable intangible assets and (ii) total liabilities (including Convertible Preferred Stock and Series B Warrants), divided by the number of shares of Common Stock outstanding at that date. The increase in pro forma net tangible book value (deficit) per share of $_________ reflected in the following table is attributable to the Completed Transaction which closed after September 30, 1997, the 18 Conditional Affiliation Transactions that, for accounting purposes, will occur simultaneously with the completion of this Offering and the 14 IPO Affiliation Transactions which will occur simultaneously with the Offering. The increase in pro forma net tangible book value (deficit) per share of $________ reflected in the following table is attributable to the Preferred Stock Conversion and the Series B Warrant Conversion. After giving effect to the sale of ______ shares offered by the Company hereby (at an assumed initial public offering price of $_______ per share) and the application of the net proceeds therefrom, the pro forma as adjusted net tangible book value (deficit) of the Company at September 30, 1997 would have been approximately $__________ million or $______ per share. This represents an immediate increase in historical net tangible book value of $______ per share to existing shareholders and an immediate dilution of $_____ per share to new investors. The following table illustrates this per share dilution:



Assumed public offering price per share.....................                     $
  Net tangible book value (deficit) per share at September
     30, 1997...............................................      $
  Increase per share attributable to the:
       Initial Affiliation Transactions and Completed
          Transaction closed after September 30, 1997.......
       Preferred Stock Conversion and
          Series B Warrant Conversion.......................
                                                                  -------
     Pro forma net tangible book value (deficit) per share
       before the Offering..................................
     Increase per share attributable to new investors.......
                                                                  -------
Pro forma as adjusted net tangible book value per share
  after the Offering........................................
                                                                                 -------
Dilution per share to new investors.........................                     $
                                                                                 =======



     The following table summarizes, on a pro forma basis as of September 30, 1997, the difference among existing common shareholders, shareholders who will receive shares as a result of the Initial Affiliation Transactions, shareholders who will receive shares as a result of the Preferred Stock Conversion and new investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price paid per share (based upon, in the case of new investors, an assumed public offering price of $_____ per share):



                                             SHARES PURCHASED     TOTAL CONSIDERATION
                                            -------------------   --------------------   AVERAGE PRICE
                                             NUMBER     PERCENT    AMOUNT     PERCENT      PER SHARE
                                            ---------   -------   ---------   --------   -------------
Existing common shareholders..............                        $                         $
Initial Affiliation Transaction
  shareholders............................
Preferred shareholders....................
                                            ---------     ---     --------      ---         ------
New investors.............................
                                            ---------     ---     --------      ---         ------
  Total...................................                100%    $             100%
                                            =========     ===     ========      ===         ======



     The foregoing computations assume as of January 28, 1998 (i) no exercise of outstanding Options to purchase 2,032,244 shares of Common Stock at a weighted average exercise price of $2.56 and (ii) no exercise of outstanding Warrants to purchase 1,191,891 shares of Common Stock at exercise prices of $4.15 per share (as to 410,222 shares), $3.15 per share (as to 682,540 shares), $___ per share (at an assumed initial public offering price of $____ per share) (as to 55,556 shares) and $0.01 per share (as to 43,573 shares). To the extent these Options and Warrants are exercised, there will be further dilution to new investors. See "Description of Capital Stock," "Underwriting," and "Management -- Stock Incentive Plans."

                            SELECTED FINANCIAL DATA



     The selected historical financial data of the Company as of and for the period from inception (July 14, 1994) to December 31, 1994 and for the years ended December 31, 1995 and 1996, and the nine months ended September 30, 1997 have been derived from the audited Consolidated Financial Statements of the Company included elsewhere in this Prospectus. The selected historical financial data of the Company for the nine months ended September 30, 1996 are derived from the unaudited Consolidated Financial Statements of the Company and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the financial position and results of operations for such periods. The selected historical financial data of the Company should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto appearing elsewhere in this Prospectus. The selected pro forma financial data set forth below as of September 30, 1997, and for the year ended December 31, 1996 and the nine months ended September 30, 1997, have been derived from the Unaudited Pro Forma Consolidated Financial Statements of the Company. The pro forma selected financial data are not necessarily indicative of the actual results of operations or financial position that would have been achieved had the Completed Transactions, Initial Affiliation Transactions and the Offering been completed as of January 1, 1996, nor are the statements necessarily indicative of the Company's future results of operations or financial position. See the Unaudited Pro Forma Consolidated Financial Statements.



                                                                                                                NINE MONTHS
                                                                                                                   ENDED
                                   FROM INCEPTION          YEAR ENDED DECEMBER 31,                           SEPTEMBER 30, 1997
                                   (JULY 14, 1994)    ----------------------------------    NINE MONTHS    ----------------------
                                         TO                                   1996             ENDED                  PRO FORMA
                                  DECEMBER 31, 1994    1995     1996        PRO FORMA      SEPTEMBER 30,                  AS
                                       ACTUAL         ACTUAL   ACTUAL    AS ADJUSTED (1)       1996        ACTUAL    ADJUSTED (1)
                                  -----------------   ------   -------   ---------------   -------------   -------   ------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues....................        $  --         $  --    $    70       $60,194          $    39      $ 2,490     $45,742
Cost of revenues................           --            --         --        53,351               --          704      38,990
                                        -----         -----    -------       -------          -------      -------     -------
Gross profit....................           --            --         70         6,843               39        1,786       6,752
Operating expenses:
  General and administrative....          321           692      2,295         2,295            1,355        3,760       3,760
  Depreciation and
    amortization................           --             2          6         3,672                4          106       2,790
                                        -----         -----    -------       -------          -------      -------     -------
Income (loss) from operations...         (321)         (694)    (2,231)          876           (1,320)      (2,080)        202
Interest expense................           --            11         13                              7          751
Other (income) expense, net.....           --           (25)       492                            490          (69)
                                        -----         -----    -------       -------          -------      -------     -------
Income (loss) before income
  taxes.........................         (321)         (680)    (2,736)                        (1,817)      (2,762)
Income tax provision
  (benefit).....................           --            --         --                             --           --
                                        -----         -----    -------       -------          -------      -------     -------
Net income (loss)...............        $(321)        $(680)   $(2,736)      $                $(1,817)     $(2,762)    $
                                        =====         =====    =======       =======          =======      =======     =======
Pro forma net income (loss) per
  common share (2)..............                                                                                       $
                                                                             =======                                   =======
Shares used in computing pro
  forma net income (loss) per
  common share (2)..............
                                                                             =======                                   =======

                                              DECEMBER 31,                     SEPTEMBER 30, 1997
                                        -------------------------   -----------------------------------------
                                                                                                 PRO FORMA
                                        1994     1995      1996     ACTUAL    PRO FORMA (3)   AS ADJUSTED (4)
                                        -----   -------   -------   -------   -------------   ---------------
                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.............  $  --   $ 1,395   $ 2,066   $ 1,833     $  8,138          $
Working capital (deficit).............    (25)    1,225       697   (18,177)     (33,511)
Total assets(5).......................     --     1,492     2,632    42,290      103,634
Cash due to Initial Affiliation
  Transactions........................     --        --        --        --       41,150
Current portion of long-term debt.....     --        --        --    17,462        7,054
Long-term debt, less current
  portion.............................    262       172       172    10,237       21,187
Convertible preferred stock
  securities..........................     --     2,159     4,087     6,829           --
Shareholders' equity (deficit)........   (287)   (1,028)   (3,353)   (6,035)      25,944



------------------


(1) Adjusted on a pro forma basis to give effect to (i) the three Completed Transactions, (ii) the 18 Conditional Affiliation Transactions which, for accounting purposes, will occur simultaneously with the completion of the Offering, (iii) the 14 IPO Affiliation Transactions which will occur simultaneously with the completion of the Offering and (iv) the reduction in interest expense resulting from the assumed use of the estimated net proceeds of the Offering made hereby to retire certain long-term debt obligations, as if all of the foregoing transactions had occurred as of the beginning of the respective periods. Excludes a charge of $706,000 (estimated at December 31, 1997) for the early extinguishment of certain long-term debt obligations which will be taken in the fiscal quarter in which the Offering is completed and interest expense of $209,000 for the amortization of original issue discounts related to the issuance in November 1997 and January 1998 of demand notes which will be recorded in the quarter in which the debt is issued. See "Use of Proceeds." The pro forma statement of operations data does not purport to represent what the Company's results of operations would have been had such transactions occurred as of the beginning of the respective periods or project the Company's results for any future period. See the Unaudited Pro Forma Consolidated Financial Statements and Note 8 of the Notes to Consolidated Financial Statements.



(2) For information concerning the computation of pro forma net income (loss) per common share see Note 6 of Notes to Unaudited Pro Forma Consolidated Financial Statements.



(3) Adjusted on a pro forma basis to give effect to (i) the issuance of a demand note in the principal amount of $0.9 million in November 1997, (ii) the issuance of a demand note in the principal amount of $0.8 million in January 1998, (iii) the issuance of Series C Preferred Stock with proceeds of $5.6 million in January 1998 a portion of which was utilized to repay the $0.9 million and $0.8 million demand notes, (iv) the 18 Conditional Affiliation Transactions, the 14 IPO Affiliation Transactions and the Completed Transaction closed after September 30, 1997, (v) the Preferred Stock Conversion, (vi) the Series B Warrant Conversion and (vii) elimination of the original issue discount in the amount of $209,000 related to the issuance of the $0.9 million and $0.8 million demand notes, as if all of the foregoing transactions had occurred on September 30, 1997.



(4) Adjusted on a pro forma as adjusted basis to give effect to (i) the pro forma adjustments described in Note 3 above and (ii) the sale of the Common Stock offered hereby (at an assumed initial public offering price of $_____ per share) and the application of the net proceeds therefrom. In connection with the repayment of certain long-term debt obligations, the Company will record a charge to its statement of operations in the fiscal quarter in which the Offering is completed. This charge will expense the unamortized portion of the discount on certain long-term debt obligations which was $706,000 at December 31, 1997. See "Use of Proceeds" and the Unaudited Pro Forma Consolidated Financial Statements.



(5) Includes $127,000 on an actual and $74.7 million on a pro forma and pro forma as adjusted basis of intangible assets at September 30, 1997.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION


     Except as indicated below, the following unaudited pro forma consolidated statements of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 and the unaudited pro forma consolidated balance sheet as of September 30, 1997 are based on the historical Consolidated Financial Statements of the Company, adjusted to give effect to the 18 Conditional Affiliation Transactions which, for accounting purposes, will occur simultaneously with the completion of an initial public offering by the Company (the "IPO"), the 14 IPO Affiliation Transactions that will occur upon completion of the Offering and the Completed Transactions. A list of the practices affiliated with the Company pursuant to the Conditional Affiliation Transactions and the IPO Affiliation Transactions is set forth under "Business -- Development and Operations."



     The unaudited pro forma consolidated statements of operations have been prepared assuming the above transactions occurred on January 1, 1996. The unaudited pro forma consolidated balance sheet has been prepared assuming that the Initial Affiliation Transactions and the Completed Transaction which closed after September 30, 1997 had occurred on September 30, 1997 and also reflects the IPO, the issuance of a demand note in the principal amount of $0.9 million in November 1997, the issuance of a demand note in the principal amount of $0.8 million in January 1998, the issuance of Series C Preferred Stock with proceeds of $5.6 million in January 1998 a portion of which was utilized to repay the $0.9 million and $0.8 million demand notes, the Preferred Stock Conversion and the Series B Warrant Conversion, as if such transactions had occurred on September 30, 1997. The transactions and the related adjustments are described in the notes hereto.



     The unaudited pro forma consolidated statements of operations also give effect to the reduction in interest expense resulting from the assumed use, as of the beginning of the respective periods, of the estimated net proceeds of the Offering to retire certain long-term obligations, together with accrued interest. The unaudited pro forma consolidated statements of operations exclude a charge of $706,000 (estimated at December 31, 1997) for the early extinguishment of certain long-term debt obligations which will be taken in the fiscal quarter in which the IPO is completed, as described under "Use of Proceeds." In addition, the unaudited pro forma consolidated statements of operations exclude interest expense of $209,000 for the amortization of original issue discounts related to the issuance of the $0.9 million and $0.8 million demand notes which will be recorded in the quarter in which the debt is issued.


     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised, as additional information becomes available. The pro forma financial information does not purport to represent what the Company's results of operations or financial position would have been had the acquisitions in fact occurred on those dates, or to project the Company's results of operations or financial position for any future period or date, nor does it give effect to any matters other than those described in the notes thereto. The pro forma financial information should be read in conjunction with the Consolidated Financial Statements of the Company and the Financial Statements of certain of the parties to the above transactions appearing elsewhere in this Prospectus. See "Risk Factors."


     The unaudited pro forma consolidated statements of operations do not give effect to one Conditional Affiliation Transaction and one IPO Affiliation Transaction, both of which pertain to practices operated by the New York P.C. As described more fully in "Business -- Management and Services Agreements; Control of PCs," the fee received by the Company for its services to the New York PC is based on the Company's cost of providing such services plus an additional amount equal to a percentage of such costs. Because the Company has not previously managed these two practicies, the Company's fees are not factually determinable or reasonably estimatable and thus are excluded from the pro forma statements of operations.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                             HISTORICAL FINANCIAL STATEMENTS (NOTE 1)
                                             ----------------------------------------   TRANSACTION                   OFFERING
                                             U.S. PHYSICIANS, INC.                       PRO FORMA                    PRO FORMA
                                               AND SUBSIDIARIES          TRANSACTIONS   ADJUSTMENTS    PRO FORMA     ADJUSTMENTS
                                             ---------------------       ------------   -----------    ----------    -----------
                                                                          (NOTE 2)       (NOTE 3)                     (NOTE 3)
Net revenues:
 Net patient revenues......................          $   208               $ 43,993        $    --       $ 44,201       $
 Management fees from Conditional
   Affiliation Transactions................            2,000                     --         (1,497)           503
 Management fees...........................               95                  1,954         (1,347)           702
 Other revenues............................              187                    149             --            336
                                                     -------               --------        -------       --------       -------
   Total net revenues......................            2,490                 46,096         (2,844)        45,742
Cost of revenues...........................              704                 43,423         (5,137)        38,990
                                                     -------               --------        -------       --------       -------
Gross profit...............................            1,786                  2,673          2,293          6,752
Operating expenses:
 General and administrative................            3,760                     --             --          3,760
 Depreciation and amortization.............              106                    569          2,115          2,790
                                                     -------               --------        -------       --------       -------
Income (loss) from operations..............           (2,080)                 2,104            178            202
Other (income) expense.....................               --                   (113)            --           (113)
Interest income............................              (69)                    (9)            --            (78)
Interest expense...........................              751                    195          1,025          1,971
                                                     -------               --------        -------       --------       -------
Income (loss) before income taxes..........           (2,762)                 2,031           (847)        (1,578)
Income tax provision (benefit).............               --                    274           (423)          (149)
                                                     -------               --------        -------       --------       -------
Net income (loss)..........................          $(2,762)              $  1,757        $  (424)      $ (1,429)      $
                                                     -------               --------        -------       --------       -------
                                                     -------               --------        -------       --------       -------
Pro forma net income (loss) per common
 share (Note 6)............................                                                              $
                                                                                                         --------
                                                                                                         --------
Shares used in computing pro forma net
 income (loss) per common share (Note 6)...
                                                                                                         --------
                                                                                                         --------


                                              PRO FORMA
                                             AS ADJUSTED
                                             -----------

Net revenues:
 Net patient revenues......................    $
 Management fees from Conditional
   Affiliation Transactions................
 Management fees...........................
 Other revenues............................
                                               -------
   Total net revenues......................
Cost of revenues...........................
                                               -------
Gross profit...............................
Operating expenses:
 General and administrative................
 Depreciation and amortization.............
                                               -------
Income (loss) from operations..............
Other (income) expense.....................
Interest income............................
Interest expense...........................
                                               -------
Income (loss) before income taxes..........
Income tax provision (benefit).............
                                               -------
Net income (loss)..........................    $
                                               -------
                                               -------
Pro forma net income (loss) per common
 share (Note 6)............................    $
                                               -------
                                               -------
Shares used in computing pro forma net
 income (loss) per common share (Note 6)...
                                               -------
                                               -------


See accompanying notes to unaudited pro forma consolidated financial statements.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                               HISTORICAL FINANCIAL STATEMENTS (NOTE 1)
                                               ----------------------------------------    TRANSACTION                  OFFERING
                                               U.S. PHYSICIANS, INC.                        PRO FORMA                   PRO FORMA
                                                 AND SUBSIDIARIES          TRANSACTIONS    ADJUSTMENTS    PRO FORMA    ADJUSTMENTS
                                               ---------------------       ------------    -----------    ---------    -----------
                                                                             (NOTE 2)        (NOTE 4)                    (NOTE 4)
Net revenues:
 Net patient revenues........................          $    --               $ 58,498        $    --       $58,498       $
 Management fees from Conditional Affiliation
   Transactions..............................               --                     --             --            --
 Management fees.............................               --                  2,357         (1,574)          783
 Other revenues..............................               70                    843             --           913
                                                       -------               --------        -------       -------       -------
   Total net revenues........................               70                 61,698         (1,574)       60,194
Cost of revenues.............................               --                 59,059         (5,708)       53,351
                                                       -------               --------        -------       -------       -------
Gross profit.................................               70                  2,639          4,134         6,843
Operating expenses:
 General and administrative..................            2,295                     --             --         2,295
 Depreciation and amortization...............                6                    847          2,819         3,672
                                                       -------               --------        -------       -------       -------
Income (loss) from operations................           (2,231)                 1,792          1,315           876
Loss in terminated joint venture.............              529                     --             --           529
Other (income) expense.......................               --                   (147)            --          (147)
Interest income..............................              (37)                    (7)            --           (44)
Interest expense.............................               13                    312          2,077         2,402
                                                       -------               --------        -------       -------       -------
Income (loss) before income taxes............           (2,736)                 1,634           (762)       (1,864)
Income tax provision (benefit)...............               --                    312           (415)         (103)
                                                       -------               --------        -------       -------       -------
Net income (loss)............................          $(2,736)              $  1,322        $  (347)      $(1,761)      $
                                                       -------               --------        -------       -------       -------
                                                       -------               --------        -------       -------       -------
Pro forma net income (loss) per common share
 (Note 6)....................................                                                              $
                                                                                                           -------
                                                                                                           -------
Shares used in computing pro forma net income
 (loss) per common share (Note 6)............
                                                                                                           -------
                                                                                                           -------


                                                PRO FORMA
                                               AS ADJUSTED
                                               -----------

Net revenues:
 Net patient revenues........................    $
 Management fees from Conditional Affiliation
   Transactions..............................
 Management fees.............................
 Other revenues..............................
                                                 -------
   Total net revenues........................
Cost of revenues.............................
                                                 -------
Gross profit.................................
Operating expenses:
 General and administrative..................
 Depreciation and amortization...............
                                                 -------
Income (loss) from operations................
Loss in terminated joint venture.............
Other (income) expense.......................
Interest income..............................
Interest expense.............................
                                                 -------
Income (loss) before income taxes............
Income tax provision (benefit)...............
                                                 -------
Net income (loss)............................    $
                                                 -------
                                                 -------
Pro forma net income (loss) per common share
 (Note 6)....................................    $
                                                 -------
                                                 -------
Shares used in computing pro forma net income
 (loss) per common share (Note 6)............
                                                 -------
                                                 -------


See accompanying notes to unaudited pro forma consolidated financial statements.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)



                                               HISTORICAL FINANCIAL STATEMENTS (NOTE 1)
                                               ----------------------------------------   TRANSACTION                  OFFERING
                                               U.S. PHYSICIANS, INC.                       PRO FORMA                   PRO FORMA
                                                 AND SUBSIDIARIES          TRANSACTIONS   ADJUSTMENTS    PRO FORMA    ADJUSTMENTS
ASSETS                                         ---------------------       ------------   -----------    ---------    -----------
                                                                             (NOTE 2)       (NOTE 5)                    (NOTE 5)
Current assets:
 Cash and cash equivalents...................          $ 1,833               $  1,140       $   5,165     $  8,138       $
 Accounts receivable.........................              217                 16,900          (4,966)      12,151
 Due from Conditional Affiliation
   Transactions..............................              484                    571          (1,055)          --
 Prepaid expenses and other..................              657                  1,028             770        2,455
 Deferred income taxes.......................               --                     --              --           --
                                                       -------               --------       ---------     ---------      -------
       Total current assets..................            3,191                 19,639             (86)      22,744
Property and equipment, net..................            1,539                  3,600              --        5,139
Investment in Conditional Affiliation
 Transactions................................           36,873                     --         (36,873)          --
Intangible assets, net.......................              127                     --          74,549       74,676
Deffered offering costs......................              209                     --              --          209
Deferred income taxes........................               --                    127             366          493
Other assets.................................              351                    414            (392)         373
                                                       -------               --------       ---------     ---------      -------
                                                       $42,290               $ 23,780       $  37,564     $103,634       $
                                                       -------               --------       ---------     ---------      -------
                                                       -------               --------       ---------     ---------      -------
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabiltiies:
 Current portion of notes payable on Initial
   Affiliation Transactions..................          $16,729               $     --       $ (12,810)    $  3,919       $
 Current portion of other long-term debt.....              733                  2,831            (429)       3,135
 Accounts payable............................              538                  1,822            (639)       1,721
 Accrued expenses............................            2,797                  3,612            (931)       5,478
 Deferred income taxes.......................               --                  1,685            (833)         852
 Pro forma cash due to Initial Affiliation
   Transactions..............................               --                     --          41,150       41,150
 Due to Conditional Affiliation
   Transactions..............................              571                    484          (1,055)          --
                                                       -------               --------       ---------     ---------      -------
       Total current liabilities.............           21,368                 10,434          24,453       56,255
                                                       -------               --------       ---------     ---------      -------
Notes payable on Initial Affiliation
 Transactions................................            7,467                     --           9,475       16,942
                                                       -------               --------       ---------     ---------      -------
Other long-term debt.........................            2,770                  1,557             (82)       4,245
                                                       -------               --------       ---------     ---------      -------
Other long-term liabilities..................              248                    130            (130)         248
                                                       -------               --------       ---------     ---------      -------
Deferred income taxes........................               --                     60             (60)          --
                                                       -------               --------       ---------     ---------      -------
Convertible preferred stock securities.......            6,829                     --          (6,829)          --
                                                       -------               --------       ---------     ---------      -------
Common Stock to be issued on Conditional
 Affiliation Transactions....................            9,643                     --          (9,643)          --
                                                       -------               --------       ---------     ---------      -------
Shareholders' equity (deficit):
 Common Stock................................               39                    249             (62)         226
 Additional paid-in capital..................              434                     43          30,526       31,003
 Common stock warrants.......................               96                     --           1,432        1,528
 Accumulated deficit.........................           (6,604)                11,307         (11,516)      (6,813)
                                                       -------               --------       ---------     ---------      -------
       Total shareholders' equity
         (deficit)...........................           (6,035)                11,599          20,380       25,944
                                                       -------               --------       ---------     ---------      -------
                                                       $42,290               $ 23,780       $  37,564     $103,634       $
                                                       -------               --------       ---------     ---------      -------
                                                       -------               --------       ---------     ---------      -------


                                                PRO FORMA
                                               AS ADJUSTED
                                               -----------

Current assets:
 Cash and cash equivalents...................    $
 Accounts receivable.........................
 Due from Conditional Affiliation
   Transactions..............................
 Prepaid expenses and other..................
 Deferred income taxes.......................
                                                 -------
       Total current assets..................
Property and equipment, net..................
Investment in Conditional Affiliation
 Transactions................................
Intangible assets, net.......................
Deffered offering costs......................
Deferred income taxes........................
Other assets.................................
                                                 -------
                                                 $
                                                 -------
                                                 -------
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT
Current liabiltiies:
 Current portion of notes payable on Initial
   Affiliation Transactions..................    $
 Current portion of other long-term debt.....
 Accounts payable............................
 Accrued expenses............................
 Deferred income taxes.......................
 Pro forma cash due to Initial Affiliation
   Transactions..............................
 Due to Conditional Affiliation
   Transactions..............................
                                                 -------
       Total current liabilities.............
                                                 -------
Notes payable on Initial Affiliation
 Transactions................................
                                                 -------
Other long-term debt.........................
                                                 -------
Other long-term liabilities..................
                                                 -------
Deferred income taxes........................
                                                 -------
Convertible preferred stock securities.......
                                                 -------
Common Stock to be issued on Conditional
 Affiliation Transactions....................
                                                 -------
Shareholders' equity (deficit):
 Common Stock................................
 Additional paid-in capital..................
 Common stock warrants.......................
 Accumulated deficit.........................
                                                 -------
       Total shareholders' equity
         (deficit)...........................
                                                 -------
                                                 $
                                                 -------
                                                 -------


See accompanying notes to unaudited pro forma consolidated financial statements.

                          NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL AND BASIS OF PRESENTATION:


     U.S. PHYSICIANS, Inc. (the "Company") is a multi-specialty physician practice management company that, upon completion of the Initial Affiliation Transactions (as defined below), will include 97 physicians providing care in 62 practice locations in four states in the mid-Atlantic region.



     Since January 1, 1997, the Company and its affiliated professional corporations ("PCs") have acquired either the stock or the majority of the assets of 18 physician practices (the "Conditional Affiliation Transactions"). However, because each of the Affiliation Agreements relating to the Conditional Affiliation Transactions contains a repurchase provision that allows the selling owners, in the event that an IPO has not been completed by the Company by a specified date, to repurchase their practice, the Conditional Affiliation Transactions are not considered effective for applying purchase accounting until the completion of an IPO. For the period of time between the closing of the Conditional Affiliation Transactions and the completion of the IPO, the Company is generally entitled to a management fee equal to the income earned by each practice and is responsible for centrally managing the cash of each practice.



     In addition to the Conditional Affiliation Transactions discussed above, since January 1, 1997, the Company has entered into Affiliation Agreements to purchase 14 physician practices which will close upon completion of the IPO (the "IPO Affiliation Transactions" and, together with the Conditional Affiliation Transactions, the "Initial Affiliation Transactions"). There is no interim management agreement in place between the Company and the practices that are parties to the IPO Affiliation Transactions.



     Also, since January 1, 1997, the Company has acquired three related health care businesses (the "Completed Transactions"). The repurchase provision previously applicable to one of these Completed Transactions lapsed in January 1998 and as a result that Completed Transaction is treated for accounting purposes as closed in January 1998.



     The Company conducts its operations primarily through Management Agreements with one PC in each state to which the Company provides services. Pursuant to the Management Agreements, which have 40-year terms and provide for continuing renewal terms of five years (unless either party elects not to renew), the Company manages the business operations and all non-medical aspects of the business of the PCs and employs and supervises all personnel providing services on behalf of the PCs, except for the services of physicians and certain other licensed medical personnel required by state law to be employed directly by the PCs. In addition, each PC (except the PC operating in New York, the "New York PC"), the officers and directors of which are generally officers of the Company, has the contractual right to designate, in its sole discretion, at any time, the licensed doctor who is the owner of the capital stock of the PC ("nominee arrangements"). Physician services and other health care services are provided to patients by the PCs which employ the Affiliated Physicians and other health care providers, and the PCs are compensated for such services by private third party and managed care payors, Medicare and other governmental payors, and other sources. As compensation for the Company's services thereunder, the PCs, other than the New York PC, pay to the Company an amount equal to all billings by the PCs less expenses for physician compensation and certain other expenses, and the New York PC pays the Company an amount equal to the Company's costs plus a percentage of such costs. As a result of the Management Agreements and the nominee arrangements, the Company has established an other-than-temporary controlling financial interest in each PC (except with respect to the New York
PC) and accordingly each PC (except the New York PC) is consolidated with the financial statements of the Company. All significant intercompany accounts and transactions have been eliminated.



     The historical balance sheet data for the Affiliated Practices as of September 30, 1997 represents the combined September 30, 1997 balance sheets for the Conditional Affiliation Transactions and the Conditional Transaction, all of which will be considered effective, for purposes of purchase accounting, simultaneously with completion of the IPO and the IPO Affiliation Transactions that will be effective simultaneously with the completion of the IPO. The historical statement of operations data for the transactions for the year ended

                          NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

1. GENERAL AND BASIS OF PRESENTATION: -- (CONTINUED)

December 31, 1996 represents the results of operations of the Completed Transactions, the Conditional Transaction and the Initial Affiliation Transactions for the entire year. The historical statement of operations data for the nine months ended September 30, 1997 represents the results of operations of the Completed Transactions from January 1, 1997 to their respective dates of acquisition and for the Completed Transaction which closed after September 30, 1997 and the Initial Affiliation Transactions for the entire period. See the Consolidated Financial Statements of the Company and the Financial Statements of certain of entities party to the above transactions appearing elsewhere in this Prospectus.


2. AFFILIATION TRANSACTIONS:


     Simultaneously with the completion of the IPO, the Company's Conditional Affiliation Transactions will, for accounting purposes, be considered effective and the Company and its affiliated PCs will purchase all of the outstanding capital stock or substantially all of the net assets of the parties to the IPO Affiliation Transactions. The Initial Affiliation Transactions will be accounted for using the purchase method of accounting, with the Company treated as the accounting acquirer.



     The following table sets forth the consideration to be paid (assuming the Initial Affiliation Transactions occurred on September 30, 1997) in cash, notes, convertible notes and shares of Common Stock to each of the applicable affiliated practices or their owners. The Affiliation Agreements relating to the Conditional Affiliation Transactions require the Company to issue additional shares if the IPO price is less than $10 per share. The Affiliation Agreements relating to the IPO Affiliation Transactions require the Company to issue Common Stock at the IPO price for a guaranteed amount. The Common Stock to be issued has been recorded at the guaranteed value to the selling owners, net of a 15% discount. The 15% discount is warranted due to the restrictions on the sale and transferability of the shares issued. If a 10% discount were used, annual pro forma goodwill amortization would increase by approximately $46,000. The total estimated purchase price of $85.4 million, including $1.4 million of transaction costs, for the Initial Affiliation Transactions is based upon preliminary estimates, subject to certain purchase price adjustments at and following closing.



                                                                                                ESTIMATED
                                                                   CONVERTIBLE    SHARES OF     FAIR VALUE
                                                CASH      NOTES       NOTES      COMMON STOCK   OF SHARES
                                                ----      -----       -----      ------------   ----------
                                                                   (IN THOUSANDS)
Conditional Affiliation Transactions entered
  into prior to September 30, 1997...........  $ 2,055   $ 9,557     $16,642                     $ 9,716
Conditional Affiliation Transactions entered
  into after September 30, 1997..............    2,042     2,154       3,081                       2,058
Completed Transaction closed after September
  30, 1997...................................       --       250         275            --            --
IPO Affiliation Transactions.................   19,474     8,903          --                       7,800
                                               -------   -------     -------       -------       -------
                                               $23,571   $20,864     $19,998                     $19,574
                                               -------   -------     -------       -------       -------
                                               -------   -------     -------       -------       -------

                          NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2. AFFILIATION TRANSACTIONS: -- (CONTINUED)

     The following tables set forth selected financial data related to the historical financial statements for the Affiliation Transactions:



            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997



                                                                   CONDITIONAL        IPO
                                                     COMPLETED     AFFILIATION    AFFILIATION       TOTAL
                                                    TRANSACTIONS   TRANSACTIONS   TRANSACTIONS   TRANSACTIONS
                                                    ------------   ------------   ------------   ------------
                                                                         (IN THOUSANDS)
Total net revenues................................    $   367        $24,602        $21,127        $46,096
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------
Gross profit......................................    $  (337)       $   942        $ 2,068        $ 2,673
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------
Income (loss) from operations.....................    $  (341)       $   673        $ 1,772        $ 2,104
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------
Net income (loss).................................    $  (346)       $   627        $ 1,476        $ 1,757
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------



            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996



                                                                   CONDITIONAL        IPO
                                                     COMPLETED     AFFILIATION    AFFILIATION       TOTAL
                                                    TRANSACTIONS   TRANSACTIONS   TRANSACTIONS   TRANSACTIONS
                                                    ------------   ------------   ------------   ------------
                                                                         (IN THOUSANDS)
Total net revenues................................    $ 1,304        $33,386        $27,008        $61,698
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------
Gross profit......................................    $  (426)       $ 1,114        $ 1,951        $ 2,639
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------
Income (loss) from operations.....................    $  (465)       $   689        $ 1,568        $ 1,792
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------
Net income (loss).................................    $  (472)       $   584        $ 1,210        $ 1,322
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------



                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997



                                                                   CONDITIONAL        IPO
                                                     COMPLETED     AFFILIATION    AFFILIATION       TOTAL
                                                    TRANSACTIONS   TRANSACTIONS   TRANSACTIONS   TRANSACTIONS
                                                    ------------   ------------   ------------   ------------
                                                                         (IN THOUSANDS)
Total current assets..............................    $    13        $ 8,806        $10,820        $19,639
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------
Total long-term assets............................    $    54        $ 2,641        $ 1,446        $ 4,141
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------
Total assets......................................    $    67        $11,447        $12,266        $23,780
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------
Total current liabilities.........................    $   685        $ 4,252        $ 5,497        $10,434
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------
Total long-term liabilities.......................    $    --        $   727        $ 1,020        $ 1,747
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------
Total shareholders' equity (deficit)..............    $  (618)       $ 6,468        $ 5,749        $11,599
                                                      -------        -------        -------        -------
                                                      -------        -------        -------        -------

                          NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


3. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS -- NINE MONTHS ENDED SEPTEMBER 30, 1997:



     The following table summarizes the unaudited pro forma consolidated statement of operations adjustments for the nine months ended September 30, 1997 (in thousands):



                                                                                                         OFFERING
                                                                                             TOTAL       PRO FORMA       TOTAL
                                         TRANSACTION PRO FORMA ADJUSTMENTS                TRANSACTION   ADJUSTMENTS    OFFERING
                            -----------------------------------------------------------    PRO FORMA    -----------    PRO FORMA
                             (a)       (b)        (c)        (d)       (e)       (f)      ADJUSTMENTS       (g)       ADJUSTMENTS
                             ---       ---        ---        ---       ---       ---      -----------   -----------   -----------
Net revenues:
 Net patient revenues.....  $   --   $     --   $     --   $     --   $   --   $     --    $     --      $             $
 Management fees from
   Conditional Affiliation
   Transactions...........  (1,497)        --         --         --       --         --      (1,497)
 Management fees..........      --         --         --         --       --     (1,347)     (1,347)
 Other revenues...........      --         --         --         --       --         --          --
                            ------   --------   --------   --------   ------   --------    --------      --------      --------
   Total net revenues.....  (1,497)        --         --         --       --     (1,347)     (2,844)
Cost of revenues..........  (1,497)    (2,293)        --         --       --     (1,347)     (5,137)
                            ------   --------   --------   --------   ------   --------    --------      --------      --------
Gross profit..............      --      2,293         --         --       --         --       2,293
Operating expenses:
 General and
   administrative.........      --         --         --         --       --         --          --
 Depreciation and
   amortization...........      --         --      2,115         --       --         --       2,115
                            ------   --------   --------   --------   ------   --------    --------      --------      --------
Income (loss) from
 operations...............      --      2,293     (2,115)        --       --         --         178
Other (income) expense....      --         --         --         --       --         --          --
Interest income...........      --         --         --         --       --         --          --
Interest expense..........      --         --         --      1,025       --         --       1,025
                            ------   --------   --------   --------   ------   --------    --------      --------      --------
Income (loss) before
 income taxes.............      --      2,293     (2,115)    (1,025)      --         --        (847)
Income tax provision
 (benefit)................      --         --         --         --     (423)        --        (423)
                            ------   --------   --------   --------   ------   --------    --------      --------      --------
Net income (loss).........  $   --   $  2,293   $ (2,115)  $ (1,025)  $  423   $     --    $   (424)     $             $
                            ------   --------   --------   --------   ------   --------    --------      --------      --------
                            ------   --------   --------   --------   ------   --------    --------      --------      --------


------------------


(a) Reflects the elimination of intercompany activity among the Company and the parties to the Conditional Affiliation Transactions and the Completed Transaction closed after September 30, 1997.



(b) Reflects the reduction in salaries, bonuses and benefits to the physicians. These reductions represent the difference between the actual salaries, bonuses and benefits paid to physicians as compared to the amounts calculated by applying the provisions of the written employment agreements, entered into pursuant to the Initial Affiliation Transactions, to the historical statement of operations data. Such employment agreements are for terms ranging from 5 to 15 years, contain restrictions related to competition and provide for liquidated damages if the physician terminates the employment agreement or is terminated for cause.



(c) Reflects the amortization of intangible assets based upon the Company's preliminary allocation of purchase price for the Initial Affiliation Transactions and the Completed Transaction closed after September 30, 1997. The intangible assets include the following: goodwill of $73.4 million which is being amortized over a period of 25 years, and other intangibles of $1.1 million which are being amortized over a period of 3 to 7 years. No amortization expense has been included for the 2 New York PC Affiliation Transactions ($10.0 million of intangible assets) since as discussed in "Basis of Presentation" these practices are excluded from the Pro Forma Statements of Operations.



(d) Reflects the additional interest expense related to the convertible notes and the notes issued in connection with the Initial Affiliation Transactions and the Completed Transaction closed after September 30, 1997.


(e) Reflects the incremental provision (benefit) for federal and state income taxes based on the effective tax rate that would have resulted on a C Corporation basis assuming consolidated tax filing status.


(f) Reflects the elimination of management fee revenue and management fee expense between two related Affiliation Transactions.



(g) Reflects the elimination of interest expense resulting from the repayment of certain long-term debt obligations. Excludes a charge of $706,000 (estimated at December 31, 1997) for the early extinguishment of certain long-term debt obligations which will be recorded in the fiscal quarter in which the IPO is completed and interest expense of $209,000 for the amortization of original issue discounts related to the issuance in November 1997 and January 1998 of certain debt which will be recorded in the quarter in which the debt is issued.

                          NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


4. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS -- YEAR ENDED DECEMBER 31, 1996:



     The following table summarizes the unaudited pro forma consolidated statement of operations adjustments for the year ended December 31, 1996 (in thousands):



                                                                                                      OFFERING
                                                                                          TOTAL       PRO FORMA       TOTAL
                                          TRANSACTION PRO FORMA ADJUSTMENTS            TRANSACTION   ADJUSTMENTS    OFFERING
                                  --------------------------------------------------    PRO FORMA    -----------    PRO FORMA
                                    (a)        (b)        (c)       (d)       (e)      ADJUSTMENTS       (g)       ADJUSTMENTS
                                    ---        ---        ---       ---       ---      -----------   -----------   -----------
Net revenues:
 Net patient revenues...........  $     --   $     --   $     --   $   --   $     --    $     --      $             $
 Management fees from
   Conditional Affiliation
   Transactions.................        --         --         --       --         --          --
 Management fees................        --         --         --       --     (1,574)     (1,574)
 Other revenues.................        --         --         --       --         --          --
                                  --------   --------   --------   ------   --------    --------      --------      --------
   Total net revenues...........        --         --         --       --     (1,574)     (1,574)
Cost of revenues................    (4,134)        --         --       --     (1,574)     (5,708)
                                  --------   --------   --------   ------   --------    --------      --------      --------
Gross profit....................     4,134         --         --       --         --       4,134
Operating expenses:
 General and
   administrative...............        --         --         --       --         --          --
 Depreciation and
   amortization.................        --      2,819         --       --         --       2,819
                                  --------   --------   --------   ------   --------    --------      --------      --------
Income (loss) from operations...     4,134     (2,819)        --       --         --       1,315
Other (income) expense..........        --         --         --       --         --          --
Interest income.................        --         --         --       --         --          --
Interest expense................        --         --      2,077       --         --       2,077
                                  --------   --------   --------   ------   --------    --------      --------      --------
Income (loss) before income
 taxes..........................     4,134     (2,819)    (2,077)      --         --        (762)
Income tax provision
 (benefit)......................        --         --         --     (415)        --        (415)
                                  --------   --------   --------   ------   --------    --------      --------      --------
Net income (loss)...............  $  4,134   $ (2,819)  $ (2,077)  $  415   $     --    $   (347)     $             $
                                  --------   --------   --------   ------   --------    --------      --------      --------
                                  --------   --------   --------   ------   --------    --------      --------      --------



------------------

(a) Reflects the reduction in salaries, bonuses and benefits to the physicians. These reductions represent the difference between the actual salaries, bonuses and benefits paid to physicians as compared to the amounts calculated by applying the provisions of the written employment agreements, entered into pursuant to the Initial Affiliation Transactions, to the historical statement of operations data. Such employment agreements are for terms ranging from 5 to 15 years, contain restrictions related to competition and provide for liquidated damages if the physician terminates the employment agreement or is terminated for cause.



(b) Reflects the amortization of intangible assets based upon the Company's preliminary allocation of purchase price for the Initial Affiliation Transactions. The intangible assets include the following: goodwill of $73.4 million which is being amortized over a period of 25 years and other intangibles of $1.1 million which are being amortized over a period of 3 to 7 years. No amortization expense has been included for the 2 New York PC Affiliation Transactions ($10.0 million of intangible assets) since as discussed in "Basis of Presentation" these practices are excluded from the Pro Forma Statements of Operations.



(c) Reflects the additional interest expense related to the convertible notes and the notes issued in connection with the Initial Affiliation Transactions.



(d) Reflects the incremental provision (benefit) for federal and state income taxes based on the effective tax rate that would have resulted on a C Corporation basis assuming consolidated tax filing status.



(e) Reflects the elimination of management fee revenue and management fee expense between two related affiliation transactions.



(f) Reflects the elimination of interest expense resulting from the repayment of certain long-term debt obligations. Excludes a charge of $706,000 (estimated at December 31, 1997) for the early extinguishment of certain long-term debt obligations which will be taken in the fiscal quarter in which the IPO is completed and interest expense of $209,000 for the amortization of original issue discounts related to the issuance in November 1997 and January 1998 of certain debt which will be recorded in the quarter in which the debt is issued.

                          NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


5. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS --
   SEPTEMBER 30, 1997:



     The following table summarizes the unaudited pro forma consolidated balance sheet adjustments as of September 30, 1997 (in thousands):



                                                                              TOTAL          OFFERING PRO FORMA          TOTAL
                                  TRANSACTION PRO FORMA ADJUSTMENTS        TRANSACTION          ADJUSTMENTS            OFFERING
                              ------------------------------------------    PRO FORMA        ------------------        PRO FORMA
                                (a)         (b)        (c)        (d)      ADJUSTMENTS     (e)       (f)      (g)     ADJUSTMENTS
                                ---         ---        ---        ---      -----------     ---       ---      ---     -----------
           ASSETS

Current assets:
 Cash and cash
   equivalents..............  $     --   $      --   $   (411)  $  5,576    $   5,165    $          $        $         $
 Accounts receivable........        --          --     (4,966)        --       (4,966)
 Due from Conditional
   Affiliation
   Transactions.............    (1,055)         --         --         --       (1,055)
 Prepaid expenses and
   other....................        --          --        770         --          770
 Deferred income taxes......        --         (20)        20         --           --
                              --------   ---------   --------   --------    ---------    --------   ------   ------    --------
       Total current
         assets.............    (1,055)        (20)    (4,587)     5,576          (86)
Property and equipment,
 net........................        --          --                    --           --
Investment in Conditional
 Affiliation Transactions...        --     (36,873)        --         --      (36,873)
Intangible assets, net......        --      71,648      2,901         --       74,549
Deferred offering costs.....        --          --         --         --           --
Deferred income taxes.......        --          65        301         --          366
Other assets................        --          --       (392)        --         (392)
                              --------   ---------   --------   --------    ---------    --------   ------   ------    --------
                              $ (1,055)  $  34,820   $ (1,777)  $  5,576    $  37,564    $          $        $         $
                              --------   ---------   --------   --------    ---------    --------   ------   ------    --------
                              --------   ---------   --------   --------    ---------    --------   ------   ------    --------

LIABILITIES AND SHAREHOLDERS'
      EQUITY (DEFICIT)

Current liabilities:
 Current portion of notes
   payable on Initial
   Affiliation
   Transactions.............  $     --   $ (12,810)  $     --   $     --    $ (12,810)   $          $        $         $
 Current portion of other
   long-term debt...........        --          --       (429)        --         (429)
 Accounts payable...........        --          --       (639)        --         (639)
 Accrued expenses...........        --         738     (1,669)        --         (931)
 Deferred income taxes......        --      (1,725)       892         --         (833)
 Pro forma cash due to
   Initial Affiliation
   Transactions.............        --      41,150         --         --       41,150
 Due to Conditional
   Affiliation
   Transactions.............    (1,055)         --         --         --       (1,055)
                              --------   ---------   --------   --------    ---------    --------   ------   ------    --------
       Total current
         liabilities........    (1,055)     27,353     (1,845)        --       24,453
                              --------   ---------   --------   --------    ---------    --------   ------   ------    --------
Notes payable on Initial
 Affiliation Transactions...        --       9,475         --         --        9,475
                              --------   ---------   --------   --------    ---------    --------   ------   ------    --------
Other long-term debt........        --          --        (82)        --          (82)
                              --------   ---------   --------   --------    ---------    --------   ------   ------    --------
Other long-term
 liabilities................        --          --       (130)        --         (130)
                              --------   ---------   --------   --------    ---------    --------   ------   ------    --------
Deferred income taxes.......        --        (340)       280         --          (60)
                              --------   ---------   --------   --------    ---------    --------   ------   ------    --------
Convertible preferred stock
 securities.................        --          --         --     (6,829)      (6,829)
                              --------   ---------   --------   --------    ---------    --------   ------   ------    --------
Common Stock to be Issued on
 Conditional Affiliation
 Transactions...............        --      (9,643)        --         --       (9,643)
                              --------   ---------   --------   --------    ---------    --------   ------   ------    --------
Shareholders' equity
 (deficit):
 Common Stock...............        --        (224)        --        162          (62)
 Additional paid-in
   capital..................        --      19,506         --     11,020       30,526
 Common stock warrants......        --          --         --      1,432        1,432
 Accumulated deficit........        --     (11,307)        --       (209)     (11,516)
                              --------   ---------   --------   --------    ---------    --------   ------   ------    --------
       Total shareholders'
         equity (deficit)...        --       7,975         --     12,405       20,380
                              --------   ---------   --------   --------    ---------    --------   ------   ------    --------
                              $ (1,055)  $  34,820   $ (1,777)  $  5,576    $  37,564    $          $        $         $
                              --------   ---------   --------   --------    ---------    --------   ------   ------    --------
                              --------   ---------   --------   --------    ---------    --------   ------   ------    --------

                          NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


5. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS --
   SEPTEMBER 30, 1997: -- (CONTINUED)


------------------

(a) Reflects the elimination of the intercompany accounts among the Company and the parties to the Conditional Affiliation Transactions and the Completed Transaction closed after September 30, 1997.


(b) Reflects the Initial Affiliation Transactions and the Completed Transaction closed after September 30, 1997 and the allocation of the purchase price using the purchase method of accounting. The purchase price is estimated at $85.4 million, consisting of (i) $23.6 million in cash, (ii) $20.9 million
    in notes, (iii) $20.0 million in convertible notes, (iv)     shares of
    Common Stock valued at $    per share (or $19.5 million) and (v) estimated
    transaction costs of $1.4 million (see Note 2). As of September 30, 1997, the Company had recorded $36.7 million of the purchase price for the Conditional Affiliation Transactions and the Completed Transaction closed after September 30, 1997.



    A summary of the total purchase price and applicable allocation thereof for the Initial Affiliation Transactions and the Completed Transaction closed after September 30, 1997 is as follows:



                                                              (IN THOUSANDS)
                                                              --------------
Total purchase price........................................     $85,357
Less: Assets acquired.......................................     (23,780)
Plus: Liabilities assumed...................................      12,181
Less: Deferred tax adjustment...............................      (2,110)
                                                                 -------
Excess of purchase price over fair value of tangible assets
 acquired...................................................      71,648
Plus: Purchase accounting adjustments (See (c) below).......       2,901
                                                                 -------
Net adjustment for excess of cost over fair value of
 tangible assets acquired...................................     $74,549
                                                                 -------
                                                                 -------



   The net adjustment for excess of cost over fair value of tangible assets acquired is comprised of the following:



                                                                         AMORTIZATION
                                                              AMOUNT        PERIOD
                                                              -------   --------------
Goodwill....................................................  $73,423         25 years
Other intangibles...........................................   1,126      3 to 7 years
                                                              -------
                                                              $74,549
                                                              -------
                                                              -------



(c) Reflects assets and liabilities excluded from net assets in certain Initial Affiliation Transactions and the Completed Transaction closed after September 30, 1997, including specific cash balances.


(d) Reflects (i) the issuance of a demand note in the principal amount of $0.9 million in November 1997 and the related issuance of warrants to purchase 43,573 shares of Common Stock valued at $127,000, (ii) the issuance of a demand note in the principal amount of $0.8 million in January 1998 and the related issuance of warrants to purchase 38,555 shares of Common Stock valued at $82,000, (iii) the issuance of Series C Preferred Stock with proceeds of $5.6 million in January 1998 a portion of which was utilized to repay the $0.9 million and $0.8 million demand notes, (iv) the Preferred Stock Conversion, (v) the Series B Warrant Conversion and (vi) elimination of the original issue discount in the amount of $209,000 related to the issuance in November 1997 and January 1998 of the $0.9 million and $0.8 million demand notes.


(e) Reflects the net cash of $       million from the sale of        shares of
    Common Stock, net of estimated offering costs of $    million (based on an
    assumed IPO price of $   per share). Offering costs primarily consist of
    underwriting discounts and commissions, accounting fees, legal fees and printing expenses paid upon completion of the IPO.


(f) Reflects the payment of the cash consideration for the Initial Affiliation Transactions and the Completed Transaction closed after September 30, 1997, including estimated transaction costs.


(g) Reflects the use of a portion of the net proceeds of the IPO to repay certain long-term debt obligations. In connection with the repayment of certain long-term debt obligations, the Company will take a charge in the fiscal quarter in which the IPO is completed. This charge will expense the unamortizated portion of the discount on certain long-term debt obligations which was $706,000 at December 31, 1997.

                          NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6. PRO FORMA NET INCOME (LOSS) PER COMMON SHARE:

     The shares used in computing pro forma net income (loss) per common share includes the following:


                                                                             NINE MONTHS
                                                              YEAR ENDED        ENDED
                                                             DECEMBER 31,   SEPTEMBER 30,
                                                                 1996           1997
                                                             ------------   -------------
Weighted average shares of Common Stock...................
Dilutive effect of Common Stock Options...................
Shares issued in connection with Initial Affiliation
  Transactions............................................
Incremental number of shares related to Convertible
  Preferred Stock, Common Stock issuances, Options and
  Warrants granted within twelve months of the IPO
  -- Convertible Preferred Stock..........................
  -- Common Stock.........................................
  -- Options and Warrants.................................
Preferred Stock Conversion................................
                                                               --------       --------
     Pro forma shares.....................................
Shares issued in the IPO necessary to pay the cash portion
  of the Initial Affiliation Transactions consideration
  (including expenses)....................................
Shares issued in the IPO necessary to repay certain
  long-term obligations...................................
                                                               --------       --------
     Pro forma as adjusted shares.........................
                                                               --------       --------
                                                               --------       --------


     The remaining shares to be sold in the IPO have been excluded.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


     The following discussion and analysis of the results of operations and financial condition of the Company should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto included elsewhere in this Prospectus. This Prospectus contains certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Such forward-looking statements may be found in the material set forth below, in "Prospectus Summary" and "Business," as well as elsewhere in this Prospectus. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those in the forward-looking statements as a result of various factors, including, without limitation, the risk factors set forth under "Risk Factors" and the matters set forth elsewhere in this Prospectus.


OVERVIEW


     The Company is a multi-specialty physician practice management company that, upon completion of the Initial Affiliation Transactions, will have 97 Affiliated Physicians providing care in 62 practice locations in four states in the mid-Atlantic region. The Company believes that, as consumers demand higher quality care and payors focus on overall treatment costs rather than only physician fees, specialists increasingly will be the patient's point of access to the health care delivery system and will control, directly or indirectly, a growing percentage of health care expenditures. The Company targets local service areas in which it can establish significant market share in multiple specialties to enhance its leverage with payors, employers and consumers and seeks to affiliate primarily with physicians in higher dollar volume specialties. The Company's affiliated specialists currently include orthopedic surgeons, physiatrists, neurologists, oncologists, urologists, obstetrician/gynecologists, radiologists, ophthalmologists, otolaryngologists and occupational medicine specialists.



     The Company had no significant operations prior to entering into its first Initial Affiliation Transactions in January 1997. Since January 1, 1997, the Company has entered into Conditional Affiliation Transactions with 18 practices comprising 56 physicians. In addition to the Conditional Affiliation Transactions, since January 1, 1997, the Company has entered into agreements with respect to IPO Affiliation Transactions with 14 physician practices comprising 41 physicians, which will close upon completion of the Offering. The Company has also entered into the three Completed Transactions.



     The Company conducts its operations primarily through the Management Agreement with the PC in each state to which the Company provides services. Pursuant to the Management Agreements, which have 40-year terms and provide for continuing renewal terms of five years (unless either party elects not to renew), the Company manages the business operations and all non-medical aspects of the business of the PCs and employs and supervises all personnel providing services on behalf of the PCs, except for the services of physicians and certain other licensed medical personnel required by state law to be employed directly by the PCs. Physician services and other health care services are provided to patients by the PCs which employ the Affiliated Physicians and other health care providers, and the PCs are compensated for such services by private third party and managed care payors, Medicare and other governmental payors, and other sources. As compensation for the Company's services to the PCs under the Management Agreements, the PCs, other than the New York PC, pay to the Company an amount equal to all billings by the PCs less expenses for physician compensation and certain other expenses, and the New York PC pays the Company an amount equal to the Company's costs plus a percentage of such costs. See "Business -- Management and Services Agreements; Control of PCs."



     Because of laws restricting the corporate practice of medicine in the states in which the Company operates, the Company does not own the Affiliated Practices, but instead enters into exclusive long-term Management Agreements with PCs that operate the Affiliated Practices. The Management Agreements give the Company broad decision-making authority over all major operations of the affiliated PC, except for the provision of physician and other medical services as required by state law. With the exception of the New York PC, each PC, the officers and directors of which are generally officers of the Company, has the contractual right to designate at any time, in its sole discretion, the physician who is the owner of the capital stock of the PC at a nominal cost ("nominee arrangements"). Through the Management Agreements and the nominee arrangements, the Company has significant long-term financial interests in the PCs, which interests are unilaterally saleable and transferable by the Company and fluctuate based upon the actual performance of the operations of the PCs.


HISTORICAL FINANCIAL DATA

  Basis of Presentation


     The Company's historical financial data included in "Selected Financial Data" include the results of operations of the parties to the Conditional Affiliation Transactions and the Completed Transactions. The Conditional Affiliation Transactions contain a repurchase provision that allows the selling owners, in the event that an initial public offering has not been completed by the Company by a specified date (the "Repurchase Date"), to repurchase the applicable stock or net assets for a defined period of time (the "Repurchase Period") by returning all of the consideration received, excluding certain cash payments made to the selling owners at the closing of the Conditional Affiliation Transactions. If the selling owners exercise their rights to repurchase their practices, the aggregate amount of consideration that would be retained by the selling owners is $2.1 million. If the selling owners do not exercise their rights to repurchase their practice by the end of the Repurchase Period, the repurchase provision terminates. Pursuant to the three Completed Transactions, the Company acquired the manager of a multi-county physician contracting network and a provider of physical therapy services and a billing and collection services business.



     In accordance with Accounting Principles Board Opinion No. 16, "Accounting for Business Combinations," the Conditional Affiliation Transactions are not considered effective for purposes of applying purchase accounting until either the date that the Company completes an initial public offering or the repurchase provision terminates (the "Final Closing Date"). Accordingly, the Conditional Affiliation Transactions (except with respect to the New York physician practices), for the period from the Initial Closing Date to September 30, 1997, are accounted for as management agreements, as opposed to Affiliation Transactions accounted for under the purchase method of accounting and consolidated with those of the Company. As a result, for the period of time between the closing of the Conditional Affiliation Transactions (the "Initial Closing Date") and the Final Closing Date, the Company is entitled to all of the residual net income or loss (after deducting physicians' compensation) pursuant to the Management Agreements. This net income or loss is non-refundable even if the repurchase right is exercised. Management fees from the New York Conditional Affiliation Transactions represent the amount of non-medical costs paid by the Company on behalf of the practices plus a percentage of such costs. Net revenues included in historical results of operations represent net management fees earned under the Management Agreements entered into pursuant to the Conditional Affiliation Transactions and net revenues from the Completed Transactions. Effective with the completion of the Offering, net revenues attributable to practices which are parties to the Conditional Affiliation Transactions will be presented using a different basis of accounting (see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Pro Forma Financial Data"). As a result, subsequent to the Offering, net revenues attributable to practices which are parties to Conditional Affiliation Transactions will not be comparable to historical net revenues of such practices prior to the Offering.


     Cost of revenues included in the historical financial data represents labor and overhead attributable to the businesses acquired pursuant to the Completed Transactions and costs incurred in advance of revenues from the Provider Network.

  Results of Operations

     The Company was formed in July 1994. Prior to entering into its first Initial Affiliation Transactions in January 1997, the Company's operations consisted primarily of a physical rehabilitation facility, operated as a joint venture with a hospital, that commenced in 1995 and was terminated in 1996. As a result, comparisons of 1997 results of operations with prior periods are not meaningful.


     Net revenues for the nine months ended September 30, 1997 comprise primarily management fees earned under the Management Agreements. Net revenues for the period also include net patient revenues from amounts billed to third-party payors and patients for services rendered by a physical therapy and rehabilitation practice acquired by the Company in May 1997. Other revenues represent revenues for billing and collection services performed for unaffiliated physician practices.

     General and administrative expenses for the nine months ended September 30, 1997 and prior periods presented represent primarily (i) compensation, occupancy and overhead costs relating to the Company's headquarters and (ii) legal, accounting and other professional fees.



     Interest expense for the nine months ended September 30, 1997 represents primarily interest on long-term debt, including approximately $24.5 million of notes payable and convertible notes payable issued in connection with Conditional Affiliation Transactions completed during the period from January 1, 1997 through September 30, 1997.



     Other income and expense for the year ended December 31, 1996 includes a charge of $459,053 relating to the termination of the Company's joint venture with a hospital. In connection with the joint venture termination, the Company assumed 100% of certain lease obligations totaling $401,550 and recorded certain other charges totaling $57,503.


PRO FORMA FINANCIAL DATA


     Effective with the completion of the Offering, the Conditional Affiliation Transactions will be considered effective for purposes of applying the purchase method of accounting. The Pro Forma Financial Data reflects the results of operations of the Company assuming the Conditional Affiliation Transactions and the IPO Affiliation Transactions had occurred as of the beginning of the periods presented and such transactions were accounted for under the purchase method of accounting as of such date. The Pro Forma Financial Data also reflect the fact that, because of significant long-term interests in the Affiliated Practices effective with the Offering, the Pro Forma Financial Data include the consolidated accounts of the Company and all wholly-owned and beneficially-owned subsidiaries (which for accounting purposes includes the PCs). All significant intercompany accounts and transactions have been eliminated.


     The Pro Forma Financial Data reflect net patient revenues on a consolidated basis, unlike certain other physician practice management companies, which record management fee revenues. Company net patient revenues represent amounts billed by the Affiliated Practices to third-party payors and patients for services rendered. Such amounts also include any monthly capitation payments received from third-party payors pursuant to managed care contracts.


     Cost of revenues consists primarily of physician and non-physician practice labor and labor-related costs, practice occupancy costs, professional liability insurance and practice materials and supplies. Under employment agreements with the Company's affiliated PCs, physician base salaries are generally based upon a specific percentage of the net revenues attributable to the physicians in each practice. The average percentage of pro forma net revenues paid to physicians as base compensation is approximately 40%.


LIQUIDITY AND CAPITAL RESOURCES


     To date, the Company's operations have been financed primarily through the sale of Convertible Preferred Stock and term loans from shareholders of the Company. See "Certain Transactions."



     The non-contingent consideration paid for the Conditional Affiliation Transactions includes an aggregate of approximately $4.1 million of cash, $11.9 million of notes, $20.0 million of Convertible Notes and rights to receive ______ shares of Common Stock.



     Consideration to be paid at the Offering for the IPO Affiliation Transactions includes an aggregate of approximately $19.5 million of cash, $8.9 million of notes and rights to receive _____ shares of Common Stock.



     In addition, in connection with certain Affiliation Transactions, the Company is obligated to pay additional consideration in cash or Common Stock ("Contingent Consideration") to sellers of practices contingent upon achievement of certain net revenues and pre-tax earnings criteria primarily over periods of one to three years from the date of the applicable Affiliation Transactions. Payment under these Contingent Consideration arrangements will be accounted for as adjustments to the purchase price of the Affiliated Practices, with a corresponding increase in goodwill and the related amount of amortization thereof in periods following the payment. The amount of Contingent Consideration to be issued cannot be determined until the Contingent Consideration periods terminate. If the Affiliated Practices attain, but do not exceed, specified net revenue and profitability criteria, the Company would be obligated to make aggregate payments of Contingent

Consideration equal to $5.9 million. No amounts would be paid if the minimum net revenue and profitability objectives are not met. If the Affiliated Practices achieve the maximum net revenue and profitability criteria, the Company would be obligated to make payments of Contingent Consideration equal to $14.8 million.



     The Company intends to continue to grow through both Affiliation Transactions and internal growth. See "Business -- Strategy." Management presently intends to maintain the rate of Affiliation Transactions in the foreseeable future at a rate at least equal to the rate experienced during the period from January 1, 1997 through September 30, 1997. Management anticipates that the terms of payment in connection with future Affiliation Transactions will continue to be a combination of cash, notes and shares of Common Stock. For certain Affiliation Transactions, a portion of the purchase price will be paid at closing and a portion will be contingent upon achievement of contingent payment criteria. It is anticipated that funds required for future Affiliation Transactions and the integration of Affiliated Practices into the Company will be provided from the proceeds of the Offering, proceeds of future borrowings under the Line of Credit and internally generated funds. However, there can be no assurance that the Company will identify suitable candidates for Affiliation Transactions in the future, can obtain suitable financing or that any such Affiliation Transactions will occur. See "Risk Factors -- Risks Associated with Growth Strategy."



     As of September 30, 1997, the Company had a working capital deficit of approximately $18.2 million and cash and cash equivalents of approximately $1.8 million. The Company has incurred losses since its inception and is subject to those risks associated with companies in the early stages of development. These conditions have raised substantial doubt about the Company's ability to continue as a going concern.



     In January 1998, the Company completed the issuance of 1,343,374 shares of its Series C Preferred Stock and Warrants to purchase 371,667 shares of Common Stock at an exercise price of $4.15 for an aggregate purchase price of $5.6 million.



     The Company is currently seeking to obtain a commitment letter with respect to a $__ Line of Credit with a bank to fund future working capital needs and Affiliation Transactions.



     The Company expects that the proceeds from the sale of Series C Preferred Stock and the Offering, borrowings on the Line of Credit and cash generated from operations will be adequate to fund the Company's cash requirements for approximately the next year. Subsequent to that time, the Company is likely to require additional debt and/or equity financing. There is no assurance that the Company will be able to obtain such subsequent financing.

                                    BUSINESS

GENERAL


     The Company is a multi-specialty physician practice management company that currently is affiliated with 56 physicians providing care in 37 practice locations and, upon completion of the Offering, will be affiliated with 97 Affiliated Physicians providing care in 62 practice locations in four states in the mid-Atlantic region. The Company believes that, as consumers demand higher quality care and payors focus on overall treatment costs rather than only physician fees, specialists increasingly will be the patient's point of access to the health care delivery system and will control, directly or indirectly, a growing percentage of health care expenditures. The Company targets local service areas in which its Affiliated Practices can establish significant market share in multiple specialties to enhance its leverage with payors, employers and consumers and seeks to affiliate primarily with physicians in higher dollar volume specialties. The Company's affiliated specialists currently include orthopedic surgeons, physiatrists, neurologists, oncologists, urologists, obstetrician/gynecologists, radiologists, ophthalmologists, otolaryngologists and occupational medicine specialists.


INDUSTRY OVERVIEW


     The health care delivery system in the United States has been undergoing substantial change, largely in response to the escalating cost of health care. According to the Congressional Budget Office, national expenditures for health care have grown from an estimated $27 billion, or 5.1% of the gross domestic product ("GDP"), in 1960 to an estimated $1 trillion, or 13.6% of GDP, in 1996, and are projected by the Congressional Budget Office to increase to more than $2 trillion, or 16.2% of GDP, by 2007. In 1995, approximately 85% of health care expenditures were attributable to services provided by physicians and/or provided under physician direction.


     Escalating health care costs have resulted in an increasing emphasis on cost containment by third party payors and government programs. Cost containment efforts have generally taken the form of managed care, which frequently involves restricting access by insured parties to providers, decreasing levels of reimbursement to providers, reducing the number and duration of hospital inpatient stays and, more recently, transferring risk from payors to providers through capitation and other risk-sharing arrangements.

     Many payors have attempted to reduce overall health care expenditures in large part by reducing the utilization and reimbursement of specialists, who typically charge higher fees per office visit than primary care physicians. These payors have reduced specialist utilization by providing reimbursement only to patients who seek services from specialists who are part of such payor's panel of contracted physicians, by designating primary care physicians as "gatekeepers" who are required to pre-approve the access of patients to specialists and by providing to such primary care physicians various financial incentives designed to limit specialist referrals. Recently, however, consumers of physician services, including both patients and employers, are becoming more conscious of not only the cost of care, but also the quality of care and levels of customer service. The Company believes that specialist physicians have a greater understanding of the treatment and management of complex disease and injury conditions and therefore provide complex disease and injury care which may be more efficient, and ultimately less costly, than that controlled by primary care physicians. As a result of these factors, the Company believes there will be a continued, gradual movement toward specialist-directed provider models and away from primary care gatekeeper models for managed care. The Company also believes that a growing number of health care consumers place an increased emphasis on customer service, including factors such as more flexible physician office hours, scheduling efficiency to reduce patient waiting time, the provision of patient follow-up and aftercare and the availability of a greater variety of services at more convenient locations.

     In addition to restricting access to specialists, payors have attempted to reduce the variability of provider-related expenses through an increasing variety and volume of risk-sharing arrangements involving physicians, including fully or partially capitated and episode of care or "case rate" arrangements. The Company believes that the prudent sharing of risk by physicians can only occur when physicians are organized in sufficient critical mass in local service areas to reasonably bear risk and have access to the quantity and quality of clinical information that is essential to managing risk pools effectively.

     Physician Practice Management Industry. The trends in the health care market described above, among other factors, have placed many small and mid-sized physician groups at a competitive disadvantage and precipitated significant changes in the manner in which physicians organize themselves. Physicians are increasingly abandoning traditional private practice in favor of affiliations with larger organizations which have a more significant market presence and which can provide management expertise, capital and information systems that enhance the quality, efficiency and competitiveness of physician practices. Despite this trend toward affiliation, physician practices remain largely fragmented, with only about one-third of the 700,000 non-federal physicians (i.e., physicians who do not provide services directly through Veterans Administration, public health or other federal programs) in the U.S. belonging to a group practice and fewer than 21,000 physicians in the U.S. practicing in affiliation with publicly-held physician practice management companies in 1996.

     Specialist Physician Services; Complex Disease and Injury Management. It is estimated that approximately 490,000, or 70%, of the physicians in the U.S. are specialists. In 1995, average annual revenue per specialist in the U.S. was $215,932 as compared to $133,322 for primary care physicians. Reimbursement of specialists is predominately on a "fee for service" as opposed to a "capitated" or other risk-sharing basis. Fully capitated risk-sharing arrangements, under which providers undertake to provide a specified range of services for a predetermined fixed fee per managed care enrollee, have been far more prevalent among primary care physicians.

     The Company believes that for most insured populations a majority of health care dollars are spent on a relatively small percentage of such populations. The conditions typically requiring the most extensive treatment include cancer, heart disease, musculoskeletal injury or disease, diabetes and infectious diseases. The management of such complex diseases and injuries generally requires the services of one or more specialist physicians for certain aspects of patient care, including diagnosis, restorative and palliative treatment (which includes both invasive surgery and non-invasive drug therapies), rehabilitation and aftercare, all of which frequently involve the coordination of other specialist physicians, ancillary services and pharmaceutical treatment. The Company believes that its Affiliated Physicians who engage in complex disease and injury management will benefit from their familiarity with and enhanced access to other Affiliated Physicians who are leading practitioners in other specialties, as well as their access to ancillary services provided by the PCs.


     The Company initially is focusing primarily on developing integrated local service area networks of specialists involved in the treatment of musculoskeletal injury and disease, cancer, women's health and other areas of complex disease and injury management. The Company has generally entered local service areas by affiliating first with a "pedestal" practice in such area that specializes in musculoskeletal care and is distinguished by its market share, clinical quality and leadership, historical profitability and potential for growth. Orthopedic surgeons are the primary providers of musculoskeletal care. In addition to orthopedic surgeons, musculoskeletal care is also provided by physiatrists, neurosurgeons, neurologists, rheumatologists, podiatrists, occupational medicine specialists and rehabilitative therapists. The American Academy of Orthopedic Surgeons (the "AAOS") estimates that in 1995 there were approximately 23,000 orthopedic surgeons, 5,500 physiatrists, 4,900 neurosurgeons, 11,400 neurologists, 3,500 rheumatologists, and 3,000 occupational medicine specialists in the U.S. The AAOS estimates that in 1995 less than five percent of all orthopedic practices were affiliated with physician practice management companies. According to the AAOS, the market for musculoskeletal care in the U.S. grew from approximately $60 billion in 1988 to $72 billion in 1992. This increase is attributable to several factors, including advancements in medical technology and the aging of the overall population. In 1992, the 65-and-over age group represented approximately 12% of the U.S. population, but accounted for over half of all expenditures for musculoskeletal care. Recent trends in musculoskeletal care include an increasing number of procedures performed on an outpatient basis and consolidation of surgical and non-surgical specialists. The Company believes these trends are largely attributable to advancements in less invasive surgical techniques, less frequent and shorter hospital inpatient stays, inherently lower costs of the outpatient environment and increased consumer demand for outpatient settings and fully integrated services, including ancillary services such as physical therapy and diagnostic imaging.


     In addition to practices specializing in the treatment of musculoskeletal injury and disease, the Company has completed Affiliation Transactions with Affiliated Practices specializing in cancer, women's health and addiction. The Company believes that such areas are subject to certain trends similar to those found in musculoskeletal care, including advancements in less invasive surgical techniques, less frequent and shorter hospital stays mandated by payors, inherently lower costs of the outpatient environment and consumer demand for direct access to specialists, outpatient settings and more fully integrated services.

     Mid-Atlantic Market. The Company's overall target market is the mid-Atlantic region, which includes Pennsylvania, New Jersey, New York, Maryland and Delaware, and the Company may extend its overall target market to include the states surrounding this region. The mid-Atlantic region and surrounding states account for approximately one-third of the U.S. population. The physician services market in this region is particularly fragmented, with an average private practice size of approximately four physicians.

STRATEGY


     The Company's objective is to be a leading source of specialist physician services in each of its local service areas. In so doing, the Company believes it will enable its Affiliated Physicians to have greater control over patient care and access to premium dollars in the health care delivery system.


     The key elements of the Company's strategy to attain this objective are to:


     Develop integrated local networks of specialists in the mid-Atlantic region. Health care is generally provided and contracted for in local service areas. The Company believes that consumers of health care services generally seek care in the immediate vicinity of their home or workplace. The Company seeks to be a leading source of specialist physician services in terms of market share, demonstrated quality, clinical leadership and cost-effectiveness of its health care services in each of its local service areas. To achieve this leadership position, the Company targets markets surrounding or adjacent to major population centers in which it can achieve significant market share in multiple specialties. The Company believes that obtaining a leadership position in each of its markets will enhance its attractiveness to payors, employers and consumers. In addition, the establishment of local market multi-specialty networks is expected to increase revenues from referrals among Affiliated Practices and from ancillary services provided by the PCs within such networks.


     Focus on same practice growth. The Company expects to enhance same practice revenue and margin growth for each of its Affiliated Practices by (i) adding same-speciality physicians to existing practices, (ii) adding new practice locations, (iii) integrating new specialties and sub-specialties into existing practices, (iv) increasing local practice marketing, (v) improving payor contracting in order to achieve greater patient volume and enhanced reimbursement, (vi) enhancing practice management, including billing and collection procedures, patient scheduling and flow, quality assurance, customer service and utilization management and (vii) utilizing physicians across multiple practice locations. The Company is currently implementing one or more of these measures in each of its Affiliated Practices, including, to date, the addition of same specialty physicians to four Affiliated Practices, the integration of new specialties or sub-specialties into three Affiliated Practices and the addition of new practice locations to one Affiliated Practice. In addition, in order to enhance same practice revenue growth, Affiliated Physicians are compensated based directly on the productivity of their practices. The Company believes that same practice revenue growth, as well as expected cost-reduction opportunities arising from economies of scale, such as group purchasing and the centralization of management, billing and collection and accounting functions, will enhance the profitability of each of its Affiliated Practices.


     Increase ancillary and other revenues. The Company intends, either directly or through the PCs, to establish one or more of the following ancillary and other services in each of its local service areas: physical and occupational therapy, diagnostic imaging and participation in clinical trials. Complementing its regional focus, the Company believes its relationships with Affiliated Physicians will enable it to facilitate intra-network referrals and capture an increased volume and variety of ancillary service revenues in a manner that comports with applicable law. The Company is focusing initially on adding ancillary and other services based on the following criteria: (i) ability to complement the type of specialists in its networks, (ii) management experience in operating the particular ancillary services and (iii) relatively low barriers to entry in the relevant market. To date, the Company has opened or acquired, either directly or through the PCs, eight physical therapy rehabilitation centers in three service areas as part of its efforts to deliver integrated musculoskeletal care. The Company intends to develop additional types of ancillary services, as well as additional locations for the provision of ancillary services, and, when appropriate, to identify and pursue related acquisition opportunities.

     The Company believes that its concentration of specialist Affiliated Physicians (and, eventually, their ability to share data on a common clinical information system) will be attractive to clinical research organizations ("CROs") and pharmaceutical and medical device companies desiring to conduct clinical trials utilizing practicing physicians outside the hospital setting, and that participation in such clinical trials may be a source of the Company's revenue growth in the future. The Company has also initiated its first pharmaceutical clinical trial utilizing its Affiliated Physicians.



     Grow through Affiliation Transactions and Provider Network. The Company believes it can realize substantial operating and payor contracting leverage by completing additional Affiliation Transactions and further developing the Provider Network. The Company's goal is to develop each local service area network of Affiliated Practices into a leading provider of specialist physician and related ancillary services in such service area. The Company generally seeks to enter a new local service area by affiliating with a pedestal practice that is highly visible and has a reputation for quality health care. Additional practices will be added in local service areas based on a number of criteria, including type of specialty or sub-specialty, reputation of practice and physicians, historical financial performance, growth potential, geographic location and potential for development of related ancillary services. The Company believes that its attractiveness to payors and to physicians who may wish to affiliate with the Company and the PCs will be enhanced by growth in the Company's size, scope and geographic coverage of its specialist physician services and related ancillary services.



     The Company is supplementing its Affiliated Practices by developing its Provider Network, thereby expanding the Company's geographic coverage for contracting purposes and, as a result, its leverage in negotiations with third party payors. The Company has non-exclusive contracting authority for the physicians and other providers in its Provider Network, subject to the successful negotiation with payors of specified minimum levels of reimbursement and certain other contractual provisions. The Company expects to receive fees from certain payors based upon the number of individuals who are insured by such payors and have access to the Provider Network. In addition, the Company also intends to generate revenues based on its ability to negotiate payor contracts for the Provider Network at reimbursement levels in excess of specified levels of reimbursement. The Provider Network also enables the Company to establish relationships with physicians who may wish to affiliate with the Company and the PCs in the future. See "-- Provider Network."



     Provide disease and injury management services. Specialist physicians manage the treatment of complex disease and injury conditions commencing with diagnosis and continuing through the implementation of restorative and palliative care (both invasive and non-invasive), the selected involvement of other specialist physicians and ancillary service providers, the prescription of rehabilitation, pharmaceutical and other therapies and the provision of follow-up services and aftercare. The Company intends to utilize its integrated multi-specialty networks to deliver a variety of disease and injury management services to patients, payors and employers. The Company plans to enter into relationships, including certain risk-sharing arrangements, with managed care organizations, health insurers and employers, under which the Company will be a preferred or exclusive source of disease and injury management services in areas such as sports medicine, workers' compensation, cancer care, addiction, incontinence and women's health.


     Implement practice management information system. The Company believes that practice management information is critical to the growth of integrated health care delivery and that the availability of detailed practice management and clinical data is fundamental to improving the quality of care, reducing the cost of care, and, ultimately, competing effectively for the health care premium dollar. The Company believes that its practice management information system will allow its Affiliated Physicians to engage more efficiently in complex disease and injury management, particularly in those cases requiring care by various Affiliated Physicians across specialty lines and involving physician coordination and sharing of clinical data. The Company also is developing additional clinical information components to its practice management information system that will provide a platform for applying clinical pathways, measuring outcomes and enhancing medical management. In addition, the Company believes this system will be attractive to CROs and pharmaceutical and medical device companies engaging in clinical trials.

DEVELOPMENT AND OPERATIONS


     The Company targets local service areas in the mid-Atlantic region of the United States. To date, the Company's primary focus has been local service areas surrounding or adjacent to major population centers, with its Affiliated Practices currently located in Pennsylvania, New Jersey, Delaware and New York.



     The Company completed its first Initial Affiliation Transactions in January 1997. Including both the Conditional Affiliation Transactions and the IPO Affiliation Transactions, the Company has entered into Affiliation Agreements with 32 Affiliated Practices, comprising 97 Affiliated Physicians (including eight physicians added to Affiliated Practices subsequent to the respective Affiliation Transactions). A list of the Affiliated Practices and related health care businesses acquired in the Company's 18 Conditional Affiliation Transactions, 14 IPO Affiliation Transactions and three Completed Transactions is set forth below.



CONDITIONAL AFFILIATION TRANSACTIONS

Alan I. Snyder, M.D. Associates, Inc.
Bone and Joint Specialists of Western Pennsylvania, PC
Bryn Mawr Urology Associates, Inc.
Center for Women's Healthcare, PC and Corazon G. Gemil, M.D., PC
Cesare, Metzger, Coyle and Henzes, Inc.
Craig D. Morgan, M.D.
Elizabeth Wende Breast Clinic
Family Care of Lancaster, Inc.
Lehigh Valley Orthopedics, Inc.
Main Line Joint Replacement, PC
Orthopaedic and Sports Medicine Specialists of the Main Line, Inc. Orthopaedic Surgery and Sports Medicine, Inc.
RJK Medical Associates, Ltd.
South Shore Orthopedics, PA
Sports Medicine and Rehabilitation Center, Inc. and Related Companies Steel Valley Orthopedic Association, Inc.
Valley Forge Facial Plastic Surgery/Ear, Nose & Throat Associates, Ltd. Vermeire Orthopaedic Surgeons, Inc.

IPO AFFILIATION TRANSACTIONS

Associates in Urology, PC
Curamed, LLC
Dennis James Bonner, M.D., Ltd.
Karl J. Marchenese, M.D., PC
Neil Chesen, M.D., PC
North Coast Orthopedics, Inc.
Northern Ophthalmic Associates, Inc.
Northwest Orthopedic Associates, PC
Oncology and Hemotology Associates, PA
Orthopedic Associates of Pittsburgh, Inc.
Philadelphia Uro-Gynecologic Associates, PC
Primary Care & Rehabilitation, PC and Medical Consultants, PC
Victor R. Kalman, D.O.
Vineland Obstetrical and Gynecological, PA



COMPLETED TRANSACTIONS

Network Medical, Inc.
RRI Corp.
Sports Medicine and Back Center, Inc.

     The Company's Affiliated Physicians provide services in seven geographic markets, as set forth below:



                                 NUMBER OF                                            ANCILLARY AND
      GEOGRAPHIC MARKETS         PHYSICIANS             SPECIALTIES                   OTHER SERVICES
      ------------------         ----------             -----------                   --------------
Southeastern Pennsylvania           33        Orthopedics, Physiatry,          Physical therapy/
  (Bucks, Chester, Delaware and               Urology, Otolaryngology,         rehabilitation; clinical
  Montgomery Counties)                        Obstetrics/Gynecology,           trials
                                              Ophthalmology, Addiction

Northwestern Pennsylvania           18        Orthopedics, Occupational        Physical therapy/
  (Clarion, Crawford, Mercer,                 Medicine                         rehabilitation
  Venango and Allegheny
  Counties)

Southern/Coastal New Jersey         16        Orthopedics, Neurology,          Physical therapy/
  (Atlantic, Burlington,                      Physiatry,                       rehabilitation
  Camden, Cape May and Ocean                  Obstetrics/Gynecology, Oncology
  Counties)

Northwestern New York (Monroe       14        Breast Cancer Diagnosis,
  County)                                     Ophthalmology

Central Pennsylvania (Lehigh,        9        Orthopedics, Occupational
  Berks and Lancaster Counties)               Medicine, Internal Medicine

Northeastern Pennsylvania            4        Orthopedics
  (Lackawanna County)

Delaware (New Castle County)         3        Orthopedics, Internal Medicine



     Upon completion of the Initial Affiliation Transactions, the Company's Affiliated Physicians will comprise 51 physicians specializing in musculoskeletal injury and disease, seven physicians specializing in cancer care, 33 physicians specializing in areas such as gynecology/obstetrics, urology, ophthalmology and otolaryngology and six primary care/internal medicine physicians. The Company has focused initially on the above specialties because of (i) the Company's expertise and history of relationships with specialist physicians in these areas; (ii) the degree to which these specialties lend themselves to ancillary service development; and (iii) the high dollar volume of reimbursement for services in these specialties.


     Each of the geographic markets outlined above comprises one or more service areas. Each service area is distinguished by its distinct consumer/patient demographics, major health care institutions and payors. The Company manages its operations on a service area basis, assigning management responsibility to area managers responsible for one or more service areas. Each Affiliated Practice (which may have one or more locations) is managed by a practice manager, who is responsible for the daily operations of all non-medical aspects of the business of such Affiliated Practice and the supervision of non-medical personnel providing services to such Affiliated Practice. The Affiliated Practices in a service area are supported and managed by one of the Company's area managers, who assist the practice managers in the integration of the Affiliated Practice, in accessing the Company's various resources to assist in the operation of the Affiliated Practice, in the enhancement of synergies across Affiliated Practices in such service area and in the assessment and implementation of growth opportunities for such Affiliated Practices, including the pursuit of additional practices with which the Company may seek to complete an Affiliation Transaction. The area managers and the practice managers are supported by the Company's centralized functions at its Fort Washington, Pennsylvania headquarters, including billing and collections, human resources, sales and marketing, contracting, finance and accounting, reimbursement, provider relations, legal and management information systems.


     Substantially all of the personnel providing non-medical services to the Affiliated Practices are employed by the Company, while the Affiliated Physicians, other physicians and certain other licensed medical personnel (to the extent required by law) are generally employed by the applicable PCs. The Company's employees manage all non-medical aspects of the operations of the Affiliated Practices, including billing and collections, human resources, sales and marketing, contracting, finance and accounting, reimbursement, provider relations, legal and management information systems. The Affiliated Practices generally operate in facilities leased and maintained by the Company and utilize supplies, equipment and furniture provided by the Company. Certain management personnel at the Affiliated Practice level, including practice managers, are eligible to receive incentive compensation based upon the profitability levels of the applicable Affiliated Practice.


     The Company intends to provide one or more of the following ancillary and other services in each of its markets, generally through its affiliated PCs: physical and occupational therapy, diagnostic imaging and the implementation of clinical trials. The Company intends to develop additional ancillary services, as well as additional locations for the provision of ancillary services, and, when appropriate, to identify and pursue related acquisition opportunities. The Company presently provides physical therapy at eight locations and has commenced participation in its first pharmaceutical clinical trial.

     The Company has formed committees of physicians to develop clinical pathways that will provide treatment guidelines for the delivery of medical services associated with specific episodes of care. The Company believes such guidelines will assist its Affiliated Physicians in establishing medical service patterns that demonstrate the highest quality of care. The Company intends to assess the effectiveness of these guidelines in the achievement of clinical outcomes in patient care by Affiliated Practices. The Company expects these measures to enhance its ability to provide disease and injury management services to payors, employers and consumers.

REIMBURSEMENT FOR SERVICES


     The Company's Affiliated Practices derive their revenues from a variety of payors, including private third party payors and managed care providers, Medicare and workers' compensation insurance programs. Of the revenues for September 1997 of the Affiliated Practices which affiliated with the Company in the Conditional Affiliation Transactions, approximately 70% are attributable to private third party payors, managed care and workers' compensation providers and approximately 25% and 5% are attributable to Medicare/Medicaid and self pay, respectively.



     Private third party and managed care payors. Rates paid by private third party payors (such as Blue Cross/Blue Shield and other indemnity health insurance providers) are based on established health care provider charges. Specialist physician services generally are reimbursed by such payors on a fee-for-service basis, based on the physician's usual and customary charge for the type and amount of services provided, or on a discounted fee-for-service basis, which involves negotiated rates for specified procedures and services. Recently, case rate payments, in which providers receive fixed payments for all treatment provided to a patient based on the patient's classification of illness or injury, have been adopted by certain private third party payors and may become a predominant payment methodology in the future. Wider implementation of such programs could reduce or limit increases in payments from private third party payors and could indirectly reduce the revenues of the Company. An increasing portion of the Company's revenues is expected to be derived from managed care payors (primarily health maintenance organizations ("HMOs") and insurance companies) that make payments under discounted fee-for-service, case rate and capitation arrangements. Although rates paid by managed care payors are generally lower than commercial indemnity rates, managed care payors can provide access to large volumes of patients. Under capitated arrangements with such managed care payors, providers deliver health care services to managed care enrollees for payments based on the number of enrollees and typically bear (subject to stop-loss insurance coverage) all or a portion of the risk that the cost of such services may exceed these capitated payments.


     Medicare. The federal government has implemented, through the Medicare program, the resource-based relative value scale ("RBRVS") payment methodology for health care provider services. RBRVS is a fee schedule that, except for geographic and other adjustments, pays similarly situated health care providers the same amount for the same services. The RBRVS is subject to annual increases or decreases at the discretion of Congress or the Health Care Financing Administration ("HCFA"). To date, the implementation of RBRVS has reduced payment rates for certain of the procedures provided by the Affiliated Practices. Furthermore, in implementation of the Balanced Budget Act of 1997 (the "BBA"), it is expected that, during a four-year period beginning in 1999, HCFA will phase in adjustments to certain components of the RBRVS that will generally decrease reimbursement to physicians for services rendered in a hospital setting, and potentially increase reimbursement to physicians for services rendered in a non-institutional setting. The BBA also contains various measures that over time are designed to limit increases in Medicare payments and that may have the effect of reducing reimbursement to Affiliated Practices.

     Workers' compensation. Workers' compensation is a state-mandated, comprehensive insurance program that requires employers to fund medical expenses, lost wages and other costs resulting from work-related injuries and illnesses. Provider reimbursement methods vary on a state-by-state basis. Most states, including Pennsylvania and New York, have adopted fee schedules (that vary from state to state) that prescribe the maximum amount of reimbursement that a health care provider can receive, while in states without fee schedules, health care providers are generally reimbursed based on usual, customary and reasonable fees charged in the state in which the services are provided.

PROVIDER NETWORK


     The Company is supplementing its Affiliated Practices by developing its Provider Network, which enhances the Company's geographic coverage for contracting purposes and, as a result, its leverage in negotiations with third party payors. The Company has non-exclusive authority on behalf of the physicians and other providers in the Provider Network to contract with managed care organizations, insurance companies and other third-party payors for managed care contracts and for agreements establishing rates of payment and reimbursement for services provided by such participating physicians to the enrollees and beneficiaries of such payors, provided that the Company is able to successfully negotiate with such payors for specified minimum levels of reimbursement and certain other contractual provisions. The Company intends to receive fees from certain payors based upon the number of individuals who are insured by such payors and have access to the Provider Network. In addition, the Company also intends to generate revenues based on its ability to negotiate payor contracts for the Provider Network at reimbursement levels in excess of specified levels of reimbursement. The Provider Network also enables the Company to establish relationships with physicians who may wish to affiliate with the Company and the PCs in the future. The Company currently has over 2,500 physicians under contract in the Provider Network, including approximately 370 primary care physicians. The Company has not generated any material revenues to date from the operation of the Provider Network.


MARKETING

     The marketing of specialist physician services has historically been limited. The Company believes that specialist physician services can be marketed effectively to payors, employers and consumers by emphasizing the availability of direct access to specialist physicians and the nature of the complex disease and injury management services they provide. There are two core elements of the Company's marketing strategy:


     Local practice and service area marketing. Local marketing consists primarily of targeted practice and/or service area marketing of Affiliated Practices and Affiliated Physicians. The Company employs marketing representatives whose primary goals are (i) to attract new sources of referrals to the Company's Affiliated Practices and (ii) to ensure that physicians and others who currently refer patients to the Company's Affiliated Practices and providers of the Company's ancillary and other services are satisfied with clinical outcomes and customer service provided by such Affiliated Physicians and other providers. Other marketing programs include conducting patient education seminars, distributing brochures, press releases and newsletters, developing relationships with local employers and educational institutions and systems and utilizing direct mail and yellow page advertising programs.


     Marketing of specific disease and injury management services. The Company is currently marketing and expects to significantly increase its marketing of specific disease and injury management services to payors and consumers. Such marketing typically might include one or more of patient education seminars, direct mail and print or radio advertising. Disease and injury management services currently being marketed include the treatment of osteoporosis, incontinence, sports injuries and breast cancer.

MANAGEMENT INFORMATION SYSTEMS

     The Company believes that integrated practice management information and financial information systems are essential to the development of integrated health care delivery capabilities and fundamental to improving the quality of care, reducing the cost of care and enhancing the Company's attractiveness to payors.

     The Company has selected a third-party practice management information system that it is implementing in each of its Affiliated Practices. This practice management information system links all of the Company's Affiliated Practice locations via a frame relay network to the Company's Fort Washington, Pennsylvania headquarters, and gives the Company the ability to monitor the operations of its Affiliated Practices on a real-time basis. To date, the Company has implemented this system in six Affiliated Practices and expects to have implemented this practice management information system by the end of 1999 in a majority of the Affiliated Practices that become affiliated with the Company through the Initial Affiliation Transactions. The Company believes that utilizing a common practice management information system will enhance its ability to cost-effectively monitor, manage and generate management data regarding the operations of its Affiliated Practices. The system currently provides management with uniform practice information including patient scheduling, procedure histories, billing and collection and other relevant data. The system also has the potential to interface with an electronic patient medical record system and to incorporate proprietary clinical pathways currently being developed by the Company.


     The Company's financial information system is centralized in its Fort Washington, Pennsylvania headquarters. All Affiliated Practices are integrated with this system as soon as practicable upon the Company's consummation of an Affiliation Transaction with such Affiliated Practice, typically within one week.


     Data from both the practice management information and financial information systems is captured and maintained in a common relational database. The Company believes that this database of practice management and financial information will facilitate quantitative analysis of outcomes, quality and cost, which analysis will in turn enhance the Company's ability to contract with payors and to control costs and will assist in the continued development of proprietary clinical pathways.


     The Company's financial information system will not require any modification to be year 2000 compliant. The third-party vendor of the Company's practice management information system has agreed to bear all costs relating to making that system year 2000 compliant.

AFFILIATION TRANSACTIONS


     The Company and the PCs enter into affiliation transactions ("Affiliation Transactions") pursuant to agreements ("Affiliation Agreements") with physicians desiring to become affiliated with the Company and the PCs ("Affiliated Physicians"). Pursuant to Affiliation Agreements, the physicians or, in certain cases, professional corporations or partnerships owned by such physicians, generally transfer the assets of their practices or the equity of such professional corporations or partnerships to the Company and the relevant PC. The Company acquires the non-medical assets, such as leases, furniture, equipment and supplies, and the medical assets, consisting primarily of pharmaceuticals and patient records and documentation, are transferred to the relevant PC. In consideration for such sale, the Affiliated Physicians receive a combination of cash, promissory notes, Convertible Notes, shares of Common Stock and/or Options in amounts negotiated between the Company and the Affiliated Physicians involved in such Affiliation Transaction. The Affiliation Agreements generally contain restrictive covenants pursuant to which the Affiliated Physicians may not compete with the Company within a relevant market area for a period of five years following the closing date of the Affiliation Transaction. In addition, generally each Affiliated Physician executes an employment agreement ("Employment Agreement") with the relevant PC pursuant to which the Affiliated Physician generally receives as compensation for physician services a percentage of the revenues of the PC related to their Affiliated Practice (less compensation paid to certain other licensed providers in the relevant Affiliated Practice and certain other expenses), as well as a bonus based on the Affiliated Physician's personal productivity. Since the level of physician reimbursement is related to the physician's personal productivity, the Company believes that this structure provides an effective incentive to increase productivity and profitability. If the Affiliated Physician voluntarily elects to terminate the Employment Agreement during its term or is terminated by the PC for cause, the Affiliated Physician is required to pay to the PC liquidated damages in amounts generally ranging from one-half to twice the amount of the Affiliated Physician's annual salary, bonus and pension contributions, with the specific level of liquidated damages depending upon the number of years remaining in the employment term at the time of termination. In most cases, no liquidated damages would be paid if employment is so terminated after a term of five to seven years. In addition, the Affiliated Physician is subject to a restrictive covenant under the Employment Agreement which generally prevents the Affiliated Physician from competing with the PC within a relevant market area during the term of his or her

Employment Agreement, and for a period of two years thereafter. However, if an Affiliated Physician does not terminate his or her employment prior to the end of the employment term, and has not been discharged by the PC for cause, the Affiliated Physician may, immediately after the employment term, return to private practice, alone or with former partners in the applicable Affiliated Practice (and/or in most cases with one additional physician), subject, during the two years following the end of the employment term, to certain limitations on affiliation with certain health care organizations and providers, such as other physician practice management entities, HMOs or other third party insurers, hospitals or hospital systems, or any integrated delivery systems or similar or comparable entities. An Affiliated Physician's obligations under the restrictive covenant are not relieved or limited by a required payment to the PC of liquidated damages by such Affiliated Physician who prematurely terminates his or her employment with the PC or is terminated by the PC for cause.



     In November and December 1997, three former Affiliated Practices with a total of 15 physicians with which the Company had previously completed Affiliation Transactions terminated their affiliation with the Company pursuant to repurchase rights which became exercisable when the Company did not complete an initial public offering by December 1997, thereby, subject to certain terms and conditions, effectively terminating such Affiliation Transactions.


     Although the Company intends that future Affiliation Transactions will be entered into on terms similar to those described above, the terms of future Affiliation Transactions may be materially different as a result of regulatory, financial, operational and other considerations.

MANAGEMENT AND SERVICES AGREEMENTS; CONTROL OF PCS


     The Company has entered into Management and Services Agreements (the "Management Agreements") with each of the Company's affiliated PCs. The Management Agreements each have a term of 40 years and, unless either party elects not to renew, automatically renew for additional five-year terms. Neither party may terminate the Management Agreement, provided that the Company may terminate, in the event of a breach of a material provision by the PC or if the PC materially breaches its obligations to obtain medical licenses and participation agreements from all physicians employed by it or under contract to it or fails to maintain malpractice insurance and, in the case of the Management Agreement with the PC operating in New York (the "New York PC"), upon 120 days prior written notice; and the PC may terminate, in the event the Company files a voluntary petition in bankruptcy or any bankruptcy proceeding is filed against the Company which in either case remains undismissed for a period of 360 days. Under the Management Agreements, the PCs are responsible for the hiring and supervision of all physicians as well as nurses, therapists, technicians and other licensed health care providers (collectively, "Professionals") who provide services incidental to physician services and are responsible for the payment of all compensation to such Professionals, except to the extent that Professionals other than physicians become employees of the Company. In addition, the PC is responsible for the appointment of medical directors, the monitoring of the quality of medical services provided and the adoption of peer review/quality assessment programs, the maintenance of medical records, the establishment and revision (after consultation with the Company) of fee schedules and certain other duties as may be required by law. The Company remains solely responsible for the business operation of the PCs and for the management of all non-medical aspects of the PCs, including the leasing of office locations, the provision of medical equipment and furnishings, the employment of all necessary clerical, secretarial and bookkeeping personnel and the payment of salaries of such personnel, assistance in the negotiation of employment agreements with nursing staff, technicians and other allied and ancillary health care personnel, the management of payroll and personnel related activities, the supervision of all employees (other than Professionals), the procurement of all medical supplies (to the extent permitted by law), the provision of insurance (provided that the PCs have the exclusive responsibility for maintaining malpractice liability insurance for Professionals), the maintenance of all books and records, the provision of all billing services, the provision of marketing services and certain other services. The Company either arranges financing for the PCs or, as necessary, advances funds to the PCs, with such advanced funds to be repaid to the Company together with interest accruing at the rate from time to time charged to the Company by its primary lender (or, if there is no such lender, the prime rate plus 2%).


     As compensation for the Company's services under the Management Agreements (other than in New York), the PCs pay to the Company an amount equal to all receipts, including without limitation receipts from billings for medical services and for the services of Professionals other than physicians, for medical supplies, for ancillary medical services and for facility and equipment charges ("Gross Collected Revenues"), less all compensation expenses to be paid in accordance with the PC's employment agreements with physicians, insurance costs, legal and accounting fees, taxes and certain other incidental expenses which are paid by the PC but otherwise would be the obligation of the Company ("Permitted Expenses"), and less the amounts of any advances repaid to the Company and any accrued interest thereon. The PC's Permitted Expenses may not exceed 20% of the Gross Collected Revenues on an annual basis, provided that the PC is not subject to any limit with respect to the payment of amounts due to physicians under employment agreements. In New York, the Company receives a fee for its services based on the Company's costs of providing such services plus an additional amount equal to a percentage of such costs. The Company retains a security interest in all of the PC's accounts receivable, cash, bank accounts, medical supplies and the proceeds thereof. The PC is also subject to certain covenants of exclusivity, non-competition and non-disclosure.

     Under the Management Agreements, PCs indemnify and hold harmless the Company against all liabilities as a result of the performance of medical services or ancillary services or any other acts or omissions of the PC or its shareholders, agents, employees or subcontractors (other than the Company). The Company indemnifies and holds harmless each PC and its officers, directors, shareholders and employees from liabilities resulting as a consequence of the Company's gross negligence or wilful misconduct in its performance under the Management Agreement. In addition, each Management Agreement provides that, in the event that Medicare or Medicaid, any other payor or any other federal, state or local government or agency establishes laws, regulations or policies materially affecting the method or amounts of payment from the PCs to the Company under the Management Agreement or which otherwise materially affect either party's rights or obligations thereunder, either party may amend the Management Agreement to reflect such event, provided that no such amendment may alter the basic economic status of the parties under the Management Agreement.


     All of the voting capital stock of each PC is owned by a single physician who has entered into a shareholder agreement with the PC pursuant to which such physician shareholder's ability to transfer the capital stock of the PC is subject to a right of first refusal in favor of the PC or its designated transferee, and pursuant to which the PC may remove such physician as a shareholder of the PC with or without cause and require such physician to sell the shares of the PC (except that the physician shareholder of the New York PC may be removed, and required to sell, for cause only) to the PC or a designee of the PC legally qualified to own such shares. The physician shareholder of each PC has agreed to elect to the board of directors of the PC persons selected by the Company. The boards of directors of the PCs operating in Pennsylvania and New Jersey are classified into classes of directors who serve for multi-year terms and consists solely of officers of the Company (and, where required by law, the physician shareholder), who may be removed by the physician shareholder only for cause. The bylaws of the PCs (other than the New York PC) provide that directors must at all times be either a licensed physician or an officer of the Company. The agreements with respect to the New York PC and the PC operating in Delaware contain various provisions which restrict the ability of the directors and officers of the PC to alter each such PC's relationship with the Company under the relevant Management Agreement. The Company believes that the ownership and management structure of the PCs is highly favorable to the maintenance of the relationship of the Company and the PCs under the respective Management Agreements.


     Although the Company intends that future agreements with PCs will be similar to those described above, the terms of future agreements may be materially different as a result of regulatory, financial, operational and other considerations.


     As a result of an Affiliation Transaction, the Company also provides management services to two Affiliated Practices in New Jersey with a total of four Affiliated Physicians. Such Affiliated Practices and Affiliated Physicians are not affiliated with any of the Company's affiliated PCs, but instead are operated under professional corporations owned by such Affiliated Physicians. The Company provides management services to such professional corporations pursuant to management agreements and receives a percentage of the revenues of such professional corporations as payment for such services.

GOVERNMENT REGULATION


     The delivery of health care services has become one of the most highly regulated of professional and business endeavors in the United States. Both the federal government and the individual state governments are responsible for overseeing the activities of individuals and businesses engaged in the delivery of health care services. Federal law and regulations pertain primarily to the Medicare program and the Medicaid program, each of which is financed, at least in part, with federal funds. State jurisdiction is based upon the state's interest in regulating the quality of health care in the state, regardless of the source of payment. Recent laws, including the Health Insurance Portability and Accountability Act ("HIPAA") and the BBA, have expanded the coverage of such regulation to other federally funded health care programs.


     The Company believes its operations are in material compliance with applicable laws; however, the Company has not received or applied for a legal opinion from counsel or an advisory opinion from any federal or state judicial or regulatory authority to this effect, and many aspects of the Company's business operations have not been the subject of state or federal regulatory interpretation. The laws applicable to the Company are subject to amendment and to evolving interpretations, and therefore there is no assurance that a review of the Company or the Affiliated Practices by a court or law enforcement or regulatory authority would not result in a determination that could have a material adverse effect on the Company. Furthermore, there is no assurance that the laws applicable to the Company and the Affiliated Practices will not be amended in a manner that could have a material adverse effect on the Company. See "Risk Factors -- Government Regulation."

  Federal Law


     The federal health care laws apply in any case in which a PC is providing an item or service that is reimbursable under Medicare, Medicaid or other federally funded health care program or in which the Company is claiming reimbursement from Medicare, Medicaid or other federally funded health care programs on behalf of Affiliated Physicians or physicians who are participating in the Provider Network. The principal federal laws include those that prohibit the filing of false or improper claims with the Medicare or Medicaid programs, those that prohibit unlawful inducements for the referral of business reimbursable under Medicare or Medicaid and those that prohibit the provision of certain designated services by a health care provider to a patient if the patient was referred by a physician with which the provider has certain types of financial relationships.



     False and Other Improper Claims. The federal government is authorized to seek criminal, civil and administrative penalties with respect to any health care provider that files a false claim for reimbursement from Medicare, Medicaid or other federally funded health care program. Criminal penalties are also available in the case of claims filed with private insurers if the government can show that the claims constitute mail fraud or wire fraud, or a violation under state law which separately covers health care fraud under criminal statutes. While the criminal statutes are generally reserved for instances evincing requisite fraudulent intent as defined by statute, the criminal and administrative penalty statutes are being applied by the government in an increasingly broad range of circumstances. The government has taken the position, for example, that a pattern of claiming reimbursement for unnecessary services violates these statutes if the claimant should have known that the services were unnecessary. The government has also taken the position that claiming reimbursement for services that are of substandard quality is a violation of the false claims statutes if the claimant should have known that the services were substandard.


     The Company believes that its billing activities on behalf of the PCs and the Provider Network are in material compliance with such laws, but there is no assurance that the Company's activities will not be challenged or scrutinized by governmental authorities. A determination that the Company has violated such laws could have a material adverse impact on the Company.


     Anti-Kickback Law. A federal law commonly known as the "Anti-kickback Law" (as amended) prohibits the offer, solicitation, payment or receipt of anything of value (direct or indirect, overt or covert, in cash or in kind) which is intended to induce the referral of Medicare, Medicaid or other federally funded health care program patients, or the ordering of items or services reimbursable under those programs. The law also prohibits remuneration that is intended to induce the recommendation of, or the arranging for, the provision of items or services reimbursable under Medicare, Medicaid or other federally funded health care programs. The law has been broadly interpreted by a number of courts to prohibit remuneration that is offered or paid for otherwise legitimate purposes if the circumstances show that one purpose of the arrangement is to induce referrals. Even bona fide investment interests in a health care provider may be questioned under the Anti-kickback Law if the government concludes that the opportunity to invest was offered with the intent to induce prohibited referrals. The penalties for violations of this law include criminal sanctions, civil monetary penalties and exclusion from the Medicare and Medicaid programs.



     In part to address concerns regarding the implementation of the Anti-kickback Law, the federal government in 1991 published regulations that provide exceptions, or "safe harbors," for certain transactions that will not be deemed to violate the Anti-kickback Law. Among the safe harbors included in the regulations were provisions relating to the sale of physician practices, management and personal services agreements and employee relationships. Subsequently, regulations were proposed offering safe harbor protection to additional activities, including referrals within group practices consisting of active investors. Proposed amendments clarifying the existing safe harbor regulations were published in 1994. If any of the proposed regulations are ultimately adopted, they would result in substantive changes to existing regulations. The failure of an activity to qualify under a safe harbor provision, while potentially leading to greater regulatory scrutiny, does not render the activity illegal per se.


     There are several aspects of the Company's relationships with physicians to which the Anti-kickback Law may be relevant. In some instances, for example, the government may construe some of the marketing and managed care contracting activities of, or exclusive dealing arrangements required by, the Company as arranging for the referral of patients to the Affiliated Physicians or physicians with whom the Company has a relationship through the Provider Network.

     Although neither the investments in the Company by physicians nor the Management Agreements between the Company and the PCs necessarily qualify for protection under the safe harbor regulations, the Company does not believe that these activities constitute the type of activities the Anti-kickback Law is intended to prohibit. A determination that the Company had violated the Anti-kickback Law could have a material adverse effect on the Company.


     Anti-referral Law. The "anti-referral" (i.e. Stark) laws prohibit a physician from referring a patient to a health care provider for certain designated health services reimbursable by Medicare or Medicaid if the physician has a financial relationship with that provider, including an investment interest, a loan or debt relationship or a compensation relationship. In addition to the conduct directly prohibited by the law, the statute also prohibits schemes that are designed to obtain referrals indirectly that cannot be made directly. The penalties for violating the law include (i) a refund of any Medicare or Medicaid payments for services that resulted from an unlawful referral, (ii) civil fines and (iii) exclusion from the Medicare and Medicaid programs.



     The Company does not currently provide any designated health service under the anti-referral laws, but rather provides management services to affiliated PCs that may themselves provide designated services and which are structured to fall within the group medical practice exception to the anti-referral laws. However, because the Company will provide management services related to designated health services provided by Affiliated Physicians, there is no assurance that the Company will not be deemed the provider of those services for purposes of the anti-referral laws and, accordingly, the recipient of referrals from Affiliated Physicians. In that event, such referrals will be permissible only if (i) the financial arrangements under the Management Agreements with the PCs meet certain exceptions in the anti-referral laws and (ii) the ownership of shares of Common Stock of the Company by the referring physicians meets certain investment exceptions under the anti-referral laws. The Company believes that the financial arrangements under the Management Agreements qualify for applicable exceptions under the anti-referral laws; however, there is no assurance that a review by courts or regulatory authorities would not result in a contrary determination. In addition, the Company will not meet the anti-referral law exception related to investment interests until the Company's stockholders' equity exceeds $75 million. Proposed rules were published under the anti-referral statute on January 9, 1998, and following public comment on the proposed rules, final rules are expected to be promulgated in the near future. If adopted in their current form, absent further clarification such proposed rules would likely require some modification of the compensation arrangements under the Employment Agreements with the Company's Affiliated Physicians pursuant to provisions thereof which generally allow such modification by the Company to comply with such changes in law. There can be no assurance that the provisions of such rules as finalized, or any additional rules, will not have a material adverse effect on the structure or operations of the Company.

     Antitrust. The Company is also subject to certain federal and state antitrust laws, some of which could prohibit the potential control by the Company of certain specialist physician services within a relevant market, which, among other effects, may adversely affect the Company's ability to engage in Affiliation Transactions. In addition, certain laws which prohibit or restrict the fixing or setting of prices, the tying of services and other similar activities may adversely affect the Company's ability to negotiate payor contracts on behalf of the PCs or the Provider Network if such activities were deemed to be in violation of such prohibitions or restrictions.


  State Law

     State Anti-Kickback Laws. Many states have laws that prohibit payment of kickbacks in return for the referral of patients. Some of these laws apply only to services reimbursable under state Medicaid programs. However, a number of these laws apply to all health care services in the state, regardless of the source of payment for the service. Based on judicial administrative interpretations of the Anti-kickback Law, the Company believes that these laws prohibit payments to referral sources where a purpose for payment is for referrals. However, the laws in most states regarding kickbacks have been subjected to limited judicial and regulatory interpretation, and therefore there is no assurance that the Company's activities will be found to be in compliance therewith. Noncompliance with such laws could have an adverse effect upon the Company and subject it and Affiliated Physicians to penalties and sanctions.

     State Self-Referral Laws. A number of states have enacted self-referral laws that are similar in purpose to the Stark Law, but which impose different restrictions. Some states, for example, only prohibit referrals when the physician's financial relationship with a health care provider is based upon an investment interest of a certain magnitude. Other state laws apply only to a limited number of designated health services. Some states do not prohibit referrals to owned or related entities, but require that a patient be informed of the financial relationship when a referral is made. Although the Company believes that its operations are in material compliance with the self-referral law of the states in which the PCs are located, there is no assurance that the Company's activities will be found in compliance therewith. Noncompliance with such laws could have an adverse effect upon the Company and subject it and Affiliated Physicians to penalties and sanctions.

     Fee-Splitting Laws. Many states prohibit a physician from splitting with a referral source the fees generated from physician services. Other states have a broader prohibition against any splitting of a physician's fees, regardless of whether the other party is a referral source. In most states, it is not considered to be fee-splitting when the payment made by the physician is reasonable reimbursement for services rendered on the physician's behalf.

     The compensation provisions of the Company's Management Agreements with the PCs have been designed in a manner which the Company believes complies with applicable state laws relating to fee-splitting. There can be no certainty, however, that, if challenged, the Company and the PCs will be found to be in compliance with each state's fee-splitting laws. A determination in any state that the Company is engaged in any unlawful fee-splitting arrangement could render a Management Agreement or any other management and services agreement between the Company and a PC located in such state unenforceable or subject to modification in a manner adverse to the Company and subject the Company to other sanctions.

     Certain New York state regulations prohibit a physician from sharing or splitting fees with persons not authorized to practice medicine. This prohibition precludes the Company from receiving fees from its affiliated New York PC which constitute a percentage of or are otherwise dependent upon the income or receipts of the New York PC. The Company believes that the compensation arrangement for services provided to the New York PC under the relevant Management Agreement, which provides for a fee based on the Company's costs plus an additional percentage of the Company's costs, complies with applicable New York state law and regulation. However, there is no assurance that certain actions by New York state regulatory authorities would not result in a judicial or administrative determination with regard to such compensation structure that could adversely affect the Company's operations. If the Company is found to be engaged in a fee-splitting arrangement with the New York PC, the New York PC and its Affiliated Physicians would be subject to charges of professional misconduct and penalties ranging from censure to reprimand to revocation of their professional licenses, and the Company could be deprived of its ability to operate its business with, and to collect fees due and owing from, the New York PC, which would have a material adverse effect on the Company and its operations.

     Corporate Practice of Medicine. Most states prohibit business corporations from engaging in the practice of medicine. Many states prohibit a business corporation from employing a physician. States differ, however, with respect to the extent to which a licensed physician can affiliate with corporate entities for the delivery of medical services. Some states interpret the "practice of medicine" broadly to include activities of corporations such as the Company that have an indirect impact on the practice of medicine, even where the physician rendering the medical services is not an employee of the corporation and the corporation exercises no discretion with respect to the diagnosis or treatment of a particular patient.


     The Company intends not to exercise any responsibility on behalf of Affiliated Physicians pursuant to the Management Agreements that could be viewed as comprising the practice of medicine. Accordingly, the Company believes that its operations do not violate applicable state laws relating to the corporate practice of medicine. Such laws and legal doctrines have been subjected to only limited judicial and regulatory interpretation and there is no assurance that, if challenged, the Company would be considered to be in compliance with all such laws and doctrines. A determination in any state that the Company is engaged in the corporate practice of medicine could render any Management Agreement between the Company and a PC located in such state unenforceable or subject to modification in a manner adverse to the Company and subject the Company to other sanctions.


     Insurance Laws. Laws in all states regulate the business of insurance and the operation of HMOs. Many states also regulate the establishment and operation of networks of health care providers under the auspices of an integrated delivery system ("IDS"). While these laws do not generally apply to companies that provide management services to networks of physicians or to physician practice groups that assume financial risk under a subcapitation agreement with a managed care organization, there is no assurance that regulatory authorities of the states in which the Company operates would not apply these laws to require licensure or some lesser regulation of the Company's operations as an insurer, as an HMO or as a provider network or IDS. Other states have enacted statutes or adopted regulations affecting risk assumption in the health care industry, including statutes and regulations that subject any physician or physician network engaged in risk-based contracting to applicable insurance laws and regulations, which may include, among others, laws and regulations providing for minimum capital requirements and other safety and soundness requirements. The Company believes that its current and proposed operations are in compliance with these laws in the states in which it currently does business, but there is no assurance that future interpretations or amendments of insurance and health care network laws by regulatory authorities in these states or in the states into which the Company may expand will not require licensure or a restructuring of some or all of the Company's operations.

     The National Association of Insurance Commissioners ("NAIC") in 1995 endorsed a policy proposing the state regulation of risk assumption by physicians. The policy proposes prohibiting physicians from entering into capitated payment or other risk sharing contracts except through HMOs or insurance companies. Several states have adopted regulations implementing the NAIC policy in some form. In states where such regulations have been adopted, PCs will be precluded from entering into capitated contracts directly with employers, individuals and benefit plans unless they qualify to do business as HMOs or insurance companies. In addition, in December 1996, the NAIC issued a white paper entitled "Regulation of Health Risk Bearing Entities," which sets forth issues to be considered by state insurance regulators when considering new regulations and encourages that a uniform body of regulation be adopted by the states. The Company believes that additional regulation at the state level will be forthcoming in response to the NAIC initiatives. In addition, state regulations in this area may be affected or superseded by federal standards for provider service organizations that are currently being developed through rulemaking required by the BBA.


COMPETITION IN THE DELIVERY OF HEALTH CARE SERVICES AND IN AFFILIATING WITH SPECIALIST PHYSICIAN PRACTICES



     The business of providing health care and related services is intensely competitive. The Company is potentially in competition with a number of health care organizations and institutions such as publicly- and privately-owned physician practice management businesses, hospitals and other institutions and organizations, managed care organizations, single- and multi-specialty physician groups and solo practitioners, in two broad areas of competition: competition in the delivery of health care services and competition in affiliating with specialist physician practices.

     Competition in the delivery of health care services. The Company's success is highly dependent upon the success of its Affiliated Practices and Affiliated Physicians in the delivery of health care services to patients and other consumers, including managed care organizations, insurers, Medicare and other third-party payors. The Company's Affiliated Practices and Affiliated Physicians must compete with hospitals and other health care institutions and organizations, single- and multi-specialty physician groups, some of which are operated by physician practice management companies, and solo practitioners. Many of such competitors have substantially greater resources than those of the Company's Affiliated Practices and Affiliated Physicians.



     Competition in affiliating with specialist physician practices. An important element of the Company's growth strategy is the identification of and affiliation with additional specialist physician practices. The Company must compete with other publicly- and privately-owned physician practice management businesses, hospitals and other health care organizations and institutions which also seek to acquire or affiliate with such specialist physician practices. Most of such entities have been in business longer than the Company, and have substantially greater assets and resources than those of the Company. The Company believes other health care companies and institutions have also been investigating forming single- or multi-specialty physician practice management companies, and still other businesses with substantial resources may decide to enter the specialist physician practice management business, all of which entities are potentially in competition with the Company.




INSURANCE


     The provision of medical services entails an inherent risk of professional malpractice and other similar claims. However, the Company does not influence or control the practice of medicine by physicians or have responsibility for compliance with certain regulatory and other requirements directly applicable to the rendering of professional services by physicians, physician groups or other health care providers. As a result of the relationship between the Company and the PCs, the Company may become subject to medical malpractice actions under various theories, including successor liability and certain theories relating to the power to control or direct care. There can be no assurance that claims, suits or complaints relating to services and products provided by the PCs will not be asserted against the Company in the future. The Company's medical professional liability insurance provides coverage of up to $1 million per occurrence, with maximum coverage of $3 million per year. The Company's general liability insurance provides coverage of up to $3 million per occurrence, with maximum coverage of $3 million per year.


     The physicians employed by the PCs are required to maintain medical malpractice liability insurance in amounts which are mandated by the state in which they practice. While the Company believes such insurance policies are appropriate in amount and coverage for its current operations, there is no assurance that the coverage maintained by the PCs and the Company will be sufficient to cover all future claims or will continue to be available in adequate amounts or at a reasonable cost.

EMPLOYEES


     As of December 31, 1997, the Company had a total of 317 employees and the PCs had a total of 134 employees. None of the employees of the Company or the PCs is represented by a labor union. The Company believes that its and the PCs' relations with their respective employees are good.


PROPERTIES

     The Company's headquarters are located in 13,423 square feet of leased office space in Fort Washington, Pennsylvania, pursuant to leases which expire in June and October 2002 and contain one-year renewal options. The Company believes that these facilities are adequate for the foreseeable future. The Affiliated Practices operate in offices leased by the Company with widely varying terms.

LEGAL PROCEEDINGS

     The Company is not a party to any pending legal proceedings. The Company's Affiliated Physicians and the PCs are from time to time subject to medical malpractice claims. Such claims, if successful, could result in substantial damage awards that may exceed the limits of insurance coverage. No such claims are presently pending, other than claims which arose against certain Affiliated Physicians and Affiliated Practices prior to their respective Affiliation Transactions, which claims the Company believes are adequately covered by insurance.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the Company are as follows:


NAME                                 AGE                    POSITION
----                                 ---                    --------
Thomas J. Keane...................   41    Chairman, President and Chief Executive
                                           Officer
Martin G. Chilek..................   47    Senior Vice President--Administration and
                                             Secretary
Edward R. Miersch.................   41    Senior Vice President and Chief Operating
                                             Officer
Warren D. Barratt.................   37    Senior Vice President, Treasurer and Chief
                                             Financial Officer
John M. Hogan.....................   37    Vice President and General Counsel
Linda F. Larson...................   50    Vice President--Management Information
                                             Systems
Constance M. Phillips-Jones.......   42    Vice President--Network Development
Lewis S. Sharps, M.D..............   48    Chief of Medical Operations
James M. McCrossin................   40    Vice President--Operations
Mark G. Hardin....................   46    Vice President and Controller
Kerry J. Dale.....................   41    Director
William P. Ferretti...............   54    Director
Gustav H. Koven, III..............   55    Director
Daniel Promislo...................   65    Director



     Thomas J. Keane has served as the Chairman, President and Chief Executive Officer of the Company since its inception in July 1994. From 1989 to 1993, Mr. Keane was President and CEO of WorkHab, Inc., which, as the managing partner of a series of entities, provided workers' compensation services for work-related injuries through managed care agreements with businesses and physician referral sources and was sold to Medifit of America in 1993. From 1988 to 1989, Mr. Keane was Vice President--Marketing at Cellcor Therapies, a startup company in the immunotherapy business. From 1981 to 1988, Mr. Keane was Vice President of Fox Chase Cancer Center ("Fox Chase") and held the position of Executive Director for a variety of entities affiliated with Fox Chase. Prior to Fox Chase, Mr. Keane was a senior consultant within the emerging business practice group of Coopers & Lybrand.



     Martin G. Chilek has been Senior Vice President--Administration and Secretary of the Company since July 1997 and prior to such time served as Vice President and Secretary of the Company since joining the Company in December 1995. From January 1992 until joining the Company, he was a general partner of the Edison Venture Fund specializing in health care investments. From 1979 to 1992, Mr. Chilek served in various capacities with the Humana Inc., including serving as Director of Acquisitions and Development from 1985 to 1988 and Director of Humana Venture Capital, the equity investment affiliate of Humana Inc., from 1988 until 1992.



     Edward R. Miersch has been Senior Vice President and Chief Operating Officer of the Company since July 1997 and prior to such time served as Vice President--Operations of the Company since joining the Company in July 1996. From April 1994 until joining the Company, Mr. Miersch served as Eastern Region President of the Outpatient Rehabilitation Division of NovaCare, Inc. ("NovaCare"), a provider of physical therapy and rehabilitation services. He served as President of Pat Croce's Sports Physical Therapists, Inc. from 1980 until September 1993, at which time that company was acquired by RehabClinics, Inc., which was acquired by NovaCare in early 1994. Mr. Miersch also served as Director of Physical Therapy and Sports Medicine at Haverford Community Hospital from 1980 to 1986.


     Warren D. Barratt has been Senior Vice President, Treasurer and Chief Financial Officer of the Company since July 1997 and prior to such time served as Vice President, Treasurer and Chief Financial Officer since joining the Company in September 1996. From June 1994 until joining the Company, Mr. Barratt served as Chief Financial Officer of The Pet Practice, Inc. ("The Pet Practice"), a provider of veterinary care, until its merger with Veterinary Centers of America, Inc. in July 1996. From 1982 to June 1994, Mr. Barratt held various positions with Price Waterhouse LLP.

     John M. Hogan has been Vice President and General Counsel of the Company since joining the Company in October 1996. From February 1995 until joining the Company, Mr. Hogan served as Assistant General Counsel of NovaCare, with primary responsibility for representation of the NovaCare Outpatient Rehabilitation Division. From March 1992 to February 1995, Mr. Hogan practiced law at Weissburg and Aronson in San Diego, California. From 1985 to March 1992, Mr. Hogan practiced law at Saul, Ewing, Remick & Saul in Philadelphia, Pennsylvania.

     Linda F. Larson has been Vice President--Management Information Systems of the Company since joining the Company in October 1996. From February 1995 until joining the Company, Ms. Larson served as Director of Information Systems at The Pet Practice. She was Director of Information Systems of the Hospital Division of NovaCare from 1991 until January 1995. Before joining NovaCare in 1991, she was Director of System Development and Maintenance at National Medical Enterprises, Specialty Hospital Group.

     Constance M. Phillips-Jones has been Vice President--Network Development of the Company since joining the Company in November 1996. From July 1991 until joining the Company, Ms. Phillips-Jones was Vice President--Managed Care Services for the PMA Group, one of the largest commercial workers' compensation insurance carriers in Pennsylvania. From 1986 until July 1991, she served as Director of Utilization, Management and Quality Assurance for Penn Health Corporation (a subsidiary of Maxicare). From 1976 to 1986 Ms. Phillips-Jones held various positions with The Graduate Hospital and the Hospital of the Medical College of Pennsylvania as well as other tertiary acute care hospitals in Philadelphia.


     Lewis S. Sharps, M.D. F.A.C.S., is a practicing orthopedic surgeon who has been Chief of Medical Operations of the Company since March 1996. Dr. Sharps was a managing partner of Orthopaedic Surgery and Sports Medicine, P.C. from July 1980 until it became an Affiliated Practice of the Company in March 1997. Dr. Sharps served as President of Orthopaedic Rehabilitation and Sports Center, P.C. from 1985 until February 1994 at which time that company was acquired by NovaCare. He serves as a Director of the Pennsylvania Orthopaedic Society, chairs its Political Action Committee, and will become President of that organization in 2000.



     James M. McCrossin has been Vice President--Operations since December 1997 and prior to such time served as Director of Operations since joining the Company in July 1996. From September 1993 until joining the Company, Mr. McCrossin served as Area Vice President of the Mid Atlantic Region of the Outpatient Rehabilitation Division of NovaCare. He served as Vice President and General Manager of Pat Croce's Sports Physical Therapists, Inc. from 1984 until September 1993 at which time that company was acquired by RehabClinics, Inc., which was acquired by NovaCare in 1994.



     Mark G. Hardin has been Vice President, Assistant Treasurer and Controller of the Company since December 1997 and prior to such time served as Assistant Vice President, Assistant Treasurer and Controller since joining the Company in October 1996. From September 1994 until joining the Company, Mr. Hardin served as Controller of The Pet Practice, which merged with Veterinary Centers of America, Inc. in July 1996. He served as Controller of Everfast, Inc., a retailer and wholesaler of decorative fabrics, from February 1991 until June 1994. Mr. Hardin served as Assistant Controller for McCrory Stores, Inc., a variety retailer, from 1986 to 1991. He previously served as Director of General Accounting for Service Merchandise Company and Assistant Director of Financial Accounting for H.J. Wilson Co. from 1976 to 1982.


     Kerry J. Dale has been a director of the Company since January 1997. Mr. Dale is a General Partner of Keystone Venture Capital and an officer of the general partner of Keystone Venture Fund IV, L.P. ("Keystone"), which he joined in 1988. From 1982 to 1988, he was an owner/operator of two related manufacturers of industrial products.

     William P. Ferretti has been a director of the Company since May 1995. Mr. Ferretti is the Chairman and Chief Executive Officer of Medstar Television, Inc., a television programming company, which he co-founded in 1982. Mr. Ferretti is also a limited partner of the general partner of NEPA Venture Fund--II, L.P. ("NEPA"). He is a former director of Access Health. Mr. Ferretti currently serves on the board of directors of

Vitas Health Care Corp., a provider of hospice services in homes, hospitals and nursing homes and MHM Services, Inc., an American Stock Exchange-listed behavioral health services company.

     Gustav H. Koven, III has been a director of the Company since September 1996. Mr. Koven is a General Partner of Edison Venture Fund, which he joined in 1990, and a general partner of the general partner of Edison Venture Fund III, L.P. ("Edison"). From 1985 to 1990, Mr. Koven served as President of Chase Manhattan Capital Corp. From 1980 to 1985, he served as a Vice President in Corporate Development and Planning at The Chase Manhattan Bank. Before joining Chase in 1980, Mr. Koven held marketing and corporate development positions at Union Carbide. He serves as a director of Novalis Corporation, a provider of services and software for managed care organizations.


     Daniel Promislo has been a director of the Company since February 1995 and since November 1997 has been Managing Director of the law firm of Wolf, Block, Schorr and Solis-Cohen LLP, where he was a partner specializing in corporate and securities law from 1977 to 1994. For more than five years, he has been the President and a Director of Historical Documents Company and Historical Souvenir Company, manufacturers of souvenirs related to American history. Mr. Promislo is also a trustee of Resource Asset Investment Trust, a real estate investment trust.


CLASSIFIED BOARD; COMMITTEES; ADDITIONAL DIRECTORS

     The Company's Board of Directors is divided into three classes. Each class holds office until the third annual meeting for the election of directors following the election of such class, except that the initial terms of the Class I, Class II and Class III directors expire in 1999, 2000 and 2001, respectively. Messrs. ________ and ________ are Class I directors, Messrs. ________ and ________ are Class II directors and Mr. ________ is a Class III director.

     The Board of Directors has a Compensation Committee, which currently is composed of the entire Board of Directors, and an Audit Committee composed of Messrs. Ferretti, Koven and Promislo. The Compensation Committee determines salaries and bonuses and other compensation matters for officers of the Company, administers employee health and benefit plans, and administers the Stock Incentive Plans and any similar plans created in the future. The Audit Committee recommends the appointment of the Company's independent public accountants and reviews the scope and results of audits, internal accounting controls and tax and other accounting related matters.

     The Company intends that two additional independent directors will be elected to the Board of Directors within 90 days after the completion of the Offering.

DIRECTOR COMPENSATION

     Each non-employee director of the Company is expected to receive a fee of $1,000 per meeting of the Board of Directors (or board committee of which he is a member) attended, plus reimbursement of out-of-pocket expenses. In addition, non-employee directors receive a grant of options to purchase 40,000 shares of Common Stock upon commencement of service as a director, and may receive annual or other additional grants of options in amounts that have not yet been determined.

EXECUTIVE COMPENSATION


     Summary Compensation Table. The following table sets forth certain information with respect to compensation paid or accrued by the Company during 1997 to the Company's Chief Executive Officer and to the other four executive officers of the Company whose salary and bonus for 1997 exceeded $100,000 for all services rendered in all capacities to the Company (the Chief Executive Officer and such other four executive officers, collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                ANNUAL COMPENSATION
                     NAME AND                                  ---------------------       ALL OTHER
                PRINCIPAL POSITION                   YEAR       SALARY        BONUS       COMPENSATION
                ------------------                   ----      --------      -------      ------------
Thomas J. Keane...................................   1997      $157,205        -0-           $  879
  Chairman, President and Chief Executive Officer

Edward R. Miersch.................................   1997       200,914        -0-            1,114
  Senior Vice President and Chief Operating
     Officer

Martin G. Chilek..................................   1997       150,870        -0-              862
  Senior Vice President--Administration and
     Secretary

Warren D. Barratt.................................   1997       125,264      $25,000            846
  Senior Vice President, Treasurer and Chief
     Financial Officer

John M. Hogan.....................................   1997       125,264        -0-              810
  Vice President and General Counsel



     Stock Option Grants. The following table contains information concerning the grant of stock options under the Stock Incentive Plans to each of the Named Executive Officers during 1997.



                                 OPTION GRANTS



                                               INDIVIDUAL GRANTS
                               --------------------------------------------------   POTENTIAL REALIZABLE
                                 NUMBER                                               VALUE AT ASSUMED
                                   OF                                               ANNUAL RATES OF STOCK
                               SECURITIES    % OF TOTAL                            PRICE APPRECIATION FOR
                               UNDERLYING  OPTIONS GRANTED  EXERCISE                  OPTION TERM($)(1)
                                OPTIONS     TO EMPLOYEES     PRICE     EXPIRATION  -----------------------
            NAME               GRANTED(#)  IN FISCAL 1997    ($/SH)       DATE         5%          10%
            ----               ----------  ---------------  --------   ----------  ----------   ----------
Thomas J. Keane.............      200,000       15.7%        $3.47        7/24/07   $            $
Edward R. Miersch...........      200,000       15.7%        $3.15        7/24/07
Martin G. Chilek............       50,000        3.9%        $3.15        7/24/07
Warren D. Barratt...........      200,000       15.7%        $3.15        7/24/07
John M. Hogan...............       40,000        3.1%        $3.15        7/24/07



     Option Values. The following table sets forth certain information regarding stock options held as of December 31, 1997 by the Named Executive Officers. None of the Named Executive Officers exercised stock options during 1997.


                         FISCAL YEAR END OPTION VALUES


                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                       OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                   FISCAL YEAR END(#)           FISCAL YEAR END($)(1)
                                                 ----------------------        -----------------------
                    NAME                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                    ----                       -----------   -------------   -----------   -------------
Thomas J. Keane.............................     -0-            200,000        $              $
Edward R. Miersch...........................     34,438         268,877
Martin G. Chilek............................     68,876          84,439
Warren D. Barratt...........................     34,438         268,877
John M. Hogan...............................     17,500          75,000


------------------


(1) There was no public trading market for the Common Stock as of December 31, 1997. These values have been calculated on the basis of the assumed initial public offering price of $________ per share, less the applicable per share exercise price.

EMPLOYMENT AGREEMENTS


     The Company entered into an employment agreement with Thomas J. Keane, Chairman, President and Chief Executive Officer, in October 1997. The agreement has an initial term of three years and automatically renews for successive one-year terms unless either party elects not to renew. The agreement provides for an annual base salary of $157,532 and further provides that Mr. Keane will be included in any bonus system, pool or incentive compensation program for senior executives of the Company that may be implemented by the Board. The agreement further provides that Mr. Keane's positions, titles or responsibilities will not be diminished materially without his consent. In the event Mr. Keane's employment is terminated for reasons other than his death, disability or for cause, or if the Company elects not to renew his employment for any additional term, the Company is obligated to continue to pay Mr. Keane his then current base salary for the greater of a period of six months or the remainder of the initial term or any additional term, or until such time as he commences other full time employment, whichever occurs earlier. In the event Mr. Keane's employment is terminated without cause upon a change in control (as defined), he is entitled to receive a lump sum payment upon such termination equal to 300% of his then current base salary plus 300% of any annual incentive compensation for the prior year. The agreement also contains covenants with respect to confidential information as well as a restrictive covenant which generally prevents Mr. Keane from owning a material interest in or being employed by or affiliated with competitors of the Company during his term of employment and for a period of one year thereafter.



     The Company entered into an employment agreement with Martin G. Chilek, Senior Vice President--Administration and Secretary, in December 1995, which agreement was amended and restated in October 1997. The employment agreement expires in December 1998 and automatically renews for successive one-year terms unless either party elects not to renew. The agreement provides for an annual base salary of $150,000 and that Mr. Chilek will be included in any bonus system, pool or incentive compensation plan for senior executives of the Company that may be implemented by the Board. In addition, the agreement provides for a grant to Mr. Chilek under the 1995 Company Option Plan of Options to purchase 103,315 shares of Common Stock at an exercise price of $0.49 per share, which options are intended to be "incentive stock options" within the meaning of
Section 422 of the Code ("ISOs") and become exercisable in three equal installments upon each of the first three anniversaries of the first day of Mr. Chilek's employment with the Company, provided that, in the event of any consolidation, merger or the sale or transfer of substantially all of the assets of the Company to another corporation in which the Company is not the surviving entity, any remaining options shall be exercisable in full whether or not the right to exercise such options has accrued. In the event Mr. Chilek's employment is terminated for reasons other than his death, disability or for cause, or if the Company elects not to renew his employment for any additional term, then the Company shall continue to pay Mr. Chilek his then-current base salary for the greater of a period of six months or the remainder of the initial term or any additional term, or until such time as he commences other full-time employment, whichever occurs earlier. In the event Mr. Chilek's employment is terminated without cause upon a change of control, he is entitled to receive a lump sum payment upon such termination equal to the greater of: 200% of his then-current base salary plus 200% of any annual incentive compensation for the prior year, or 100% of his then-current base salary plus 100% of his annual incentive compensation for the remainder of the initial term or any additional term. The agreement also contains covenants with respect to confidential information as well as a restrictive covenant which generally prevents Mr. Chilek from owning a material interest in or being employed by or affiliated with competitors of the Company during his term of employment and for a period of one year thereafter.



     The Company entered into an employment agreement with Edward R. Miersch, Senior Vice President and Chief Operating Officer, in May 1996 which was amended and restated in October 1997. The employment agreement expires in June 1999 and automatically renews for successive one-year terms unless either party elects not to renew. The agreement provides for a base salary of $200,000 and that Mr. Miersch will be included in any bonus system, pool or incentive compensation plan for senior executives of the Company that may be implemented by the Board. In addition, the agreement provides for a grant to Mr. Miersch under the 1995 Company Option Plan of options to purchase 103,315 shares of Common Stock at an exercise price of $0.49 per share, which options are intended to be ISOs and become exercisable in three equal installments upon each of the first three anniversaries of the first day of Mr. Miersch's employment with the Company, provided that, in the event of any consolidation, merger or the sale or transfer of substantially all of the assets of the Company to another corporation in which the Company is not the surviving entity, any remaining options shall be exercisable in full whether or not the right to exercise such options has accrued. In the event Mr. Miersch's employment is terminated for reasons other than his death, disability or for cause, or if the Company elects not to renew his employment for any additional term, then the Company shall continue to pay Mr. Miersch his then-current base salary for the greater of six months or the remainder of the initial term or any additional term, or until such time as he commences other full-time employment, whichever occurs earlier. In the event Mr. Miersch's employment is terminated without cause upon a change of control, he is entitled to receive a lump sum payment upon such termination equal to the greater of: 200% of his then-current base salary plus 200% of any annual incentive compensation for the prior year, or 100% of his then-current base salary plus 100% of his annual incentive compensation for the remainder of the initial term or any additional term. The agreement also contains covenants with respect to confidential information as well as a restrictive covenant which generally prevents Mr. Miersch from owning a material interest in or being employed by or affiliated with competitors of the Company during his term of employment and for a period of one year thereafter.



     The Company entered into an employment agreement with Warren D. Barratt, Senior Vice President, Treasurer and Chief Financial Officer, in August 1996 which was amended and restated in October 1997. The employment agreement expires in September 1999 and automatically renews for successive one-year terms unless either party elects not to renew. The agreement provides for a base salary of $125,000 and two initial bonuses of $25,000 and that Mr. Barratt will be included in any bonus system, pool or incentive compensation plan for senior executives of the Company that may be implemented by the Board. In addition, the agreement provides for a grant to Mr. Barratt under the 1995 Company Option Plan of options to purchase 103,315 shares of Common Stock at an exercise price of $1.00 per share, which options are intended to be ISOs and become exercisable in three equal installments upon each of the first three anniversaries of the first day of Mr. Barratt's employment with the Company, provided that, in the event of any consolidation, merger or the sale or transfer of substantially all of the assets of the Company to another corporation in which the Company is not the surviving entity, any remaining options shall be exercisable in full whether or not the right to exercise such options has accrued. In the event Mr. Barratt's employment is terminated for reasons other than his death, disability or for cause, or if the Company elects not to renew his employment for any additional term, then the Company shall continue to pay Mr. Barratt his then-current base salary for the greater of six months or the remainder of the initial term or any additional term, or until such time as he commences other full-time employment, whichever occurs earlier. In the event Mr. Barratt's employment is terminated without cause upon a change of control, he is entitled to receive a lump sum payment upon such termination equal to the greater of: 200% of his then-current base salary plus 200% of any annual incentive compensation for the prior year, or 100% of his then-current base salary plus 100% of his annual incentive compensation for the remainder of the initial term or any additional term. The agreement also contains covenants with respect to confidential information as well as a restrictive covenant which generally prevents Mr. Barratt from owning a material interest in or being employed by or affiliated with competitors of the Company during his term of employment and for a period of one year thereafter.



     The Company entered into an employment agreement with John M. Hogan, Vice President and General Counsel, in September 1996 which was amended and restated in October 1997. The employment agreement expires in October 1999 and automatically renews for successive one-year terms unless either party elects not to renew. The agreement provides for a base salary of $125,000 and that Mr. Hogan will be included in any bonus system, pool or incentive compensation plan for senior executives of the Company that may be implemented by the Board. In addition, the agreement provides for a grant to Mr. Hogan under the 1995 Company Option Plan of options to purchase 52,500 shares of Common Stock at an exercise price of $1.00 per share, which options are intended to be ISOs and become exercisable in three equal installments upon each of the first three anniversaries of the first day of Mr. Hogan's employment with the Company, provided that, in the event of any consolidation, merger or the sale or transfer of substantially all of the assets of the Company to another corporation in which the Company is not the surviving entity, any remaining options shall be exercisable in full whether or not the right to exercise such options has accrued. In the event Mr. Hogan's employment is terminated for reasons other than his death, disability or for cause, or if the Company elects not to renew his employment for any additional term, then the Company shall continue to pay Mr. Hogan his then-current base salary for the greater of six months or the remainder of the initial term or any additional term, or until such time as he commences other full-time employment, whichever occurs earlier. In the event Mr. Hogan's employment is terminated without cause upon a change of control, he is entitled to receive a lump sum payment upon such termination equal to the greater of:
100% of his then-current base salary plus 100% of any annual incentive compensation for the prior year, or 100% of his then-current base salary plus 100% of his annual incentive compensation for the remainder of the initial term or any additional term. The agreement also contains covenants with respect to confidential information as well as a restrictive covenant which generally prevents Mr. Hogan from owning a material interest in or being employed by or affiliated with competitors of the Company during his term of employment and for a period of one year thereafter.


STOCK INCENTIVE PLANS

  Stock Incentive Plan


     Under the Company's 1997 Stock Incentive Plan (the "Stock Incentive Plan"), a variety of awards, including Options, stock appreciation rights and restricted and unrestricted stock grants may be made to the Company's employees, officers, directors, affiliates, consultants and advisors who are expected to contribute to the Company's future growth and success. The Company has reserved 1,250,000 shares of Common Stock for issuance under the Stock Incentive Plan. Notwithstanding the foregoing, under the terms of the Stock Incentive Plan, Options to acquire more than 250,000 shares of Common Stock may not be granted to any individual optionee during any one fiscal year of the Company. Approximately 400 individuals are currently eligible to receive grants or awards under the Stock Incentive Plan. The Compensation Committee will administer the Stock Incentive Plan and determine the price and other terms upon which awards shall be made. Options may be granted either in the form of ISOs or non-statutory stock Options. The option exercise price of ISOs may not be less than the fair market value of the Common Stock on the date of the grant. While the Company currently anticipates that most grants under the Stock Incentive Plan will consist of Options, the Company may grant stock appreciation rights, which represent rights to receive any excess in value of shares of Common Stock over the exercise price; restricted stock awards, which entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or a part of such shares at their purchase price in the event that the conditions specified in the award are not satisfied; or unrestricted stock awards, which represent grants of shares to participants free of any restrictions under the Stock Incentive Plan. Options or other awards that are granted under the Stock Incentive Plan but expire unexercised are available for future grants. The Company has committed to grant options to purchase 70,750 shares of Common Stock to date under the Stock Incentive Plan. It is expected that, prior to the completion of the Offering, additional Options to purchase approximately 30,000 shares of Common Stock will be granted under the Stock Incentive Plan to the employees, officers and directors of the Company with an exercise equal price to the initial public offering price and a three-year vesting schedule. It is not anticipated that any stock appreciation right or restricted or unrestricted stock grants will be made under the Stock Incentive Plan prior to the completion of the Offering.



     Under the terms of the Stock Incentive Plan, if a "Change of Control" (which is defined as including certain changes in the ownership or corporate structure of the Company, as well as a liquidation of the Company or any other event that may be defined by the Company's Board of Directors as constituting a Change of Control) occurs, the Compensation Committee (or such other committee as may be charged with responsibility for administration of the Stock Incentive
Plan) has the right to take whatever actions are deemed to be necessary or desirable with respect to any outstanding Options (which actions may be taken on a case by case basis), including, without limitation, the acceleration of the expiration or termination of the Options (to a date no earlier than thirty days after notice is given to the optionees affected) and the acceleration of the exercisability of any outstanding Options.



     In general, no income is recognized by an optionee on the grant of an Option. On the exercise of an Option, the excess of the fair market value of the shares acquired over the option exercise price paid for the shares (the "spread") is recognized as income if the option is a non-statutory option. If the Option is an ISO, the spread will be taken into account as income for purposes of the federal alternative minimum tax, but not for purposes of the regular federal income tax. The Company generally is allowed a deduction for federal income tax purposes equal to the income recognized by an optionee on exercise of a non-statutory Option (subject to applicable limitations on deductibility of compensation expenses, including the limitations imposed under Section 162(m) of the Code), but is allowed no deduction with respect to the exercise of an ISO.


     If an optionee exercises an ISO and holds the shares acquired beyond a required holding period (which ends on the later of two years after the date the ISO was granted or one year after the shares were acquired), the optionee will recognize capital gain (or loss) on the disposition of the shares determined by reference to the optionee's purchase price. The tax liability, if any, attributable to such a subsequent disposition will depend, in part, on the optionee's holding period. The maximum tax liability on capital gains with respect to property that has been held more than 18 months is 20%. If an optionee exercises an ISO and sells without satisfying the applicable holding period (a "disqualifying disposition"), the sale will result in ordinary compensation income equal to the excess of the amount realized over the price paid for the shares. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the optionee on a disqualifying disposition.


     If shares which are acquired on exercise of a non-statutory Option are subject to any restrictions that would be treated as creating a risk of forfeiture that is "substantial," in the absence of a special election by the optionee under Section 83(b) of the Code, the tax treatment described above will vary, as the income to the optionee (and the deduction to the Company) will be determined as of the date the substantial risk of forfeiture lapses.


     Section 162(m) of the Code set limits on the deductibility of compensation in excess of $1,000,000 paid by publicly held companies to certain "covered" employees (the "million dollar cap"). It is anticipated that compensation expense attributable to the exercise of non-statutory options granted under the Stock Incentive Plan will be exempt from these limitations pursuant to certain exemptions contained in Treasury Regulations promulgated by the IRS.

  1995 Company Option Plan and 1995 Affiliate Option Plan


     In 1995, the Company adopted the 1995 Company Option Plan and the 1995 Affiliate Option Plan. An aggregate of 2,090,059 Options (1,930,059 ISOs and 160,000 non-statutory stock Options) have been granted under the 1995 Company Option Plan, of which 205,315 have been canceled, 15,000 have been exercised and 1,869,744 remain outstanding. An aggregate of 187,500 non-statutory stock Options have been granted under the 1995 Affiliate Option Plan, of which 25,000 have been canceled and 162,500 remain outstanding. All such Options were granted with a 10-year term and with an exercise price equal to the fair market value of the Common Stock as determined by the Board of Directors at the date of grant. The 1995 Company Option Plan and the 1995 Affiliate Option Plan have been amended to provide that no additional Options may be granted pursuant to such plans.

                              CERTAIN TRANSACTIONS


     Thomas J. Keane, Chairman, President and Chief Executive Officer of the Company, has received shares of Common Stock in exchange for services rendered to the Company as follows: in July 1994, he received 1,020,000 shares, and in February 1995, he received 1,774,518 shares.



     Daniel Promislo, a director of the Company, has received shares of Common Stock in exchange for services rendered to the Company as follows: in September 1994, he received 30,000 shares; in February 1995, he received 52,194 shares; in November 1995, he received 205,479 shares; and in July 1996, he received 25,000 shares.



     From the Company's inception through January 1995, TJK Holdings Inc., a corporation owned by Mr. Keane, made advances to the Company in the aggregate amount of $262,000, of which amount $90,000 was repaid during 1995 and remains outstanding and $172,000 bears interest at an annual rate of 6%.



     In February 1995, the Company issued shares of Series A Preferred Stock to Edison Venture Fund III, L.P. ("Edison") and NEPA Venture Fund II, L.P. ("NEPA"), each of which owns beneficially more than five percent of the outstanding Common Stock of the Company, as follows: to Edison, 856,164 shares of Series A Preferred Stock for a purchase price of $1,249,999; and to NEPA, 513,699 shares of Series A Preferred Stock for a purchase price of $750,001. Each outstanding share of Series A Preferred Stock will be converted into three shares of Common Stock upon completion of the Offering. See "Description of Capital Stock."


     In February 1996, William P. Ferretti purchased 205,479 shares of Common Stock for $100,000. In July 1996, Edward R. Miersch purchased 408,163 shares of Common Stock for $200,000.


     In December 1996, the Company issued shares of Series B Preferred Stock and Common Stock Warrants to Keystone Venture IV, L.P. ("Keystone"), which owns beneficially more than five percent of the outstanding Common Stock of the Company, and to Edison and NEPA as follows: to Keystone, 396,825 shares of Series B Preferred Stock and 79,365 Common Stock Warrants for an aggregate purchase price of $1,250,000; to Edison, 128,968 shares of Series B Preferred Stock and 25,794 Common Stock Warrants for an aggregate purchase price of $406,250; and to NEPA, 109,127 shares of Series B Preferred Stock and 21,825 Common Stock Warrants for an aggregate purchase price of $343,750. Each outstanding share of Series B Preferred Stock will be converted into one share of Common Stock upon completion of the Offering, subject to adjustment if the Price to Public in the Offering is less than $9.45, which could result in the issuance of additional shares of Common Stock upon such conversion. See "Description of Capital Stock."



     In February 1997, the Company issued shares of Series B Preferred Stock and Common Stock Warrants to various investors, including 31,746 shares of Series B Preferred Stock for a purchase price of $99,500 and 6,349 Common Stock Warrants for a purchase price of $500 to Mr. Keane; and 317,460 shares of Series B Preferred Stock for a purchase price of $995,000 and 63,492 Common Stock Warrants for a purchase price of $5,000 to Dominion Fund IV ("Dominion"), which owns beneficially more than five percent of the outstanding Common Stock of the Company.



     In April 1997, Dominion made a loan to the Company in the aggregate principal amount of $2,000,000, bearing interest at an annual rate of 12%, which remains outstanding and will be repaid in full upon completion of the Offering from proceeds of the Offering. See "Use of Proceeds." In connection with the loan, the Company granted to Dominion a security interest in all of the Company's assets. Also, in connection with such loan, the Company issued to Dominion a Series B Warrant to purchase 266,667 shares of Series B Preferred Stock at an exercise price of $3.15 per share, which Series B Warrant expires four years from the date of completion of the Offering and converts to a Common Stock Warrant to purchase a like number of shares of Common Stock, subject to adjustment if the Price to Public in the Offering is less than $9.45 upon completion of the Offering. Series B Warrants will become Common Stock Warrants to purchase an equal number of shares of Common Stock upon completion of the Offering. See "Description of Capital Stock" and "Use of Proceeds."



     In September 1997, certain shareholders of the Company made bridge loans to the Company in the following respective principal amounts: Dominion, $1,500,000; Keystone, $150,000; Edison, $125,000; NEPA, $125,000; and Mr. Keane, $100,000.
Such loans remain outstanding and bear interest at an annual rate of 10%, and will be repaid upon completion of the Offering from proceeds of the Offering. See "Use of Proceeds." In connection with such loans, the Company issued to Dominion a Series B Warrant to purchase 166,667 shares of Series B Preferred Stock at an exercise price of $3.15 per share and Series B Warrants to purchase shares of Series B Preferred Stock at an exercise price of $____ per share (45% of the Price to Public) to the other lenders in the following amounts: Keystone, 16,667 shares; Edison, 13,889 shares; NEPA, 13,889 shares; and Mr. Keane, 11,111 shares. All of such Series B Warrants expire four years from the date of completion of the Offering and convert to Common Stock Warrants to purchase a like number of shares of Common Stock, subject, in the case of the Series B Warrant issued to Dominion, to adjustment if the Price to Public in the Offering is less than $9.45, upon completion of the Offering. Such loans shall be repaid upon completion of the Offering with the proceeds of the Offering. See "Description of Capital Stock" and "Use of Proceeds."



     In January 1998, Dominion made a loan to the Company in the principal amount of $800,000, bearing interest at a rate of 8% per annum, which principal amount and $2,104 of accrued interest were repaid by the Company in January 1998 with a payment of $502,140 in cash and the issuance of shares of Series C Preferred Stock described below. In connection with the repayment of such loan, the Company issued to Dominion Common Stock Warrants to purchase 38,555 shares of Common Stock at an exercise price of $4.15 per share, subject to anti-dilution and other adjustments, which Common Stock Warrants expire January 16, 2008.



     In January 1998, the Company issued shares of Series C Preferred Stock and Common Stock Warrants to Capital Ventures International ("CVI"), which owns beneficially more than five percent of the outstanding Common Stock of the Company, and to Dominion, Keystone, Edison, NEPA and Mr. Keane, as follows: to CVI, 722,892 shares of Series C Preferred Stock and 200,000 Common Stock Warrants for an aggregate purchase price of $3,000,000; to Dominion, 72,289 shares of Series C Preferred Stock and 20,000 Common Stock Warrants for an aggregate purchase price of $300,000; to Keystone, 60,241 shares of Series C Preferred Stock and 16,667 Common Stock Warrants for an aggregate purchase price of $250,000; to Edison, 54,217 shares of Series C Preferred Stock and 15,000 Common Stock Warrants for an aggregate purchase price of $225,000; to NEPA, 48,193 shares of Series C Preferred Stock and 13,333 Common Stock Warrants for an aggregate purchase price of $200,000; and to Mr. Keane, 24,096 shares of Series C Preferred Stock and 6,667 Common Stock Warrants for an aggregate purchase price of $100,000. Each outstanding share of Series C Preferred Stock will be converted into one share of Common Stock upon completion of the Offering, subject to anti-dilution and other adjustments. See "Description of Capital Stock." Each of such Common Stock Warrants expires on December 31, 2000 and allows the holder to purchase a like number of shares of Common Stock at an exercise price of $4.15 per share, subject to anti-dilution and other adjustments.



     The Company, Mr. Keane, Dominion, Edison, Keystone and NEPA and certain other holders of the Series A Preferred Stock and Series B Preferred Stock and the Warrants are parties to an Amended and Restated Registration Rights Agreement dated as of December 31, 1996, as amended (the "Series A and B Registration Rights Agreement"), to provide for the registration under the Securities Act of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock and exercise of the Warrants issued in connection therewith (the "Underlying Shares") owned by such shareholders. The Series A and B Registration Rights Agreement provides that the holders of at least 40% of the Underlying Shares may demand registration of at least 20% of the Underlying Shares originally issued ("Demand Registration"). The Company is required to effect a total of two Demand Registrations. In connection with any Demand Registration, the Company and Mr. Keane, for their own accounts, may include shares of Common Stock in any such registration, subject to reduction by a managing underwriter if such inclusion would adversely affect the marketing of the shares to be included in the Demand Registration. The Series A and B Registration Rights Agreement also provides for incidental registration of the Underlying Shares with respect to any registrations of Common Stock undertaken by the Company (other than registrations on Forms S-4 and S-8 and registrations for the benefit of holders of Series C Preferred Stock). The Series A and B Registration Rights Agreement provides the holders of Underlying Shares the right to register their shares on Form S-3 if and when the Company becomes eligible to use such form. The costs to register shares will be borne by the Company, except for underwriting discounts and commissions. The Series A and B Registration Rights Agreement also requires the Company to indemnify each selling shareholder for violations of certain securities laws in connection with a registration that results in losses to the selling shareholder, unless a violation is caused by such shareholder. In turn, the selling shareholders must indemnify the Company for losses due to any violation of securities laws by them in the registration process.



     The Company and the holders of the shares of Series C Preferred Stock are parties to a Registration Rights Agreement dated as of January 16, 1998 (the "Series C Registration Rights Agreement" and, together with the Series A and B Registration Rights Agreement, the "Registration Rights Agreements"), to provide for the registration under the Securities Act of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock and the exercise of the Warrants issued in connection therewith (collectively, the "Series C Underlying Shares") owned by such shareholders. The Series C Registration Rights Agreement provides that the holders of at least 40% of the Series C Underlying Shares may demand registration of any amount of the Series C Underlying Shares 90 days following the effective date of the registration statement of which this prospectus is a part, in which event the Company is obligated to cause a registration statement to become effective within 90 days after such demand. The Series C Registration Rights Agreement provides that, in the event of a breach by the Company of its obligation to cause a registration statement to become and remain effective, in addition to other remedies, the Company must pay liquidated damages in the amount of approximately $90,000 per month (pro-rated for partial months) during the term of any breach. The Series C Registration Rights Agreement also provides for incidental registration of the Series C Underlying Shares with respect to any registration of Common Stock undertaken by the Company (other than registrations on Forms S-4 and S-8), and contains certain other provisions similar to those in the Series A and B Registration Rights Agreement.



     Mr. Promislo is currently Managing Director of Wolf, Block, Schorr and Solis-Cohen LLP, which provides legal services to the Company.

                             PRINCIPAL SHAREHOLDERS


     The following table sets forth certain information regarding the ownership of the Common Stock as of January 28, 1998 as adjusted to reflect the sale of shares offered pursuant to this Prospectus, by (i) each of the Company's Named Executive Officers and directors; (ii) all of the Company's executive officers and directors as a group; and (iii) each person known to the Company to own more than five percent of the outstanding shares of Common Stock.



                                                                               PERCENT OF OUTSTANDING
                                                       NUMBER OF SHARES                SHARES
                                                      BENEFICIALLY OWNED   ------------------------------
                                                         PRIOR TO THE      PRIOR TO THE         AFTER THE
NAME OF BENEFICIAL OWNER                                   OFFERING          OFFERING           OFFERING
------------------------                              ------------------   ------------         ---------
Thomas J. Keane(1).................................       2,874,487            26.0
Edward R. Miersch(2)...............................         422,601             4.0
Martin G. Chilek(3)................................          68,876               *
Warren D. Barratt(4)...............................          34,438               *
John M. Hogan(5)...................................          17,500               *
Kerry J. Dale(6)...................................               0           --
William P. Ferretti(7).............................         205,479             1.9
Gustav H. Koven, III(8)............................               0           --
Daniel Promislo(9).................................         282,673             2.6
Edison Venture Fund III, L.P.(10)..................       2,806,360            25.4
NEPA Venture Fund II, L.P.(11).....................       1,747,464            15.8
Keystone Venture IV, L.P.(12)......................         569,765             5.2
Dominion Fund IV(13)...............................         945,130             8.5
Capital Ventures International(14).................         922,892             8.3
All executive officers and
  directors as a group (14 persons)(15)............       4,158,929            37.6


------------------
   * Less than one percent.


 (1) Includes currently exercisable Warrants to purchase 6,349 shares at an exercise price of $3.15 per share, 11,111 shares at an exercise price of $____ per share and 6,667 shares at an exercise price of $4.15 per share; also includes 173,000 shares owned by Mr. Keane which may be acquired from Mr. Keane by certain lenders, at their election, in satisfaction of outstanding loans to Mr. Keane. Mr. Keane's address is care of the Company, 220 Commerce Drive, Fort Washington, PA 19034

 (2) Includes options to purchase 34,438 shares currently exercisable at an exercise price of $0.49 per share. Mr. Miersch's address is care of the Company, 220 Commerce Drive, Fort Washington, PA 19034.

 (3) Consists of options to purchase 68,876 shares currently exercisable at an exercise price of $0.49 per share. Mr. Chilek's address is care of the Company, 220 Commerce Drive, Fort Washington, PA 19034.

 (4) Consists of options to purchase 34,438 shares currently exercisable at an exercise price of $1.00 per share. Mr. Barratt's address is care of the Company, 220 Commerce Drive, Fort Washington, PA 19034.

 (5) Consists of options to purchase 17,500 shares currently exercisable at an exercise price of $1.00 per share. Mr. Hogan's address is care of the Company, 220 Commerce Drive, Fort Washington, PA 19034.

 (6) Does not include 457,066 shares and currently exercisable Warrants to purchase 79,365 shares at an exercise price of $3.15 per share, 16,667 shares at an exercise price of $____ per share and 16,667 shares at an exercise price of $4.15 per share owned by Keystone, of which Mr. Dale is an officer of the general partner of the general partner. Mr. Dale's address is care of Keystone Venture Capital Management Company, 1601 Market Street, Philadelphia, PA 19103.

 (7) Does not include 1,698,417 shares and currently exercisable Warrants to purchase 21,825 shares at an exercise price of $3.15 per share, 13,889 shares at an exercise price of $____ per share and 13,333 shares at an exercise price of $4.15 per share. owned by NEPA, of which Mr. Ferretti is a limited partner of the general partner. Mr. Ferretti's address is care of Mid-Atlantic Venture Funds, 125 Goodman Drive, Bethlehem, PA 18015.

 (8) Does not include 2,751,677 shares and currently exercisable Warrants to purchase 25,794 shares at an exercise price of $3.15 per share, 13,889 shares at an exercise price of $____ per share and 13,333 shares at an exercise price of $4.15 per share owned by Edison, of which Mr. Koven is a general partner of the general partner. Mr. Koven's address is care of Edison Venture Fund, 997 Lenox Drive #3, Lawrenceville, NJ 08648.

 (9) Does not include 30,000 shares owned by Mr. Promislo's children, all of whom are adults. Mr. Promislo disclaims any beneficial ownership with respect to such shares. The address for Mr. Promislo is care of Wolf, Block, Schorr and Solis-Cohen LLP, 111 S. 15th Street, Twelfth Floor, Packard Building, Philadelphia, PA 19102.

(10) Includes currently exercisable Warrants to purchase 25,794 shares at an exercise price of $3.15 per share, 13,889 shares at an exercise price of $______ per share and 15,000 shares at an exercise price of $4.15 per share. The address for Edison is care of Edison Venture Fund, 997 Lenox Drive #3, Lawrenceville, NJ 08648.

(11) Includes currently exercisable Warrants to purchase 21,825 shares at an exercise price of $3.15 per share, 13,889 shares at an exercise price of $______ per share and 13,333 shares at an exercise price of $4.15 per share. The address for NEPA is care of Mid-Atlantic Venture Funds, 125 Goodman Drive, Bethlehem, PA 18015.

(12) Includes currently exercisable Warrants to purchase 79,365 shares at an exercise price of $3.15 per share, 16,667 shares at an exercise price of $____ per share and 16,667 shares at an exercise price of $4.15 per share. The address for Keystone is care of Keystone Venture Capital Management Company, 1601 Market Street, Philadelphia, PA 19103.

(13) Includes currently exercisable Warrants to purchase 496,826 shares at an exercise price of $3.15 per share and currently exercisable Warrants to purchase 58,555 shares at an exercise price of $4.15 per share. The address for Dominion is care of Dominion Ventures, Inc., 44 Montgomery Street, Suite 4200, San Francisco, CA 94104.

(14) Includes currently exercisable Warrants to purchase 200,000 shares of Common Stock at an exercise price of $4.15 per share. The address for CVI is c/o Heights Capital Management, Inc., 425 California Street, Suite 1100, San Francisco, CA 94104.

(15) See notes one through nine above. Also includes currently exercisable Options to purchase 103,315 shares at an exercise price of $0.49 per share, 95,271 shares at an exercise price of $1.00 per share and 104,949 shares at an exercise price of $3.15 per share.

                          DESCRIPTION OF CAPITAL STOCK


     Upon completion of the Offering, the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock, and 5,000,000 shares of undesignated Preferred Stock, par value $.01 ("Preferred Stock"). Of the Common Stock, 3,951,581 shares are issued and outstanding, an aggregate of 1,250,000 shares are reserved for issuance pursuant to outstanding Options which may be issued pursuant to the Stock Incentive Plan, 1,869,774 shares are reserved for issuance pursuant to the exercise of outstanding Options issued pursuant to the 1995 Company Option Plan, and 162,500 shares are reserved for issuance pursuant to the exercise of outstanding Options issued pursuant to the 1995 Affiliate Option Plan. In addition, the Company has issued Common Stock Warrants to purchase 43,573 shares of Common Stock at an exercise price of $0.01 per share, which Common Stock Warrants are currently exercisable and expire November 25, 2004; Common Stock Warrants to purchase 249,206 shares of Common Stock at an exercise price of $3.15 per share, which Common Stock Warrants are currently exercisable and expire on December 31, 1999; Common Stock Warrants to purchase 410,222 shares of Common Stock at an exercise price of $4.15 per share, which Common Stock Warrants are currently exercisable and expire on December 31, 2000 (as to 371,667 Warrants) and January 16, 2008 (as to 38,555 Warrants); Series B Warrants to purchase 433,334 shares of Series B Preferred Stock which upon completion of the Offering will convert into Warrants to purchase the same number of shares of Common Stock at an exercise price of $3.15 per share, which Warrants expire four years from the date of completion of the Offering; and Series B Warrants to purchase 55,556 shares of Series B Preferred Stock which upon completion of the Offering will convert into Warrants to purchase the same number of shares of Common Stock at an exercise price of $____ per share (45% of the Price to Public), which warrants expire four years from the date of completion of the Offering. The Company has also issued and outstanding convertible promissory notes (the "Convertible Notes") in an aggregate principal amount of $19,349,284 which upon completion of the Offering are convertible at the election of the holders into an aggregate of up to _____ shares of Common Stock at a conversion price of $_____ per share. No shares of the undesignated Preferred Stock are issued and outstanding.



     The Company's authorized capital stock also currently includes 1,506,849 shares of Series A Preferred Stock, all of which are outstanding as of the date of this Prospectus, 1,830,158 shares of Series B Preferred Stock, of which 1,246,031 shares are outstanding as of the date of this Prospectus and 1,445,784 shares of Series C Preferred Stock, 1,343,374 of which are outstanding as of the date of this Prospectus. All of such outstanding shares will be converted into an aggregate of 7,109,952 shares of Common Stock, subject to adjustment as described below, on the completion of this Offering, and no additional shares of Convertible Preferred Stock will be issued. The holders of the Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, cumulative quarterly dividends at the rate per annum of $.073 per share of Series A Preferred Stock, $.1575 per share of Series B Preferred Stock and $.20 per share of Series C Preferred Stock. Upon the completion of the Offering, the 1,506,849 issued and outstanding shares of Series A Preferred Stock will be converted, at a three-to-one ratio, into 4,520,547 shares of Common Stock, and each of the 1,246,031 issued and outstanding shares of Series B Preferred Stock will be converted into one share of Common Stock, provided that if, the Price to Public is less than $9.45, each share of Series B Preferred Stock will be converted into a number of shares of Common Stock equal to a number determined by dividing $3.15 by an amount equal to one-third of the Price to Public. Upon completion of the Offering, each of the 1,343,374 issued and outstanding shares of Series C Preferred Stock will be converted into one share of Common Stock, subject to adjustments if the Offering is not completed by specified dates and certain financing is not obtained by the Company. In addition, upon completion of the Offering, outstanding warrants to purchase 433,334 shares of Series B Preferred Stock at an exercise price of $3.15 per share (subject to adjustment as described above if the Price to Public is less than $9.45) and outstanding warrants to purchase 55,556 shares of Series B Preferred Stock at an exercise price of $____ per share (45% of the Price to Public) will be converted into Warrants to purchase the same number of shares of Common Stock at the same respective exercise price, which Warrants are currently exercisable and will expire four years from the date of the completion of the Offering. After the completion of the Offering, no shares of Convertible Preferred Stock will be outstanding or authorized for issuance.


     The holders of Common Stock are entitled to receive dividends, when and as declared by the Board of Directors, out of funds legally available therefor and to receive pro rata the assets of the Company legally available for distribution upon liquidation after payment to holders of Preferred Stock having a liquidation preference over the Common Stock. In addition, holders of Common Stock are entitled to one vote per share on all matters voted on by shareholders generally, including the election of directors, and do not have cumulative voting rights. There are no preemptive, conversion or redemption rights applicable to the shares of the Common Stock. The currently outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company hereby, upon issuance by the Company against receipt of the purchase price therefor, will be, fully paid and non-assessable.


     The Board of Directors is empowered by the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles"), to designate and issue from time to time one or more classes or series of Preferred Stock without any action of the shareholders. The Board of Directors may fix and determine the relative rights, preferences and limitations of each class or series so authorized. The issuance of, or the ability to issue, the Preferred Stock could adversely affect the voting power and other rights of the holders of the Common Stock or could have the effect of decreasing the market price of the Common Stock or of discouraging or making difficult any attempt by a person or group to obtain control of the Company, including any attempt involving a bid for the Common Stock at a premium over the then market price. The Company does not have any present intention to issue any Preferred Stock.


     Subchapter F of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), which is applicable to the Company, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders. In general, Subchapter F of Chapter 25 of the BCL delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the Company, unless prior approval of the Board of Directors is given. The term "business combination" is defined broadly to include various merger, consolidation, division, exchange or sale transactions, including transactions utilizing the Company's assets for purchase price amortization or refinancing purposes. An "interested shareholder," in general, would be a beneficial owner of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the Company.


     As permitted by the BCL, the Articles and the By-laws provide that a director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless the director breaches or fails to perform the duties of his or her office under the BCL, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or federal law. These provisions offer persons who serve on the Board of Directors of the Company protection against awards of monetary damages for negligence in the performance of their duties. The Articles and the By-laws also provide that every person who is or was a director or executive officer of the Company, or of any corporation which he or she served as such at the request of the Company, shall be indemnified by the Company to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him or her, in connection with any proceeding to which he or she may be made, or threatened to be made, a party, or in which he or she may become involved by reason of his or her being or having been a director or executive officer of the Company, or of such other corporation, whether or not he or she is a director or executive officer of the Company or such other corporation at the time the expenses or liabilities are incurred, and that such directors and executive officers are entitled to the advancement of expenses in connection therewith.


     The By-laws provide that shareholders seeking to nominate candidates for election as directors at an annual or a special meeting of shareholders must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 120 days prior to the anniversary of the date that the Company's proxy statement was released to stockholders in connection with the immediately preceding annual meeting, and
(ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The By-laws also specify certain requirements for a shareholder's notice to be in proper written form.


     Application has been made to have the Common Stock approved for quotation on The Nasdaq Stock Market's National Market under the symbol "USPY."


     The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Prior to the Offering, there has been no public market for the Common Stock. Sales of substantial amounts of shares of the Common Stock in the public market following the Offering could adversely affect the market price of the Common Stock, making it more difficult for the Company to sell equity securities in the future at a time and price which it deems appropriate.


     Upon the completion of the Offering, assuming no exercise of the overallotment option, the Company will have outstanding _______ shares of Common Stock. Of these shares, the _______ shares of Common Stock sold in the Offering will be freely tradeable without restriction or registration under the Securities Act. The remaining 11,061,533 shares of Common Stock outstanding as of the date of this Prospectus are "restricted securities" as defined by Rule 144, 68.2% of which are held by the Principal Shareholders and would be able to be sold in accordance with the provisions of Rule 144 beginning 90 days after the date of this Prospectus.


     In general, under Rule 144, a person who has beneficially owned shares for at least one year, including an "affiliate," as that term is defined in the Securities Act, is entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of Common Stock (approximately _______ shares after the completion of the Offering), or the average weekly trading volume during the four calendar weeks preceding filing of notice of such sale, subject to certain requirements concerning availability of public information, manner and notice of sale.

     In addition, affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirements, in order to sell shares of Common Stock which are not restricted securities. Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned restricted shares for at least a two year holding period may resell such shares without compliance with the foregoing restrictions.


     Upon the completion of the Offering, it is expected that there will be 2,102,994 shares of Common Stock issuable upon exercise of outstanding Options granted under the Stock Incentive Plans, 350,668 of which are currently vested and the remainder of which will vest in various installments through July 2002. Pursuant to the Underwriting Agreement, the Company has agreed not to file, at any time prior to the date 180 days from the date of this Prospectus, a registration statement under the Securities Act covering any of such shares. The Company, however, intends to file a registration statement or statements covering a portion of these shares within one year from the date of this Prospectus. The shares registered under such registration statement will be available for resale in the open market upon the exercise of vested options, subject to Rule 144 volume limitations applicable to affiliates.



     In addition, upon completion of the Offering, there will be outstanding Warrants to purchase an aggregate of 43,573 shares of Common Stock at an exercise price of $0.01 per share, 682,540 shares of Common Stock at an exercise price of $3.15 per share 410,222 shares of Common Stock at an exercise price of $4.15 per share and 55,556 shares of Common Stock at an exercise price of $____ per share (45% of the Price to Public), which warrants are presently exercisable and expire four years from the date of completion of the Offering. In addition, upon completion of the Offering, the Company will have outstanding Convertible Notes in the aggregate principal amount of $20.0 million, which Convertible Notes are convertible at the election of the holders into an aggregate of up to _______ shares of Common Stock at a conversion price of $____ per share.



     The Company, each executive officer and director and certain other shareholders of the Company have agreed that, for a period of 180 days after the date of this Prospectus (the "Lock-Up Period"), they will not, without the prior written consent of BancAmerica Robertson Stephens, issue, offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exercisable or exchangeable for or that represent the right to receive any shares of Common Stock or enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, the economic consequences of ownership of the Common Stock, except in certain limited circumstances.

     For a description of the Registration Rights Agreements, which provide registration rights, including rights to Demand Registration, to holders of the Convertible Preferred Stock and Warrants, see "Certain Transactions."


                                  UNDERWRITING


     The Underwriters named below, acting through their representatives BancAmerica Robertson Stephens, NationsBanc Montgomery Securities LLC and Piper Jaffray Inc. (the "Representatives"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the number of shares of Common Stock set forth opposite their names below. The Underwriters are committed to purchase and pay for all such shares, if any are purchased.



                                                               NUMBER OF
                        UNDERWRITER                             SHARES
                        -----------                            ---------
BancAmerica Robertson Stephens..............................
NationsBanc Montgomery Securities LLC.......................
Piper Jaffray Inc...........................................
     Total..................................................
                                                                -------


     The Representatives have advised the Company that the Underwriters propose to offer the shares of Common Stock to the public at the price to the public set forth on the cover page of this Prospectus and to certain dealers at such price less a concession of not more than $0.__ per share, of which $0.__ may be reallowed to other dealers. After the public offering, the public offering price, concession and reallowance to dealers may be reduced by the Representatives. No such reduction shall change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.

     The Company has granted to the Underwriters an option, exercisable during the 30-day period after the date of this Prospectus, to purchase up to _______ additional shares of Common Stock at the same price per share as the Company will receive for the _______ shares that the Underwriters have agreed to purchase. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage of such additional shares that the number of shares of Common Stock to be purchased by it shown in the above table represents as a percentage of the ______ shares offered hereby. If purchased, such additional shares will be sold by the Underwriters on the same terms as those on which the _______ shares are being sold.

     The Underwriting Agreement contains covenants of indemnity among the Underwriters and the Company against certain civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement.


     Each executive officer and director and certain other shareholders of the Company have agreed with the Representatives for the Lock-Up Period not to offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exercisable or exchangeable for or that represent the right to receive any shares of Common Stock or enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, the economic consequences of ownership of the Common Stock owned as of the date of this Prospectus or thereafter acquired directly by such holders for with respect to which they have or hereafter acquire the power of disposition, without the prior written consent of BancAmerica Robertson Stephens, subject to certain limited exceptions. However, BancAmerica Robertson Stephens may, in its sole discretion at any time or from time to time, without notice, release all or any portion of the securities subject to the lock-up agreements. In addition, the Company has agreed that during the Lock-Up Period, it will not, without the prior written consent of BancAmerica Robertson Stephens, issue, sell, contract to sell or otherwise dispose of any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for or represent the right to receive any shares of Common Stock or enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, the economic consequences of ownership of the Common Stock, other than the issuance of Common Stock upon the exercise of outstanding Options and Warrants, the

Company's issuance of Options under existing Stock Incentive Plans and certain other conditions. See "Shares Eligible For Future Sale."



     Prior to the Offering, there has been no public market for the shares of Common Stock. The initial public offering price will be negotiated among the Company and the Representatives. Among the factors to be considered in determining the initial public offering price of the Common Stock, in addition to prevailing market conditions, will be the Company's historical performance, estimates of the business potential and earnings prospects of the Company, an assessment of the Company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.


     The Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority in excess of 5% of the number of shares of Common Stock offered hereby.

     The Representatives have advised the Company that, pursuant to Regulation M under the Securities Act, certain persons participating in the offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Common Stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the Common Stock on behalf of the Underwriters for the purpose of fixing or maintaining the price of the Common Stock. A "syndicate covering transaction" is the bid for or the purchase of the Common Stock on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with the offering. A "penalty bid" is an arrangement permitting the Representatives to reclaim the selling concession otherwise accruing to an Underwriter or syndicate member in connection with the Offering if the Common Stock originally sold by such Underwriter or syndicate member is purchased by the Representatives in a syndicate covering transaction and has therefore not been effectively placed by such Underwriter or syndicate member. The Representatives have advised the Company that such transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

     From time to time in the ordinary course of their respective business, certain of the Underwriters and their affiliates have engaged in and may in the future engage in commercial and/or investment banking transactions with the Company and its affiliates.

                                 LEGAL MATTERS


     Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania, has rendered an opinion that the shares of Common Stock offered hereby will be legally issued, fully paid and non-assessable. Daniel Promislo, a director of the Company, is the Managing Director of Wolf, Block, Schorr and Solis-Cohen LLP and presently owns 282,673 shares of Common Stock. Cozen and O'Connor P.C., Philadelphia, Pennsylvania, has reviewed the matters set forth under "Risk Factors -- Government Regulation" and " -- Risks Related to Relationships with Third Party Payors" and "Business -- Reimbursement for Services" and " -- Government Regulation." Certain legal matters relating to the Offering will be passed upon for the Underwriters by Shearman & Sterling.


                                    EXPERTS

     The audited financial statements included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated on their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of Common Stock, reference is hereby made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") systems are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov. The Registration Statement, including all exhibits thereto and amendments thereof, has been filed with the Commission through EDGAR.

                             U.S. PHYSICIANS, INC.

                         INDEX TO FINANCIAL STATEMENTS


 I.  U.S. PHYSICIANS, INC.

     Report of Independent Public Accountants....................     F-7
     Consolidated Balance Sheets as of December 31, 1995 and 1996
       and September 30, 1997....................................     F-8
     Consolidated Statements of Operations for the period from
       inception (July 14, 1994) to December 31, 1994, for the
       years ended December 31, 1995 and 1996, and for the nine
       months ended September 30, 1996 (unaudited) and 1997......     F-9
     Consolidated Statements of Convertible Preferred Stock
       Securities, Common Stock to be Issued on Conditional
       Affiliation Transactions and Shareholders' Equity
       (Deficit) for the period from inception (July 14, 1994) to
       December 31, 1994, for the years ended December 31, 1995
       and 1996, and for the nine months ended September 30,
       1997......................................................    F-10
     Consolidated Statements of Cash Flows for the period from
       inception (July 14, 1994) to December 31, 1994, for the
       years ended December 31, 1995 and 1996, and for the nine
       months ended September 30, 1996 (unaudited) and 1997......    F-11
     Notes to Consolidated Financial Statements..................    F-12

II.  CONDITIONAL AFFILIATION TRANSACTIONS
       -- ENTERED INTO PRIOR TO SEPTEMBER 30, 1997

     BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC

     Report of Independent Public Accountants....................    F-30
     Balance Sheets as of December 31, 1995 and 1996 and
       September 30, 1997 (unaudited)............................    F-31
     Statements of Operations for the years ended December 31,
       1994, 1995 and 1996, and for the nine months ended
       September 30, 1996 and 1997 (unaudited)...................    F-32
     Statements of Owners' Equity for the years ended December
       31, 1994, 1995 and 1996, and for the nine months ended
       September 30, 1997 (unaudited)............................    F-33
     Statements of Cash Flows for the years ended December 31,
       1994, 1995 and 1996, and for the nine months ended
       September 30, 1996 and 1997 (unaudited)...................    F-34
     Notes to Financial Statements...............................    F-35

     BRYN MAWR UROLOGY ASSOCIATES, INC.

     Report of Independent Public Accountants....................    F-40
     Balance Sheets as of December 31, 1995 and 1996 and
       September 30, 1997 (unaudited)............................    F-41
     Statements of Operations and Retained Earnings for the years ended December 31, 1994, 1995 and 1996, and for the nine
       months ended September 30, 1996 and 1997 (unaudited)......    F-42
     Statements of Cash Flows for the years ended December 31,
       1994, 1995 and 1996, and for the nine months ended
       September 30, 1996 and 1997 (unaudited)...................    F-43
     Notes to Financial Statements...............................    F-44

     CENTER FOR WOMEN'S HEALTHCARE, PC AND CORAZON G. GEMIL,
       M.D., PC

     Report of Independent Public Accountants....................    F-49
     Combined Balance Sheets as of December 31, 1995 and 1996 and
       September 30, 1997 (unaudited)............................    F-50
     Combined Statements of Operations and Owner's Deficit for
       the years ended December 31, 1994, 1995 and 1996, and for
       the nine months ended September 30, 1996 and 1997
       (unaudited)...............................................    F-51
     Combined Statements of Cash Flows for the years ended
       December 31, 1994, 1995 and 1996, and for the nine months
       ended September 30, 1996 and 1997 (unaudited).............    F-52
     Notes to Combined Financial Statements......................    F-53

     CESARE, METZGER, COYLE AND HENZES, INC.
     Report of Independent Public Accountants....................    F-57
     Balance Sheets as of December 31, 1995 and 1996 and
       September 30, 1997 (unaudited)............................    F-58
     Statements of Operations for the years ended December 31,
       1994, 1995 and 1996, and for the nine months ended
       September 30, 1996 and 1997 (unaudited)...................    F-59
     Statements of Shareholders' Equity for the years ended
       December 31, 1994, 1995 and 1996, and for the nine months
       ended September 30, 1997 (unaudited)......................    F-60
     Statements of Cash Flows for the years ended December 31,
       1994, 1995 and 1996, and for the nine months ended
       September 30, 1996 and 1997 (unaudited)...................    F-61
     Notes to Financial Statements...............................    F-62

     FAMILY CARE OF LANCASTER, INC.

     Report of Independent Public Accountants....................    F-67
     Balance Sheets as of December 31, 1995 and 1996 and
       September 30, 1997 (unaudited)............................    F-68
     Statements of Operations and Retained Earnings for the years ended December 31, 1994, 1995 and 1996, and for the nine
       months ended September 30, 1996 and 1997 (unaudited)......    F-69
     Statements of Cash Flows for the years ended December 31,
       1994, 1995 and 1996, and for the nine months ended
       September 30, 1996 and 1997 (unaudited)...................    F-70
     Notes to Financial Statements...............................    F-71

     NETWORK MEDICAL, INC.

     Report of Independent Public Accountants....................    F-77
     Balance Sheets as of September 30, 1996 and 1997............    F-78
     Statements of Operations for the years ended September 30,
       1995, 1996 and 1997.......................................    F-79
     Statements of Shareholders' Deficit for the years ended
       September 30, 1995, 1996 and 1997.........................    F-80
     Statements of Cash Flows for the years ended September 30,
       1995, 1996 and 1997.......................................    F-81
     Notes to Financial Statements...............................    F-82

     ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF THE MAIN
       LINE, INC.

     Report of Independent Public Accountants....................    F-86
     Balance Sheets as of December 31, 1995 and 1996 and
       September 30, 1997 (unaudited)............................    F-87
     Statements of Operations and Retained Earnings for the years ended December 31, 1994, 1995 and 1996, and for the nine
       months ended September 30, 1996 and 1997 (unaudited)......    F-88
     Statements of Cash Flows for the years ended December 31,
       1994, 1995 and 1996, and for the nine months ended
       September 30, 1996 and 1997 (unaudited)...................    F-89
     Notes to Financial Statements...............................    F-90

     ORTHOPAEDIC SURGERY AND SPORTS MEDICINE, INC.

     Report of Independent Public Accountants....................    F-95
     Balance Sheets as of December 31, 1995 and 1996 and
       September 30, 1997 (unaudited)............................    F-96
     Statements of Operations and Retained Earnings for the years ended December 31, 1994, 1995 and 1996, and for the nine
       months ended September 30, 1996 and 1997 (unaudited)......    F-97
     Statements of Cash Flows for the years ended December 31,
       1994, 1995 and 1996, and for the nine months ended
       September 30, 1996 and 1997 (unaudited)...................    F-98
     Notes to Financial Statements...............................    F-99

     RJK MEDICAL ASSOCIATES, LTD.

     Report of Independent Public Accountants....................   F-103
     Balance Sheets as of December 31, 1996 and September 30,
       1997 (unaudited)..........................................   F-104
     Statements of Operations and Retained Earnings for the year ended December 31, 1996, and for the nine months ended
       September 30, 1996 and 1997 (unaudited)...................   F-105
     Statements of Cash Flows for the year ended December 31,
       1996, and for the nine months ended September 30, 1996 and
       1997 (unaudited)..........................................   F-106
     Notes to Financial Statements...............................   F-107

     SOUTH SHORE ORTHOPEDICS, PA

     Report of Independent Public Accountants....................   F-111
     Balance Sheets as of March 31, 1996 and 1997 and September
       30, 1997 (unaudited)......................................   F-112
     Statements of Operations and Retained Earnings for the year ended March 31, 1995, 1996 and 1997, and for the six
       months ended September 30, 1996 and 1997 (unaudited)......   F-113
     Statements of Cash Flows for the years ended March 31, 1995,
       1996 and 1997, and for the six months ended September 30,
       1996 and 1997 (unaudited).................................   F-114
     Notes to Financial Statements...............................   F-115

     SPORTS MEDICINE AND REHABILITATION CENTER, INC. AND RELATED
       COMPANIES

     Report of Independent Public Accountants....................   F-119
     Combined Balance Sheets as of December 31, 1995 and 1996 and
       September 30, 1997 (unaudited)............................   F-120
     Combined Statements of Operations for the years ended
       December 31, 1994, 1995 and 1996, and for the nine months
       ended September 30, 1996 and 1997 (unaudited).............   F-121
     Combined Statements of Owner's Equity for the years ended
       December 31, 1993, 1994, 1995 and 1996, and for the nine
       months ended September 30, 1997 (unaudited)...............   F-122
     Combined Statements of Cash Flows for the years ended
       December 31, 1994, 1995 and 1996, and for the nine months
       ended September 30, 1996 and 1997 (unaudited).............   F-123
     Notes to Combined Financial Statements......................   F-124

     STEEL VALLEY ORTHOPEDIC ASSOCIATION, INC.

     Report of Independent Public Accountants....................   F-128
     Balance Sheets as of February 29, 1996, February 28, 1997
       and September 30, 1997 (unaudited)........................   F-129
     Statements of Operations and Retained Earnings for the years ended February 28, 1995, February 29, 1996 and February
       28, 1997, and for the seven months ended September 30,
       1996 and 1997 (unaudited).................................   F-130
     Statements of Cash Flows for the years ended February 28,
       1995, February 29, 1996 and February 28, 1997, and for the
       seven months ended September 30, 1996 and 1997
       (unaudited)...............................................   F-131
     Notes to Financial Statements...............................   F-132

     VALLEY FORGE FACIAL PLASTIC SURGERY/EAR,
       NOSE & THROAT ASSOCIATES, LTD.

     Report of Independent Public Accountants....................   F-137
     Balance Sheets as of September 30, 1996 and 1997............   F-138
     Statements of Operations and Retained Earnings for the years
       ended September 30, 1995, 1996 and 1997...................   F-139
     Statements of Cash Flows for the years ended September 30,
       1995, 1996 and 1997.......................................   F-140
     Notes to Financial Statements...............................   F-141

III. CONDITIONAL AFFILIATION TRANSACTIONS
       -- ENTERED INTO AFTER SEPTEMBER 30, 1997

     LEHIGH VALLEY ORTHOPEDICS, INC.

     Report of Independent Public Accountants....................   F-145
     Balance Sheets as of December 31, 1995 and 1996 and
       September 30, 1997 (unaudited)............................   F-146
     Statements of Operations and Retained Earnings for the years ended December 31, 1994, 1995 and 1996, and for the nine
       months ended September 30, 1996 and 1997
       (unaudited)...............................................   F-147
     Statements of Cash Flows for the years ended December 31,
       1994, 1995 and 1996, and for the nine months ended
       September 30, 1996 and 1997 (unaudited)...................   F-148
     Notes to Financial Statements...............................   F-149

IV.  INITIAL PUBLIC OFFERING ("IPO") AFFILIATION TRANSACTIONS

     ASSOCIATES IN UROLOGY, PC

     Report of Independent Public Accountants....................   F-154
     Balance Sheets as of December 31, 1995 and 1996 and
       September 30, 1997........................................   F-155
     Statements of Operations and Retained Earnings for the year ended December 31, 1995 and 1996, and for the nine months
       ended September 30, 1996 (unaudited) and 1997.............   F-156
     Statements of Cash Flows for the year ended December 31,
       1995 and 1996, and for the nine months ended September 30,
       1996 (unaudited) and 1997.................................   F-157
     Notes to Financial Statements...............................   F-158

     CURAMED, LLC

     Report of Independent Public Accountants....................   F-162
     Combined Balance Sheets as of December 31, 1995 and 1996 and
       September 30, 1997........................................   F-163
     Combined Statements of Operations for the years ended
       December 31, 1995 and 1996, and for the nine months ended
       September 30, 1996 (unaudited) and 1997...................   F-164
     Combined Statements of Owners' Equity for the years ended
       December 31, 1995 and 1996 and the nine months ended
       September 30, 1997........................................   F-165
     Combined Statements of Cash Flows for the years ended
       December 31, 1995 and 1996, and for the nine months ended
       September 30, 1996 (unaudited) and 1997...................   F-166
     Notes to Combined Financial Statements......................   F-167

     DENNIS JAMES BONNER, M.D., LTD.

     Report of Independent Public Accountants....................   F-170
     Balance Sheets as of December 31, 1995 and 1996 and
       September 30, 1997 (unaudited)............................   F-171
     Statements of Operations and Retained Earnings for the years ended December 31, 1994, 1995 and 1996, and for the nine
       months ended September 30, 1996 and 1997 (unaudited)......   F-172
     Statements of Cash Flows for the years ended December 31,
       1994, 1995 and 1996, and for the nine months ended
       September 30, 1996 and 1997 (unaudited)...................   F-173
     Notes to Financial Statements...............................   F-174

     NEIL CHESEN, M.D., PC

     Report of Independent Public Accountants....................   F-178
     Balance Sheets as of December 31, 1996 and September 30,
       1997......................................................   F-179
     Statements of Operations and Retained Earnings for the year ended December 31, 1996, and for the nine months ended
       September 30, 1996 (unaudited) and 1997...................   F-180
     Statements of Cash Flows for the year ended December 31,
       1996 and for the nine months ended September 30, 1996
       (unaudited) and 1997......................................   F-181
     Notes to Financial Statements...............................   F-182

     NORTHERN OPHTHALMIC ASSOCIATES, INC.

     Report of Independent Public Accountants....................   F-186
     Balance Sheets as of November 30, 1995 and 1996, and
       September 30, 1997 (unaudited)............................   F-187
     Statements of Operations and Retained Earnings for the years ended November 30, 1994, 1995 and 1996, and for the ten
       months ended September 30, 1996 and 1997 (unaudited)......   F-188
     Statements of Cash Flows for the years ended November 30,
       1994, 1995 and 1996, and for the ten months ended
       September 30, 1996 and 1997 (unaudited)...................   F-189
     Notes to Financial Statements...............................   F-190

     NORTHWEST ORTHOPEDIC ASSOCIATES, PC

     Report of Independent Public Accountants....................   F-194
     Balance Sheets as of December 31, 1995 and 1996 and
       September 30, 1997 (unaudited)............................   F-195
     Statements of Operations and Retained Earnings for the years ended December 31, 1994, 1995 and 1996, and for the nine
       months ended September 30, 1996 and 1997
       (unaudited)...............................................   F-196
     Statements of Cash Flows for the years ended December 31,
       1994, 1995 and 1996, and for the nine months ended
       September 30, 1996 and 1997 (unaudited)...................   F-197
     Notes to Financial Statements...............................   F-198

     ONCOLOGY AND HEMATOLOGY ASSOCIATES, PA

     Report of Independent Public Accountants....................   F-201
     Balance Sheets as of December 31, 1995 and 1996 and
       September 30, 1997 (unaudited)............................   F-202
     Statements of Operations and Retained Earnings for the years ended December 31, 1994, 1995 and 1996, and for the nine
       months ended September 30, 1996 and 1997
       (unaudited)...............................................   F-203
     Statements of Cash Flows for the years ended December 31,
       1994, 1995 and 1996, and for the nine months ended
       September 30, 1996 and 1997 (unaudited)...................   F-204
     Notes to Financial Statements...............................   F-205

     ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.

     Report of Independent Public Accountants....................   F-209
     Balance Sheets as of September 30, 1996 and 1997............   F-210
     Statements of Operations for the years ended September 30,
       1995, 1996 and 1997.......................................   F-211
     Statements of Shareholders' Equity for the years ended
       September 30, 1995, 1996 and 1997.........................   F-212
     Statements of Cash Flows for the years ended September 30,
       1995, 1996 and 1997.......................................   F-213
     Notes to Financial Statements...............................   F-214

     PHILADELPHIA URO-GYNECOLOGIC ASSOCIATES, PC

     Report of Independent Public Accountants....................   F-218
     Balance Sheets as of December 31, 1996 and September 30,
       1997 (unaudited)..........................................   F-219
     Statements of Operations and Accumulated Deficit for the
       year ended December 31, 1996, and for the nine months
       ended September 30, 1996 and 1997 (unaudited).............   F-220
     Statements of Cash Flows for the year ended December 31,
       1996 and for the nine months ended September 30, 1996 and
       1997 (unaudited)..........................................   F-221
     Notes to Financial Statements...............................   F-222

     PRIMARY CARE & REHABILITATION, PC
       AND MEDICAL CONSULTANTS, PC

     Report of Independent Public Accountants....................   F-225
     Combined Balance Sheets as of December 31, 1995 and 1996 and
       September 30, 1997........................................   F-226
     Combined Statements of Operations and Owner's Equity for the
       years ended December 31, 1995 and 1996, and for the nine
       months ended September 30, 1996 (unaudited) and 1997......   F-227
     Combined Statements of Cash Flows for the years ended
       December 31, 1995 and 1996, and for the nine months ended
       September 30, 1996 (unaudited) and 1997...................   F-228
     Notes to Combined Financial Statements......................   F-229

     VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA

     Report of Independent Public Accountants....................   F-233
     Balance Sheets as of December 31, 1995 and 1996 and
       September 30, 1997 (unaudited)............................   F-234
     Statements of Operations and Retained Earnings for the years ended December 31, 1994, 1995 and 1996, and for the nine
       months ended September 30, 1996 and 1997 (unaudited)......   F-235
     Statements of Cash Flows for the years ended December 31,
       1994, 1995 and 1996, and for the nine months ended
       September 30, 1996 and 1997 (unaudited)...................   F-236
     Notes to Financial Statements...............................   F-237

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To U.S. PHYSICIANS, Inc.:


We have audited the accompanying consolidated balance sheets of U.S. PHYSICIANS, Inc. (a Pennsylvania corporation) and subsidiaries as of December 31, 1995 and 1996 and September 30, 1997, and the related consolidated statements of operations, convertible preferred stock securities, common stock to be issued on conditional affiliation transactions and shareholders' equity (deficit) and cash flows for the period from inception (July 14, 1994) to December 31, 1994, for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. PHYSICIANS, Inc. and subsidiaries as of December 31, 1995 and 1996 and September 30, 1997, and the results of their operations and their cash flows for the period from inception to December 31, 1994, for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, in conformity with generally accepted accounting principles.



The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of September 30, 1997 the Company had a working capital deficit and an accumulated deficit of $18,176,453 and $6,603,985, respectively. Further, the Company's growth strategy will require substantial additional funds to finance acquisitions, for working capital and for capital expenditures. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management plans in regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.


                                          ARTHUR ANDERSEN LLP


Philadelphia, Pa.
  January 23, 1998

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                                                                  PRO FORMA
                                                          DECEMBER 31,                          SHAREHOLDERS'
                                                   --------------------------   SEPTEMBER 30,      EQUITY
                                                      1995           1996           1997          (NOTE 3)
                                                   -----------   ------------   -------------   -------------
                                                                                                 (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents......................  $ 1,394,698   $ 2,066,089     $ 1,832,770
  Accounts receivable............................           --            --         217,656
  Due from Conditional Affiliation
    Transactions.................................           --            --         483,789
  Prepaid expenses and other.....................       19,818        47,824         657,066
                                                   -----------   -----------     -----------
      Total current assets.......................    1,414,516     2,113,913       3,191,281
Property and equipment, net......................       13,601       251,177       1,538,840
Investment in Conditional Affiliation
  Transactions...................................           --       223,806      36,872,207
Intangible assets, net...........................           --            --         127,362
Deferred offering costs..........................           --            --         209,316
Other assets.....................................       64,277        42,835         351,003
                                                   -----------   -----------     -----------
                                                   $ 1,492,394   $ 2,631,731     $42,290,009
                                                   ===========   ===========     ===========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Current portion of notes payable on Conditional
    Affiliation Transactions.....................  $        --   $        --     $16,728,782
  Current portion of long-term debt..............           --            --         733,418
  Accounts payable...............................      103,442       682,468         537,724
  Accrued expenses...............................       85,853       734,656       2,797,011
  Due to Conditional Affiliation Transactions....           --            --         570,799
                                                   -----------   -----------     -----------
      Total current liabilities..................      189,295     1,417,124      21,367,734
                                                   -----------   -----------     -----------
Notes payable on Conditional Affiliation
  Transactions...................................           --            --       7,467,275
                                                   -----------   -----------     -----------
Other long-term debt.............................      172,000       172,000       2,770,066
                                                   -----------   -----------     -----------
Other long-term liabilities......................           --       309,241         247,425
                                                   -----------   -----------     -----------
Series A convertible preferred stock.............    2,158,774     2,169,082       2,176,812
                                                   -----------   -----------     -----------
Series B convertible preferred stock.............           --     1,917,752       3,801,641
                                                   -----------   -----------     -----------
Series B convertible preferred stock warrants....           --            --         851,000
                                                   -----------   -----------     -----------
Common Stock to be issued on Conditional
  Affiliation Transactions.......................           --            --       9,643,096
                                                   -----------   -----------     -----------
Commitments and contingencies (Note 14)
Shareholders' equity (deficit):
  Common Stock, $.01 par value; 25,000,000 shares
    authorized; 3,205,479, 3,919,121, 3,936,581
    and ______ shares issued and outstanding.....       32,055        39,191          39,366
  Additional paid-in capital.....................           --       380,114         433,579
  Common Stock warrants..........................           --        33,500          96,000
  Accumulated deficit............................   (1,059,730)   (3,806,273)     (6,603,985)
                                                   -----------   -----------     -----------     -----------
      Total shareholders' equity (deficit).......   (1,027,675)   (3,353,468)     (6,035,040)
                                                   -----------   -----------     -----------     -----------
                                                   $ 1,492,394   $ 2,631,731     $42,290,009
                                                   ===========   ===========     ===========     ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                   FROM
                                                 INCEPTION
                                              (JULY 14, 1994)         YEAR ENDED              NINE MONTHS ENDED
                                                    TO               DECEMBER 31,               SEPTEMBER 30,
                                               DECEMBER 31,     -----------------------   -------------------------
                                                   1994           1995         1996          1996          1997
                                              ---------------   ---------   -----------   -----------   -----------
                                                                                          (UNAUDITED)
Net revenues:
  Net patient revenues.....................      $      --      $      --   $        --   $        --   $   207,785
  Management fees from Conditional
    Affiliation Transactions...............             --             --            --            --     2,000,223
  Other revenues...........................             --             --        69,833        39,000       282,086
                                                 ---------      ---------   -----------   -----------   -----------
                                                        --             --        69,833        39,000     2,490,094
Cost of revenues...........................             --             --            --            --       704,483
                                                 ---------      ---------   -----------   -----------   -----------
Gross profit...............................             --             --        69,833        39,000     1,785,611
                                                 ---------      ---------   -----------   -----------   -----------
Operating expenses:
  General and administrative...............        321,232        691,740     2,295,202     1,354,677     3,759,586
  Depreciation and amortization............             --          2,525         5,881         4,236       105,790
                                                 ---------      ---------   -----------   -----------   -----------
      Loss from operations.................       (321,232)      (694,265)   (2,231,250)   (1,319,913)   (2,079,765)
Loss in terminated joint venture...........             --         56,012       528,829       522,994            --
Interest income............................             --        (80,597)      (36,714)      (33,208)      (69,102)
Interest expense...........................             --         10,688        12,870         7,685       750,853
                                                 ---------      ---------   -----------   -----------   -----------
Net loss...................................      $(321,232)     $(680,368)  $(2,736,235)  $(1,817,384)  $(2,761,516)
                                                 =========      =========   ===========   ===========   ===========
Pro forma net loss per common share (Note
  3) (unaudited)...........................                                 $                           $
                                                                            ===========                 ===========
Shares used in computing pro forma net loss
  per common share (Note 3) (unaudited)....
                                                                            ===========                 ===========



        The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK SECURITIES, COMMON STOCK
              TO BE ISSUED ON CONDITIONAL AFFILIATION TRANSACTIONS
                       AND SHAREHOLDERS' EQUITY (DEFICIT)



                                                             CONVERTIBLE PREFERRED STOCK SECURITIES
                                              --------------------------------------------------------------------
                                                     SERIES A                 SERIES B          SERIES B WARRANTS
                                              ----------------------   ----------------------   ------------------
                                               SHARES       AMOUNT      SHARES       AMOUNT     SHARES     AMOUNT
                                              ---------   ----------   ---------   ----------   -------   --------

Date of Inception, July 14, 1994...........          --   $       --          --   $       --        --   $     --
 Issuance of Common Stock for services
   rendered................................          --           --          --           --        --         --
 Net loss..................................          --           --          --           --        --         --
                                              ---------   ----------   ---------   ----------   -------   --------

Balance at December 31, 1994...............          --           --          --           --        --         --
 Sale of Series A Preferred Stock..........   1,506,849    2,148,466          --           --        --         --
 Accretion of redemption premium on Series
   A Preferred Stock.......................          --       10,308          --           --        --         --
 Issuance of Common Stock for services
   rendered................................          --           --          --           --        --         --
 Purchase of Common Stock..................          --           --          --           --        --         --
 Net loss..................................          --           --          --           --        --         --
                                              ---------   ----------   ---------   ----------   -------   --------

Balance at December 31, 1995...............   1,506,849    2,158,774          --           --        --         --
 Sale of Series B Preferred Stock..........          --           --     634,920    1,917,752        --         --
 Accretion of redemption premium on Series
   A Preferred Stock.......................          --       10,308          --           --        --         --
 Sale of Common Stock......................          --           --          --           --        --         --
 Issuance of Common Stock for services
   rendered................................          --           --          --           --        --         --
 Net loss..................................          --           --          --           --        --         --
                                              ---------   ----------   ---------   ----------   -------   --------
Balance at December 31, 1996...............   1,506,849    2,169,082     634,920    1,917,752        --         --
 Sale of Series B Preferred Stock..........          --           --     611,111    1,855,423        --         --
 Accretion of redemption premium on Series
   A Preferred Stock.......................          --        7,730          --           --        --         --
 Accretion of redemption premium on Series
   B Preferred Stock.......................          --           --          --       28,466        --         --
 Sale of Common Stock......................          --           --          --           --        --         --
 Issuance of Series B Warrants.............          --           --          --           --   488,890    851,000
 Common Stock to be issued in connection
   with Conditional Affiliation
   Transactions............................          --           --          --           --        --         --
 Net loss..................................          --           --          --           --        --         --
                                              ---------   ----------   ---------   ----------   -------   --------
Balance at September 30, 1997..............   1,506,849   $2,176,812   1,246,031   $3,801,641   488,890   $851,000
                                              =========   ==========   =========   ==========   =======   ========


                                                COMMON STOCK TO BE
                                                ISSUED ON CONDITIONAL
                                             AFFILIATION TRANSACTIONS
                                             -------------------------
                                               SHARES        AMOUNT
                                             ----------   ------------
Date of Inception, July 14, 1994...........         --    $        --
 Issuance of Common Stock for services
   rendered................................         --             --
 Net loss..................................         --             --
                                             ---------    -----------
Balance at December 31, 1994...............         --             --
 Sale of Series A Preferred Stock..........         --             --
 Accretion of redemption premium on Series
   A Preferred Stock.......................         --             --
 Issuance of Common Stock for services
   rendered................................         --             --
 Purchase of Common Stock..................         --             --
 Net loss..................................         --             --
                                             ---------    -----------
Balance at December 31, 1995...............         --             --
 Sale of Series B Preferred Stock..........         --             --
 Accretion of redemption premium on Series
   A Preferred Stock.......................         --             --
 Sale of Common Stock......................         --             --
 Issuance of Common Stock for services
   rendered................................         --             --
 Net loss..................................         --             --
                                             ---------    -----------
Balance at December 31, 1996...............         --             --
 Sale of Series B Preferred Stock..........         --             --
 Accretion of redemption premium on Series
   A Preferred Stock.......................         --             --
 Accretion of redemption premium on Series
   B Preferred Stock.......................         --             --
 Sale of Common Stock......................         --             --
 Issuance of Series B Warrants.............         --             --
 Common Stock to be issued in connection
   with Conditional Affiliation
   Transactions............................                 9,643,096
 Net loss..................................         --             --
                                             ---------    -----------
Balance at September 30, 1997..............               $ 9,643,096
                                             =========    ===========

                                                                       SHAREHOLDERS' EQUITY (DEFICIT)
                                             ----------------------------------------------------------------------------------
                                                                                  COMMON STOCK                        TOTAL
                                                COMMON STOCK       ADDITIONAL       WARRANTS                      SHAREHOLDERS'
                                             -------------------    PAID-IN     -----------------   ACCUMULATED      EQUITY
                                              SHARES     AMOUNT     CAPITAL     SHARES    AMOUNT      DEFICIT       (DEFICIT)
                                             ---------   -------   ----------   -------   -------   -----------   -------------
Date of Inception, July 14, 1994...........         --   $    --    $     --         --   $    --   $       --     $        --
 Issuance of Common Stock for services
   rendered................................  3,423,288    34,233          --         --        --           --          34,233
 Net loss..................................         --        --          --         --        --     (321,232)       (321,232)
                                             ---------   -------    --------    -------   -------   -----------    -----------
Balance at December 31, 1994...............  3,423,288    34,233          --         --        --     (321,232)       (286,999)
 Sale of Series A Preferred Stock..........         --        --          --         --        --           --              --
 Accretion of redemption premium on Series
   A Preferred Stock.......................         --        --          --         --        --      (10,308)        (10,308)
 Issuance of Common Stock for services
   rendered................................    205,479     2,055      97,945         --        --           --         100,000
 Purchase of Common Stock..................   (423,288)   (4,233)    (97,945)        --        --      (47,822)       (150,000)
 Net loss..................................         --        --          --         --        --     (680,368)       (680,368)
                                             ---------   -------    --------    -------   -------   -----------    -----------
Balance at December 31, 1995...............  3,205,479    32,055          --         --        --   (1,059,730)     (1,027,675)
 Sale of Series B Preferred Stock..........         --        --          --    126,984    33,500           --          33,500
 Accretion of redemption premium on Series
   A Preferred Stock.......................         --        --          --         --        --      (10,308)        (10,308)
 Sale of Common Stock......................    688,642     6,886     368,114         --        --           --         375,000
 Issuance of Common Stock for services
   rendered................................     25,000       250      12,000         --        --           --          12,250
 Net loss..................................         --        --          --         --        --   (2,736,235)     (2,736,235)
                                             ---------   -------    --------    -------   -------   -----------    -----------
Balance at December 31, 1996...............  3,919,121    39,191     380,114    126,984    33,500   (3,806,273)     (3,353,468)
 Sale of Series B Preferred Stock..........         --        --          --    122,222    62,500           --          62,500
 Accretion of redemption premium on Series
   A Preferred Stock.......................         --        --          --         --        --       (7,730)         (7,730)
 Accretion of redemption premium on Series
   B Preferred Stock.......................         --        --          --         --        --      (28,466)        (28,466)
 Sale of Common Stock......................     17,460       175      53,465         --        --           --          53,640
 Issuance of Series B Warrants.............         --        --          --         --        --           --              --
 Common Stock to be issued in connection
   with Conditional Affiliation
   Transactions............................         --        --          --         --        --           --              --
 Net loss..................................         --        --          --         --        --   (2,761,516)     (2,761,516)
                                             ---------   -------    --------    -------   -------   -----------    -----------
Balance at September 30, 1997..............  3,936,581   $39,366    $433,579    249,206   $96,000   $(6,603,985)   $(6,035,040)
                                             =========   =======    ========    =======   =======   ===========    ===========


  The accompanying notes are an integral part of theses financial statements.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                        FROM INCEPTION
                                        (JULY 14, 1994)          YEAR ENDED                 NINE MONTHS
                                              TO                DECEMBER 31,            ENDED SEPTEMBER 30,
                                         DECEMBER 31,     ------------------------   -------------------------
                                             1994            1995         1996          1996          1997
                                        ---------------   ----------   -----------   -----------   -----------
                                                                                            (UNAUDITED)
Operating activities:
  Net loss............................     $(321,232)     $ (680,368)  $(2,736,235)  $(1,817,384)  $(2,761,516)
  Adjustments to reconcile net loss to
    net cash used in operating
    activities--
      Depreciation and amortization...            --           2,525         5,881         4,236       105,790
      Amortization of debt discount...            --              --            --            --        62,300
      Stock issued for services
         rendered.....................        34,233         100,000        12,250        12,250            --
      Loss in terminated joint
         venture......................            --          56,012       528,829       522,994            --
      Loss on repurchased Conditional
         Affiliation Transactions.....            --              --            --            --       264,681
      Changes in assets and
         liabilities--
         Accounts receivable..........            --              --            --            --      (217,656)
         Due from Conditional
           Affiliation Transactions...            --              --            --            --      (483,789)
         Prepaid expenses and other...            --         (19,818)      (28,006)      (23,948)     (343,926)
         Other assets.................            --              --       (42,835)      (29,265)     (308,168)
         Accounts payable.............            --         103,442       579,026       (18,613)     (144,744)
         Accrued expenses.............        25,000          60,853       387,786       367,439     1,387,009
         Due to Conditional
           Affiliation Transactions...            --              --            --            --       570,799
                                           ---------      ----------   -----------   -----------   -----------
           Net cash used in operating
             activities...............      (261,999)       (377,354)   (1,293,304)     (982,291)   (1,869,220)
                                           ---------      ----------   -----------   -----------   -----------
Investing activities:
  Purchases of property and
    equipment.........................            --         (16,126)     (184,555)      (32,577)   (1,218,043)
  Completed acquisitions..............            --              --            --            --      (150,000)
  Cash deposits on Conditional
    Affiliation Transactions..........            --              --            --            --    (2,327,499)
  Investment in joint venture.........            --        (120,289)     (177,002)     (141,775)           --
                                           ---------      ----------   -----------   -----------   -----------
           Net cash used in financing
             activities...............            --        (136,415)     (361,557)     (174,352)   (3,695,542)
                                           ---------      ----------   -----------   -----------   -----------
Financing activities:
  Proceeds from long-term debt........       262,000              --            --            --     3,900,000
  Repayment of long-term debt.........            --         (90,000)           --            --       (15,630)
  Repayments on notes payable on
    Conditional Affiliation
    Transactions......................            --              --            --            --      (366,493)
  Repayments on notes payable on
    repurchased Conditional
    Affiliation Transactions..........            --              --            --            --      (157,997)
  Net proceeds from sale of Common
    Stock.............................            --              --       375,000       300,000        53,640
  Repurchase of Common Stock..........            --        (150,000)           --            --            --
  Net proceeds from sale of Series A
    Preferred Stock...................            --       2,148,466            --            --            --
  Net proceeds from sale of Series B
    Preferred Stock...................            --              --     1,951,252            --     1,917,923
                                           ---------      ----------   -----------   -----------   -----------
           Net cash provided by
             financing activities.....       262,000       1,908,466     2,326,252       300,000     5,331,443
                                           ---------      ----------   -----------   -----------   -----------
Net increase (decrease) in cash and
  cash equivalents....................             1       1,394,697       671,391      (856,643)     (233,319)
Cash and cash equivalents, beginning
  of period...........................            --               1     1,394,698     1,394,698     2,066,089
                                           ---------      ----------   -----------   -----------   -----------
Cash and cash equivalents, end of
  period..............................     $       1      $1,394,698   $ 2,066,089   $   538,055   $ 1,832,770
                                           =========      ==========   ===========   ===========   ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



1. BUSINESS AND ORGANIZATION:



     U.S. PHYSICIANS, Inc. (a Pennsylvania corporation) and its affiliated professional corporations (the "Company"), is a multi-specialty physician practice management company that, upon completion of the Initial Affiliation Transactions (as defined below), will have practice locations in four states in the mid-Atlantic region. The Company, primarily through affiliation agreements with physician practices, is developing integrated, multi-specialty physician networks in various health care service areas in the mid-Atlantic region and surrounding states.



     As of December 31, 1997, the Company and its affiliated professional corporations had entered into Affiliation Agreements under which they have acquired either the stock or the majority of the assets of 18 physician practices (the "Conditional Affiliation Transactions"). In consideration, the selling owners received a combination of cash, notes, convertible notes and rights to receive shares of the Company's Common Stock in the future.



     The Affiliation Agreements for the Conditional Affiliation Transactions contain a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by the Company by a specified date (the "Repurchase Date"), to repurchase the net assets of their practice for a defined period of time by returning all of the consideration received, excluding the nonrefundable cash consideration. The Repurchase Dates for the 18 Conditional Affiliation Transactions are as follows: eleven occur on May 14, 1998, five occur on March 31, 1998, and two occur on June 30, 1998. If the selling owners exercise their rights to repurchase their practice, the aggregate amount of the cash consideration that would be retained by the selling owners is $2,055,499. If the selling owners do not exercise their rights to repurchase their practice, the provision expires.



     In accordance with Accounting Principles Board Opinion No. 16, "Accounting for Business Combinations," ("APB No. 16"), the Conditional Affiliation Transactions are not considered effective for applying purchase accounting until either the date that the Company completes an IPO or the repurchase provision lapses (the "Final Closing Date"). Pursuant to the Affiliation Agreements for the period of time between the closing of the Affiliation Agreement (the "Initial Closing Date") and the Final Closing Date, the Company is entitled to a management fee equal to the residual net income loss earned by each practice and is responsible for centrally managing the cash of each practice. Accordingly, the statement of operations includes management fee revenue for the residual net income or loss earned by the practice for the period from the Initial Closing Date to September 30, 1997, and the balance sheet as of September 30, 1997 reflects a Due from/to Conditional Affiliation Transactions account to reflect the net cash activity for the same period.



     In addition to the Conditional Affiliation Transactions discussed above, since January 1, 1997, the Company and its affiliated professional corporations have entered into Affiliation Agreements to purchase 14 physician practices, which will close upon the completion of the Company's IPO, as defined (the "IPO Affiliation Transactions" and, with the Conditional Affiliation Transactions, the "Initial Affiliation Transactions"). There is no interim management agreement in place between the Company and the physician practices that are parties to IPO Affiliation Transactions. In accordance with APB No. 16, the IPO Affiliation Transactions are not considered effective for applying purchase accounting until the Company completes its IPO, as defined.



     Upon the date that the Company completes an IPO or the repurchase provision lapses, the Company will account for the Initial Affiliation Transactions in accordance with the Emerging Issues Task Force of the Financial Accounting Standards Board Issue No. 97-2 "Application of FASB Statement No. 94, Consolidation of All Majority-Owned Subsidiaries, and APB Opinion No. 16, Business Combinations to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements" ("EITF 97-2"). (See
Note 3 -- Principles of Consolidation.)

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



1. BUSINESS AND ORGANIZATION: -- (CONTINUED)


     In addition to the Initial Affiliation Transactions discussed above, subsequent to September 30, 1997 the selling owners of three physician practices that were acquired between January and September 1997 exercised their repurchase provision (See Note 3).



     Also, since January 1, 1997 the Company has acquired substantially all of the assets of a medical billings and collection company and a physical therapy practice (the "Completed Transactions"). In addition the Company has acquired a manager of a multi-county physician contracting network which contains substantially the same repurchase provision as the Conditional Affiliation Transactions (the "Conditional Transaction"). On January 16, 1998, the Repurchase Period lapsed for the Conditional Transaction (See Note 5).


2. LIQUIDITY:


     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of September 30, 1997, the Company had a working capital deficit of $18,176,453 and an accumulated deficit of $6,603,985. Included in the working capital deficit is $16,728,782 for the current portion of notes payable issued on Conditional Affiliation Transactions as of September 30, 1997. The Company has incurred losses since its inception and is subject to those risks associated with companies in the early stages of development. Substantial financing will be required to continue the Company's affiliation transactions strategy and to fund operations.



     The Company is currently in the process of obtaining senior debt or equity financing in order to fund the Company's short term working capital needs and to fund any necessary acquisition or affiliation payments pending completion of the IPO. In addition, the Company expects to obtain a demand credit facility with a bank to provide additional funding for future working capital needs and affiliation transactions which will be effective with the completion of the IPO. The Company expects that adequate financing will be available to fund the Company's working capital needs and to fund the required acquisition payments. However, there is no assurance that the Company will be able to obtain sufficient debt or equity financing on favorable terms or at all. If the Company is unable to secure adequate financing, its ability to implement its growth strategy will be impaired and its financial condition and results of operations are likely to be materially adversely affected.



3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:



  Principles of Consolidation



     The consolidated financial statements include the accounts of the Company and all wholly and beneficially owned subsidiaries including its affiliated professional corporations.



     As described in Note 1 the Conditional Transaction and the Initial Affiliation Transactions are not considered effective for accounting purposes until either the date that the Company completes an IPO or the repurchase provision lapses (the "Effective Date"). Accordingly for the period of time prior to the Effective Date, the Conditional Affiliation Transactions are treated as Management Agreements. Under the Management Agreement the Company is entitled to the residual net income or loss earned by the Conditional Affiliation Transactions, other than the New York Affiliation Transaction, from the Initial Closing Date to the Effective Date. The New York Affiliation Transaction pays the Company an amount equal to the Company's costs plus a percentage of such costs.



     Upon the date that the Company completes an IPO or the repurchase provision lapses, the Initial Affiliation Transactions will be accounted for in accordance with EITF 97-2. Due to laws restricting the corporate practice of medicine in the states in which the Company operates, simultaneous with the effective date of the Affiliation Agreement, the physicians of the physician practice enter into employment agreements with a single professional corporation in the state in which they practice. There is a 40-year Management and Services Agreement ("Management Agreement") in place between the Company and the professional

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)


corporation. Through the Management Agreement, the Company has exclusive authority over decision making relating to all major ongoing operations of the underlying professional corporations with the exception of the professional aspects of medical practice as required by state law. Under the Management Agreement, the Company establishes annual operating and capital budgets for the professional corporations and compensation guidelines for the licensed medical professionals. In addition, the applicable professional corporation (other than the professional corporation in New York, the "New York PC"), the officers and directors of which are generally officers of the Company, has the contractual right to designate, in its sole discretion, at any time, the licensed doctor who is the owner of the capital stock of the professional corporation ("Nominee Arrangements"). Through the Management Agreement and the Nominee Arrangements, the Company has significant long-term financial interests in the professional corporations, the interests in which are unilaterally saleable and transferable by the Company and fluctuate based upon the actual performance of the operations of the professional corporations. The Company has established an other-than-temporary controlling financial interest in each professional corporation (except with respect to the New York PC) and accordingly, upon completion of the IPO or the lapse of the repurchase provision, each professional corporation, (except the New York PC) will be consolidated with the financial statements of the Company. The two New York Affiliation Transactions will continue to be treated as Management Agreements.



     All significant intercompany accounts and transactions have been eliminated.



  Interim Financial Statements



     The consolidated financial statements for the nine months ended September 30, 1996 are unaudited, and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for the nine months ended September 30, 1996. The results of operations for the nine months ended September 30, 1996, are not necessarily indicative of the results to be expected for the entire year.



  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


  Cash and Cash Equivalents


     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.



  Revenues



     Revenues from patients, third party-payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.



     Management fees from Conditional Affiliation Transactions which closed prior to September 30, 1997 represent the residual net income or loss (after deducting the new physicians employment agreements) of the physician practices that are parties to the Conditional Affiliation Transactions for the period from the Initial Closing Date to September 30, 1997. The Company is entitled to this residual net income or loss pursuant to the Affiliation Agreements (see Notes 1 and 5) and such residual net income or loss is nonrefundable even if the repurchase provision is exercised. Management fees from the New York Conditional Affiliation

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)


Transaction which closed subsequent to September 30, 1997 will equal the Company's cost plus a percentage of such costs.



     Other revenues consist of fees charged to customers for billing and collection services provided by the Company's wholly owned subsidiary, RRI Corp. (see Note 5).



  Accounts Receivable



     Accounts receivable consist primarily of receivables from third-party payors and patients for medical services provided by physicians. Such amounts are reduced by an allowance for contractual adjustments and doubtful accounts. Contractual adjustments result from the differences between the rates charged by the physicians for the services performed and the amounts allowed by the Medicare and Medicaid programs and other public and private insurers. The allowance for doubtful accounts is estimated based on an ongoing review of collectibility.



  Concentration of Credit Risk



     The Company grants credit without collateral to its patients, most of whom are insured under third-party payor agreements. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, when appropriate.



  Property and Equipment



     Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets which range from three to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the assets.



  Investment in Conditional Affiliation Transactions



     Investment in Conditional Affiliation Transactions consists of various external costs, including legal, accounting, and other professional services associated with Conditional Affiliation Transactions and the consideration paid in connection with the Conditional Affiliation Transactions which includes $2,055,499 of nonrefundable deposits, $9,075,250 of notes, $15,487,300 of convertible notes and $9,643,097 of Common Stock to be issued in the future (see
Note 5). Subsequent to September 30, 1997, in connection with extending the Repurchase Date for certain Conditional Affiliation Transactions, the Company paid additional consideration of $732,100 of notes, $1,430,165 of convertible notes, and $72,599 of Common Stock to be issued in the future. The additional consideration is not included in the accompanying balance sheet. Internal costs associated with completing acquisitions have been expensed as incurred. Upon the Final Closing Date of the Conditional Affiliation Transactions, the Investment in Conditional Affiliation Transactions will be allocated to the fair value of the tangible assets acquired and liabilities assumed with any excess allocated to identifiable intangible assets.



     In connection with the exercise of the repurchase provision by three physician practices, the Company reduced the Investment in Conditional Affiliation Transactions by the previously issued consideration consisting of $5,888,003 in notes, $1,167,000 in convertible notes, and $4,561,670 in Common Stock to be issued. In addition, the Company expensed $150,684 in non refundable cash deposits and $113,997 in payments made on the notes. Such expense amounts, net of cash received from the practices, are included in general and administrative expenses for the nine months ended September 30, 1997.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Deferred Offering Costs

      Deferred offering costs consist of external costs including legal, accounting and other professional services which are necessary to complete the Company's IPO. These costs will be charged against the proceeds from the IPO upon its successful completion.


  Intangible Assets


     Assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. The excess of the purchase price over the fair value of the tangible net assets acquired is amortized on a straight-line basis over the estimated useful lives of the intangible assets, which range from three to 25 years. Intangible assets include covenants not-to-compete, patient lists and goodwill.



     Subsequent to its acquisitions, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of intangible assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted cash flows over the remaining life of the intangible asset in measuring whether the intangible asset is recoverable. As of September 30, 1997, management believes that no revision to the remaining useful lives or write-down of intangible assets is required.



  Terminated Joint Venture


     Prior to adopting its current physician practice management strategy, the Company was party to a joint venture which operated a cancer rehabilitation facility. The Company had a 50% interest in the joint venture and shared in profits and losses equally. In connection with the joint venture termination in 1996, the Company assumed 100% of certain lease obligations totalling $401,500 and recorded certain other charges totalling $57,503.



  Income Taxes

     The Company records income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences reverse. A valuation allowance is established against deferred tax assets unless the Company believes it is more likely than not that the benefit will be realized.


  Statements of Cash Flows Information



     For the period ended December 31, 1994 and the year ended December 31, 1995, no amounts were paid for taxes or interest. For the year ended December 31, 1996, and the nine months ended September 30, 1996 and 1997, the Company paid $2,605, $0 and $73,796 in interest, respectively and no taxes were paid.



  Disclosures About the Fair Value of Financial Instruments

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" requires disclosure about the fair value of financial instruments. Carrying amounts of all financial instruments (including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable and long-term debt) approximate their fair values.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Unaudited Pro Forma Net Loss Per Common Share


     Pro forma net loss per common share was calculated by dividing net loss by the weighted average number of common shares outstanding for the respective periods adjusted for the dilutive effect of common stock equivalents, which consist of stock options and warrants using the treasury stock method. Pursuant to the requirements of the Securities and Exchange Commission, Common Stock issued by the Company during the 12 months immediately preceding the IPO, plus the number of common equivalent shares which became issuable during the same period pursuant to the grant of Common Stock options and warrants, have been included in the calculation of the shares used in computing pro forma net loss per share as if they were outstanding for all periods presented (using the treasury stock method and an assumed IPO price of $___ per share). Pursuant to the policy of the staff of the Securities and Exchange Commission, the calculation of shares used in computing pro forma net loss per Common share also includes the Series A Preferred Stock which will convert into ___________ shares of Common Stock on consummation of the IPO contemplated in the Prospectus as if they were converted to Common Stock on their original date of issuance. The Series B and Series C Preferred Stock, which will convert into ____ and _______ shares, respectively, of Common Stock upon the consummation of the IPO, has been included as outstanding for all periods presented (using the treasury stock method and an assumed IPO price of $_____ per share) since they were issued during the twelve months immediately preceding the IPO (see Note 9).


  Unaudited Pro Forma Shareholders' Equity


     Upon consummation of the proposed IPO of the Company's Common Stock, all of the outstanding shares of the Series A, Series B and Series C Convertible Preferred Stock will convert into Common Stock. In addition, the Series B Convertible Preferred Stock Warrants will convert into Common Stock Warrants. The unaudited pro forma shareholders' equity (deficit) at September 30, 1997 reflects the assumed conversion of the Series A, Series B and Series C Convertible Preferred Stock into ________, ________ and ________ shares, respectively, of Common Stock and the conversion of the Series B Convertible Preferred Stock Warrants into ________ Common Stock Warrants. In addition, in conjunction with the proposed IPO, Common Stock to be issued on Conditional Affiliation Transactions of _________ shares will convert into Common Stock issued and outstanding.



  Recently Issued Accounting Standards

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128") which the Company is required to adopt in its financial statements for the quarter ended December 31, 1997. SFAS No. 128 requires dual presentation of basic and diluted earnings per share for complex capital structures on the face of the statement of operations. According to SFAS No. 128 basic earnings per share, which replaces primary earnings per share, is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share, which replaces fully diluted earnings per share, reflects the potential dilution from the exercise or conversion of securities into common stock such as options and warrants. The adoption of this pronouncement is not expected to have a significant impact on the Company's pro forma net loss per share reported in the accompanying financial statements.


     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for the reporting and display of comprehensive income in a set of financial statements. Comprehensive income is defined as the change in net assets of a business enterprise during a period from transactions generated from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)


and distributions to owners. Management believes that the adoption of SFAS No. 130 will not have a material impact on the financial statements.



     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 "Disclosure about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 applies to all public companies and is effective for fiscal years beginning after December 15, 1997. SFAS No. 131 requires that business segment financial information be reported in the financial statements utilizing the management approach. The management approach is defined as the manner in which management organizes the segments within the enterprise for making operating decisions and assessing performance. Management believes that the adoption of SFAS No. 131 will not have a material impact on the financial statements.


4. RISKS AND UNCERTAINTIES:



     The Company's future results of operations involve a number of risks and uncertainties. Factors that could cause the Company's future operating results to vary materially from expectations include, but are not limited to, limited operating history, integration of operations, growth strategy, limited capital and the need for additional financing, ability to service debt, government regulation, relationships with third party payors, provision of medical services, dependence on information systems, dependence on Affiliated Physicians, competition, dependence on key personnel and the realizability of intangible assets.



5. COMPLETED AND AFFILIATION TRANSACTIONS:

  Completed Transactions

     On April 7, 1997, in consideration for the assumption of certain liabilities, the Company acquired substantially all of the assets of a business specializing in medical billings and collections for medical providers. On May 19, 1997, the Company acquired substantially all of the assets of an independent physical therapy practice for $150,000 in cash. Both of these acquisitions have been accounted for using the purchase method of accounting with the total purchase price allocated to the fair value of assets and liabilities. The results of operations of each acquisition are included in the accompanying statement of operations from each of their respective acquisition dates.

     The following table displays the noncash assets and liabilities that were consolidated as a result of the two acquisitions:



Noncash assets (liabilities)
  Property and equipment..................................  $ 37,732
  Intangible assets.......................................   129,083
  Accounts payable and accrued expenses...................   (16,815)
                                                            --------
Cash paid.................................................  $150,000
                                                            ========

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)


5. COMPLETED AND AFFILIATION TRANSACTIONS: -- (CONTINUED)

     The following unaudited pro forma summary presents the results of operations of the Company as if the acquisitions had occurred on January 1, 1996. The pro forma information does not purport to be indicative of the results that would have been attained if the operations had actually been combined during the periods presented and is not necessarily indicative of operating results to be expected in the future.


                                                                    NINE MONTHS
                                                     YEAR ENDED        ENDED
                                                    DECEMBER 31,   SEPTEMBER 30,
                                                        1996           1997
                                                    ------------   -------------
Net revenues......................................   $1,362,180     $2,814,664
Pro forma net loss................................   (2,751,054)    (2,973,920)
Pro forma net loss per share......................



     In January 1997, the Company acquired the manager of a multi-county physician contracting network (the "Conditional Transaction") which contained substantially the same repurchase provisions as the Conditional Affiliation Transactions. On January 16, 1998, the Repurchase Period lapsed for the Conditional Transaction. As a result, in accordance with APB No. 16, this Affiliation Transaction will be considered effective for applying purchase accounting with the Company acquiring substantially all of the assets and assuming certain liabilities in consideration for a note payable of $250,000 and a convertible note payable of $275,000 (see Note 7).



  Conditional and IPO Affiliation Transactions


     During the nine months ended September 30, 1997, the Company and its affiliated professional corporations have entered into Affiliation Agreements and acquired either the stock or the majority of the assets of fifteen physician practices. The consideration given by the Company in these acquisitions was a combination of cash, notes, convertible notes and Common Stock to be issued in the future. Each of the agreements contains a repurchase provision that allows the selling owners, in the event that an IPO has not been completed by the Company by a specified date, to repurchase their practice by returning all of the consideration received excluding the nonrefundable cash consideration. Because of this provision, these transactions are not considered effective for applying purchase accounting until either the date that the Company completes an IPO or the repurchase provision lapses (the "Final Closing Date"). However, for the period of time from the closing of the agreement (the "Initial Closing Date") through the Final Closing Date, the Company is entitled to a management fee equal to the residual net income or loss earned by each practice and is responsible for centrally managing the cash of each practice. Accordingly, the statement of operations includes management fee revenue for the residual net income or loss earned by these practices for the period from the Initial Closing Date to September 30, 1997 and the balance sheet as of September 30, 1997 reflects a Due to/from Conditional Affiliation Transactions account to reflect the net cash activity for the same period. The balance sheet also reflects an Investment in Conditional Affiliation Transactions account which includes external transaction costs and the consideration paid by the Company to the selling owners since legally the transactions have closed.



     As of September 30, 1997, the total consideration paid by the Company to the selling owners was $2,055,499 in cash, $8,825,250 in notes, $15,212,300 in convertible notes and $9,643,097 in Common Stock to be issued in the future (____________ shares of Common Stock assuming an IPO price of $ per share). Subsequent to September 30, 1997, in connection with extending the Repurchase Date for certain Conditional Affiliation Transactions, the Company paid additional considerations of $732,100 of notes, $1,430,165 of convertible notes, and $72,599 of Common Stock. The Affiliation Agreements may require the Company to issue additional shares if the IPO price is less than $10 per share. The Common Stock to be issued has been recorded at the guaranteed value to the selling owners net of a 15% discount due to the restriction on the sale and transferability of the shares to be issued.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



5. COMPLETED AND AFFILIATION TRANSACTIONS: -- (CONTINUED)

     After September 30, 1997, the Company and its affiliated professional corporations has entered into Affiliation Agreements and acquired either the stock or the majority of the assets of three physician practices. These transactions have the same repurchase provisions as the transactions made prior to September 30, 1997 and accordingly will not be considered effective for applying purchase accounting until the Final Closing Date. The total consideration paid by the Company to the selling owners was $2,041,745 in cash, $2,153,880 in notes, $3,080,749 in convertible notes and $2,058,539 in Common
Stock to be issued in the future (           shares of Common Stock assuming an
IPO stock price of $   per share). The Affiliation Agreements may require the
Company to issue additional shares if the initial public offering price is less than $10 per share. The Common Stock to be issued has been recorded at the guaranteed value to the selling owners net of a 15% discount due to the restriction on the sale and transferability of the shares to be issued.



     In addition to the Conditional Affiliation Transactions discussed above, since January 1, 1997, the Company has entered into Affiliation Agreements to purchase 14 physician practices, which will close upon the completion of an IPO by the Company (the "IPO Affiliation Transactions"). The total purchase price to be paid by the Company to the selling owners will be cash of $19,474,000, notes
of $8,902,635 and Common Stock of $7,800,093 (        shares of Common Stock
assuming an IPO price of $   per share). The Common Stock will be recorded at
the guaranteed value to the selling owners net of a 15% discount due to the restriction on the sale and transferability of the shares to be issued.


     Additional consideration could be paid in connection with the Conditional and the IPO Affiliation Transactions if specific financial criteria are attained (see Note 14).

6. PROPERTY AND EQUIPMENT:


                                                         DECEMBER 31,
                                                      ------------------   SEPTEMBER 30,
                                                       1995       1996         1997
                                                      -------   --------   -------------
Medical equipment...................................  $    --   $     --    $  209,768
Office equipment....................................   16,126    235,837     1,135,986
Furniture and fixtures..............................       --     21,547       194,491
Leasehold improvements..............................       --      2,199       114,344
                                                      -------   --------    ----------
                                                       16,126    259,583     1,654,589
Less -- Accumulated depreciation and amortization...   (2,525)    (8,406)     (115,749)
                                                      -------   --------    ----------
                                                      $13,601   $251,177    $1,538,840
                                                      =======   ========    ==========


7. NOTES PAYABLE ON CONDITIONAL AFFILIATION TRANSACTIONS:


                                                              SEPTEMBER 30,
                                                                  1997
                                                              -------------
Convertible Notes Payable for Conditional Affiliation
  Transactions, annual payments of principal through
  September 2002, interest of 6% payable annually...........   $15,174,870
Notes Payable for Conditional Affiliation Transactions,
  annual payments of principal through September 2002,
  interest of 6% payable annually...........................     9,021,187
                                                               -----------
                                                                24,196,057
Less -- Current portion.....................................   (16,728,782)
                                                               -----------
                                                               $ 7,467,275
                                                               -----------



     In connection with the Conditional Affiliation Transactions (see Note 5), the Company issued convertible notes (the "Convertible Notes") and subordinated notes (the "Notes Payable") to the selling owners. The Company negotiated the extention of the Repurchase Dates for certain Conditional Affiliation Transactions with the prepayment of $366,493 of the convertible notes payable.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



7. NOTES PAYABLE ON CONDITIONAL AFFILIATION TRANSACTIONS: -- (CONTINUED)


     The Convertible Notes are payable in five equal annual installments commencing on the first anniversary date unless the Company files a Registration Statement for an IPO. If the Company files a Registration Statement, then the convertible noteholder can elect either (i) to have all or any portion of the principal and accrued interest paid in full upon the closing of the IPO, (ii) to have all or any portion of the principal and accrued interest converted into Common Stock of the Company at the IPO price or (iii) to maintain the Convertible Notes with the original terms. Based upon elections of the convertible noteholders in response to the Company's filing of a Registration Statement in November 1997, $14,855,870 of the Convertible Notes will be paid in full upon the closing of the IPO and the remaining balance of $319,000 will be payable under the original terms. These amounts have been reflected in the classification of the Convertible Notes in the September 30, 1997 balance sheet.



     Maturities of these notes as of September 30, 1997 are as follows:



                                                                NOTES      CONVERTIBLE
                                                               PAYABLE        NOTES
                                                             -----------   -----------
Remaining 1997.............................................  $     4,062   $        --
1998.......................................................    1,805,050    14,919,670
1999.......................................................    1,805,050        63,800
2000.......................................................    1,805,050        63,800
2001.......................................................    1,805,050        63,800
2002.......................................................    1,796,925        63,800
                                                             -----------   -----------
                                                             $ 9,021,187   $15,174,870
                                                             ===========   ===========

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



8. OTHER LONG-TERM DEBT:


                                                        DECEMBER 31,
                                                     -------------------   SEPTEMBER 30,
                                                       1995       1996         1997
                                                     --------   --------   -------------
Term loan, monthly principal payments of $55,556
  beginning May 1999 through April 2002, interest
  at 12%, net of original issue discount of
  $371,700.........................................  $     --   $     --    $1,628,300
Term notes, monthly principal payments of $166,667
  beginning June 1998 through May 1999, interest at
  10% through May 1998 and 12% thereafter, net of
  original issue discount of $417,000..............        --         --     1,583,000
Note payable to physician employee for medical
  equipment purchase, payable in monthly
  installments of $1,074 through June 2000,
  interest at 7.5%.................................        --         --        35,660
Note payable to bank, payable in monthly
  installments of $803 through February 2000,
  interest at 9.35%, collateralized by equipment...        --         --        20,776
Capital lease obligations..........................        --         --        63,748
Note payable to related party, payable in four
  quarterly installments commencing on May 1, 1995,
  with interest at 6%, payments under the note are
  only required to the extent the Company has net
  profits..........................................   131,000    131,000       131,000
Advances from related party, contains no definitive
  repayment terms, with interest at 6%.............    41,000     41,000        41,000
                                                     --------   --------    ----------
                                                      172,000    172,000     3,503,484
Less -- Current portion............................        --         --      (733,418)
                                                     --------   --------    ----------
                                                     $172,000   $172,000    $2,770,066
                                                     ========   ========    ==========



     In April 1997, the Company entered into a $2,000,000 term loan (the "Term Loan") with a preferred shareholder, which is secured by substantially all of the Company's assets. The Term Loan is due immediately upon the completion of the Company's IPO or other significant event, as defined, or otherwise is payable in 36 equal monthly installments of $55,556 beginning on May 1, 1999 through April 1, 2002. The Term Loan bears interest at 12%, which is payable monthly. In connection with the Term Loan, the Company issued warrants to purchase 266,667 shares of Series B Convertible Preferred Stock at an exercise price of $3.15 per share. The warrants expire the earlier of April 7, 2007 or four years after the Company's IPO. The warrants were valued at $413,000, based on an independent valuation, and have been recorded as an original issue discount on the Term Loan. The original issue discount is being amortized to interest expense over the life of the Term Loan. In addition, the Company is required to comply with various financial and nonfinancial covenants, the most restrictive of which are limitations on the assumption of additional non-acquisition related debt, minimum net worth requirements, as defined, and limitations on capital expenditures.

     In September 1997, the Company issued $2,000,000 of subordinated term notes (the "Term Notes") to common and preferred shareholders. The Term Notes bear interest at 10% through May 31, 1998 and 12% thereafter. The Term Notes are payable beginning June 1, 1998 through May 1, 1999 in twelve monthly principal installments of $166,667. The Term Notes become due upon completion of the Company's IPO or other significant events, as defined. In connection with the Term Notes, the Company issued warrants to purchase 222,223 shares of Series B Convertible Preferred Stock. The exercise price for 166,667 of the warrants is $3.15 per share. The exercise price for the remaining warrants is equal to 45% of the IPO price, as defined. If an IPO is not completed prior to the warrant expiration, the exercise price of the warrants shall be equal to 45% of the value of the Company's Common Stock as determined at that date. These warrants expire on the earlier of ten years from the grant date or four years after the completion of an IPO. The warrants were

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



8. OTHER LONG-TERM DEBT: -- (CONTINUED)


valued at $438,000, based on an independent valuation, and have been recorded as an original issue discount on the Term Notes. The original issue discount is being amortized to interest expense over the life of the Term Notes. In addition, if the Company has a default under the terms of the Term Notes, as defined, the Company is required to issue additional warrants to purchase 444,446 shares of the Company's Common Stock at an exercise price of $0.01 per share.



     Long-term debt maturities as of September 30, 1997, are as follows:



Remaining 1997..................................  $   26,235
1998............................................   1,380,404
1999............................................   1,321,342
2000............................................     675,314
2001............................................     666,667
2002 and thereafter.............................     222,222
                                                  ----------
                                                   4,292,184
Less -- Unamortized discount....................    (788,700)
                                                  ----------
                                                  $3,503,484
                                                  ==========



     In November 1997, the Company issued a $850,000 demand note (the "Demand Note") which is secured by shares of common stock pledged by the President and CEO. The Demand Note bears interest at 12% for the first three months and 15% for the last three months. In connection with the Demand Note, the Company issued warrants to purchase 43,573 shares of the Company's Common Stock at an exercise price of $0.01 per share. These warrants, which expire November 25, 2004, were valued at $127,000 and will be recorded as an original issue discount on the Demand Note. The original issue discount will be expensed as interest expense on the date the Demand Note is issued since it is due on demand. The Demand Note was repaid in January 1998 in connection with the issuance of the Series C Stock.



     In January 1998, the Company issued an $800,000 demand note (the "Second Demand Note") to a preferred shareholder. The Second Demand Note bears interest of 8%. In connection with the Second Demand Note, the Company issued warrants to purchase 38,555 shares of the Company's Common Stock at an exercise price of $4.15 per share. These warrants, which expire on January 20, 2008, were valued at $82,000 and will be recorded as an original issue discount on the Second Demand Note. The original issue discount will be expensed as interest expense on the date the Second Demand Note is issued since it is due on demand. The Second Demand Note was repaid in January 1998 in connection with the issuance of the Series C Stock.



9. CONVERTIBLE PREFERRED STOCK:


  Series A, Series B and Series C Convertible Preferred Stock



     The Company is authorized to issue 1,506,849 shares of Series A Convertible Preferred Stock ("Series A Stock"), 1,830,158 shares of Series B Convertible Preferred Stock ("Series B Stock") and 1,445,784 shares of Series C Convertible Preferred Stock ("Series C Stock").


     In January 1995, the Company sold 1,506,849 shares of Series A Stock for $2,148,466, net of expenses of $51,534. The Series A Stock is convertible, at any time, at the holder's option into an aggregate of 4,520,547 shares of Common Stock, subject to adjustment as defined. The holders of Series A Stock are entitled to cumulative quarterly dividends at the per annum rate of $0.073 per share. No dividends have ever been declared on the Series A Stock.

     In December 1996 and February 1997, the Company sold 1,246,031 shares of Series B Stock for $3,869,175, net of expenses of $55,825. The Series B Stock is convertible, at any time, at the holder's option into an aggregate of 1,246,031 shares of Common Stock, subject to adjustment as defined. The holders of Series B Stock are entitled to cumulative quarterly dividends at the per annum rate of $0.1575 per share. No

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)

9. CONVERTIBLE PREFERRED STOCK: -- (CONTINUED)

dividends have ever been declared on the Series B Stock. The holders of the Series B Stock also received warrants to purchase 249,206 shares of the Common Stock at an exercise price of $3.15 per share which expire on December 31, 1999. The warrants were valued at $96,000, based on an independent valuation, and have been recorded as a discount on the Series B Stock.


     In January 1998, the Company sold 1,343,374 shares of Series C Stock for $5,575,000. The Series C is convertible, at any time, at the holder's option into an aggregate of 1,343,374 shares of Common Stock based upon a conversion price of $4.15 per common shares, subject to adjustment as defined. The holders of Series C Stock are entitled to cumulative quarterly dividends at the per annum rate of $0.20 per share. No dividends have been declared on the Series C Stock. The holders of the Series C Stock also received warrants to purchase 371,667 shares of Common Stock at an exercise price of $4.15 per share which expire on December 31, 2000. The warrants were valued at $348,000, based on an independent valuation, and will be recorded as a discount on the Series C Stock. The holders of the Series C Stock will receive additional warrants to purchase 139,375 and 278,750 shares of Common Stock at an exercise price of $4.15 per share, subject to adjustment as defined, on February 27, 1998 and May 29, 1998, respectively, if the Company has not completed an IPO by these dates.



     Immediately prior to the consummation of an IPO of the Company's Common Stock, as defined, all shares of Series A Stock, Series B Stock and Series C Stock will convert into 4,520,547, 1,246,031 and 1,343,374 shares of Common Stock, respectively, subject to adjustment as defined. In the event that an IPO is not completed by February 1, 2000, the Company is required to redeem any outstanding Series A Stock and Series B Stock upon written request of two-thirds of the holders. The redemption price is equal to the aggregate stated value of Series A Stock ($1.46 per share) and Series B Stock ($3.15 per share) plus dividends declared but unpaid. Upon written request of two thirds of the holders of the Series C Stock, the Company is required to redeem any outstanding Series C Stock by December 1, 1998 if an IPO has not occurred by February 27, 1998 or September 1, 1998 if an IPO has not occurred by May 29, 1998. The Series A and Series B Stock value in the accompanying consolidated balance sheet reflects the original investment, less transaction expenses plus the accretion recorded. The accretion is recognized to record the Preferred Stock at the per share redemption value as of the redemption date.



     The Series A, Series B and Series C shareholders are entitled to one vote for each share of Common Stock into which the Series A, Series B and Series C Stock is convertible. The Series A, Series B and Series C Stock is senior to Common Stock in liquidation and has a liquidation preference equal to the aggregate stated value of Series A, Series B and Series C Stock plus accrued and unpaid dividends, whether declared or not.


  Series B Convertible Preferred Stock Warrants


     In April 1997, in connection with the $2,000,000 Term Loan (see Note 8) the Company issued warrants to purchase 266,667 shares of Series B Stock at an exercise price of $3.15 per share. In September 1997, in connection with the $2,000,000 Term Notes (see Note 8), the Company issued warrants to purchase 222,223 shares of Series B Stock at an exercise price of $3.15 per share as to 166,667 shares and 45% of the IPO price, as defined, as to 55,556 shares. Upon consummation of an IPO, as defined, all of the Series B Stock warrants will convert into warrants to purchase the same number of Common Stock at the same exercise prices.


10. SHAREHOLDERS' EQUITY:

  Common Stock to be Issued


     In connection with the Conditional Affiliation Transactions which occurred between January 1, 1997 and September 30, 1997 (see Note 5), common shares
valued at $9,643,096 (          shares of Common Stock assuming an IPO price of
$   per share) will be issued no later than the Final Closing Date. The
Affiliation Agreements may require the Company to issue additional shares if the IPO price is less than $10 per share. The Common Stock to be issued has been recorded at the guaranteed value to the selling owners net of a 15% discount due to restrictions on the sale and transferability of the shares to be issued.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)


10. SHAREHOLDERS' EQUITY: -- (CONTINUED)

  Stock Options


     In October 1997, the Company ceased granting options under the U.S. PHYSICIANS, Inc. 1995 Company Stock Option Plan (the "Company Plan") and the U.S. PHYSICIANS, Inc. 1995 Affiliate Stock Option Plan (the "Affiliate Plan"), for which there were 2,250,000 shares available for grant under the Company Plan and 1,000,000 shares available under the Affiliate Plan. Simultaneously, the Company established the 1997 Stock Incentive Plan (the "Incentive Plan") which provides for the grant of options to employees of the Company and affiliates, as defined. There are 1,250,000 shares available for grant under the Incentive Plan. Stock options are granted at an exercise price equal to the fair value of the Common Stock as of the grant date and expire ten years from the date of grant.

     The following summarizes the activity for the plans:



                                                     EXERCISE       WEIGHTED
                                                     PRICE PER      AVERAGE       AGGREGATE
                                          OPTIONS      SHARE     EXERCISE PRICE    PROCEEDS
                                         ---------   ---------   --------------   ----------
Balance, July 14, 1994 and December 31,
  1994.................................         --   $      --       $  --        $       --
  Granted..............................    212,630        0.49        0.49           104,189
                                         ---------   ---------       -----        ----------
Balance, December 31, 1995.............    212,630        0.49        0.49           104,189
  Granted..............................    491,630   0.49-3.15        0.94           461,579
  Canceled.............................    (27,000)       0.49        0.49           (13,230)
                                         ---------   ---------       -----        ----------
Balance, December 31, 1996.............    677,260   0.49-3.15        0.82           552,538
  Granted..............................  1,593,299   3.15-7.50        3.26         5,192,642
  Canceled.............................    (84,315)  0.49-3.15        1.83          (154,619)
                                         ---------   ---------       -----        ----------
Balance, September 30, 1997............  2,186,244   $.49-7.50       $2.56        $5,590,561
                                         =========   =========       =====        ==========



     The following table summarizes information relating to the Company Plan and the Affiliate Plan based upon each exercise price:


                                      WEIGHTED
                     OPTIONS          AVERAGE          OPTIONS
                  OUTSTANDING AT     REMAINING      EXERCISABLE AT
    OPTION        SEPTEMBER 30,     CONTRACTUAL     SEPTEMBER 30,
EXERCISE PRICES        1997         LIFE (YEARS)         1997
---------------  ----------------   ------------   ----------------

     $0.49            308,630           8.47            82,210
     $1.00            301,815           9.05            34,770
     $3.15          1,315,799           9.73           140,949
     $3.47            200,000           9.83                --
     $4.00              7,500           9.94                --
     $5.00             50,000           9.75                --
     $7.50              2,500           9.83                --
                    ---------          -----           -------
                    2,186,244           9.47           257,929
                    =========          =====           =======

     The Company accounts for all of its option plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," under which no compensation cost has been recognized. In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 establishes a fair value based method of accounting for stock-based compensation plans. This statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. SFAS No. 123

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)


10. SHAREHOLDERS' EQUITY: -- (CONTINUED)


requires that an employer's financial statements include certain disclosures about stock-based employee compensation arrangements regardless of the method used to account for the plan. Had the Company recognized compensation cost for its stock option plans consistent with the provisions of SFAS No. 123, the Company's net loss in the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997 would have been increased to the following pro forma amounts:



                                  YEAR ENDED     YEAR ENDED        NINE MONTHS
                                 DECEMBER 31,   DECEMBER 31,   ENDED SEPTEMBER 30,
                                     1995           1996              1997
                                 ------------   ------------   -------------------
Net loss, as reported..........   $(680,368)    $(2,736,235)       $(2,761,516)
Pro forma net loss.............    (681,050)     (2,759,853)        (2,919,389)
Pro forma net loss per common
  share, as reported
  (unaudited)..................
Pro forma net loss per common
  share, as adjusted
  (unaudited)..................



     The weighted average fair value of the options granted during the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997 is estimated as $0.14, $0.30 and $1.04 per share, respectively. The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:



                                  YEAR ENDED     YEAR ENDED        NINE MONTHS
                                 DECEMBER 31,   DECEMBER 31,   ENDED SEPTEMBER 30,
                                     1995           1996              1997
                                 ------------   ------------   -------------------
Risk-free interest rate........        5.7%            6.5%               6.4%
Expected dividend yield........        0.0%            0.0%               0.0%
Expected life..................     6 years         6 years            6 years


     In accordance with SFAS No. 123 no volatility factor was assumed since the Company is not a public entity.

  Common Stock Warrants

     In connection with the December 1996 and February 1997 Series B Stock issuances (see Note 9), the Company granted to the holders warrants to purchase 126,984 and 122,222 shares of Common Stock, respectively, at an exercise price of $3.15 per share. The warrants expire on December 31, 1999.


     In connection with the Demand Note issued in November 1997 (see Note 8), the Company issued warrants to purchase 43,573 shares of Common Stock at an exercise price of $0.01 per share. These warrants expire on November 25, 2004.



     In connection with the Second Demand Note issued in January 1998 (see Note
8), the Company issued warrants to purchase 38,555 shares of Common Stock at an exercise price of $4.15 per share. These warrants expire on January 18, 2008.



     In connection with the January 1998 issuance of the Series C Stock, the Company issued warrants to purchase 371,667 shares of Common Stock at an exercise price of $4.15 per share. The warrants expire on December 31, 2000. The holders of the Series C Stock will receive additional warrants to purchase 139,375 and 278,750 shares of Common Stock at an excerise price of $4.15 per share, subject to adjustment as defined, on February 27, 1998 and May 29, 1998, respectively, if the Company has not completed an IPO by these dates.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



11. INCOME TAXES:

     The provision for income taxes consists of the following:


                                                 YEAR ENDED DECEMBER 31,         NINE MONTHS ENDED
                                            ----------------------------------     SEPTEMBER 30,
                                              1994        1995         1996            1997
                                            ---------   ---------   ----------   -----------------
Current:
  Federal.................................  $      --   $      --   $       --      $       --
  State...................................         --          --           --              --
                                            ---------   ---------   ----------      ----------
     Total current provision..............         --          --           --              --
                                            ---------   ---------   ----------      ----------
Deferred:
  Federal.................................         --    (200,563)    (854,184)       (927,789)
  State...................................         --     (38,933)    (165,812)       (180,100)
                                            ---------   ---------   ----------      ----------
     Total deferred benefit...............         --    (239,466)  (1,019,996)     (1,107,889)
Increase in valuation allowance...........         --     239,466    1,019,996       1,107,889
                                            ---------   ---------   ----------      ----------
                                            $      --   $      --   $       --      $       --
                                            =========   =========   ==========      ==========



     At September 30, 1997, the Company has net operating loss carryforwards which begin to expire in 2009. Since the realization of the tax benefit associated with these carryforwards is not assured, a valuation allowance was recorded as required by SFAS No. 109. The Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforwards available to be used in any given year in the event of significant changes in ownership.



     The effective tax rate on income before income taxes is reconciled to statutory federal income tax rate as follows:



                                                         YEAR ENDED DECEMBER 31,        NINE MONTHS ENDED
                                                       ---------------------------        SEPTEMBER 30,
                                                       1994       1995       1996             1997
                                                       -----      -----      -----      -----------------
Statutory federal rate...........................      (34.0%)    (34.0%)    (34.0%)          (34.0%)
State income taxes, net of federal income tax
  benefit........................................      (6.6)      (6.6)      (6.6)            (6.6)
Valuation allowance..............................       40.6       40.6       40.6             40.6
                                                       -----      -----      -----            -----
                                                          --%        --%        --%              --%
                                                       =====      =====      =====            =====



     The following is a summary of the deferred income tax assets and liabilities:



                                                       DECEMBER 31,
                                                   ---------------------   SEPTEMBER 30,
                                                     1995        1996          1997
                                                   --------   ----------   -------------
Deferred tax assets:
  Joint venture..................................  $  5,749   $  163,055    $  137,940
  Accrued vacation...............................     4,503       22,328       101,153
  Other..........................................        --           --       111,582
  Net operating losses...........................   229,472    1,093,140     2,110,205
                                                   --------   ----------    ----------
                                                    239,724    1,278,523     2,460,880
Gross deferred tax liabilities...................      (228)     (19,031)      (93,499)
Less -- Valuation allowance......................  (239,496)  (1,259,492)   (2,367,381)
                                                   --------   ----------    ----------
                                                   $     --   $       --    $       --
                                                   ========   ==========    ==========

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)


12. EMPLOYEE BENEFIT PLAN:


     In June 1997, the Company adopted a 401(k) defined contribution plan for eligible employees. Employees are eligible to participate in the plan provided that they have completed one year of service and have attained the age of 21. Employer matching contributions are discretionary and determined on an annual basis. Employee contributions are fully vested while employer contributions vest ratably over seven years. For the nine months ended September 30, 1997, the Company has contributed $5,571.


13. RELATED PARTY TRANSACTIONS:


     A director of the Company is currently Managing Director of a law firm which provides legal services to the Company. During the year ended December 31, 1996 and the nine months ended September 30, 1997, legal services of $165,553 and $124,090, respectively were provided by this firm.


14. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     The Company leases office space and certain equipment under noncancellable operating lease agreements. Rental expense under noncancellable operating leases during the period from inception (July 14, 1994) to December 31, 1994, for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1996 and 1997 was $0, $20,836, $117,060, $59,713 and $155,407, respectively.



     At September 30, 1997, minimum annual rental commitments under noncancellable operating leases are as follows:



Remaining 1997....................................  $ 70,344
1998..............................................   286,803
1999..............................................   297,927
2000..............................................   291,548
2001..............................................   290,913
2002..............................................   140,257



  Litigation


     The Company and its affiliated professional corporations maintain insurance with respect to medical malpractice risks on an occurrence basis in amounts believed to be customary. Management is not aware of any outstanding claims or unasserted claims probable of assertion against it or its affiliated professional corporations that would have a material impact on the Company's financial position or results of operations.



     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.



     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



14. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

  Employment Agreements


     The Company has employment agreements with certain of its key executive management. The agreements provide for minimum levels of compensation during current and future years and are subject to adjustment, as defined. In addition, the agreements provide for a lump sum payment, as defined, upon termination without cause and change in control. The following table summarizes the aggregate amounts the Company is obligated to pay to those employees as of September 30, 1997 based on these agreements:


Remaining 1997....................................  $210,633
1998..............................................   842,532
1999..............................................   547,115
2000..............................................   118,149


  Contingent Consideration in Affiliation Transactions



     In connection with certain Conditional Affiliation Transactions and IPO Affiliation Transactions (see Note 5), the Company has entered into contractual arrangements whereby cash or Common Stock may be issued to former owners of acquired businesses upon attainment of specified financial criteria primarily over periods of one to three years as set forth in the respective agreements. The amount of the cash or Common Stock to be issued cannot be fully determined until the periods expire and the attainment of criteria is established. If the criteria are attained, but not exceeded, the amount of cash or Common Stock which could be paid or issued under all Conditional Affiliation Transactions and IPO Affiliation Transactions is $5,941,000. If the maximum targets are achieved, the amount of cash or Common Stock which could be paid or issued is $14,787,000, respectively. The Company will account for additional consideration, when the specified financial criteria are achieved and it is probable it will be paid, as additional purchase price for the related acquisitions.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Bone and Joint Specialists of Western Pennsylvania, PC:

We have audited the accompanying balance sheets of Bone and Joint Specialists of Western Pennsylvania, PC (a Pennsylvania corporation) as of December 31, 1995 and 1996, and the related statements of operations, owners' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bone and Joint Specialists of Western Pennsylvania, PC as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.
  March 28, 1997

             BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC
                                 BALANCE SHEETS


                                                               DECEMBER 31,
                                                           ---------------------   SEPTEMBER 30,
                                                              1995        1996         1997
                                                           ----------   --------   -------------
                                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents..............................  $   38,157   $ 15,916     $     --
  Accounts receivable, net of allowance of $309,906,
     $463,272 and $757,836...............................     442,611    377,303      553,461
  Due from U.S. PHYSICIANS, Inc..........................          --         --       47,167
  Prepaid expenses and other.............................      21,090     21,780       30,755
                                                           ----------   --------     --------
       Total current assets..............................     501,858    414,999      631,383
                                                           ----------   --------     --------
Property and equipment:
  Equipment, furniture and fixtures......................     433,234    417,167      417,167
  Building and improvements..............................   1,027,784         --           --
                                                           ----------   --------     --------
                                                            1,461,018    417,167      417,167
  Less -- Accumulated depreciation.......................    (242,566)  (163,230)    (209,243)
                                                           ----------   --------     --------
                                                            1,218,452    253,937      207,924
                                                           ----------   --------     --------
                                                           $1,720,310   $668,936     $839,307
                                                           ==========   ========     ========
LIABILITIES AND OWNERS' EQUITY

Current liabilities:
  Current maturities of long-term debt...................  $  147,366   $ 46,751     $ 46,459
  Accounts payable.......................................      16,000     31,683       11,033
  Accrued compensation...................................      63,943     25,922      249,557
                                                           ----------   --------     --------
       Total current liabilities.........................     227,309    104,356      307,049
                                                           ----------   --------     --------
Long-term debt...........................................     960,240    116,852       81,960
                                                           ----------   --------     --------
Commitments and contingencies (Note 6)
Owners' equity...........................................     532,761    447,728      450,298
                                                           ----------   --------     --------
                                                           $1,720,310   $668,936     $839,307
                                                           ==========   ========     ========


   The accompanying notes are an integral part of these financial statements.

             BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC
                            STATEMENTS OF OPERATIONS


                                                                                   NINE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                         ------------------------------------   -----------------------
                                            1994         1995         1996         1996         1997
                                         ----------   ----------   ----------   ----------   ----------
                                                                                      (UNAUDITED)
Net revenues...........................  $3,061,872   $3,187,200   $2,492,447   $1,865,586   $2,384,646
                                         ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits.........   2,272,581    2,281,363    1,673,331    1,495,450    1,563,114
  Pharmaceuticals and medical
    supplies...........................      87,607       99,334       65,770       55,350       48,628
  General and administrative...........     509,846      574,994      616,483      421,715      496,741
  Management fee due
    U.S. PHYSICIANS, Inc...............          --           --           --           --      218,325
  Depreciation.........................      53,124       88,245       90,775       77,495       46,013
                                         ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..........     138,714      143,264       46,088     (184,424)      11,825
Interest expense, net..................      83,606      106,038       84,493       79,828        9,255
                                         ----------   ----------   ----------   ----------   ----------
Net income (loss)......................  $   55,108   $   37,226   $  (38,405)  $ (264,252)  $    2,570
                                         ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

             BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC
                          STATEMENTS OF OWNERS' EQUITY


Balance, January 1, 1994....................................       $440,427

  Net income................................................         55,108
                                                                   --------

Balance, December 31, 1994..................................        495,535

  Net income................................................         37,226
                                                                   --------

Balance, December 31, 1995..................................        532,761

  Net loss..................................................        (38,405)

  Issuance of Common Stock..................................            200

  Distributions.............................................        (46,828)
                                                                   --------

Balance, December 31, 1996..................................        447,728

  Net income (unaudited)....................................          2,570
                                                                   --------

Balance, September 30, 1997 (unaudited).....................       $450,298
                                                                   ========


   The accompanying notes are an integral part of these financial statements.

             BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC
                            STATEMENTS OF CASH FLOWS


                                                                                  NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                ------------------------------   --------------------
                                                  1994       1995       1996       1996        1997
                                                --------   --------   --------   ---------   --------
                                                                                     (UNAUDITED)
Operating activities:
  Net income (loss)                             $ 55,108   $ 37,226   $(38,405)  $(264,252)  $  2,570
  Adjustments to reconcile net income (loss)
    to net cash provided by operating
    activities --
       Depreciation...........................    53,124     88,245     90,775      77,495     46,013
       Changes in assets and liabilities --
         Accounts receivable..................   132,923     80,243    (22,210)    278,860   (176,158)
         Due from related parties.............   (38,716)    38,716         --          --         --
         Due from U.S. PHYSICIANS, Inc........        --         --         --          --    (47,167)
         Prepaid expenses and other...........   (11,000)     1,910     (5,780)     13,000     (8,975)
         Accounts payable.....................   (26,000)     2,000     55,683       9,000    (20,650)
         Accrued compensation.................     1,453   (111,182)   (38,021)    (47,893)   223,635
                                                --------   --------   --------   ---------   --------
           Net cash provided by operating
              activities......................   166,892    137,158     42,042      66,210     19,268
                                                --------   --------   --------   ---------   --------
Investing activities:
  Purchases of property and equipment.........    (8,310)  (192,944)   (16,734)    (11,257)        --
                                                --------   --------   --------   ---------   --------
Financing activities:
  Proceeds from long-term debt................        --    161,986     75,452      75,452         --
  Repayments on long-term debt................   (87,372)  (162,941)  (107,983)   (113,343)   (35,184)
  Proceeds from issuance of common stock......        --         --        200          --         --
  Distributions...............................        --         --    (15,218)         --         --
                                                --------   --------   --------   ---------   --------
           Net cash used in financing
              activities......................   (87,372)      (955)   (47,549)    (37,891)   (35,184)
                                                --------   --------   --------   ---------   --------
Net increase (decrease) in cash and cash
  equivalents.................................    71,210    (56,741)   (22,241)     17,062    (15,916)
Cash and cash equivalents, beginning of
  period......................................    23,688     94,898     38,157      38,157     15,916
                                                --------   --------   --------   ---------   --------
Cash and cash equivalents, end of period......  $ 94,898   $ 38,157   $ 15,916   $  55,219   $     --
                                                ========   ========   ========   =========   ========


   The accompanying notes are an integral part of these financial statements.

             BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC


                         NOTES TO FINANCIAL STATEMENTS
         (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     William D. Fritz M.D. (the "Fritz Practice"), formerly Northwest Orthopedic, and Orthopedic, Occupational and Sports Medicine Specialists (the "Smith Practice"), formerly Venango Orthopedics and Sports Medicine Center, provide medical orthopedic and rehabilitative services to the general public. On October 7, 1996, the Fritz Practice and the Smith Practice merged to form Bone and Joint Specialists of Western Pennsylvania, PC (the "Company"). The combined practice serves Franklin, Grove City and Titusville, Pennsylvania as well as surrounding areas in Western Pennsylvania. In conjunction with the merger, certain assets and liabilities of the individual practices were not contributed to the Company including cash of $15,218, net accounts receivable of $87,518, property and equipment of $965,274, other assets of $5,090, payables of $40,000 and debt of $986,272.


     On January 28, 1997 (the "Initial Closing Date"), the Company and the selling owners entered into an Asset Acquisition Agreement, as amended on December 11, 1997 (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the majority of the assets and liabilities of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by May 14, 1998 (the "Repurchase Date"), to repurchase the net assets of their practice for a defined period of time (the "Repurchase Period") by returning all of the consideration received excluding the initial cash payment. If the selling owners do not exercise their rights under the repurchase provision during the Repurchase Period, the provision terminates.



     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statement of operations includes a management fee charge for the income earned by the Company for the period from the Initial Closing Date to September 30, 1997, and the balance sheet as of September 30, 1997 reflects a Due from U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the same period.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Combination

     The financial statements combine the accounts of both the Fritz and Smith Practices for all periods presented. Prior to the merger, these companies were unrelated, and there were no transactions between the entities.

  Interim Financial Statements


     The financial statements for the nine months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of its operations for the nine months ended September 30, 1996 and 1997. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.

             BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate their fair value.

  Net Revenues


     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.


  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful life of each class of depreciable asset ranging from five to seven years with the exception of building and improvements which are depreciated over thirty years and are computed using the straight-line method.

  Income Taxes

     Prior to October 1996, the individual practices were treated as sole proprietorships whereby income taxes were the responsibility of the individual physicians. Effective in October 1996, the Company has elected treatment as an "S" Corporation for both federal and state income tax purposes, and accordingly is not taxed as a separate entity. The Company's taxable income or loss is allocated to each owner and recognized on their individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.

             BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1996 was approximately $350,000. If the S Corporation status is terminated, then a deferred income tax liability of approximately $85,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.

  Owners' Equity

     Equity includes the capital stock and retained earnings of the Company.

  Statements of Cash Flows Information

     For the years ended December 31, 1994, 1995 and 1996, the Company paid interest of $83,621, $106,073, and $84,052, respectively. Amounts paid for taxes were insignificant.

     In 1996, the Company entered into capital lease obligations of $74,800.

3. LONG-TERM DEBT:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                 1995        1996
                                                              ----------   --------
Mortgage with a bank, payable in monthly installments of
  $8,866 through 2007, interest at bank's prime plus 1%,
  assumed by Dr. Smith in 1996..............................  $  834,090   $     --
Equipment notes with a bank, payable in monthly installments of $2,496 through 1997, interest at bank's prime plus 1%,
  secured by equipment, repaid in 1996......................      38,179         --
Notes payable from a local medical center payable in various monthly installments through 1999, interest ranging from
  8% to 9.25% repaid in 1996................................     105,473         --
Equipment note with a bank, payable in monthly installments
  through 1998, interest at bank's prime rate, secured by
  equipment, repaid in 1996.................................     100,026         --
Equipment note with a bank, payable in monthly installments
  of $6,944 through 1999, interest at bank's prime rate,
  secured by equipment......................................          --     90,853
Vehicle loan with a bank, payable in monthly installments of
  $1,063 through 1998, interest at bank's prime plus 1%,
  secured by the vehicle, assumed by Dr. Smith in 1996......      29,838         --
Capital lease obligations (see Note 6)......................          --     72,750
                                                              ----------   --------
                                                               1,107,606    163,603
Less -- Current maturities..................................    (147,366)   (46,751)
                                                              ----------   --------
                                                              $  960,240   $116,852
                                                              ==========   ========

     Future maturities of long-term debt, excluding capital lease obligations (see Note 6), as of December 31, 1996, are as follows:

             BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


3. LONG-TERM DEBT: -- (CONTINUED)

1997........................................................  $34,070
1998........................................................   34,070
1999........................................................   22,713
                                                              -------
                                                              $90,853
                                                              =======

4. EMPLOYEE BENEFIT PLANS:

     In 1994 and 1995, the Fritz and the Smith Practices, respectively, terminated deferred profit sharing plans in which all employees were eligible to participate after one year of service, as defined in the plan agreements. At the time of termination, all participants became 100% vested in their plan benefits. The assets of the plans are expected to be distributed to the participants during 1997. Discretionary contributions to the Fritz plan for the year ended December 31, 1994, were $9,659. Discretionary contributions to the Smith plan for the years ended December 31, 1994 and 1995, were $74,920 and $7,300, respectively.

     The assets of both plans are held at local financial institutions which serve as trustees for the respective plans.

5. RELATED-PARTY TRANSACTIONS:

     The Fritz Practice leased office space from its sole shareholder for approximately $120,000, $90,000 and $77,000 for the years ended December 31, 1994, 1995 and 1996, respectively. The Company leased office space from its two shareholders for approximately $47,000 for the year ended December 31, 1996.

6. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     The company leases office space and equipment under noncancellable operating and capital leases. Future minimum lease payments under the Company's leases as of December 31, 1996 are as follows:

                                                              CAPITAL   OPERATING
                                                              LEASES     LEASES
                                                              -------   ---------
1997........................................................  $20,371    $44,016
1998........................................................   18,804     16,800
1999........................................................   18,804         --
2000........................................................   18,804         --
2001........................................................   17,237         --
                                                              -------
       Total................................................   94,020
Less -- Amounts representing interest.......................  (21,270)
                                                              -------
Present value of future minimum lease payments..............   72,750
Less -- Current maturities..................................  (12,681)
                                                              -------
                                                              $60,069
                                                              =======

     Rent expense, including related party leases (see Note 5), under operating leases for the years ended December 31, 1994, 1995 and 1996, was $141,111, $150,880 and $193,280, respectively. The cost of assets

             BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


6. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED) capitalized under capital lease obligations was $74,800 as of December 31, 1996 and accumulated depreciation was $5,343.

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Bryn Mawr Urology Associates, Inc.:



We have audited the accompanying balance sheets of Bryn Mawr Urology Associates, Inc. (a Pennsylvania corporation) as of December 31, 1995 and 1996 and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bryn Mawr Urology Associates, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.
  March 14, 1997

                       BRYN MAWR UROLOGY ASSOCIATES, INC.


                                 BALANCE SHEETS


                                                                DECEMBER 31,
                                                             -------------------   SEPTEMBER 30,
                                                               1995       1996         1997
                                                             --------   --------   -------------
                                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents................................  $ 31,675   $ 57,672     $     --
  Accounts receivable, net of allowance of $249,656,
     $248,566 and $335,874.................................   464,416    517,922      607,661
  Due from U.S. PHYSICIANS, Inc............................        --         --       51,369
  Due from related parties.................................    14,211      8,348           --
  Prepaid expenses and other...............................   113,578     97,861       65,000
                                                             --------   --------     --------
       Total current assets................................   623,880    681,803      724,030
                                                             --------   --------     --------
Property and equipment:
  Equipment, furniture and fixtures........................   128,739    151,590      151,590
  Leasehold improvements...................................   161,204    140,669      140,669
                                                             --------   --------     --------
                                                              289,943    292,259      292,259
  Less -- Accumulated depreciation and amortization........  (183,093)  (201,686)    (233,042)
                                                             --------   --------     --------
                                                              106,850     90,573       59,217
                                                             --------   --------     --------
Deferred income taxes......................................    15,236     15,224       15,224
                                                             --------   --------     --------
Other assets...............................................    11,665     10,005           --
                                                             --------   --------     --------
                                                             $757,631   $797,605     $798,471
                                                             ========   ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt.....................  $ 26,400   $ 30,000     $ 30,000
  Current maturities of officer loans......................    60,000     65,360           --
  Accounts payable.........................................   205,219    319,681      356,219
  Accrued compensation.....................................   109,139     95,354      130,478
  Deferred income taxes....................................    85,857     63,542       68,056
                                                             --------   --------     --------
       Total current liabilities...........................   486,615    573,937      584,753
                                                             --------   --------     --------
Long-term debt.............................................    26,400    112,500       90,000
                                                             --------   --------     --------
Officer loans..............................................    65,360         --           --
                                                             --------   --------     --------
Commitments and contingencies (Note 7)
Shareholders' equity:
  Common Stock, no par value, 1,000 shares authorized, 600
     shares issued and outstanding.........................       300        300          300
  Retained earnings........................................   178,956    110,868      123,418
                                                             --------   --------     --------
       Total shareholders' equity..........................   179,256    111,168      123,718
                                                             --------   --------     --------
                                                             $757,631   $797,605     $798,471
                                                             ========   ========     ========


   The accompanying notes are an integral part of these financial statements.

                       BRYN MAWR UROLOGY ASSOCIATES, INC.


                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                       NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                             ------------------------------------   -----------------------
                                                1994         1995         1996         1996         1997
                                             ----------   ----------   ----------   ----------   ----------
                                                                                          (UNAUDITED)
Net revenues...............................  $2,297,850   $2,640,036   $2,630,529   $2,064,544   $1,784,492
                                             ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits.............   1,327,039    1,411,350    1,528,663    1,056,469      829,142
  Pharmaceuticals and medical supplies.....     449,812      508,357      591,529      389,819      561,488
  General and administrative...............     545,671      636,306      539,972      444,655      249,603
  Management fee due U.S. PHYSICIANS,
    Inc....................................          --           --           --           --       84,916
  Depreciation and amortization............      40,056       44,114       39,643       28,213       31,356
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............     (64,728)      39,909      (69,278)     145,388       27,987
Interest expense, net......................      19,095       18,451       19,582       13,336        8,545
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes..........     (83,823)      21,458      (88,860)     132,052       19,442
Income tax (benefit) provision.............     (18,200)       6,717      (20,772)      32,089        6,892
                                             ----------   ----------   ----------   ----------   ----------
Net income (loss)..........................     (65,623)      14,741      (68,088)      99,963       12,550
Retained earnings, beginning of period.....     229,838      164,215      178,956      178,956      110,868
                                             ----------   ----------   ----------   ----------   ----------
Retained earnings, end of period...........  $  164,215   $  178,956   $  110,868   $  278,919   $  123,418
                                             ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                       BRYN MAWR UROLOGY ASSOCIATES, INC.


                            STATEMENTS OF CASH FLOWS


                                                                                        NINE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                       -----------------------------   -------------------
                                                         1994      1995       1996       1996       1997
                                                       --------   -------   --------   --------   --------
                                                                                           (UNAUDITED)
Operating activities:
  Net income (loss)..................................  $(65,623)  $14,741   $(68,088)  $ 99,963   $ 12,550
  Adjustments to reconcile net income (loss) to net
    cash (used in) provided by operating
     activities --
      Loss on disposal of property and equipment.....        --        --     33,013     33,013         --
      Depreciation and amortization..................    40,056    44,114     39,643     28,213     31,356
      Deferred income taxes..........................   (17,410)    6,936    (22,303)    32,089      4,514
      Changes in assets and liabilities --
         Accounts receivable.........................    80,745   (91,077)   (53,506)   (83,634)   (89,739)
         Due from U.S. PHYSICIANS, Inc...............        --        --         --         --    (51,369)
         Due from related parties....................    10,005    (3,174)     5,863   (139,593)     8,348
         Prepaid expenses and other..................    16,055   (35,071)    15,717      7,991     32,861
         Other assets................................        --        --      1,660     11,665     10,005
         Accounts payable............................   (56,666)   70,260    114,462     12,103     36,538
         Accrued compensation........................   (11,683)   26,936    (13,785)    79,498     35,124
                                                       --------   -------   --------   --------   --------
           Net cash (used in) provided by operating
             activities..............................    (4,521)   33,665     52,676     81,308     30,188
                                                       --------   -------   --------   --------   --------
Investing activities:
  Purchases of property and equipment................   (27,798)  (12,778)   (56,379)   (56,379)        --
                                                       --------   -------   --------   --------   --------
Financing activities:
  Proceeds from long-term debt.......................        --        --    150,000    150,000         --
  Repayments on long-term debt.......................   (53,483)  (26,400)   (60,300)   (52,800)   (22,500)
  Proceeds (repayment) of officer loans..............    65,660        --    (60,000)        --    (65,360)
                                                       --------   -------   --------   --------   --------
           Net cash provided by (used in) financing
             activities..............................    12,177   (26,400)    29,700     97,200    (87,860)
                                                       --------   -------   --------   --------   --------
Net (decrease) increase in cash and cash
  equivalents........................................   (20,142)   (5,513)    25,997    122,129    (57,672)
Cash and cash equivalents, beginning of period.......    57,330    37,188     31,675     31,675     57,672
                                                       --------   -------   --------   --------   --------
Cash and cash equivalents, end of period.............  $ 37,188   $31,675   $ 57,672   $153,804   $     --
                                                       ========   =======   ========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                       BRYN MAWR UROLOGY ASSOCIATES, INC.
                         NOTES TO FINANCIAL STATEMENTS
      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:


     Bryn Mawr Urology Associates, Inc. (the "Company") provides urological and incontinence care and related medical services to the general public. The Company operates two divisions, Bryn Mawr Urology ("BMU") and Continence Management Specialists ("CMS").



     On February 19, 1997 (the "Initial Closing Date"), the Company and the selling owners entered into a Stock Acquisition Agreement, as amended on December 28, 1997, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the outstanding stock of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by May 14, 1998 (the "Repurchase Date"), to repurchase the stock of their practice for a defined period of time (the "Repurchase Period") by returning all of the consideration received excluding the initial cash payment. If the selling owners do not exercise their rights under the repurchase provision during the Repurchase Period, the provision terminates.



     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statement of operations includes a management fee charge for the income earned by the Company for the period from the Initial Closing Date to September 30, 1997, and the balance sheet as of September 30, 1997 reflects a Due from U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the same period.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements


     The financial statements for the nine months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of its operations for the nine months ended September 30, 1996 and 1997. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues


     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

                       BRYN MAWR UROLOGY ASSOCIATES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful lives of the applicable assets ranging from five to ten years for equipment, furniture and fixtures and the remaining lease term for leasehold improvements and are computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information

     For the years ended December 31, 1994, 1995 and 1996, the Company paid interest of $19,526, $19,473 and $19,587, respectively. Amounts paid for taxes were not significant.

3. LONG-TERM DEBT:

                                                                      DECEMBER 31,
                                                                  ---------------------
                                                                   1995          1996
                                                                  -------      --------
Note payable to bank, monthly principal payments of $2,500
  plus interest at prime (8.25% at December 31, 1996)
  through September 2001, collateralized by certain assets
  of the Company............................................      $    --      $142,500
Note payable to bank originally payable through December
  1997, repaid in full in September 1996....................       52,800            --
                                                                  -------      --------
                                                                   52,800       142,500
Less -- Current maturities..................................      (26,400)      (30,000)
                                                                  -------      --------
                                                                  $26,400      $112,500
                                                                  =======      ========

     The Company advanced $50,000 of the proceeds from the note payable through December 1997 to a related entity, SSE Leasing Associates ("SSE"), whose sole shareholders are the owning physicians of the Company. The Company has the full obligation of the debt included in its financial statements with an offsetting receivable from SSE for its portion of the proceeds. At December 31, 1995 and 1996, advances due from SSE were $20,911 and $12,673, respectively. The notes are subject to certain covenants as defined by the agreements and are guaranteed by the owning physicians of the Company.

                       BRYN MAWR UROLOGY ASSOCIATES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


3. LONG-TERM DEBT: -- (CONTINUED)

     Minimum principal repayments for long-term debt as of December 31, 1996, are as follows:

1997......................................................  $ 30,000
1998......................................................    30,000
1999......................................................    30,000
2000......................................................    30,000
2001......................................................    22,500
                                                            --------
                                                            $142,500
                                                            ========

4. EMPLOYEE BENEFIT PLAN:

     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the plan agreement. Contributions to the plan are discretionary and are determined by the Company on an annual basis. The contributions for the years ended December 31, 1994, 1995 and 1996, were $81,994, $68,195 and $38,461, respectively. Employer contributions vest pro rata over six years beginning after their first year as a participant. The three owning physicians are the trustees of the plan.

5. RELATED PARTY TRANSACTIONS:

     Due from related parties consists of the following:

                                                                      DECEMBER 31,
                                                                  --------------------
                                                                   1995         1996
                                                                  -------      -------
Loan receivable from SSE (see Note 3).......................      $20,911      $12,673
Advance from SSE............................................       (8,975)          --
Advances to officers........................................       13,180        5,680
                                                                  -------      -------
                                                                   25,116       18,353
Less -- Current portion.....................................      (14,211)      (8,348)
                                                                  -------      -------
Amount included in other assets.............................      $10,905      $10,005
                                                                  =======      =======

     In 1995, the owners of BMU established a corporation, UroRehab, to provide incontinence services to residents of long-term care facilities. Start-up cost funding, the sharing of certain facilities and administrative services were provided to UroRehab. The physicians will continue to provide management and consultation services to UroRehab; however, the Company does not feel these efforts will be significant.

     In December 1994, the officers of the Company collectively loaned $150,000 to the Company. The loan was to be repaid in monthly installments of $1,062 including interest at 10% through January 1999. As of February 1995, the Company and the officers amended the terms to monthly interest at 12% with no stated repayment date for the remaining principal balance of $125,360. During 1996, principal of $60,000 was repaid by the Company.

     The Company leases a significant portion of its equipment from a related entity, SSE. Payments made to SSE for the years ended December 31, 1994, 1995 and 1996, were $30,615, $39,793 and $37,146, respectively. In 1993, SSE also paid $8,975 for leasehold improvements to office space on behalf of the Company. During 1996, the Company repaid the balance due to SSE.


     In addition, the Company leases its office space from two separate partnerships in which the owning physicians are partners (see Note 7).


6. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:

                       BRYN MAWR UROLOGY ASSOCIATES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


6. INCOME TAXES: -- (CONTINUED)

                                                                YEAR ENDED DECEMBER 31,
                                                           ----------------------------------
                                                             1994         1995         1996
                                                           --------      ------      --------
Current:
  Federal............................................      $   (474)     $ (131)     $    919
  State..............................................          (316)        (88)          612
                                                           --------      ------      --------
                                                               (790)       (219)        1,531
                                                           --------      ------      --------
Deferred:
  Federal............................................       (10,446)      4,162       (13,382)
  State..............................................        (6,964)      2,774        (8,921)
                                                           --------      ------      --------
                                                            (17,410)      6,936       (22,303)
                                                           --------      ------      --------
                                                           $(18,200)     $6,717      $(20,772)
                                                           ========      ======      ========

     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:

                                                                YEAR ENDED DECEMBER 31,
                                                           ----------------------------------
                                                             1994         1995         1996
                                                           --------      ------      --------
Tax at U.S. Federal statutory rate...................      $(28,500)     $7,296      $(30,212)
Tax impact of Federal rate differential for graduated
  rates..............................................        16,045      (4,045)       16,653
State income taxes, net of federal benefit...........        (8,303)      2,168        (9,039)
Non-deductible travel and entertainment..............         2,558       1,298         1,826
                                                           --------      ------      --------
                                                           $(18,200)     $6,717      $(20,772)
                                                           ========      ======      ========

     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:

                                                                       DECEMBER 31,
                                                                  ----------------------
                                                                    1995          1996
                                                                  --------      --------
Deferred tax assets:
  Property and equipment....................................      $ 15,236      $ 15,224
  Net operating loss carryforward...........................         4,883         8,534
                                                                  --------      --------
                                                                    20,119        23,758
Deferred liabilities:
  Cash to accrual adjustments...............................       (90,740)      (72,076)
                                                                  --------      --------
Net deferred tax liability..................................      $(70,621)     $(48,318)
                                                                  ========      ========

7. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     The Company leases office space in two buildings that are partially owned by two of the owning physicians. As indicated in Note 5, the equipment is leased from a related party, SSE. Future minimum lease payments under the Company's leases are as follows:

                       BRYN MAWR UROLOGY ASSOCIATES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


7. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

                                                   EQUIPMENT      BUILDING
                                                    LEASES         LEASES
                                                   ---------      --------
1997.........................................       $40,203       $ 72,009
1998.........................................        10,051         72,009
1999.........................................            --         72,009
2000.........................................            --         24,978

     Rent expense under noncancelable operating leases for the years ended December 31, 1994, 1995 and 1996, was approximately $132,788, $127,594 and
$118,141, respectively.

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims that would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Center for Women's Healthcare, PC and
  Corazon G. Gemil, M.D., PC:

We have audited the accompanying combined balance sheets of the Center for Women's Healthcare, PC and Corazon G. Gemil, M.D., PC (Pennsylvania corporations) as of December 31, 1995 and 1996 and the related combined statements of operations and owner's deficit and cash flows for the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Center for Women's Healthcare, PC and Corazon G. Gemil, M.D., PC as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  April 8, 1997

                     CENTER FOR WOMEN'S HEALTHCARE, PC AND
                           CORAZON G. GEMIL, M.D., PC

                            COMBINED BALANCE SHEETS


                                                                DECEMBER 31,
                                                             -------------------   SEPTEMBER 30,
                                                               1995       1996         1997
                                                             --------   --------   -------------
                                                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents................................  $ 27,883   $ 12,154     $     --
  Accounts receivable, net of allowance of $49,101, $51,129
     and $37,299...........................................    87,290     90,896      133,103
  Prepaid expenses and other...............................       417         --       17,446
                                                             --------   --------     --------
       Total current assets................................   115,590    103,050      150,549
                                                             --------   --------     --------
Property and equipment:
  Equipment, furniture and fixtures........................    82,425     85,594       86,050
  Leasehold improvements...................................    50,389     50,389       50,389
                                                             --------   --------     --------
                                                              132,814    135,983      136,439
  Less -- Accumulated depreciation and amortization........   (69,361)   (82,000)     (86,393)
                                                             --------   --------     --------
                                                               63,453     53,983       50,046
                                                             --------   --------     --------
Other assets...............................................     1,859         --           --
                                                             --------   --------     --------
                                                             $180,902   $157,033     $200,595
                                                             ========   ========     ========
LIABILITIES AND OWNER'S DEFICIT

Current liabilities:
  Short term notes payable.................................  $ 73,778   $ 63,316     $ 58,312
  Accounts payable.........................................    35,920     30,726       23,558
  Accrued compensation.....................................    81,481     59,729        2,818
  Due to U.S. PHYSICIANS, Inc..............................        --         --       53,010
  Deferred service revenues................................   118,880    118,880      118,880
                                                             --------   --------     --------
       Total current liabilities...........................   310,059    272,651      256,578
                                                             --------   --------     --------
Deferred service revenues..................................   267,477    148,597       59,437
                                                             --------   --------     --------
Commitments and contingencies (Note 5)
Owner's deficit............................................  (396,634)  (264,215)    (115,420)
                                                             --------   --------     --------
                                                             $180,902   $157,033     $200,595
                                                             ========   ========     ========


    The accompanying notes are an integral part of these combined financial statements.

                     CENTER FOR WOMEN'S HEALTHCARE, PC AND
                           CORAZON G. GEMIL, M.D., PC

             COMBINED STATEMENTS OF OPERATIONS AND OWNER'S DEFICIT


                                                                                        NINE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                                                 ----------------------------------   ---------------------
                                                    1994        1995        1996        1996        1997
                                                 ----------   ---------   ---------   ---------   ---------
                                                                                           (UNAUDITED)
Net revenues...................................  $1,081,523   $ 696,901   $ 785,707   $ 599,604   $ 578,443
                                                 ----------   ---------   ---------   ---------   ---------
Operating expenses:
  Salaries, wages and benefits.................     829,018     482,994     558,935     374,059     313,093
  Pharmaceuticals and medical supplies.........      16,940      10,606      17,394      10,325      12,785
  General and administrative...................     317,605     277,138     182,539     123,223      93,924
  Management fee due U.S. PHYSICIANS, Inc......          --          --          --          --      93,976
  Depreciation and amortization................      20,411      15,532      12,639       9,479       4,393
                                                 ----------   ---------   ---------   ---------   ---------
Income (loss) from operations..................    (102,451)    (89,369)     14,200      82,518      60,272
Other income...................................     (58,569)    (72,132)   (118,880)    (89,160)    (89,160)
Interest expense, net..........................      35,923       3,761         661         235         637
                                                 ----------   ---------   ---------   ---------   ---------
Net income (loss)..............................     (79,805)    (20,998)    132,419     171,443     148,795
Owner's deficit, beginning of period...........    (295,831)   (375,636)   (396,634)   (396,634)   (264,215)
                                                 ----------   ---------   ---------   ---------   ---------
Owner's deficit, end of period.................  $ (375,636)  $(396,634)  $(264,215)  $(225,191)  $(115,420)
                                                 ==========   =========   =========   =========   =========


    The accompanying notes are an integral part of these combined financial statements.

                     CENTER FOR WOMEN'S HEALTHCARE, PC AND
                           CORAZON G. GEMIL, M.D., PC

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                                        NINE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                      ------------------------------   -------------------
                                                        1994       1995       1996       1996       1997
                                                      --------   --------   --------   --------   --------
                                                                                           (UNAUDITED)
Operating activities:
  Net income (loss).................................  $(79,805)  $(20,998)  $132,419   $171,443   $148,795
  Adjustments to reconcile net income (loss) to net
    cash (used in) provided by operating
     activities --
      Depreciation and amortization.................    20,411     15,532     12,639      9,479      4,393
      Changes in assets and liabilities --
         Accounts receivable........................   (15,067)    32,370     (3,606)    (3,915)   (42,207)
         Prepaid expenses and other.................    20,223     13,617        417         --    (17,446)
         Other assets...............................   (19,243)    30,386      1,859      1,626         --
         Accounts payable...........................    20,089    (26,757)    (5,194)    (5,194)    (7,168)
         Accrued compensation.......................     3,224       (370)   (21,752)     7,984    (56,911)
         Due to U.S. PHYSICIANS, Inc................        --         --         --         --     53,010
         Deferred service revenues..................        --    (82,961)  (118,880)   (89,160)   (89,160)
                                                      --------   --------   --------   --------   --------
           Net cash (used in) provided by operating
             activities.............................   (50,168)   (39,181)    (2,098)    92,263     (6,694)
                                                      --------   --------   --------   --------   --------
Investing activities:
  Purchases of property and equipment...............        --    (19,788)    (3,169)    (3,169)      (456)
                                                      --------   --------   --------   --------   --------
Financing activities:
  Net proceeds (payments) on related party
    payable.........................................    26,195     20,517    (23,396)   (72,219)    34,996
  Proceeds from notes payable.......................    90,000     47,000     40,000         --         --
  Repayments on notes payable.......................   (64,607)    (2,718)   (27,066)        --    (40,000)
                                                      --------   --------   --------   --------   --------
           Net cash provided by (used in) financing
             activities.............................    51,588     64,799    (10,462)   (72,219)    (5,004)
                                                      --------   --------   --------   --------   --------
Net (decrease) increase in cash and cash
  equivalents.......................................     1,420      5,830    (15,729)    16,875    (12,154)
Cash and cash equivalents, beginning of period......    20,633     22,053     27,883     27,883     12,154
                                                      --------   --------   --------   --------   --------
Cash and cash equivalents, end of period............  $ 22,053   $ 27,883   $ 12,154   $ 44,758   $     --
                                                      ========   ========   ========   ========   ========


    The accompanying notes are an integral part of these combined financial statements.

                     CENTER FOR WOMEN'S HEALTHCARE, PC AND
                           CORAZON G. GEMIL, M.D., PC


                     NOTES TO COMBINED FINANCIAL STATEMENTS
      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     The Center for Women's Healthcare, PC and Corazon G. Gemil, M.D., PC (collectively, the Company), were merged on January 1, 1996 with the Center for Women's Healthcare, PC as the surviving entity. The Company provides obstetrical and gynecological care and related medical services to the general public.


     On March 6, 1997 (the "Initial Closing Date"), the Company and the selling owner entered into an Asset Acquisition Agreement, as amended on December 29, 1997, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the majority of the assets and liabilities of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owner, in the event that an initial public offering ("IPO") has not been completed by USP by May 14, 1998 (the "Repurchase Date"), to repurchase the net assets of her practice for a defined period of time (the "Repurchase Period") by returning all of the consideration received excluding the initial cash payment. If the selling owner does not exercise her rights under the repurchase provision during the Repurchase Period, the provision terminates.



     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statement of operations includes a management fee charge for the income earned by the Company for the period from the Initial Closing Date to September 30, 1997, and the balance sheet as of September 30, 1997 reflects a Due to U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the same period.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Combination

     The financial statements combine the accounts of both the Center for Women's Healthcare, PC and Corazon G. Gemil, M.D., PC practices. Prior to the merger, these companies were unrelated, and there were no transactions between the entities.

  Interim Financial Statements


     The financial statements for the nine months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of their operations for the nine months ended September 30, 1996 and 1997. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     CENTER FOR WOMEN'S HEALTHCARE, PC AND
                           CORAZON G. GEMIL, M.D., PC

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues


     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.


  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consists of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and other estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful lives of the applicable assets ranging from five to seven years for equipment, furniture and fixtures and the remaining lease term for leasehold improvements and are computed using the straight-line method.

  Deferred Service Revenues

     During 1995, the Company committed to provide limited administrative services at an area hospital and provide limited educational support to the hospital and the community for a period of four years in exchange for the settlement of a debt obligation of the Company to the hospital. The debt reduction of $469,318 has been recorded as deferred service revenues in the accompanying balance sheets and is being amortized ratably over the four years as other income in the statements of operations. Other income in 1994 includes payments for services at the area hospital.

                     CENTER FOR WOMEN'S HEALTHCARE, PC AND
                           CORAZON G. GEMIL, M.D., PC

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Owner's Deficit

     Owner's deficit includes the capital stock, additional paid-in capital and accumulated losses of The Center for Women's Healthcare, PC and Corazon G. Gemil, M.D., PC.

  Income Taxes

     The Company has elected treatment as an "S" Corporation for both federal and state income tax purposes, and accordingly is not taxed as a separate entity. The Company's taxable income or loss is allocated to the owner and recognized on her individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.

     The Company reports certain income and expense items for income tax purposes on a different basis than reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1996 was approximately $300,000. If the S Corporation status is terminated, then a deferred income tax liability of approximately $72,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.

  Statements of Cash Flows Information

     For the years ended December 31, 1994, 1995 and 1996, the Company paid interest of $4,923, $3,592 and $548, respectively. Amounts paid for taxes were not significant.

3. SHORT TERM NOTES PAYABLE:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1995      1996
                                                              -------   -------
Demand note payable to bank, interest at prime plus 1%,
  repaid March 1997.........................................  $    --   $40,000
Demand note payable to shareholder, no stated interest rate
  or repayment terms........................................   46,712    23,316
Other.......................................................   27,066        --
                                                              -------   -------
                                                              $73,778   $63,316
                                                              =======   =======

4. EMPLOYEE BENEFIT PLAN:

     The Company maintains a profit sharing plan covering substantially all full time employees who are at least 21 years of age and have completed 2 years of service. Contributions to the plan are discretionary and are determined by the Company on an annual basis. Employees vest in company contributions immediately. For the years ended December 31, 1994, 1995 and 1996 discretionary contribution's made by the Company were $20,000, $45,000 and $15,000.

                     CENTER FOR WOMEN'S HEALTHCARE, PC AND
                           CORAZON G. GEMIL, M.D., PC

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


5. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     Future minimum lease payments for property under noncancellable operating leases primarily for office space as of December 31, 1996 are as follows:

1997...............................................  $40,049
1998...............................................   26,696

     Rent expense under noncancellable operating leases for the years ended December 31, 1994, 1995 and 1996 was approximately $91,817, $71,750 and $40,049, respectively.

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by the physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Cesare, Metzger, Coyle and Henzes, Inc.:



We have audited the accompanying balance sheets of Cesare, Metzger, Coyle and Henzes, Inc. (a Pennsylvania corporation) as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cesare, Metzger, Coyle and Henzes, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  August 22, 1997

                    CESARE, METZGER, COYLE AND HENZES, INC.


                                 BALANCE SHEETS


                                                                DECEMBER 31,
                                                             -------------------   SEPTEMBER 30,
                                                               1995       1996         1997
                                                             --------   --------   -------------
                                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents................................  $  1,996   $  2,784     $     --
  Accounts receivable, net of allowance of $379,932,
     $371,578 and $363,471.................................   540,763    462,184      487,477
  Prepaid expenses and other...............................     9,880      5,296       14,428
  Due from shareholder.....................................        --      5,470           --
                                                             --------   --------     --------
       Total current assets................................   552,639    475,734      501,905
                                                             --------   --------     --------
Property and equipment:
  Equipment, furniture and fixtures........................   123,643    137,152      137,152
  Leasehold improvements...................................   108,390    108,390      116,881
                                                             --------   --------     --------
                                                              232,033    245,542      254,033
  Less -- Accumulated depreciation and amortization........  (137,035)  (158,995)    (173,608)
                                                             --------   --------     --------
                                                               94,998     86,547       80,425
                                                             --------   --------     --------
Cash surrender value of life insurance
  (face value of $1,100,000)...............................   124,852    134,958      139,866
                                                             --------   --------     --------
                                                             $772,489   $697,239     $722,196
                                                             ========   ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit...........................................  $ 47,000   $ 40,000     $ 89,299
  Accounts payable.........................................    32,636     12,590       24,665
  Accrued compensation.....................................    79,694     99,034       51,755
  Deferred income taxes....................................   106,056     86,768       72,715
  Due to U.S. PHYSICIANS, Inc..............................        --         --       30,051
                                                             --------   --------     --------
       Total current liabilities...........................   265,386    238,392      268,485
                                                             --------   --------     --------
Deferred income taxes......................................     5,454      7,870        5,499
                                                             --------   --------     --------
Commitments and contingencies (Note 6)
Shareholders' equity:
  Common Stock, $1 par value; 100,000 shares authorized;
     4,000, 5,000 and 5,000 issued; 3,000, 4,000 and 4,000
     outstanding...........................................     4,000      5,000        5,000
  Additional paid-in capital...............................    61,748     66,218       66,218
  Retained earnings........................................   446,901    390,759      387,994
  Treasury stock (1,000 shares at cost)....................   (11,000)   (11,000)     (11,000)
                                                             --------   --------     --------
       Total shareholders' equity..........................   501,649    450,977      448,212
                                                             --------   --------     --------
                                                             $772,489   $697,239     $722,196
                                                             ========   ========     ========


   The accompanying notes are an integral part of these financial statements.

                    CESARE, METZGER, COYLE AND HENZES, INC.


                            STATEMENTS OF OPERATIONS


                                                                                       NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                             ------------------------------------   -----------------------
                                                1994         1995         1996         1996         1997
                                             ----------   ----------   ----------   ----------   ----------
                                                                                          (UNAUDITED)
Net revenues...............................  $1,945,552   $2,342,162   $2,185,229   $1,566,663   $1,832,333
                                             ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits.............   1,234,258    1,575,985    1,560,865    1,257,228    1,242,359
  Pharmaceuticals and medical supplies.....      69,409       54,219       53,294       37,064       40,050
  General and administrative...............     560,537      595,144      618,290      431,325      449,261
  Management fee due U.S. PHYSICIANS,
    Inc....................................          --           --           --           --       84,193
  Depreciation and amortization............      12,493       20,484       21,960       17,047       14,613
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............      68,855       96,330      (69,180)    (176,001)       1,857
Interest expense, net......................       7,607        5,168        2,280        2,533        3,110
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes..........      61,248       91,162      (71,460)    (178,534)      (1,253)
Income tax provision (benefit).............      18,933       23,725      (15,318)     (43,384)       1,512
                                             ----------   ----------   ----------   ----------   ----------
Net income (loss)..........................  $   42,315   $   67,437   $  (56,142)  $ (135,150)  $   (2,765)
                                             ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                    CESARE, METZGER, COYLE AND HENZES, INC.


                       STATEMENTS OF SHAREHOLDERS' EQUITY


                                                         ADDITIONAL                             TOTAL
                                                COMMON    PAID-IN     RETAINED   TREASURY   SHAREHOLDERS'
                                                STOCK     CAPITAL     EARNINGS    STOCK        EQUITY
                                                ------   ----------   --------   --------   -------------
Balance, December 31, 1993....................  $3,000    $20,000     $337,149  $(11,000)     $349,149
  Net income..................................     --          --       42,315        --        42,315
  Contribution of property and equipment......     --      38,650           --        --        38,650
                                                ------    -------     --------  --------      --------
Balance, December 31, 1994....................   3,000     58,650      379,464   (11,000)      430,114
  Issuance of Common Stock....................   1,000      3,098           --        --         4,098
  Net income..................................      --         --       67,437        --        67,437
                                                ------    -------     --------  --------      --------
Balance, December 31, 1995....................   4,000     61,748      446,901   (11,000)      501,649
  Issuance of Common Stock....................   1,000      4,470           --        --         5,470
  Net loss....................................      --         --      (56,142)       --       (56,142)
                                                ------    -------     --------  --------      --------
Balance, December 31, 1996....................   5,000     66,218      390,759   (11,000)      450,977
  Net loss (unaudited)........................      --         --       (2,765)       --        (2,765)
                                                ------    -------     --------  --------      --------
Balance, September 30, 1997 (unaudited).......  $5,000    $66,218     $387,994  $(11,000)     $448,212
                                                ======    =======     ========  ========     ========


   The accompanying notes are an integral part of these financial statements.

                    CESARE, METZGER, COYLE AND HENZES, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                        NINE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                                                ------------------------------------   --------------------
                                                   1994         1995         1996        1996        1997
                                                ----------   ----------   ----------   ---------   --------
                                                                                           (UNAUDITED)
Operating activities:
  Net income (loss)...........................  $   42,315   $   67,437   $  (56,142)  $(135,150)  $ (2,765)
  Adjustments to reconcile net income (loss)
    to net cash provided by (used in)
    operating activities --
      Depreciation and amortization...........      12,493       20,484       21,960      17,047     14,613
      Deferred income taxes...................      17,390       12,392      (16,872)    (43,384)   (16,424)
      Changes in assets and liabilities --
         Accounts receivable..................     (62,904)     (63,462)      78,579     110,756    (25,293)
         Prepaid expenses and other...........      11,579       (1,100)      (5,522)     (9,000)   (14,040)
         Due from shareholder.................          --           --           --          --      5,470
         Accounts payable.....................      20,120       (3,889)     (20,046)      2,170     12,075
         Accrued compensation.................      10,105       19,620       19,340     149,690    (47,279)
         Due to U.S. PHYSICIANS, Inc..........          --           --           --          --     30,051
                                                ----------   ----------   ----------   ---------   --------
           Net cash provided by (used in)
             operating activities.............      51,098       51,482       21,297      92,129    (43,592)
                                                ----------   ----------   ----------   ---------   --------
Investing activities:
  Purchases of property and equipment.........     (10,998)     (16,252)     (13,509)    (13,209)    (8,491)
                                                ----------   ----------   ----------   ---------   --------
Financing activities:
  Net (payments) borrowings on line of
    credit....................................      (6,000)     (38,000)      (7,000)     (6,000)    49,299
  Proceeds from long-term debt................     (43,994)          --           --          --         --
  Repayments on long-term debt................      21,610           --           --          --         --
  Proceeds from issuance of stock.............          --        4,098           --          --         --
  Repayment of advance........................     (15,000)          --           --          --         --
                                                ----------   ----------   ----------   ---------   --------
           Net cash (used in) provided by
             financing activities.............     (43,384)     (33,902)      (7,000)     (6,000)    49,299
                                                ----------   ----------   ----------   ---------   --------
Net (decrease) increase in cash and cash
  equivalents.................................      (3,284)       1,328          788      72,920     (2,784)
Cash and cash equivalents, beginning of
  period......................................       3,952          668        1,996       1,996      2,784
                                                ----------   ----------   ----------   ---------   --------
Cash and cash equivalents, end of period......  $      668   $    1,996   $    2,784   $  74,916   $     --
                                                ==========   ==========   ==========   =========   ========


   The accompanying notes are an integral part of these financial statements.

                    CESARE, METZGER, COYLE AND HENZES, INC.



                         NOTES TO FINANCIAL STATEMENTS
      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:


     Cesare, Metzger, Coyle and Henzes, Inc. (the "Company") is a physician-owned medical practice serving the Scranton, Pennsylvania area. The Company was formed in 1974 for the purpose of rendering orthopedic surgical services.



     On July 30, 1997, (the "Initial Closing Date") the Company and the selling owners entered into a Stock Acquisition Agreement (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the outstanding stock of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by March 30, 1998 (the "Repurchase Date"), to repurchase the net assets of their practice for a defined period of time (the "Repurchase Period") by returning all of the consideration received, excluding the initial cash payment.



     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statement of operations includes a management fee charge for the income earned by the Company for the period from the Initial Closing Date to September 30, 1997, and the balance sheet as of September 30, 1997 reflects a Due to U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the same period.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements


     The financial statements for the nine months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of its operations for the nine months ended September 30, 1996 and 1997. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

                    CESARE, METZGER, COYLE AND HENZES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)


  Net Revenues



     Revenues from patients, third party-payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.


  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful life of each class of depreciable asset ranging from five to seven years for equipment, furniture and fixtures and over the remaining lease term for leasehold improvements and are computed using the straight-line method.

  Due from Shareholder

     Amounts due from shareholder represents a promissory note from a shareholder in conjunction with the issuance of stock.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information

     For the years ended December 31, 1994, 1995 and 1996, the Company paid interest of $8,686, $7,078 and $3,936, respectively. Amounts paid for taxes were not significant.

     On December 31, 1994, the Company's shareholders contributed to the Company fixed assets with a net book value of $38,650. Additional paid-in-capital was increased by this amount.

                    CESARE, METZGER, COYLE AND HENZES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

     On October 1, 1996, the Company entered into an agreement with a physician for the purchase of 1,000 shares of the Company's Common stock for $5,470. The purchase price was represented by a promissory note receivable which was paid in full during 1997.

3. LINE OF CREDIT:

     In 1993, the Company entered into a credit agreement (the "Agreement") with a local bank for a $100,000 line of credit. Interest is accrued on the outstanding balance at the bank's prime rate plus 1.5% (9.75% at December 31, 1996). Outstanding borrowings plus any unpaid interest, fees or expenses are guaranteed by the shareholders.

4. EMPLOYEE BENEFIT PLAN:

     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the plan agreement. Employees vest immediately in all contributions. The Company makes contributions of 5% of an employee's salary. For the years ended December 31, 1994, 1995 and 1996, contributions to the plan were $36,192, $57,032 and $62,698, respectively.

5. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:

                                                                YEAR ENDED DECEMBER 31,
                                                           ----------------------------------
                                                            1994         1995          1996
                                                           -------      -------      --------
Current:
  Federal............................................      $   926      $ 6,800      $    932
  State..............................................          617        4,533           622
                                                           -------      -------      --------
                                                             1,543       11,333         1,554
                                                           -------      -------      --------
Deferred:
  Federal............................................       10,434        7,435       (10,123)
  State..............................................        6,956        4,957        (6,749)
                                                           -------      -------      --------
                                                            17,390       12,392       (16,872)
                                                           -------      -------      --------
                                                           $18,933      $23,725      $(15,318)
                                                           =======      =======      ========

     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:

                                                                YEAR ENDED DECEMBER 31,
                                                           ----------------------------------
                                                            1994         1995          1996
                                                           -------      -------      --------
Tax at U.S. Federal statutory rate...................      $20,824      $30,995      $(24,296)
Tax impact of Federal rate differential for graduated
  rates..............................................      (10,727)     (18,245)       13,685
State income taxes, net of federal benefit...........        6,731        8,500        (7,073)
Non-deductible travel and entertainment..............        2,105        2,475         2,366
                                                           -------      -------      --------
                                                           $18,933      $23,725      $(15,318)
                                                           =======      =======      ========

                    CESARE, METZGER, COYLE AND HENZES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


5. INCOME TAXES: -- (CONTINUED)

     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:

                                                                      DECEMBER 31,
                                                                  ---------------------
                                                                    1995         1996
                                                                  --------      -------
Deferred tax liabilities:
  Property and equipment....................................      $  5,454      $ 7,870
  Cash to accrual adjustments...............................       106,056       86,768
                                                                  --------      -------
Net deferred tax liability..................................      $111,510      $94,638
                                                                  ========      =======

6. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     The Company leases its office space from entities affiliated with several of the owners of the Company. Future minimum lease payments for noncancelable operating leases primarily for office space as of December 31, 1996, are as follows:

                                                               RELATED-PARTY
                                                                  LEASES          OTHER LEASES
                                                               -------------      ------------
1997.....................................................        $ 87,262           $31,240
1998.....................................................          87,262            14,702
1999.....................................................          87,262             3,936
2000.....................................................          87,262                --
2001.....................................................          87,262                --
Thereafter...............................................         283,600                --

     Rent expense on related-party operating leases was $84,908, $86,673 and $87,262 for the years ended December 31, 1994, 1995 and 1996, respectively. Rent expense on nonrelated-party operating leases was $9,998, $15,845 and $32,133 for the years ended December 31, 1994, 1995 and 1996, respectively.

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.

                    CESARE, METZGER, COYLE AND HENZES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


6. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Family Care of Lancaster, Inc.:



We have audited the accompanying balance sheets of Family Care of Lancaster, Inc. (a Pennsylvania corporation) as of December 31, 1995 and 1996 and the related statements of operations and retained earnings, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Family Care of Lancaster, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  June 13, 1997

                         FAMILY CARE OF LANCASTER, INC.


                                 BALANCE SHEETS


                                                                DECEMBER 31,
                                                             -------------------   SEPTEMBER 30,
                                                               1995       1996         1997
                                                             --------   --------   -------------
                                                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents................................  $ 13,258   $  3,078     $     --
  Accounts receivable, net of allowance of $0, $0 and
     $60,677...............................................    99,150     98,470       71,212
  Prepaid expenses and other...............................    15,748      9,637       17,463
                                                             --------   --------     --------
       Total current assets................................   128,156    111,185       88,675
                                                             --------   --------     --------
Property and equipment:
  Equipment, furniture and fixtures........................   120,444    125,813      141,136
  Leasehold improvements...................................    16,513     16,513       16,513
                                                             --------   --------     --------
                                                              136,957    142,326      157,649
  Less -- Accumulated depreciation and amortization........   (87,213)  (101,280)    (113,109)
                                                             --------   --------     --------
                                                               49,744     41,046       44,540
                                                             --------   --------     --------
Deferred income taxes......................................     1,206      4,683        7,727
                                                             --------   --------     --------
Intangible assets..........................................    82,081     72,023       60,397
                                                             --------   --------     --------
                                                             $261,187   $228,937     $201,339
                                                             ========   ========     ========
LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Line of credit...........................................  $ 22,307   $ 22,000     $     --
  Current maturities of long-term debt.....................     8,713      9,284       11,023
  Accounts payable.........................................    14,977     21,411       25,533
  Accrued compensation.....................................    30,998     40,834           --
  Deferred income taxes....................................    31,035     22,058       16,036
  Due to related parties...................................     1,782     16,700           --
  Due to U.S. PHYSICIANS, Inc..............................        --         --       29,931
                                                             --------   --------     --------
       Total current liabilities...........................   109,812    132,287       82,523
                                                             --------   --------     --------
Long-term debt.............................................    52,593     43,309       36,529
                                                             --------   --------     --------
Commitments and contingencies (Note 10)
Shareholder's equity:
  Common Stock, $10 par value, 30,000 shares authorized,
     755 shares issued and outstanding.....................     7,550      7,550        7,550
  Retained earnings........................................    91,232     45,791       74,737
                                                             --------   --------     --------
       Total shareholder's equity..........................    98,782     53,341       82,287
                                                             --------   --------     --------
                                                             $261,187   $228,937     $201,339
                                                             ========   ========     ========


   The accompanying notes are an integral part of these financial statements.

                         FAMILY CARE OF LANCASTER, INC.


                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                            NINE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                                                     ----------------------------------   ---------------------
                                                       1994        1995         1996        1996        1997
                                                     --------   ----------   ----------   --------   ----------
                                                                                               (UNAUDITED)
Net revenues......................................   $931,011   $1,283,589   $1,248,634   $993,316   $1,099,562
                                                     --------   ----------   ----------   --------   ----------
Operating expenses:
  Salaries, wages and benefits....................    562,858      867,942      882,865    625,843      899,200
  Pharmaceuticals and medical supplies............     99,360      119,267      111,696     53,947       29,555
  General and administrative......................    205,263      251,000      287,503    268,502      161,301
  Management fee credit from
    U.S. PHYSICIANS, Inc..........................         --           --           --         --      (54,633)
  Depreciation and amortization...................     22,488       22,477       24,125     21,157       23,455
                                                     --------   ----------   ----------   --------   ----------
Income (loss) from operations.....................     41,042       22,903      (57,555)    23,867       40,684
Interest expense, net.............................      3,402        2,919        2,360      2,246        2,089
                                                     --------   ----------   ----------   --------   ----------
Income (loss) before income taxes.................     37,640       19,984      (59,915)    21,621       38,595
Income tax provision (benefit)....................      9,390        5,007      (14,474)     7,187        9,649
                                                     --------   ----------   ----------   --------   ----------
Net income (loss).................................     28,250       14,977      (45,441)    14,434       28,946
Retained earnings, beginning of period............     48,005       76,255       91,232     91,232       45,791
                                                     --------   ----------   ----------   --------   ----------
Retained earnings, end of period..................   $ 76,255   $   91,232   $   45,791   $105,666   $   74,737
                                                     ========   ==========   ==========   ========   ==========


   The accompanying notes are an integral part of these financial statements.

                         FAMILY CARE OF LANCASTER, INC.


                            STATEMENTS OF CASH FLOWS


                                                                                           NINE MONTHS
                                                                                              ENDED
                                                           YEAR ENDED DECEMBER 31,        SEPTEMBER 30,
                                                         ----------------------------   -----------------
                                                          1994      1995       1996      1996      1997
                                                         -------   -------   --------   -------   -------
                                                                                           (UNAUDITED)
Operating activities:
  Net income (loss)....................................  $28,250   $14,977   $(45,441)  $14,434   $28,946
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities --
      Depreciation and amortization....................   22,488    22,477     24,125    21,157    23,455
      Deferred income taxes............................    9,309     5,050    (12,454)    7,187    (9,066)
      Changes in assets and liabilities --
         Accounts receivable...........................  (23,151)  (22,861)       680   (28,695)   27,258
         Prepaid expenses and other....................     (396)   (6,548)     6,111     7,401    (7,826)
         Accounts payable..............................    7,323       251      6,434     3,839     4,122
         Accrued compensation costs....................    4,879    (9,679)     9,836    (2,107)  (40,834)
         Due to related parties........................   (1,931)    1,782     14,918    (1,782)  (16,700)
         Amount due to U.S. PHYSICIANS, Inc............       --        --         --        --    29,931
                                                         -------   -------   --------   -------   -------
           Net cash provided by operating activities...   46,771     5,449      4,209    21,434    39,286
                                                         -------   -------   --------   -------   -------
Investing activities:
  Purchases of property and equipment..................  (36,785)       --     (5,369)       --   (15,323)
                                                         -------   -------   --------   -------   -------
Financing activities:
  Net borrowings (repayments) on line of credit........   11,577    10,730       (307)  (20,418)  (22,000)
  Repayments on long-term debt.........................  (27,585)   (5,672)    (8,713)   (5,309)   (5,041)
                                                         -------   -------   --------   -------   -------
           Net cash (used in) provided by financing
             activities................................  (16,008)    5,058     (9,020)  (25,727)  (27,041)
                                                         -------   -------   --------   -------   -------
Net increase (decrease) in cash and cash equivalents...   (6,022)   10,507    (10,180)   (4,293)   (3,078)
Cash and cash equivalents, beginning of period.........    8,773     2,751     13,258    13,258     3,078
                                                         -------   -------   --------   -------   -------
Cash and cash equivalents, end of period...............  $ 2,751   $13,258   $  3,078   $ 8,965   $    --
                                                         =======   =======   ========   =======   =======


   The accompanying notes are an integral part of these financial statements.

                         FAMILY CARE OF LANCASTER, INC.

                         NOTES TO FINANCIAL STATEMENTS
      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:


     Family Care of Lancaster, Inc. (the "Company") is engaged in the business of providing health care services in the areas of pediatrics, obstetrics, gynecology, surgery and psychiatry.



     On May 5, 1997 (the "Initial Closing Date"), the Company and the selling owner entered into a Stock Acquisition Agreement, as amended on December 12, 1997, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the outstanding stock of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owner, in the event that an initial public offering ("IPO") has not been completed by USP by May 14, 1998 (the "Repurchase Date"), to repurchase the net assets of his practice for a defined period of time (the "Repurchase Date") by returning all of the consideration received, excluding the initial cash payment. If the selling owner does not exercise his rights under the repurchase provision during the Repurchase Period, the provision terminates.



     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statement of operations includes a management fee charge for the income earned by the Company for the period from the Initial Closing Date to September 30, 1997, and the balance sheet as of September 30, 1997 reflects a Due to U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the same period.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements


     The financial statements for the nine months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of its operations for the nine months ended September 30, 1996 and 1997. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

                         FAMILY CARE OF LANCASTER, INC.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Net Revenues

     Revenues from patients, third party-payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.


  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful lives of the applicable assets ranging from five to seven years for equipment, furniture and fixtures and the remaining lease term for leasehold improvements and is computed using the straight-line method.

  Intangible Assets

     Intangible assets include the excess of cost over the net asset value of an acquired physician practice, patient lists and a covenant not to compete and are being amortized over 15 years, 15 years and 10 years, respectively. The Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of intangible assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted operating income over the remaining life of the intangible asset in measuring whether the intangible asset is recoverable. As of December 31, 1996, management believes that no revision to the remaining useful lives or write-down of intangible assets is required.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

                         FAMILY CARE OF LANCASTER, INC.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Statements of Cash Flows Information

     For the years ended December 31, 1994, 1995 and 1996, the Company paid interest of $3,402, $2,919 and $2,360, respectively. Amounts paid for taxes were not significant.

3. ACQUISITION OF PHYSICIAN PRACTICE:

     In 1993, the Company purchased substantially all of the fixed assets and patient lists of a medical practice for total consideration of $95,000 which was payable with a note of $50,000 (see Note 6) and cash of $45,000. The acquisition was accounted for using the purchase method of accounting. The excess purchase price over the fair value of the tangible assets acquired was $75,000 of which $50,000 was recorded as goodwill and $25,000 was recorded as patient lists. In addition, the seller signed a 10 year noncompete agreement which was payable with a note payable of $30,000 (see Note 6). The selling physician is currently employed by the Company.

4. INTANGIBLE ASSETS:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1995       1996
                                                              --------   --------
Excess of cost over net asset value of acquired physician
  practice..................................................  $ 50,000   $ 50,000
Covenant not to compete.....................................    25,272     25,272
Patient lists...............................................    25,000     25,000
Other.......................................................     3,073      3,073
                                                              --------   --------
                                                               103,345    103,345
Less -- Accumulated amortization............................   (21,264)   (31,322)
                                                              --------   --------
                                                              $ 82,081   $ 72,023
                                                              ========   ========

     Amortization expense for each of the years ended December 31, 1994, 1995 and 1996 was $7,798, $9,409 and $10,058, respectively.

5. LINE OF CREDIT:

     In July 1994, the Company obtained a $75,000 line of credit with a bank. The line of credit bears interest at the bank's prime rate plus 0.5% (8.75% at December 31, 1996) and expires on November 30, 1997. The shareholder and his wife guarantee the line. As of December 31, 1995 and 1996, the Company had $22,307 and $22,000 outstanding on this line.

                         FAMILY CARE OF LANCASTER, INC.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


6. LONG-TERM DEBT:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1995      1996
                                                              -------   -------
Note payable issued in connection with medical practice
  acquisition, interest rate at 6.371%, monthly payments
  of $531 plus interest through July 2003...................  $37,885   $33,814
Note payable issued in connection with covenant not to
  compete, interest rate at 6.371%, monthly payments of
  $500 plus interest through June 2000......................   23,421    18,779
                                                              -------   -------
                                                               61,306    52,593
Less -- Current maturities..................................   (8,713)   (9,284)
                                                              -------   -------
                                                              $52,593   $43,309
                                                              =======   =======

     Future maturities of long-term debt at December 31, 1996 are as follows:

1997...............................................  $ 9,284
1998...............................................    9,868
1999...............................................   10,515
2000...............................................    8,168
2001...............................................    5,564
2002 and thereafter................................    9,194
                                                     -------
                                                     $52,593
                                                     =======

7. EMPLOYEE BENEFIT PLAN:

     The Company has a profit sharing plan (Section 401(k)) in which all employees are eligible to participate after completion of one year of service and 1,000 hours, as defined by the plan agreement. Employees vest pro rata over five years. Contributions to the plan are discretionary and are determined by management on an annual basis. The Company contributed $4,800 to the plan for each of the years ended December 31, 1994, 1995 and 1996.

8. RELATED-PARTY TRANSACTIONS:

     The Company leases both of its facilities from the Company's shareholder. Payments under these leases were $76,605, $91,358 and $89,311 for the years ended December 31, 1994, 1995 and 1996, respectively. Minimum annual rental commitments under these leases, which represent all non-cancelable operating leases having terms in excess of one year, as of December 31, 1996, are as follows:

1997..............................................  $108,000
1998..............................................   108,000
1999..............................................   108,000
2000..............................................   108,000
2001..............................................   108,000
2002 and thereafter...............................   126,000

                         FAMILY CARE OF LANCASTER, INC.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


9. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:


                                                             YEAR ENDED DECEMBER 31,
                                                            --------------------------
                                                             1994     1995      1996
                                                            ------   ------   --------
Current:
  Federal.................................................  $   49   $  (26)  $ (1,212)
  State...................................................      32      (17)      (808)
                                                            ------   ------   --------
                                                                81      (43)    (2,020)
                                                            ------   ------   --------
Deferred:
  Federal.................................................   5,585    3,030     (7,472)
  State...................................................   3,724    2,020     (4,982)
                                                            ------   ------   --------
                                                             9,309    5,050    (12,454)
                                                            ------   ------   --------
                                                            $9,390   $5,007   $(14,474)
                                                            ======   ======   ========


     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:


                                                             YEAR ENDED DECEMBER 31,
                                                           ---------------------------
                                                            1994      1995      1996
                                                           -------   ------   --------
Tax at U.S. Federal statutory rate.......................  $12,797   $6,795   $(20,371)
Tax impact of Federal rate differential for graduated
  rates..................................................   (7,163)  (3,791)    11,687
State income taxes, net of federal benefit...............    3,756    2,003     (5,790)
                                                           -------   ------   --------
                                                           $ 9,390   $5,007   $(14,474)
                                                           =======   ======   ========


     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:


                                                                 DECEMBER 31,
                                                              -------------------
                                                                1995       1996
                                                              --------   --------
Deferred tax assets --
  Property and equipment....................................  $  1,206   $  4,683
  Net operating loss carryforward...........................        13        399
                                                              --------   --------
                                                                 1,219      5,082
                                                              --------   --------
Deferred tax liabilities --
  Deferred compensation.....................................   (11,684)   (11,684)
  Cash to accrual adjustments...............................   (19,364)   (10,773)
                                                              --------   --------
                                                               (31,048)   (22,457)
                                                              --------   --------
Net deferred tax liability..................................  $(29,829)  $(17,375)
                                                              ========   ========

                         FAMILY CARE OF LANCASTER, INC.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


10. COMMITMENTS AND CONTINGENCIES:

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Network Medical, Inc.:


We have audited the accompanying balance sheets of Network Medical, Inc. (a Pennsylvania corporation) as of September 30, 1996 and 1997, and the related statements of operations, shareholders' deficit and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Network Medical, Inc. as of September 30, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.



The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced a net loss for the three years ended September 30, 1997 and has a substantial debt obligation that is payable upon demand. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.


                                          ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
  January 16, 1998

                             NETWORK MEDICAL, INC.

                                 BALANCE SHEETS


                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 17,385   $     --
  Accounts receivable.......................................     5,066     13,291
  Prepaid expenses and other................................     1,209         --
                                                              --------   --------
     Total current assets...................................    23,660     13,291
                                                              --------   --------
Investments.................................................        --     50,000
                                                              --------   --------
Property and equipment:
  Equipment, furniture and fixtures.........................     8,931      8,931
  Less -- Accumulated depreciation..........................    (2,164)    (4,839)
                                                              --------   --------
                                                                 6,767      4,092
                                                              --------   --------
                                                              $ 30,427   $ 67,383
                                                              ========   ========
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Line of credit............................................  $350,000   $500,000
  Short-term note payable...................................    12,500         --
  Accounts payable..........................................    27,903         --
  Accrued compensation......................................    32,282     14,003
  Due to U.S. PHYSICIANS, Inc...............................        --    171,414
                                                              --------   --------
     Total current liabilities..............................   422,685    685,417
                                                              --------   --------
Commitments and contingencies
Shareholders' deficit:
  Common Stock, $1 par value; authorized 10,000,000 shares
     of Class A; 10,000,000 shares of Class B; and 51,000
     Founders shares; outstanding -- 51,000 Founders
     shares.................................................    51,000     51,000
  Additional paid-in capital................................   136,500    136,500
  Accumulated deficit.......................................  (567,258)  (805,534)
  Stock subscriptions receivable............................   (12,500)        --
                                                              --------   --------
     Total shareholders' deficit............................  (392,258)  (618,034)
                                                              --------   --------
                                                              $ 30,427   $ 67,383
                                                              ========   ========


   The accompanying notes are an integral part of these financial statements.

                             NETWORK MEDICAL, INC.

                            STATEMENTS OF OPERATIONS


                                                                  YEAR ENDED SEPTEMBER 30,
                                                              ---------------------------------
                                                                1995        1996        1997
                                                              ---------   ---------   ---------
Revenues....................................................  $  10,111   $  11,236   $  42,269
                                                              ---------   ---------   ---------
Operating expenses:
  Salaries, wages and benefits..............................     66,054     183,418     126,747
  General and administrative................................     50,220     275,424     112,398
  Depreciation..............................................        433       1,731       2,675
                                                              ---------   ---------   ---------
Loss from operations........................................   (106,596)   (449,337)   (199,551)
Interest expense, net.......................................         --       8,169      38,725
                                                              ---------   ---------   ---------
Net loss....................................................  $(106,596)  $(457,506)  $(238,276)
                                                              =========   =========   =========


   The accompanying notes are an integral part of these financial statements.

                             NETWORK MEDICAL, INC.

                      STATEMENTS OF SHAREHOLDERS' DEFICIT


                                                    ADDITIONAL                     STOCK
                                          COMMON     PAID-IN     ACCUMULATED   SUBSCRIPTIONS
                                           STOCK     CAPITAL       DEFICIT      RECEIVABLE       TOTAL
                                          -------   ----------   -----------   -------------   ---------
Balance at September 30, 1994...........  $   --     $     --     $  (3,156)     $     --      $  (3,156)
  Issuance of Common Stock..............  51,000      136,500            --       (88,500)        99,000
  Net loss..............................      --           --      (106,596)           --       (106,596)
                                          -------    --------     ---------      --------      ---------
Balance at September 30, 1995...........  51,000      136,500      (109,752)      (88,500)       (10,752)
  Payment of stock subscriptions........      --           --            --        76,000         76,000
  Net loss..............................      --           --      (457,506)           --       (457,506)
                                          -------    --------     ---------      --------      ---------
Balance at September 30, 1996...........  51,000      136,500      (567,258)      (12,500)      (392,258)
  Payment of stock subscriptions........      --           --            --        12,500         12,500
  Net loss..............................      --           --      (238,276)           --       (238,276)
                                          -------    --------     ---------      --------      ---------
Balance at September 30, 1997...........  $51,000    $136,500     $(805,534)     $     --      $(618,034)
                                          =======    ========     =========      ========      =========


   The accompanying notes are an integral part of these financial statements.

                             NETWORK MEDICAL, INC.

                            STATEMENTS OF CASH FLOWS


                                                                  YEAR ENDED SEPTEMBER 30,
                                                              ---------------------------------
                                                                1995        1996        1997
                                                              ---------   ---------   ---------
Operating activities:
  Net loss..................................................  $(106,596)  $(457,506)  $(238,276)
  Adjustments to reconcile net loss to net cash used in
    operating activities --
       Depreciation.........................................        433       1,731       2,675
       Changes in assets and liabilities --
         Accounts receivable................................     (1,154)     (3,912)     (8,225)
         Prepaid expenses and other.........................         --      (1,209)      1,209
         Accounts payable...................................     15,992       8,091     (27,903)
         Accrued compensation...............................      4,858      27,424     (18,279)
         Other..............................................    (13,905)         --          --
         Due to U.S. PHYSICIANS, Inc........................         --          --     171,414
                                                              ---------   ---------   ---------
           Net cash used in operating activities............   (100,372)   (425,381)   (117,385)
                                                              ---------   ---------   ---------
Investing activities:
  Purchases of property and equipment.......................     (8,554)       (377)         --
  Investments...............................................         --          --     (50,000)
                                                              ---------   ---------   ---------
           Net cash used in investing activities............     (8,554)       (377)    (50,000)
                                                              ---------   ---------   ---------
Financing activities:
  Net borrowings from line of credit........................         --     350,000     150,000
  Net borrowings (repayments) on short-term note payable....         --      12,500     (12,500)
  Proceeds from issuance of stock...........................     99,000          --          --
  Proceeds from stock subscriptions.........................         --      76,000      12,500
                                                              ---------   ---------   ---------
           Net cash provided by financing activities........     99,000     438,500     150,000
                                                              ---------   ---------   ---------
Net increase (decrease) in cash and cash equivalents........     (9,926)     12,742     (17,385)
Cash and cash equivalents, beginning of period..............     14,569       4,643      17,385
                                                              ---------   ---------   ---------
Cash and cash equivalents, end of period....................  $   4,643   $  17,385   $      --
                                                              =========   =========   =========


   The accompanying notes are an integral part of these financial statements.

                              NETWORK MEDICAL, INC.

                          NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS:

     Network Medical, Inc. (the "Company") assists physicians in delivering health care services for workers' compensation injuries and administers a network of physicians, employers, and third party administrators for the purpose of providing high quality, cost effective care in a managed care environment.


     On January 27, 1997 (the "Initial Closing Date"), the Company and the selling owners entered into a Stock Acquisition Agreement, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP acquired 85% of the outstanding stock of the Company in exchange for notes and convertible notes. The notes issued pursuant to the Affiliation Agreement contain a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by December 31, 1997 (the "Repurchase Date"), and certain other defined events do not occur by the Repurchase Date, to repurchase the stock of the Company for a defined period of time (the "Repurchase Period") by returning all of the notes received and, at the election of USP, by either delivering to USP certificates representing 15% of the outstanding stock of the Company or by delivering to USP promissory notes in the aggregate principal amount of USP's capital contribution to the Company. On January 16, 1998, the Repurchase Period ended as the selling owners did not exercise their rights to repurchase their shares.



     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Transaction is considered effective for applying purchase accounting as the repurchase provision lapsed (the "Final Closing Date"). In addition, pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP was responsible for managing the Company, including cash management. Accordingly, the balance sheet as of September 30, 1997 reflects a Due to U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the same period.


  Going Concern


     The Company has experienced a net loss for the three years ended September 30, 1997 and has a substantial debt obligation that is payable upon demand. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in the following paragraph. The accompanying financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.



     For the year ended September 30, 1997, the Company reported a net loss of $238,276, and as of September 30, 1997 had a total shareholders' deficiency of $618,034. The Company is highly leveraged, with a line of credit due on demand totaling $500,000 at September 30, 1997. In the event that the line of credit is called by the bank, the shareholders of the Company who personally guaranteed the debt would be required to satisfy the obligation. With the purchase of 85% of the stock by USP in January 1997, management has implemented a plan to control costs by reducing staff and is focusing on aggressively marketing its products to increase revenues. There can be no assurances that the bank will not demand payment on the line of credit or that the Company will be successful in its attempts to control costs and raise revenues.


2. SIGNIFICANT ACCOUNTING POLICIES:


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             NETWORK MEDICAL, INC.

2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the applicable assets ranging from five to ten years and are computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information


     For the years ended September 30, 1995, 1996 and 1997, the Company paid interest of $0, $8,169 and $38,725, respectively. Amounts paid for taxes were insignificant.


3. INVESTMENTS:

     In November 1996, the Company acquired 15% of the outstanding stock of Preferred Care Life Insurance Company ("PCLIC") for a purchase price of $100,000. Of the purchase price, $50,000 was paid at acquisition and the balance will be paid at the time PCLIC meets certain covenants contained in the purchase agreement. The purchase entitles the Company to receive 95% of the net profits generated by PCLIC in the Lancaster, Pennsylvania region, as defined.

4. LINE OF CREDIT:


     The Company has a line of credit totaling $500,000, bearing interest at the bank's prime rate (8.5% at September 30, 1997). The line is due on demand and is collateralized by the personal guarantees of certain of the selling owners. At September 30, 1997, the balance outstanding on the line of credit was $500,000.


5. SHORT-TERM NOTE PAYABLE:


     In 1996, the Company borrowed $12,500 from a bank, bearing interest at the bank's prime rate (8.25% at September 30, 1996). The loan was guaranteed by a shareholder and was repaid with the proceeds from the shareholder's stock subscription receivable on November 29, 1996.

                             NETWORK MEDICAL, INC.

6. RELATED PARTY TRANSACTIONS:


     The Company rents its property from a related entity. Rent expense amounted to $950, $12,350 and $11,400 for the years ended September 30, 1995, 1996 and 1997, respectively. The lease expires in 1998. In addition, the Company owed $13,905 for expense reimbursements to an entity related through common ownership at September 30, 1994. This amount was paid in fiscal year 1995. Accounts receivable as of September 30, 1996 includes $1,833 from providers who are also shareholders.


7. INCOME TAXES:

     The components of the income tax benefit are as follows:


                                                            YEAR ENDED SEPTEMBER 30,
                                                          ----------------------------
                                                           1995       1996      1997
                                                          -------   --------   -------
Current:
  Federal...............................................  $    --   $     --   $    --
  State.................................................       --         --        --
                                                          -------   --------   -------
                                                               --         --        --
                                                          -------   --------   -------
Deferred:
  Federal...............................................  (16,022)   (68,494)  (33,732)
  State.................................................  (10,682)   (45,663)  (16,614)
                                                          -------   --------   -------
                                                          (26,704)  (114,157)  (50,346)
                                                          -------   --------   -------
Increase in valuation allowance.........................   26,704    114,157    50,346
                                                          -------   --------   -------
                                                          $    --   $     --   $    --
                                                          =======   ========   =======


     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes.

     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:


                                                           YEAR ENDED SEPTEMBER 30,
                                                        -------------------------------
                                                          1995       1996        1997
                                                        --------   ---------   --------
Tax at U.S. Federal statutory rate....................  $(36,243)  $(152,775)  $(67,232)
Tax impact of Federal rate differential for graduated
  rates...............................................    20,197      84,136     36,429
State income taxes, net of federal benefit............   (10,660)    (45,751)   (19,774)
Other.................................................         2         233        231
Valuation allowance...................................    26,704     114,157     50,346
                                                        --------   ---------   --------
                                                        $     --   $      --   $     --
                                                        ========   =========   ========

                             NETWORK MEDICAL, INC.

7. INCOME TAXES: -- (CONTINUED)

     The components of the net deferred tax asset, measured under SFAS No. 109, are as follows:


                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Deferred tax assets:
  Net operating loss carryforward...........................  $140,131   $178,153
  Accrued expenses..........................................     1,675     13,695
                                                              --------   --------
                                                               141,806    191,848
Gross deferred tax liabilities..............................      (304)        --
Less valuation allowance....................................  (141,502)  (191,848)
                                                              --------   --------
Net deferred tax asset......................................  $     --   $     --
                                                              ========   ========


8. STOCK SPLIT:

     During the year ended September 30, 1996, the stockholders approved a 30-for-1 stock split for its existing shares and authorized 10,000,000 shares of Class A and 10,000,000 shares of Class B Common Stock. All amounts in these financial statements have been restated to reflect the stock split.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Orthopaedic and Sports Medicine Specialists of the Main Line, Inc.:



We have audited the accompanying balance sheets of Orthopaedic and Sports Medicine Specialists of the Main Line, Inc. (a Pennsylvania corporation) as of December 31, 1995 and 1996 and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Orthopaedic and Sports Medicine Specialists of the Main Line, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  May 30, 1997

                 ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF
                              THE MAIN LINE, INC.

                                  BALANCE SHEETS


                                                                DECEMBER 31,
                                                             -------------------   SEPTEMBER 30,
                                                               1995       1996         1997
                                                             --------   --------   -------------
                                                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents................................  $ 28,779   $ 10,337     $ 26,625
  Accounts receivable, net of allowance of $509,004,
     $848,707 and $973,493.................................   549,606    456,996      600,507
  Prepaid expenses and other...............................    69,322         --       10,889
                                                             --------   --------     --------
       Total current assets................................   647,707    467,333      638,021
                                                             --------   --------     --------
Property and equipment:
  Equipment, furniture and fixtures........................   223,047    243,082      243,082
  Leasehold improvements...................................    21,526     21,526       21,526
                                                             --------   --------     --------
                                                              244,573    264,608      264,608
  Less -- Accumulated depreciation and amortization........  (119,584)  (149,097)    (167,452)
                                                             --------   --------     --------
                                                              124,989    115,511       97,156
                                                             --------   --------     --------
                                                             $772,696   $582,844     $735,177
                                                             ========   ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Line of credit...........................................  $     --   $ 15,000     $     --
  Current maturities of long-term debt.....................    62,388      1,438        1,384
  Accounts payable.........................................    10,914      9,190        7,682
  Accrued compensation.....................................    85,659    106,405       88,151
  Due to U.S. PHYSICIANS, Inc..............................        --         --       68,376
  Deferred income taxes....................................   145,593    104,344      142,913
                                                             --------   --------     --------
       Total current liabilities...........................   304,554    236,377      308,506
                                                             --------   --------     --------
Long-term debt.............................................        --      7,062        6,074
                                                             --------   --------     --------
Deferred income taxes......................................    14,356     15,806       14,605
                                                             --------   --------     --------
Commitments and contingencies (Note 8)
Shareholders' equity:
  Common Stock, $1 par value, 1,000 shares authorized,
     100 shares issued and outstanding.....................       100        100          100
  Retained earnings........................................   453,686    323,499      405,892
                                                             --------   --------     --------
       Total shareholders' equity..........................   453,786    323,599      405,992
                                                             --------   --------     --------
                                                             $772,696   $582,844     $735,177
                                                             ========   ========     ========


   The accompanying notes are an integral part of these financial statements.

                 ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF
                              THE MAIN LINE, INC.

                  STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                       NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                             ------------------------------------   -----------------------
                                                1994         1995         1996         1996         1997
                                             ----------   ----------   ----------   ----------   ----------
                                                                                          (UNAUDITED)
Net revenues...............................  $1,696,165   $2,123,495   $1,961,309   $1,499,065   $1,702,723
                                             ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits.............   1,148,236    1,426,695    1,654,870    1,114,175      896,281
  Pharmaceuticals and medical supplies.....      39,836       32,543       37,282       26,029       24,394
  General and administrative...............     448,755      462,116      410,569      307,609      382,559
  Management fee due U.S. PHYSICIANS,
    Inc....................................          --           --           --           --      270,665
  Depreciation and amortization............      29,363       29,641       29,513       22,135       18,355
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............      29,975      172,500     (170,925)      29,117      110,469
Interest (expense) income, net.............      (8,644)      (3,707)        (506)      (1,201)         686
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes..........      21,331      168,793     (171,431)      27,916      111,155
Income tax provision (benefit).............       6,817       42,517      (41,244)       6,784       28,762
                                             ----------   ----------   ----------   ----------   ----------
Net income (loss)..........................      14,514      126,276     (130,187)      21,132       82,393
Retained earnings, beginning of period.....     312,896      327,410      453,686      453,686      323,499
                                             ----------   ----------   ----------   ----------   ----------
Retained earnings, end of period...........  $  327,410   $  453,686   $  323,499   $  474,818   $  405,892
                                             ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                 ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF
                              THE MAIN LINE, INC.

                             STATEMENTS OF CASH FLOWS


                                                                                       NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                     ------------------------------   -------------------
                                                      1994       1995       1996        1996       1997
                                                     -------   --------   ---------   --------   --------
                                                                                          (UNAUDITED)
Operating activities:
  Net income (loss)................................  $14,514   $126,276   $(130,187)  $ 21,132   $ 82,393
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities --
      Depreciation and amortization................   29,363     29,641      29,513     22,135     18,355
      Deferred income taxes........................    7,726     39,590     (39,799)     6,784     37,368
      Accounts receivable..........................  (12,328)   (98,306)     92,610    139,247   (143,511)
      Prepaid expenses and other...................    3,000    (69,322)     69,322     51,991    (10,889)
      Due to U.S. PHYSICIANS, Inc..................       --         --          --         --     68,376
      Accounts payable.............................   (5,828)     3,054      (1,724)    (1,236)   (18,254)
      Accrued compensation.........................    7,371      4,288      20,746      7,566     (1,508)
                                                     -------   --------   ---------   --------   --------
         Net cash provided by operating
           activities..............................   43,818     35,221      40,481    247,619     32,330
                                                     -------   --------   ---------   --------   --------
Investing activities:
  Purchases of property and equipment..............  (31,207)    (6,595)    (20,035)   (11,554)        --
                                                     -------   --------   ---------   --------   --------
Financing activities:
  Net borrowings (repayments) on line of credit....   17,000    (17,000)     15,000         --    (15,000)
  Proceeds from long-term debt.....................   81,291    139,519       8,500    (62,388)       635
  Repayments on long-term debt.....................  (74,304)   (84,118)    (62,388)        --     (1,677)
  Repayments on shareholder loans..................  (39,800)   (40,200)         --         --         --
                                                     -------   --------   ---------   --------   --------
         Net cash used in financing activities.....  (15,813)    (1,799)    (38,888)   (62,388)   (16,042)
                                                     -------   --------   ---------   --------   --------
Net (decrease) increase in cash and cash
  equivalents......................................   (3,202)    26,827     (18,442)   173,677     16,288
Cash and cash equivalents, beginning of period.....    5,154      1,952      28,779     28,779     10,337
                                                     -------   --------   ---------   --------   --------
Cash and cash equivalents, end of period...........  $ 1,952   $ 28,779   $  10,337   $202,456   $ 26,625
                                                     =======   ========   =========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                 ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF
                              THE MAIN LINE, INC.

                         NOTES TO FINANCIAL STATEMENTS
         (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:


     Orthopaedic and Sports Medicine Specialists of the Main Line, Inc. (the "Company") is a physician owned medical practice serving the Philadelphia, Pennsylvania area. The Company is engaged in the business of rendering health care services in the area of orthopedic, surgical and related support services.



     On March 17, 1997, (the "Initial Closing Date"), the Company and the selling owners entered into a Stock Acquisition Agreement, as amended on December 28, 1997, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the outstanding stock of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by May 14, 1998 (the "Repurchase Date"), to repurchase the stock of their practice for a defined period of time (the "Repurchase Period") by returning all of the consideration received, excluding the initial cash payment. If the selling owners do not exercise their rights under the repurchase provision during the Repurchase Period, the provision terminates.



     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statement of operations includes a management fee charge for the income earned by the Company for the period from the Initial Closing Date to September 30, 1997, and the balance sheet as of September 30, 1997 reflects a Due to U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the same period.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements


     The financial statements for the nine months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of its operations for the nine months ended September 30, 1996 and 1997. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

                 ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF
                              THE MAIN LINE, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
         (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Net Revenues



     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.


  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful lives of the applicable assets ranging from five to seven years for equipment, furniture and fixtures and the remaining lease term for leasehold improvements and are computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information

     For the years ended December 31, 1994, 1995 and 1996, the Company paid interest of $8,683, $3,763 and $2,114, respectively. Amounts paid for taxes were not significant.

3. LINE OF CREDIT:


     At December 31, 1996, the Company had a $55,000 line of credit. The line is secured by substantially all of the Company's assets and bears interest at the bank's prime rate plus 1% (9.5% at December 31, 1996). At December 31, 1995 and 1996, the Company had $0 and $15,000 outstanding under the line, respectively. The line expires on December 31, 1997.


4. LONG-TERM DEBT:

     The Company has financed all or a portion of its malpractice insurance premiums with a bank with one-year notes. In January 1994, January 1995 and December 1995, the Company borrowed $81,291, $77,131 and

                 ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF
                              THE MAIN LINE, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
         (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


4. LONG-TERM DEBT: -- (CONTINUED)

$62,388, respectively. The interest rate on these notes for the years ended December 31, 1994, 1995 and 1996, was 7.0%, 8.5% and 8.5%, respectively.

     In December 1996, the Company entered into an agreement with a bank to borrow $8,500 for the purchase of new equipment, payable monthly through December 2001. The note bears an interest rate of 9.5%.

5. EMPLOYEE BENEFIT PLAN:

     The Company maintains a profit sharing plan covering substantially all full-time employees who are at least 21 years of age and completed one year of service in which at least 1,000 hours are worked. Employer contributions vest ratably in 20% increments over five years commencing after the second year of employment. The Company's contributions to the plan totaled $71,075, $74,977 and $86,173 for the years ended December 31, 1994, 1995 and 1996.

6. RELATED-PARTY TRANSACTIONS:

     The Company paid $85,000 each year during the years ended December 31, 1994, 1995 and 1996, respectively, for the lease of office space from a shareholder. The lease agreement expires on December 31, 1997.

7. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:

                                                                 YEAR ENDED DECEMBER 31,
                                                            ---------------------------------
                                                             1994        1995          1996
                                                            ------      -------      --------
Current:
  Federal.............................................      $ (545)     $ 1,756      $   (867)
  State...............................................        (364)       1,171          (578)
                                                            ------      -------      --------
                                                              (909)       2,927        (1,445)
                                                            ------      -------      --------
Deferred:
  Federal.............................................       4,636       23,754       (23,879)
  State...............................................       3,090       15,836       (15,920)
                                                            ------      -------      --------
                                                             7,726       39,590       (39,799)
                                                            ------      -------      --------
                                                            $6,817      $42,517      $(41,244)
                                                            ======      =======      ========

     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:

                 ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF
                              THE MAIN LINE, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
         (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


7. INCOME TAXES: -- (CONTINUED)

                                                                YEAR ENDED DECEMBER 31,
                                                           ----------------------------------
                                                            1994         1995          1996
                                                           ------      --------      --------
Tax at U.S. Federal statutory rate...................      $7,253      $ 57,390      $(58,286)
Tax impact of Federal rate differential for graduated
  rates..............................................      (3,917)      (32,510)       32,788
State income taxes, net of federal benefit...........       2,224        16,587       (16,999)
Non-deductible travel and entertainment..............       1,257         1,050         1,253
                                                           ------      --------      --------
                                                           $6,817      $ 42,517      $(41,244)
                                                           ======      ========      ========

     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:

                                                                DECEMBER 31,
                                                           ----------------------
                                                             1995          1996
                                                           --------      --------
Deferred tax liabilities --
  Property and equipment.............................      $ 14,356      $ 15,806
  Cash to accrual adjustments........................       145,593       104,344
                                                           --------      --------
Net deferred tax liability...........................      $159,949      $120,150
                                                           ========      ========

8. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     Minimum annual rental commitments for noncancelable operating leases having terms in excess of one year as of December 31, 1996, are as follows:

                                                     RELATED        OTHER
                                                      PARTY       OPERATING
                                                     LEASES        LEASES
                                                     -------      ---------
1997...........................................      $85,000       $89,221

     Rental expense, including related party leases (see Note 6), under noncancelable operating leases for the years ended December 31, 1994, 1995 and 1996 was $209,298, $218,045 and $203,879, respectively.

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.

                 ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF
                              THE MAIN LINE, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
         (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


8. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Orthopaedic Surgery and Sports Medicine, Inc.:



We have audited the accompanying balance sheets of Orthopaedic Surgery and Sports Medicine, Inc. (a Pennsylvania corporation) as of December 31, 1995 and 1996, and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Orthopaedic Surgery and Sports Medicine, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  April 1, 1997

                 ORTHOPAEDIC SURGERY AND SPORTS MEDICINE, INC.

                                  BALANCE SHEETS


                                                                DECEMBER 31,
                                                             -------------------   SEPTEMBER 30,
                                                               1995       1996         1997
                                                             --------   --------   -------------
                                                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents................................  $134,074   $ 59,096     $    864
  Accounts receivable, net of allowance of $381,012,
     $546,021 and $637,155.................................   413,820    632,261      624,239
  Due from shareholders....................................    21,676         --           --
  Due from U.S. PHYSICIANS, Inc............................        --         --      234,026
  Prepaid expenses and other...............................     5,663      5,813        6,208
                                                             --------   --------     --------
       Total current assets................................   575,233    697,170      865,337
                                                             --------   --------     --------
Property and equipment:
  Equipment, furniture and fixtures........................   128,118    123,760      123,760
  Leasehold improvements...................................    81,680     81,680       81,680
                                                             --------   --------     --------
                                                              209,798    205,440      205,440
  Less -- accumulated depreciation and amortization........  (186,225)  (192,002)    (194,433)
                                                             --------   --------     --------
                                                               23,573     13,438       11,007
                                                             --------   --------     --------
Patient list, net..........................................    63,750     46,750       34,000
                                                             --------   --------     --------
Other assets...............................................     2,500      2,500        2,500
                                                             --------   --------     --------
                                                             $665,056   $759,858     $912,844
                                                             ========   ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Line of credit...........................................  $240,177   $212,428     $249,428
  Note payable.............................................    21,250         --           --
  Accounts payable.........................................   142,586    161,754       10,840
  Accrued compensation.....................................   146,858      9,927      168,810
                                                             --------   --------     --------
       Total current liabilities...........................   550,871    384,109      429,078
                                                             --------   --------     --------
Commitments and contingencies (Note 6)
Shareholders' equity:
  Common Stock, no par value; 100 shares authorized, issued
     and outstanding.......................................       200        200          200
  Retained earnings........................................   113,985    375,549      483,566
                                                             --------   --------     --------
       Total shareholders' equity..........................   114,185    375,749      483,766
                                                             --------   --------     --------
                                                             $665,056   $759,858     $912,844
                                                             ========   ========     ========


   The accompanying notes are an integral part of these financial statements.

                 ORTHOPAEDIC SURGERY AND SPORTS MEDICINE, INC.

                  STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                       NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                             ------------------------------------   -----------------------
                                                1994         1995         1996         1996         1997
                                             ----------   ----------   ----------   ----------   ----------
                                                                                          (UNAUDITED)
Net revenues...............................  $2,843,679   $2,733,804   $2,993,431   $2,199,743   $2,345,074
                                             ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits.............   2,223,869    2,466,886    2,124,375    1,661,776    1,697,050
  Pharmaceuticals and medical supplies.....      29,421       21,357       58,380       47,306       43,965
  General and administrative...............     668,042      400,714      507,050      283,647      367,757
  Management fee due
    U.S. PHYSICIANS, Inc...................          --           --           --           --      109,607
  Depreciation and amortization............      21,159       20,219       22,777       16,601       15,181
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............     (98,812)    (175,372)     280,849      190,413      111,514
Interest expense, net......................      14,784       16,167       19,285       14,687        3,497
                                             ----------   ----------   ----------   ----------   ----------
Net income (loss)..........................    (113,596)    (191,539)     261,564      175,726      108,017
Retained earnings, beginning of period.....     419,120      305,524      113,985      113,985      375,549
                                             ----------   ----------   ----------   ----------   ----------
Retained earnings, end of period...........  $  305,524   $  113,985   $  375,549   $  289,711   $  483,566
                                             ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                 ORTHOPAEDIC SURGERY AND SPORTS MEDICINE, INC.

                             STATEMENTS OF CASH FLOWS


                                                                                        NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                                    --------------------------------   -------------------
                                                      1994        1995        1996       1996       1997
                                                    ---------   ---------   --------   --------   --------
                                                                                           (UNAUDITED)
Operating activities:
  Net income (loss)...............................  $(113,596)  $(191,539)  $261,564   $175,726   $108,017
  Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating
    activities --
      Depreciation and amortization...............     21,159      20,219     22,777     16,601     15,181
      Changes in assets and liabilities --
         Accounts receivable......................     34,646     154,074   (218,441)  (101,029)     8,022
         Due from shareholders....................     45,863      17,477     21,676     45,356         --
         Due from U.S. PHYSICIANS, Inc............         --          --         --         --   (234,026)
         Prepaid expenses and other...............     19,336       1,725       (150)       200       (395)
         Accounts payable.........................    120,053     (92,242)    19,168     (8,212)  (150,914)
         Accrued compensation.....................    (95,479)    111,262   (136,931)  (113,075)   158,883
                                                    ---------   ---------   --------   --------   --------
           Net cash provided by (used in)
             operating activities.................     31,982      20,976    (30,337)    15,567    (95,232)
                                                    ---------   ---------   --------   --------   --------
Investing activities:
  Purchases of property and equipment.............    (19,504)     (5,608)        --         --         --
  Sale of property and equipment..................         --          --      4,358      4,358         --
  Purchase of patient list........................    (10,625)         --         --         --         --
                                                    ---------   ---------   --------   --------   --------
           Net cash (used in) provided by
             investing activities.................    (30,129)     (5,608)     4,358      4,358         --
                                                    ---------   ---------   --------   --------   --------
Financing activities:
  Net borrowings (payments) on line of credit.....      5,571      74,365    (27,749)   (36,749)    37,000
  Repayments on long-term debt....................    (10,625)    (42,500)   (21,250)   (21,250)        --
                                                    ---------   ---------   --------   --------   --------
           Net cash (used in) provided by
             financing activities.................     (5,054)     31,865    (48,999)   (57,999)    37,000
                                                    ---------   ---------   --------   --------   --------
Net (decrease) increase in cash and cash
  equivalents.....................................     (3,201)     47,233    (74,978)   (38,074)   (58,232)
Cash and cash equivalents, beginning of period....     90,042      86,841    134,074    134,074     59,096
                                                    ---------   ---------   --------   --------   --------
Cash and cash equivalents, end of period..........  $  86,841   $ 134,074   $ 59,096   $ 96,000   $    864
                                                    =========   =========   ========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                 ORTHOPAEDIC SURGERY AND SPORTS MEDICINE, INC.

                         NOTES TO FINANCIAL STATEMENTS
      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:


     Orthopaedic Surgery and Sports Medicine, Inc. (the "Company") is a physician-owned medical practice serving the Philadelphia, Pennsylvania area. The Company was formed in July 1978 for the purpose of rendering professional medical orthopaedic and rehabilitative services.



     On March 31, 1997 (the "Initial Closing Date"), the Company and the selling owners entered into a Stock Acquisition Agreement, as amended on December 19, 1997, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP at its affiliated professional corporation acquired the outstanding stock of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by May 14, 1998 (the "Repurchase Date"), to repurchase the stock of their practice for a defined period of time (the "Repurchase Period") by returning all of the consideration received, excluding the initial cash payment. If the selling owners do not exercise their rights under the repurchase provision during the Repurchase Period, the provision terminates.



     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statement of operations includes a management fee charge for the income earned by the Company for the period from the Initial Closing Date to September 30, 1997, and the balance sheet as of September 30, 1997 reflects a Due from U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the same period.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements


     The financial statements for the nine months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of its operations for the nine months ended September 30, 1996 and 1997. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

                 ORTHOPAEDIC SURGERY AND SPORTS MEDICINE, INC.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Net Revenues



     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.


  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Repairs and maintenance are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful lives of the applicable assets ranging from five to seven years for equipment, furniture and fixtures and the remaining lease term for leasehold improvements and are computed using the straight-line method.

  Patient List

     The patient list represents the value assigned to patient relationships obtained from other physicians. The patient list is being amortized on a straight-line basis over five years. For the years ended December 31, 1994, 1995 and 1996 amortization expense was $4,250, $17,000 and $17,000, respectively.

  Due from Shareholders

     Due from shareholders represent advances to shareholders which are repaid in subsequent periods.

  Income Taxes

     The Company has elected treatment as an "S" Corporation for both federal and state income tax purposes, and accordingly is not taxed as a separate entity. The Company's taxable income or loss is allocated to each owner and recognized on their individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.

     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1996 was approximately $470,000. If the S Corporation status is terminated, then a deferred income tax liability of approximately $115,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.

                 ORTHOPAEDIC SURGERY AND SPORTS MEDICINE, INC.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Statements of Cash Flows Information

     For the years ended December 31, 1994, 1995 and 1996, the Company paid interest of $14,784, $16,167 and $19,285, respectively.

     In September 1994, the Company purchased a patient list for total consideration of $85,000 consisting of a note for $74,375 and cash of $10,625 (see Note 4).


  Reclassification



     Certain previously reported amounts have been reclassified to conform with the current period presentation.


3. LINE OF CREDIT:

     In June 1993, the Company entered into a credit agreement (the "Agreement") with a local bank for a $250,000 line of credit. Under the terms of the Agreement, the Company must maintain a zero balance for a period of at least 30 consecutive days for each 12-month period. Interest is accrued on the outstanding balance at the bank's prime rate plus .25% (8.50% at December 31, 1996). Outstanding borrowings plus any unpaid interest, fees or expenses are guaranteed by an owning physician and his spouse.

4. NOTE PAYABLE:

     In September 1994, the Company signed a note payable for the purchase of a patient list. The $74,375 note is payable in quarterly principal payments of $10,625 plus interest at 6%. The balance was paid off in June 1996.

5. EMPLOYEE BENEFIT PLAN:

     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the plan agreement. Employees vest pro rata over five years beginning after their first year as a participant. Contributions to the plan are discretionary and are determined by the Company on an annual basis. For the years ended December 31, 1994, 1995 and 1996, contributions to the plan were $88,445, $0 and $0, respectively.

6. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     The Company leases some of its office space from entities affiliated with certain of the owners of medical groups affiliated with the Company. Future minimum lease payments for noncancellable operating leases primarily for office space as of December 31, 1996, are as follows:

                                                     RELATED-PARTY   NONRELATED-PARTY
                                                        LEASES            LEASES
                                                     -------------   ----------------
1997...........................................        $133,552          $29,843
1998...........................................         139,048           10,243
1999...........................................          55,935            7,111
2000...........................................          59,292            6,604
2001...........................................              --            3,812

                 ORTHOPAEDIC SURGERY AND SPORTS MEDICINE, INC.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


6. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

     Rent expense on related-party operating leases was $119,079, $128,304 and $110,420 for the years ended December 31, 1994, 1995 and 1996, respectively. Rent expense on nonrelated-party operating leases was $76,708, $41,309 and $99,582 for the years ended December 31, 1994, 1995 and 1996, respectively.

  Employment Agreements

     The Company has employment agreements with two employees that require minimum levels of compensation. The following table summarizes the aggregate minimum annual compensation due under the agreements as of December 31, 1996:

1997......................................................  $253,500
1998......................................................   170,000
1999......................................................   202,500
2000......................................................   235,000
2001 and thereafter.......................................   125,000

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To RJK Medical Associates, Ltd.:

We have audited the accompanying balance sheet of RJK Medical Associates, Ltd. (a Pennsylvania corporation) as of December 31, 1996 and the related statements of operations and retained earnings and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RJK Medical Associates, Ltd. as of December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  October 24, 1997

                          RJK MEDICAL ASSOCIATES, LTD.

                                 BALANCE SHEETS


                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1996           1997
                                                              ------------   -------------
                                                                              (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.................................    $ 30,332       $  5,936
  Accounts receivable, net of allowance of $308,605 and
     $391,381...............................................     221,973        284,495
  Prepaid expenses and other................................       2,719          2,249
                                                                --------       --------
       Total current assets.................................     255,024        292,680
                                                                --------       --------
Property and equipment:
  Equipment, furniture and fixtures.........................     144,933        145,075
  Less -- Accumulated depreciation..........................    (104,998)      (108,171)
                                                                --------       --------
                                                                  39,935         36,904
                                                                --------       --------
Deferred income taxes.......................................          --         32,776
                                                                --------       --------
                                                                $294,959       $362,360
                                                                ========       ========

LIABILITIES AND RETAINED EARNINGS

Current liabilities:
  Accounts payable..........................................    $ 28,748       $  3,821
  Accrued compensation......................................      15,253         22,421
  Deferred income taxes.....................................       3,149         46,416
  Due to U.S. PHYSICIANS, Inc...............................          --         52,969
                                                                --------       --------
       Total current liabilities............................      47,150        125,627
                                                                --------       --------
Deferred income taxes.......................................       9,417             --
                                                                --------       --------
Commitments and contingencies (Note 5)
Retained earnings...........................................     238,392        236,733
                                                                --------       --------
                                                                $294,959       $362,360
                                                                ========       ========


   The accompanying notes are an integral part of these financial statements.

                          RJK MEDICAL ASSOCIATES, LTD.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                              YEAR ENDED     NINE MONTHS ENDED
                                                             DECEMBER 31,      SEPTEMBER 30,
                                                             ------------   -------------------
                                                                 1996         1996       1997
                                                             ------------   --------   --------
                                                                                (UNAUDITED)
Net revenues...............................................    $943,045     $745,502   $654,914
                                                               --------     --------   --------
Operating expenses:
  Salaries, wages and benefits.............................     717,654      531,246    541,598
  General and administrative...............................     162,885       88,877     23,888
  Management fee due U.S. PHYSICIANS, Inc..................          --           --     86,844
  Depreciation.............................................       3,356        2,752      3,173
                                                               --------     --------   --------
Income (loss) before income taxes..........................      59,150      122,627       (589)
Income tax provision.......................................      14,989       29,798      1,070
                                                               --------     --------   --------
Net income (loss)..........................................      44,161       92,829     (1,659)
Retained earnings, beginning of period.....................     194,231      194,231    238,392
                                                               --------     --------   --------
Retained earnings, end of period...........................    $238,392     $287,060   $236,733
                                                               ========     ========   ========


   The accompanying notes are an integral part of these financial statements.

                          RJK MEDICAL ASSOCIATES, LTD.

                            STATEMENTS OF CASH FLOWS


                                                              YEAR ENDED     NINE MONTHS ENDED
                                                             DECEMBER 31,      SEPTEMBER 30,
                                                             ------------   -------------------
                                                                 1996         1996       1997
                                                             ------------   --------   --------
                                                                                (UNAUDITED)
Operating activities:
  Net income (loss)........................................    $ 44,161     $ 92,829   $ (1,659)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities --
       Depreciation........................................       3,356        2,752      3,173
       Deferred income taxes...............................      11,527       29,798      1,074
       Changes in assets and liabilities --
          Accounts receivable..............................     (12,471)      (2,503)   (62,522)
          Prepaid expenses and other.......................        (418)        (344)       470
          Accounts payable.................................     (12,158)     (38,510)   (24,927)
          Accrued compensation.............................     (21,004)      (7,270)     7,168
          Due to U.S. PHYSICIANS, Inc......................          --           --     52,969
                                                               --------     --------   --------
            Net cash provided by (used in) operating
               activities..................................      12,993       76,752    (24,254)
                                                               --------     --------   --------
Investing activities:
  Purchases of property and equipment......................      (2,500)      (1,000)      (142)
                                                               --------     --------   --------
Net increase (decrease) in cash and cash equivalents.......      10,493       75,752    (24,396)
Cash and cash equivalents, beginning of period.............      19,839       19,839     30,332
                                                               --------     --------   --------
Cash and cash equivalents, end of period...................    $ 30,332     $ 95,591   $  5,936
                                                               ========     ========   ========


   The accompanying notes are an integral part of these financial statements.

                          RJK MEDICAL ASSOCIATES, LTD.


                         NOTES TO FINANCIAL STATEMENTS
      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     RJK Medical Associates, Ltd. (the "Company") is a physician owned medical practice serving the Philadelphia, Pennsylvania area. The Company was formed in 1980 for the purpose of rendering professional medical orthopedic and rehabilitative services and related medical services to the general public.


     On January 13, 1997 (the "Initial Closing Date"), the Company and the selling owner entered into an Asset Acquisition Agreement, as amended on November 22, 1997, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the majority of the assets of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owner, in the event that an initial public offering ("IPO") has not been completed by USP by May 14, 1998 (the "Repurchase Date"), to repurchase the net assets of his practice for a defined period of time (the "Repurchase Period") by returning all of the consideration received, excluding the initial cash payment. If the selling owner does not exercise his rights under the repurchase provision during the Repurchase Period, the provision terminates.



     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statement of operations includes a management fee charge for the income earned by the Company for the period from the Initial Closing Date to September 30, 1997, and the balance sheet as of September 30, 1997 reflects a Due to U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the same period.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements


     The financial statements for the nine months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of its operations for the nine months ended September 30, 1996 and 1997. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          RJK MEDICAL ASSOCIATES, LTD.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable and certain current liabilities. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues


     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.


  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the applicable assets ranging from five to seven years and is computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information

     Amounts paid for interest and taxes were not significant.

3. EMPLOYEE BENEFIT PLAN:

     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the plan agreement. Employees vest pro rata over five years beginning after their first year as a participant. Contributions to the plan are discretionary and are determined by the Company on an annual basis. For the year ended December 31, 1996, contributions to the plan were $30,000.

                          RJK MEDICAL ASSOCIATES, LTD.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


4. INCOME TAXES:

     The components of the income tax provision are as follows as of December 31, 1996:

Current:
  Federal.................................................      $ 2,077
  State...................................................        1,385
                                                                -------
                                                                  3,462
                                                                -------
Deferred:
  Federal.................................................        6,916
  State...................................................        4,611
                                                                -------
                                                                 11,527
                                                                -------
                                                                $14,989
                                                                =======

     Income tax expense differs from the amount currently payable or receivable because certain expense, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The provision for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items as of December 31, 1996:

Tax at U.S. Federal statutory rate........................  $ 20,111
Tax impact of Federal rate differential for graduated
  rates...................................................   (11,758)
State income taxes, net of federal benefit................     5,569
Non-deductible travel and entertainment...................     1,067
                                                            --------
                                                            $ 14,989
                                                            ========

     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows as of December 31, 1996:

Deferred tax liabilities:
Property and equipment.....................................  $ 9,417
Cash to accrual adjustments................................    3,149
                                                             -------
                                                             $12,566
                                                             =======

5. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     The Company has verbal leases for office space from the hospitals where the Company has operations. Rent expense on operating leases was $12,456 for the year ended December 31, 1996.

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

                          RJK MEDICAL ASSOCIATES, LTD.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


5. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To South Shore Orthopedics, PA:

We have audited the accompanying balance sheets of South Shore Orthopedics, PA (a New Jersey corporation) as of March 31, 1996 and 1997, and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Shore Orthopedics, PA as of March 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  May 28, 1997

                          SOUTH SHORE ORTHOPEDICS, PA

                                 BALANCE SHEETS


                                                                 MARCH 31,
                                                           ---------------------   SEPTEMBER 30,
                                                             1996        1997          1997
                                                           --------   ----------   -------------
                                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents..............................  $ 70,149   $  123,856     $    397
  Accounts receivable, net of allowance of $599,990,
     $780,468 and $471,227...............................   733,320      878,773      493,539
  Due from U.S. PHYSICIANS, Inc..........................        --           --      195,598
  Prepaid expenses and other.............................    20,871        2,771        5,802
                                                           --------   ----------     --------
       Total current assets..............................   824,340    1,005,400      695,336
                                                           --------   ----------     --------
Property and equipment:
  Equipment, furniture and fixtures......................   161,331      161,331      161,331
  Leasehold improvements.................................    27,051       27,051       27,051
                                                           --------   ----------     --------
                                                            188,382      188,382      188,382
  Less -- Accumulated depreciation and amortization......  (136,946)    (154,972)    (160,770)
                                                           --------   ----------     --------
                                                             51,436       33,410       27,612
                                                           --------   ----------     --------
Deferred income taxes....................................    29,075           --           --
                                                           --------   ----------     --------
                                                           $904,851   $1,038,810     $722,948
                                                           ========   ==========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit.........................................  $ 48,500   $   27,843     $     --
  Current maturities of long-term debt...................    30,000           --           --
  Accounts payable.......................................    12,649       10,267       39,297
  Accrued compensation...................................    74,096      292,424       17,870
  Deferred income taxes..................................   176,243      196,574      164,464
  Due to U.S. PHYSICIANS, Inc............................        --        8,559           --
                                                           --------   ----------     --------
       Total current liabilities.........................   341,488      535,667      221,631
                                                           --------   ----------     --------
Long-term debt...........................................   110,000           --           --
                                                           --------   ----------     --------
Commitments and contingencies (Note 8)
Shareholders' equity:
  Common Stock, no par value, 100 shares authorized,
     issued and outstanding..............................     2,000        2,000        2,000
  Retained earnings......................................   451,363      501,143      499,317
                                                           --------   ----------     --------
       Total shareholders' equity........................   453,363      503,143      501,317
                                                           --------   ----------     --------
                                                           $904,851   $1,038,810     $722,948
                                                           ========   ==========     ========


   The accompanying notes are an integral part of these financial statements.

                          SOUTH SHORE ORTHOPEDICS, PA

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                        SIX MONTHS ENDED
                                                       YEAR ENDED MARCH 31,               SEPTEMBER 30,
                                               ------------------------------------   ---------------------
                                                  1995         1996         1997         1996        1997
                                               ----------   ----------   ----------   ----------   --------
                                                                                           (UNAUDITED)
Net revenues.................................  $1,722,240   $1,804,697   $2,443,359   $1,234,011   $708,321
                                               ----------   ----------   ----------   ----------   --------
Operating expenses:
  Salaries, wages and benefits...............   1,160,411    1,236,400    1,569,334      694,782    377,134
  Pharmaceuticals and medical supplies.......      32,890       44,784       41,733       33,811     10,133
  General and administrative.................     486,628      591,906      699,395      306,983    147,903
  Management fee due U.S. PHYSICIANS, Inc....          --           --       19,665           --    167,328
  Depreciation and amortization..............      10,530       14,811       18,026       11,838      5,798
                                               ----------   ----------   ----------   ----------   --------
Income (loss) from operations................      31,781      (83,204)      95,206      186,597         25
Interest expense, net........................       1,820       11,821       17,946        2,016         25
                                               ----------   ----------   ----------   ----------   --------
Income (loss) before income taxes............      29,961      (95,025)      77,260      184,581         --
Income tax provision (benefit)...............       8,388      (19,854)      27,480       44,853      1,826
                                               ----------   ----------   ----------   ----------   --------
Net income (loss)............................      21,573      (75,171)      49,780      139,728     (1,826)
Retained earnings, beginning of period.......     504,961      526,534      451,363      451,363    501,143
                                               ----------   ----------   ----------   ----------   --------
Retained earnings, end of period.............  $  526,534   $  451,363   $  501,143   $  591,091   $499,317
                                               ==========   ==========   ==========   ==========   ========


   The accompanying notes are an integral part of these financial statements.

                          SOUTH SHORE ORTHOPEDICS, PA

                            STATEMENTS OF CASH FLOWS


                                                                                       SIX MONTHS ENDED
                                                          YEAR ENDED MARCH 31,           SEPTEMBER 30,
                                                      -----------------------------   -------------------
                                                       1995       1996       1997       1996       1997
                                                      -------   --------   --------   --------   --------
                                                                                          (UNAUDITED)
Operating activities:
  Net income (loss).................................  $21,573   $(75,171)  $ 49,780   $139,728   $ (1,826)
  Adjustments to reconcile net income (loss)
    to net cash (used in) provided by
    operating activities --
      Depreciation and amortization.................   10,530     14,811     18,026     11,838      5,798
      Deferred income taxes.........................   10,010    (15,237)    49,406     44,853    (32,110)
      Changes in assets and liabilities --
         Accounts receivable........................  (51,964)   (31,840)  (145,453)  (129,781)   385,234
         Due from U.S. PHYSICIANS, Inc..............       --         --         --         --   (195,598)
         Prepaid expenses and other.................   19,661    (10,282)    18,100      6,471     (3,031)
         Accounts payable...........................   (8,214)     3,966     (2,382)     6,174     29,030
         Accrued compensation.......................   (6,369)     9,017    218,328     14,617   (274,554)
         Due to U.S. PHYSICIANS, Inc................       --         --      8,559         --     (8,559)
                                                      -------   --------   --------   --------   --------
           Net cash (used in) provided by operating
             activities.............................   (4,773)  (104,736)   214,364     93,900    (95,616)
                                                      -------   --------   --------   --------   --------
Investing activities:
  Purchases of property and equipment...............   (5,560)   (37,241)        --         --         --
                                                      -------   --------   --------   --------   --------
Financing activities:
  Net borrowings (payments) on line of credit.......       --     48,500    (20,657)   (15,000)   (27,843)
  Proceeds from long-term debt......................       --    150,000         --         --         --
  Repayments on long-term debt......................       --    (10,000)  (140,000)   (15,000)        --
                                                      -------   --------   --------   --------   --------
           Net cash provided by (used in) financing
             activities.............................       --    188,500   (160,657)   (30,000)   (27,843)
                                                      -------   --------   --------   --------   --------
Net (decrease) increase in cash and cash
  equivalents.......................................  (10,333)    46,523     53,707     63,900   (123,459)
Cash and cash equivalents, beginning of period......   33,959     23,626     70,149     70,149    123,856
                                                      -------   --------   --------   --------   --------
Cash and cash equivalents, end of period............  $23,626   $ 70,149   $123,856   $134,049   $    397
                                                      =======   ========   ========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                          SOUTH SHORE ORTHOPEDICS, PA


                         NOTES TO FINANCIAL STATEMENTS
       (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


1. ORGANIZATION AND BACKGROUND:

     South Shore Orthopedics, P.A. (the "Company") is a physician-owned medical practice serving the southern New Jersey area. The Company is engaged in the business of rendering health care services in the area of orthopedic, medical, surgical and related support services.


     On March 10, 1997 (the "Initial Closing Date"), the Company and the selling owners entered into a Stock Acquisition Agreement, as amended on January 12, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the outstanding stock of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by May 14, 1998 (the "Repurchase Date"), to repurchase the stock of their practice for a defined period of time (the "Repurchase Period") by returning all of the consideration received, excluding the initial cash payment. If the selling owners do not exercise their rights under the repurchase provision during the Repurchase Period, the provision expires.



     In accordance with Accounting Principles Board Opinion No. 16, the affiliation transaction is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision lapses (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statement of operations includes a management fee charge for the income earned by the Company for the period from the Initial Closing Date to September 30, 1997, and the balance sheets as of March 31, 1997 and September 30, 1997 reflects a Due to or from U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the same period.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements


     The financial statements for the six months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of its operations for the six months ended September 30, 1996 and 1997. The results of operations for the six-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

                          SOUTH SHORE ORTHOPEDICS, PA

       (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Net Revenues


     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.


  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and other estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of each class of depreciable asset ranging from five to seven years for equipment, furniture and fixtures and over the remaining lease term for leasehold improvements.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information

     For the years ended March 31, 1995, 1996 and 1997, the Company paid interest of $0, $9,656 and $16,334, respectively. Amounts paid for taxes were not significant.

3. LINE OF CREDIT:

     In May 1995, the Company entered into a credit agreement (the "Agreement") with a local bank for a $50,000 line of credit. The line is unsecured and bears interest at the bank's prime rate plus 1%. Under the terms of the Agreement, the Company must maintain a zero balance for a period of at least 30 consecutive days for each 12-month period. Borrowings under the line are secured by substantially all of the Company's assets. At March 31, 1996 and 1997, the Company had $48,500 and $27,843 outstanding against the line, respectively. The line expires on June 30, 1997.

                          SOUTH SHORE ORTHOPEDICS, PA

       (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


4. LONG-TERM DEBT:

     In December 1995, the Company entered into an agreement with a bank to borrow $150,000 for the costs associated with employing an additional physician and establishing a new facility. The note was payable monthly in 60 equal installments of $2,500 plus interest equal to the Bank's prime rate plus 1% (9.75% and 9.5% at March 31, 1996 and 1997, respectively). In December 1996, the physician's employment was terminated and the operations of the additional facility were transferred to the departing physician. In consideration for this transaction, the physician assumed the $122,500 remaining balance of the loan.

5. EMPLOYEE BENEFIT PLAN:

     The Company maintains a profit sharing plan covering substantially all full-time employees who are at least 21 years of age and have completed one year of service. The Company's contributions to the plan totaled $59,561, $61,815 and $58,818 for the years ended March 31, 1995, 1996 and 1997.

6. RELATED-PARTY TRANSACTIONS:

     For the years ended March 31, 1995, 1996 and 1997, the Company paid $34,800 for the lease of office space in a building owned by a shareholder of the Company. There is no formal lease agreement for this space.

     The Company also leases office space from a partnership in which the shareholders of the Company hold a cumulative 22.22% interest. The monthly rent is negotiated annually. For the years ended March 31, 1995, 1996 and 1997, the Company paid rent of $37,643, $58,586 and $46,543, respectively.

7. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:

                                                                 YEAR ENDED MARCH 31,
                                                          -----------------------------------
                                                           1995          1996          1997
                                                          -------      --------      --------
Current:
  Federal...........................................      $  (973)     $ (2,770)     $(13,156)
  State.............................................         (649)       (1,847)       (8,770)
                                                          -------      --------      --------
                                                           (1,622)       (4,617)      (21,926)
                                                          -------      --------      --------
Deferred:
  Federal...........................................        6,006        (9,142)       29,644
  State.............................................        4,004        (6,095)       19,762
                                                          -------      --------      --------
                                                           10,010       (15,237)       49,406
                                                          -------      --------      --------
                                                          $ 8,388      $(19,854)     $ 27,480
                                                          =======      ========      ========

     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

                          SOUTH SHORE ORTHOPEDICS, PA

       (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE SIX MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


7. INCOME TAXES: -- (CONTINUED)

     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:

                                                                  YEAR ENDED MARCH 31,
                                                           ----------------------------------
                                                            1995          1996         1997
                                                           -------      --------      -------
Tax at U.S. Federal statutory rate...................      $10,187      $(32,308)     $26,268
Tax impact of Federal rate differential for graduated
  rates..............................................       (5,450)       18,747      (11,391)
State income taxes, net of federal benefit...........        3,158        (9,041)       9,919
Non-deductible travel and entertainment..............          493         2,748        2,684
                                                           -------      --------      -------
                                                           $ 8,388      $(19,854)     $27,480
                                                           =======      ========      =======

     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:

                                                                         MARCH 31,
                                                                  ------------------------
                                                                    1996           1997
                                                                  ---------      ---------
Deferred tax assets --
  Net operating loss carryforward...........................      $  31,549      $      --
                                                                  ---------      ---------
Deferred tax liabilities --
  Property and equipment....................................         (2,474)            --
  Cash to accrual adjustments...............................       (176,243)      (196,574)
                                                                  ---------      ---------
                                                                   (178,717)      (196,574)
                                                                  ---------      ---------
Net deferred tax liability..................................      $(147,168)     $(196,574)
                                                                  =========      =========

8. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     Total minimum annual rental commitments for noncancellable operating leases having terms in excess of one year as of March 31, 1997, are as follows:

1998...............................................  $41,132
1999...............................................   41,969
2000...............................................   10,082

     Rental expense, including related party leases (see Note 6), under noncancellable operating leases for the years ended March 31, 1995, 1996 and 1997, was $89,528, $165,586 and $154,972, respectively.

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.


  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Sports Medicine & Rehabilitation Center, Inc.:

We have audited the accompanying combined balance sheets of Sports Medicine & Rehabilitation Center, Inc. and related companies identified in Note 1 as of December 31, 1995 and 1996 and the related combined statements of operations, owner's equity and cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Sports Medicine & Rehabilitation Center, Inc. and related companies identified in Note 1 as of December 31, 1995 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  October 20, 1997

                 SPORTS MEDICINE & REHABILITATION CENTER, INC.
                       AND RELATED COMPANIES (SEE NOTE 1)

                            COMBINED BALANCE SHEETS


                                                               DECEMBER 31,
                                                           ---------------------   SEPTEMBER 30,
                                                             1995        1996          1997
                                                           --------   ----------   -------------
                                                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents..............................  $233,206   $  269,759    $       --
  Accounts receivable, net of allowance of $683,288,
     $780,467 and $1,608,915.............................   615,822      718,260     1,118,776
  Prepaid expenses and other.............................    36,749       13,328        20,414
                                                           --------   ----------    ----------
       Total current assets..............................   885,777    1,001,347     1,139,190
                                                           --------   ----------    ----------
Property and equipment:
  Equipment, furniture and fixtures......................   298,629      356,437       366,334
  Leasehold improvements.................................    29,622       29,622        42,492
                                                           --------   ----------    ----------
                                                            328,251      386,059       408,826
  Less -- Accumulated depreciation and amortization......  (230,672)    (285,483)     (313,296)
                                                           --------   ----------    ----------
                                                             97,579      100,576        95,530
                                                           --------   ----------    ----------
                                                           $983,356   $1,101,923    $1,234,720
                                                           ========   ==========    ==========
LIABILITIES AND OWNER'S EQUITY

Current liabilities:
  Accounts payable.......................................  $ 33,881   $   37,319    $    7,914
  Accrued compensation...................................    32,174       52,780            --
  Due to U.S. PHYSICIANS. Inc............................        --           --        52,517
                                                           --------   ----------    ----------
       Total current liabilities.........................    66,055       90,099        60,431
                                                           --------   ----------    ----------
Commitments and contingencies (Note 4)
Owner's equity...........................................   917,301    1,011,824     1,174,289
                                                           --------   ----------    ----------
                                                           $983,356   $1,101,923    $1,234,720
                                                           ========   ==========    ==========


    The accompanying notes are an integral part of these combined financial statements.

                 SPORTS MEDICINE & REHABILITATION CENTER, INC.
                       AND RELATED COMPANIES (SEE NOTE 1)

                       COMBINED STATEMENTS OF OPERATIONS


                                                                                       NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                             ------------------------------------   -----------------------
                                                1994         1995         1996         1996         1997
                                             ----------   ----------   ----------   ----------   ----------
                                                                                          (UNAUDITED)
Net revenues...............................  $2,613,545   $2,862,909   $3,206,586   $2,675,384   $2,750,820
                                             ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits.............   1,714,569    1,621,785    1,895,690    1,248,523    1,883,343
  Pharmaceuticals and medical supplies.....      54,728       52,987      104,346       48,773       42,874
  General and administrative...............     850,506    1,054,387      975,285      700,356      433,734
  Management fee due
    U.S. PHYSICIANS, Inc...................          --           --           --           --      200,591
  Depreciation and amortization............      39,500       56,672       54,811       43,498       27,813
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............     (45,758)      77,078      176,454      634,234      162,465
Interest income............................       2,809        3,874           --           --           --
                                             ----------   ----------   ----------   ----------   ----------
Net income (loss)..........................  $  (42,949)  $   80,952   $  176,454   $  634,234   $  162,465
                                             ==========   ==========   ==========   ==========   ==========


    The accompanying notes are an integral part of these combined financial statements.

                 SPORTS MEDICINE & REHABILITATION CENTER, INC.
                       AND RELATED COMPANIES (SEE NOTE 1)

                     COMBINED STATEMENTS OF OWNER'S EQUITY

Balance, December 31, 1993..................................  $  879,298

  Net loss..................................................     (42,949)
                                                              ----------

Balance, December 31, 1994..................................     836,349

  Net income................................................      80,952
                                                              ----------

Balance, December 31, 1995..................................     917,301

  Distributions.............................................     (81,931)

  Net income................................................     176,454
                                                              ----------

Balance, December 31, 1996..................................   1,011,824

  Net income (unaudited)....................................     162,465
                                                              ----------

Balance, September 30, 1997 (unaudited).....................  $1,174,289
                                                              ==========

    The accompanying notes are an integral part of these combined financial statements.

                 SPORTS MEDICINE & REHABILITATION CENTER, INC.
                       AND RELATED COMPANIES (SEE NOTE 1)

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                                       NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                     ------------------------------   -------------------
                                                       1994       1995       1996       1996       1997
                                                     --------   --------   --------   --------   --------
                                                                                          (UNAUDITED)
Operating activities:
  Net income (loss)................................  $(42,949)  $ 80,952   $176,454   $634,234   $162,465
  Adjustments to reconcile net income (loss)
    to net cash provided by (used in)
    operating activities --
      Depreciation and amortization................    39,500     56,672     54,811     43,498     27,813
      Changes in assets and liabilities --
         Accounts receivable.......................    74,865   (111,864)  (102,438)  (316,509)  (400,516)
         Prepaid expenses and other................    (1,724)   (15,525)    14,246     16,628     (7,086)
         Accounts payable..........................     4,483     17,150      3,759        796    (29,405)
         Accrued compensation......................     2,922      6,415     20,606     (1,816)   (52,780)
         Due to U.S. PHYSICIANS, Inc...............        --         --         --         --     52,517
                                                     --------   --------   --------   --------   --------
           Net cash provided by (used in) operating
             activities............................    77,097     33,800    167,438    376,831   (246,992)
                                                     --------   --------   --------   --------   --------
Investing activities:
  Purchases of property and equipment..............   (60,305)   (50,548)   (73,749)   (68,249)   (22,767)
                                                     --------   --------   --------   --------   --------
Financing activities:
  Distributions....................................        --         --    (57,136)   (57,136)        --
                                                     --------   --------   --------   --------   --------
Net increase (decrease) in cash and cash
  equivalents......................................    16,792    (16,748)    36,553    251,446   (269,759)
Cash and cash equivalents, beginning of period.....   233,162    249,954    233,206    233,206    269,759
                                                     --------   --------   --------   --------   --------
Cash and cash equivalents, end of period...........  $249,954   $233,206   $269,759   $484,652   $     --
                                                     ========   ========   ========   ========   ========


    The accompanying notes are an integral part of these combined financial statements.

                 SPORTS MEDICINE & REHABILITATION CENTER, INC.
                       AND RELATED COMPANIES (SEE NOTE 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     Sports Medicine & Rehabilitation Center, Inc. and related companies (the "Company") provide physiatry care and related medical services to the general public. The combined financial statements include the combined accounts of Sports Medicine & Rehabilitation Center, Inc. (a Pennsylvania professional corporation), Industrial Rehabilitation (a Pennsylvania partnership), James Bonner - PT Testing (a Pennsylvania sole proprietorship), James Bonner - PT (a Pennsylvania sole proprietorship) and James Bonner Physical Medicine (a Pennsylvania sole proprietorship). Effective January 1, 1996, the net assets of Industrial Rehabilitation were distributed to the partners and the operations became part of Sports Medicine & Rehabilitation Center, Inc.


     On April 4, 1997 (the Initial Closing Date), the Company and the selling owner entered into an Asset Acquisition Agreement, as amended on December 31, 1997, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the majority of the assets and liabilities of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owner, in the event that an initial public offering ("IPO") has not been completed by USP by May 14, 1998 (the "Repurchase Date"), to repurchase the net assets of his practice for a defined period of time (the "Repurchase Period") by returning all of the consideration received excluding the initial cash payment. If the selling owner does not exercise his rights under the repurchase provision during the Repurchase Period, the provision terminates.



     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statement of operations includes a management fee charge for the income earned by the Company for the period from the Initial Closing Date to September 30, 1997, and the balance sheet as of September 30, 1997 reflects a Due to U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the same period.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Combination

     The combined financial statements include the accounts of Sports Medicine & Rehabilitation Center, Inc. and related companies (see Note 1). The related companies are controlled by the sole shareholder of Sports Medicine & Rehabilitation Center, Inc. All material intercompany accounts and transactions have been eliminated in combination.

  Interim Financial Statements


     The financial statements for the nine months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of their operations for the nine months ended September 30, 1996 and 1997. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.

                 SPORTS MEDICINE & REHABILITATION CENTER, INC.
                       AND RELATED COMPANIES (SEE NOTE 1)

            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable and certain current liabilities. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues


     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.



  Cash and Cash Equivalents



     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.



  Accounts Receivable



     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.



  Concentration of Credit Risk



     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debt have been made for potential losses when appropriate.



  Property and Equipment



     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful life of each class of depreciable asset ranging from five to seven years and are computed using the straight-line method.



  Income Taxes



     Sports Medicine & Rehabilitation Center, Inc. and related companies have elected treatment as either an "S" Corporation, partnership or sole proprietorship for both federal and state income tax purposes, and accordingly are not taxed as separate entities. The companies' taxable income or loss is allocated to the owner and recognized on his individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.

                 SPORTS MEDICINE & REHABILITATION CENTER, INC.
                       AND RELATED COMPANIES (SEE NOTE 1)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1996, was approximately $1,025,000. If the S Corporation, partnership and sole proprietorship status is terminated, then a deferred income tax liability of approximately $250,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.



  Owner's Equity



     Owner's equity includes the capital stock, partners capital and retained earnings of the Company.



  Statements of Cash Flows Information



     Amounts paid for interest and taxes were not significant.



     Effective January 1, 1996, the net assets of Industrial Rehabilitation were distributed to the partners including cash of $57,136, property of $15,941 and other net assets of $8,854.



3. RELATED-PARTY TRANSACTIONS:



     The Company paid $13,403 during the year ended December 31, 1996 for the lease of office space from the shareholder. The Company is leasing the space on a month to month basis.



4. COMMITMENTS AND CONTINGENCIES:



  Lease Obligations



     Rent expense under all noncancellable operating leases for the years ended December 31, 1994, 1995 and 1996 was $113,428, $142,771 and $184,973,
respectively. The Company leases office space and equipment under noncancellable operating leases. Future minimum lease payments under the Company's leases as of December 31, 1996, are as follows:



1997...............................................  $75,310
1998...............................................   51,040
1999...............................................   56,144



  Insurance Policies



     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.



     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

                 SPORTS MEDICINE & REHABILITATION CENTER, INC.
                       AND RELATED COMPANIES (SEE NOTE 1)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)



4. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)


     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.



  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Steel Valley Orthopedic Association, Inc.:



We have audited the accompanying balance sheets of Steel Valley Orthopedic Association, Inc. (a Pennsylvania corporation) as of February 29, 1996 and February 28, 1997, and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended February 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Steel Valley Orthopedic Association, Inc. as of February 29, 1996 and February 28, 1997, and the results of its operations and its cash flows for each of the three years in the period ended February 28, 1997, in conformity with generally accepted accounting principles.



                                          ARTHUR ANDERSEN LLP



Philadelphia, Pa.,
  October 17, 1997

                   STEEL VALLEY ORTHOPEDIC ASSOCIATION, INC.
                                 BALANCE SHEETS



                                                        FEBRUARY 29,   FEBRUARY 28,   SEPTEMBER 30,
                                                            1996           1997           1997
                                                        ------------   ------------   -------------
                                                                                       (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents...........................    $ 66,388       $ 64,645       $  1,820
  Accounts receivable, net of allowance of $337,981,
     $349,747 and $397,493............................     346,279        369,459        285,814
  Prepaid expenses and other..........................     101,503         33,273         66,315
                                                          --------       --------       --------
       Total current assets...........................     514,170        467,377        353,949
                                                          --------       --------       --------
Property and equipment:
  Equipment, furniture and fixtures...................     446,592        512,105        625,386
  Leasehold improvements..............................      26,801         26,801         40,369
                                                          --------       --------       --------
                                                           473,393        538,906        665,755
  Less -- Accumulated depreciation and amortization...    (372,242)      (408,878)      (409,886)
                                                          --------       --------       --------
                                                           101,151        130,028        255,869
                                                          --------       --------       --------
Deferred income taxes.................................          --            315         20,776
                                                          --------       --------       --------
Other assets..........................................       1,216          1,216             --
                                                          --------       --------       --------
                                                          $616,537       $598,936       $630,594
                                                          ========       ========       ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Line of credit......................................    $     --       $ 46,659       $175,000
  Current maturities of capitalized lease
     obligations......................................      10,742         12,246         10,742
  Accounts payable....................................      48,353         42,690          7,609
  Accrued compensation................................     157,389        173,614         31,699
  Deferred income taxes...............................      57,053         52,789         88,510
  Due to U.S. PHYSICIANS, Inc.........................          --             --          4,490
                                                          --------       --------       --------
       Total current liabilities......................     273,537        327,998        318,050
                                                          --------       --------       --------
Deferred income taxes.................................      10,175             --             --
                                                          --------       --------       --------
Capitalized lease obligations.........................      29,610         17,363         12,945
                                                          --------       --------       --------
Commitments and contingencies (Note 7)
Shareholders' equity:
  Common Stock, $10 par value, 1,000 shares
     authorized, 500 shares issued and outstanding....       5,000          5,000          5,000
  Retained earnings...................................     298,215        248,575        294,599
                                                          --------       --------       --------
       Total shareholders' equity.....................     303,215        253,575        299,599
                                                          --------       --------       --------
                                                          $616,537       $598,936       $630,594
                                                          ========       ========       ========


   The accompanying notes are an integral part of these financial statements.

                   STEEL VALLEY ORTHOPEDIC ASSOCIATION, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS



                                                        YEAR ENDED                     SEVEN MONTHS ENDED
                                        ------------------------------------------        SEPTEMBER 30,
                                        FEBRUARY 28,   FEBRUARY 29,   FEBRUARY 28,   -----------------------
                                            1995           1996           1997          1996         1997
                                        ------------   ------------   ------------   ----------   ----------
                                                                                           (UNAUDITED)
Net revenues..........................   $2,908,863     $2,867,209     $2,911,760    $1,722,766   $1,614,529
                                         ----------     ----------     ----------    ----------   ----------
Operating expenses:
  Salaries, wages and benefits........    2,121,542      2,137,832      2,238,063     1,131,517      957,015
  Pharmaceuticals and medical
    supplies..........................       86,501         76,147         89,760        53,999       34,464
  General and administrative..........      654,669        632,530        614,449       464,460      478,132
  Management fee due U.S. PHYSICIANS,
    Inc...............................           --             --             --            --       54,599
  Depreciation and amortization.......       30,012         38,270         36,636        26,569       19,228
  Loss on disposal of fixed assets....           --             --             --            --        8,581
                                         ----------     ----------     ----------    ----------   ----------
Income (loss) from operations.........       16,139        (17,570)       (67,148)       46,221       62,510
Interest income (expense), net........       (8,863)        (3,400)         1,912        (1,194)        (820)
                                         ----------     ----------     ----------    ----------   ----------
Income (loss) before income taxes.....        7,276        (20,970)       (65,236)       45,027       61,690
Income tax provision (benefit)........        3,028         (4,966)       (15,596)       10,941       15,666
                                         ----------     ----------     ----------    ----------   ----------
Net income (loss).....................        4,248        (16,004)       (49,640)       34,086       46,024
Retained earnings, beginning of
  period..............................      309,971        314,219        298,215       298,215      248,575
                                         ----------     ----------     ----------    ----------   ----------
Retained earnings, end of period......   $  314,219     $  298,215     $  248,575    $  332,301   $  294,599
                                         ==========     ==========     ==========    ==========   ==========



   The accompanying notes are an integral part of these financial statements.

                   STEEL VALLEY ORTHOPEDIC ASSOCIATION, INC.

                            STATEMENTS OF CASH FLOWS



                                                           YEAR ENDED                   SEVEN MONTHS ENDED
                                           ------------------------------------------      SEPTEMBER 30,
                                           FEBRUARY 28,   FEBRUARY 29,   FEBRUARY 28,   -------------------
                                               1995           1996           1997         1996       1997
                                           ------------   ------------   ------------   --------   --------
                                                                                            (UNAUDITED)
Operating activities:
  Net income (loss)......................    $ 4,248        $(16,004)      $(49,640)    $ 34,085   $ 46,024
  Adjustments to reconcile net income
    (loss) to net cash provided by (used
    in) operating activities --
      Loss on disposal of property and
         equipment.......................         --              --             --           --      8,581
      Depreciation and amortization......     30,012          38,270         36,636       26,569     19,228
      Deferred income taxes..............      5,268          (5,480)       (14,754)      10,941     15,260
      Changes in assets and
         liabilities --
         Accounts receivable.............        416          69,685        (23,180)     (24,897)    83,645
         Prepaid expenses and other......      3,444         (18,377)        68,230       41,553    (31,826)
         Accounts payable................      4,798          16,615         (5,663)      23,950    (35,081)
         Accrued compensation............    (20,622)         20,264         16,225       74,563   (141,915)
         Due to U.S. PHYSICIANS, Inc.....         --              --             --           --      4,490
                                             -------        --------       --------     --------   --------
           Net cash provided by (used in)
             operating activities........     27,564         104,973         27,854      186,764    (31,594)
                                             -------        --------       --------     --------   --------
Investing activities:
  Purchases of property and equipment....    (11,161)         (8,005)       (65,513)      (3,175)  (153,650)
                                             -------        --------       --------     --------   --------
Financing activities:
  Net proceeds (repayments) on line of
    credit...............................     40,000         (40,000)        46,659           --    128,341
  Payment on short-term debt.............    (36,210)             --             --           --         --
  Payments on capitalized lease
    obligations..........................     (8,947)         (8,683)       (10,743)      (7,004)    (5,922)
                                             -------        --------       --------     --------   --------
           Net cash (used in) provided by
             financing activities........     (5,157)        (48,683)        35,916       (7,004)   122,419
                                             -------        --------       --------     --------   --------
Net increase (decrease) in cash and cash
  equivalents............................     11,246          48,285         (1,743)     176,585    (62,825)
Cash and cash equivalents, beginning of
  period.................................      6,857          18,103         66,388       66,388     64,645
                                             -------        --------       --------     --------   --------
Cash and cash equivalents, end of
  period.................................    $18,103        $ 66,388       $ 64,645     $242,973   $  1,820
                                             =======        ========       ========     ========   ========



   The accompanying notes are an integral part of these financial statements.

                   STEEL VALLEY ORTHOPEDIC ASSOCIATION, INC.

                         NOTES TO FINANCIAL STATEMENTS
      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE SEVEN MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:


     Steel Valley Orthopedic Association, Inc. (the "Company") is a physician-owned medical practice serving the Pittsburgh, Pennsylvania, area. The Company was formed in 1971 for the purpose of rendering orthopedic surgical services. The Company has a fiscal year end as of the last day in February; herein referred to as "fiscal year end."



     On August 27, 1997, (the "Initial Closing Date") the Company and the selling owners entered into a Stock Acquisition Agreement (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the majority of the assets of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by March 30, 1998, (the "Repurchase Date"), to repurchase the net assets of their practice for a defined period of time (the "Repurchase Period") by returning all of the consideration received excluding the initial cash payment.



     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statement of operations includes a management fee charge for the income earned by the Company for the period from the Initial Closing Date to September 30, 1997, and the balance sheet as of September 30, 1997 reflects a Due to U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the same period.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements


     The financial statements for the seven months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of its operations for the seven months ended September 30, 1996 and 1997. The results of operations for the seven-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheet for these items approximate fair value.

                   STEEL VALLEY ORTHOPEDIC ASSOCIATION, INC.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE SEVEN MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Net Revenues


     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.


     In September 1996, the Company entered into an agreement with a third party to provide medical services to subscribing participants. Under this agreement the Company receives monthly capitation payments based on the number of participants, regardless of services actually provided by the Company. Total revenues received under this agreement for the year ended February 28, 1997 were $429,220.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Repairs and maintenance are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the applicable assets ranging from five to seven years for equipment, furniture and fixtures and the remaining lease term for leasehold improvements and are computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

                   STEEL VALLEY ORTHOPEDIC ASSOCIATION, INC.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE SEVEN MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Statements of Cash Flows Information

     For the fiscal years ended 1995, 1996 and 1997, the Company paid interest of $10,901, $6,561 and $4,683, respectively. Amounts paid for taxes were not significant.

3. LINE OF CREDIT:

     In fiscal year 1996, the Company entered into a credit agreement with a local bank for $150,000. The line has no specified expiration date. Interest is accrued on the outstanding balance at the bank's prime rate plus .25%.

4. EMPLOYEE BENEFIT PLAN:

     The Company maintains a defined contribution money purchase pension plan that covers all qualified employees, as defined by the plan agreement. Contributions to the plan are discretionary and are determined by the Company on an annual basis. Employees are fully vested in Company contributions after seven years. For the fiscal years 1995, 1996 and 1997, contributions to the plan were $48,540, $55,540 and $83,934, respectively.

5. RELATED PARTY:

     The Company has an operating lease for a piece of equipment from an entity affiliated with owners of the Company. The lease is a month to month lease with monthly payments of $1,514.

6. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:

                                                                     YEAR ENDED
                                                  ------------------------------------------------
                                                  FEBRUARY 28,      FEBRUARY 29,      FEBRUARY 28,
                                                      1995              1996              1997
                                                  ------------      ------------      ------------
Current:
  Federal...................................        $(1,344)          $   308           $   (505)
  State.....................................           (896)              206               (337)
                                                    -------           -------           --------
                                                     (2,240)              514               (842)
                                                    -------           -------           --------
Deferred:
  Federal...................................          3,161            (3,288)            (8,852)
  State.....................................          2,107            (2,192)            (5,902)
                                                    -------           -------           --------
                                                      5,268            (5,480)           (14,754)
                                                    -------           -------           --------
                                                    $ 3,028           $(4,966)          $(15,596)
                                                    =======           =======           ========

     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

                   STEEL VALLEY ORTHOPEDIC ASSOCIATION, INC.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE SEVEN MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


6. INCOME TAXES: -- (CONTINUED)

     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:

                                                                     YEAR ENDED
                                                  ------------------------------------------------
                                                  FEBRUARY 28,      FEBRUARY 29,      FEBRUARY 28,
                                                      1995              1996              1997
                                                  ------------      ------------      ------------
Tax at U.S. Federal statutory rate..........        $ 2,474           $(7,130)          $(22,180)
Tax impact of Federal rate differential for
  graduated rates...........................         (1,047)            3,907             12,521
State income taxes, net of federal
  benefit...................................            951            (2,148)            (6,439)
Non-deductible travel and entertainment.....            650               405                502
                                                    -------           -------           --------
                                                    $ 3,028           $(4,966)          $(15,596)
                                                    =======           =======           ========

     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:

                                                       FEBRUARY 29,      FEBRUARY 28,
                                                           1996              1997
                                                       ------------      ------------
Deferred tax assets --
  Net operating loss carryforward................        $     --          $  7,419
                                                         --------          --------
Deferred tax liabilities --
  Property and equipment.........................         (10,175)           (7,104)
  Cash to accrual adjustments....................         (57,053)          (52,789)
                                                         --------          --------
                                                          (67,228)          (59,893)
                                                         --------          --------
Net deferred tax liability.......................        $(67,228)         $(52,474)
                                                         ========          ========

7. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     Future minimum lease payments under the Company's leases as of February 28, 1997 are as follows:

                                                           CAPITAL       OPERATING
FISCAL YEAR                                                 LEASES        LEASES
-----------                                                --------      ---------
1998.................................................      $ 15,425      $133,328
1999.................................................        18,778       135,211
2000.................................................            --        93,367
2001.................................................            --        82,466
2002.................................................            --        78,832
Thereafter...........................................            --       328,340
                                                           --------
     Total...........................................        34,203

Less -- Amounts representing interest................        (4,594)
                                                           --------
Present value of future minimum lease payments.......        29,609
Less -- Current maturities...........................       (12,246)
                                                           --------
                                                           $ 17,363
                                                           ========

                   STEEL VALLEY ORTHOPEDIC ASSOCIATION, INC.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE SEVEN MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


7. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

     Rent expense under noncancelable operating leases for the fiscal years 1995, 1996 and 1997 was $79,013, $93,051 and $102,267, respectively. The cost of assets capitalized under capitalized lease obligations aggregated $59,235 as of February 28, 1997 and accumulated depreciation was $38,503.

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Valley Forge Facial Plastic Surgery/Ear, Nose & Throat Associates, Ltd.:


We have audited the accompanying balance sheets of Valley Forge Facial Plastic Surgery/Ear, Nose & Throat, Ltd. (a Pennsylvania corporation) as of September 30, 1996 and 1997 and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valley Forge Facial Plastic Surgery/Ear, Nose & Throat Associates, Ltd. as of September 30, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,


December 20, 1997

                      VALLEY FORGE FACIAL PLASTIC SURGERY/
                      EAR, NOSE & THROAT ASSOCIATES, LTD.

                                 BALANCE SHEETS


                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
ASSETS

Current assets:
  Cash and cash equivalents.................................  $     --   $ 84,554
  Accounts receivable, net of allowance of $482,604 and
     $369,328...............................................   405,891    349,551
  Due from U.S. PHYSICIANS, Inc.............................        --     41,910
  Prepaid expenses and other................................    37,590      1,012
                                                              --------   --------
       Total current assets.................................   443,481    477,027
                                                              --------   --------
Property and equipment:
  Equipment, furniture and fixtures.........................   232,347    183,898
  Leasehold improvements....................................    34,540     34,540
                                                              --------   --------
                                                               266,887    218,438
  Less -- Accumulated depreciation and amortization.........  (244,792)  (213,064)
                                                              --------   --------
                                                                22,095      5,374
                                                              --------   --------
                                                              $465,576   $482,401
                                                              ========   ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $ 35,407   $ 22,311
  Accrued compensation......................................   103,606     62,949
  Deferred income taxes.....................................    81,752     87,869
                                                              --------   --------
       Total current liabilities............................   220,765    173,129
                                                              --------   --------
Commitments and contingencies (Note 6)
Shareholders' equity:
  Common Stock, $10 par value, 1,000 shares authorized, 100
     shares issued and outstanding..........................     1,000      1,000
  Retained earnings.........................................   243,811    308,272
                                                              --------   --------
       Total shareholders' equity...........................   244,811    309,272
                                                              --------   --------
                                                              $465,576   $482,401
                                                              ========   ========


   The accompanying notes are an integral part of these financial statements.

                      VALLEY FORGE FACIAL PLASTIC SURGERY/
                      EAR, NOSE & THROAT ASSOCIATES, LTD.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                    YEAR ENDED SEPTEMBER 30,
                                                              ------------------------------------
                                                                 1995         1996         1997
                                                              ----------   ----------   ----------
Net revenues................................................  $1,945,585   $2,049,394   $2,173,755
                                                              ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits..............................   1,302,642    1,243,634    1,287,027
  Pharmaceuticals and medical supplies......................     133,858      160,871      160,896
  General and administrative................................     498,626      493,519      441,105
  Management fee due U.S. PHYSICIANS, Inc...................          --           --      195,609
  Depreciation and amortization.............................       4,152       12,732        3,235
                                                              ----------   ----------   ----------
Income from operations......................................       6,307      138,638       85,883
Interest income, net........................................       1,152        1,761        1,100
                                                              ----------   ----------   ----------
Income before income taxes..................................       7,459      140,399       86,983
Income tax provision........................................       4,143       35,598       22,522
                                                              ----------   ----------   ----------
Net income..................................................       3,316      104,801       64,461
Retained earnings, beginning of period......................     135,694      139,010      243,811
                                                              ----------   ----------   ----------
Retained earnings, end of period............................  $  139,010   $  243,811   $  308,272
                                                              ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                      VALLEY FORGE FACIAL PLASTIC SURGERY/
                      EAR, NOSE & THROAT ASSOCIATES, LTD.

                            STATEMENTS OF CASH FLOWS


                                                                YEAR ENDED SEPTEMBER 30,
                                                              ----------------------------
                                                               1995       1996      1997
                                                              -------   --------   -------
Operating activities:
  Net income................................................  $ 3,316   $104,801   $64,461
  Adjustments to reconcile net income to net cash (used in)
    provided by operating activities --
      Depreciation and amortization.........................    4,152     12,732     3,235
      Deferred income taxes.................................    4,251     25,180     6,117
      Changes in assets and liabilities --
         Accounts receivable................................  (19,337)  (135,128)   56,340
         Due from U.S. PHYSICIANS, Inc......................       --         --   (41,910)
         Prepaid expenses and other.........................    1,325     (8,273)   36,578
         Accounts payable...................................    7,255     12,582   (13,096)
         Accrued compensation...............................  (26,170)   (11,823)  (40,657)
                                                              -------   --------   -------
           Net cash (used in) provided by operating
             activities.....................................  (25,208)        71    71,068
                                                              -------   --------   -------
Investing activities:
  Purchases of property and equipment.......................       --     (8,580)       --
  Sale of property and equipment............................       --         --    13,486
                                                              -------   --------   -------
           Net cash (used in) provided by investing
              activities....................................       --     (8,580)   13,486
                                                              -------   --------   -------
Net (decrease) increase in cash and cash equivalents........  (25,208)    (8,509)   84,554
Cash and cash equivalents, beginning of period..............   33,717      8,509        --
                                                              -------   --------   -------
Cash and cash equivalents, end of period....................  $ 8,509   $     --   $84,554
                                                              =======   ========   =======


   The accompanying notes are an integral part of these financial statements.

                      VALLEY FORGE FACIAL PLASTIC SURGERY/
                      EAR, NOSE & THROAT ASSOCIATES, LTD.

                          NOTES TO FINANCIAL STATEMENTS



1. ORGANIZATION AND BUSINESS:

     Valley Forge Facial Plastic Surgery/Ear, Nose & Throat Associates, Ltd. (the "Company") is a physician owned medical practice serving the Philadelphia, Pennsylvania area. The Company is engaged in the business of rendering health care services in the area of otolaryngology, as well as facial plastic surgery.


     On May 29, 1997 (the "Initial Closing Date"), the Company and the selling owners entered into a Stock Acquisition Agreement, as amended on December 19, 1997, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the outstanding stock of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by March 31, 1998 (the "Repurchase Date"), to repurchase the stock of their practice for a defined period of time (the "Repurchase Period") by returning all of the consideration received, excluding the initial cash payment. If the selling owners do not exercise their rights under the repurchase provision during the Repurchase Period, the provision expires. The Repurchase Date can be extended to May 14, 1998 if USP makes a payment, as defined, in prepayment of the principal amount due under the convertible notes isued at the Initial Closing Date.

     In accordance with Accounting Principles Board Opinion No. 16, the affiliation transaction is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision lapses (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statement of operations includes a management fee charge for the income earned by the Company for the period from the Initial Closing Date to September 30, 1997, and the balance sheet as of September 30, 1997 reflects a Due from U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the same period.


2. SIGNIFICANT ACCOUNTING POLICIES:



  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable and certain current liabilities. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues


     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

                      VALLEY FORGE FACIAL PLASTIC SURGERY/
                      EAR, NOSE & THROAT ASSOCIATES, LTD.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to its patients, covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful life of each class of depreciable asset ranging from five to seven years for equipment, furniture and fixtures and over the related lease term for leasehold improvements and are computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information

     Amounts paid for interest and taxes were not significant.

3. EMPLOYEE BENEFIT PLAN:


     The Company maintains a profit sharing plan covering substantially all full-time employees who are at least 21 years of age and completed one year of service in which at least 1,000 are worked. The Company's contributions to the plan totaled $103,132, $26,963, and $0 for the years ended September 30, 1995, 1996 and 1997, respectively. The Company intends to terminate the profit sharing plan in connection with the anticipated sale (see Note 1).


4. RELATED-PARTY TRANSACTIONS:


     The Company paid $118,500, $118,500 and $101,250 during the years ended September 30, 1995, 1996 and 1997, respectively, for the lease of office space from the shareholders.

                      VALLEY FORGE FACIAL PLASTIC SURGERY/
                      EAR, NOSE & THROAT ASSOCIATES, LTD.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5. INCOME TAXES:

     The components of the income tax provision are as follows:


                                                YEAR ENDED SEPTEMBER 30,
                                            --------------------------------
                                             1995        1996         1997
                                            ------      -------      -------

Current:
  Federal...............................    $  (65)     $ 6,251      $ 9,843
  State.................................       (43)       4,167        6,562
                                            ------      -------      -------
                                              (108)      10,418       16,405
                                            ------      -------      -------
Deferred
  Federal...............................     2,551       15,108        3,670
  State.................................     1,700       10,072        2,447
                                            ------      -------      -------
                                             4,251       25,180        6,117
                                            ------      -------      -------
                                            $4,143      $35,598      $22,522
                                            ======      =======      =======


     Income tax expense differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The provision for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:


                                                        YEAR ENDED SEPTEMBER 30,
                                                    --------------------------------
                                                     1995        1996         1997
                                                    ------      -------      -------
Tax at U.S. Federal statutory rate............      $2,536      $47,735      $27,981
Tax impact of Federal rate differential for
  graduated rates.............................      (1,402)     (28,237)     (15,636)
State income taxes, net of federal benefit....         757       12,998        8,230
Non-deductible travel and entertainment.......       2,252        3,102        1,947
                                                    ------      -------      -------
                                                    $4,143      $35,598      $22,522
                                                    ======      =======      =======


     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:


                                                            SEPTEMBER 30,
                                                        ---------------------
                                                         1996          1997
                                                        -------       -------

Deferred tax liabilities:
  Cash to accrual adjustments.....................      $81,752       $87,869
                                                        -------       -------
Net deferred tax liabilities......................      $81,752       $87,869
                                                        =======       =======

                      VALLEY FORGE FACIAL PLASTIC SURGERY/
                      EAR, NOSE & THROAT ASSOCIATES, LTD.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     Rental expense, including related party leases (see Note 4), under noncancellable operating leases for the years ended September 30, 1995, 1996 and 1997 was $175,562, $141,254 and $119,218, respectively. There are no annual rental commitments for noncancellable operating leases having terms in excess of one year as of September 30, 1997.


  Insurance Policies

     The Company is subject to certain claims and legal actions that have arisen in the ordinary course of its business. The Company has insurance coverage that includes malpractice insurance. The Company believes that the ultimate liability, if any, with respect to these claims and legal actions, will not have a material effect on the financial position or results of operations of the Company.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Lehigh Valley Orthopedics, Inc.:

We have audited the accompanying balance sheets of Lehigh Valley Orthopedics, Inc. (a Pennsylvania corporation) as of December 31, 1995 and 1996, and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lehigh Valley Orthopedics, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  August 26, 1997

                        LEHIGH VALLEY ORTHOPEDICS, INC.

                                 BALANCE SHEETS


                                                                DECEMBER 31,
                                                          -----------------------   SEPTEMBER 30,
                                                             1995         1996          1997
                                                          ----------   ----------   -------------
                                                                                     (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.............................  $   35,524   $   94,936    $   28,193
  Accounts receivable, net of allowance of $573,764,
     $846,105 and $681,842..............................     681,484      734,509       600,448
  Due from shareholders.................................          --           --            55
  Prepaid expenses and other............................      18,969       18,089        79,043
                                                          ----------   ----------    ----------
       Total current assets.............................     735,977      847,534       707,739
                                                          ----------   ----------    ----------
Property and equipment:
  Equipment, furniture and fixtures.....................     576,194      519,871       559,903
  Leasehold improvements................................      56,804       65,510        65,510
                                                          ----------   ----------    ----------
                                                             632,998      585,381       625,413
  Less -- Accumulated depreciation and amortization.....    (378,872)    (370,394)     (408,913)
                                                          ----------   ----------    ----------
                                                             254,126      214,987       216,500
                                                          ----------   ----------    ----------
Deferred income taxes...................................      81,427       40,793        44,452
                                                          ----------   ----------    ----------
Other assets............................................      14,227       17,619         1,152
                                                          ----------   ----------    ----------
                                                          $1,085,757   $1,120,933    $  969,843
                                                          ==========   ==========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Line of credit........................................  $  100,000   $  100,000    $  100,000
  Short-term notes......................................          --           --        43,533
  Current maturities of long-term debt..................      99,290       99,882       105,922
  Accounts payable......................................      84,006       77,001        54,757
  Accrued compensation..................................      60,051       90,941        53,993
  Deferred income taxes.................................     131,284      138,409       121,309
  Due to shareholders...................................      25,000          530            --
                                                          ----------   ----------    ----------
       Total current liabilities........................     499,631      506,763       479,514
                                                          ----------   ----------    ----------
Long-term debt..........................................     533,796      433,914       383,970
                                                          ----------   ----------    ----------
Commitments and contingencies (Note 7)
Shareholders' equity:
  Common Stock, no par value; $10 stated value; 5,000
     shares authorized, 100 shares issued and
     outstanding........................................       1,000        1,000         1,000
  Retained earnings.....................................      51,330      179,256       105,359
                                                          ----------   ----------    ----------
       Total shareholders' equity.......................      52,330      180,256       106,359
                                                          ----------   ----------    ----------
                                                          $1,085,757   $1,120,933    $  969,843
                                                          ==========   ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                        LEHIGH VALLEY ORTHOPEDICS, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                       NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                             ------------------------------------   -----------------------
                                                1994         1995         1996         1996         1997
                                             ----------   ----------   ----------   ----------   ----------
                                                                                          (UNAUDITED)
Net revenues...............................  $2,800,418   $4,318,868   $4,974,776   $3,750,437   $3,138,439
                                             ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits.............   2,094,784    3,179,119    3,633,826    2,693,266    2,455,641
  Pharmaceuticals and medical supplies.....      60,110      100,478      111,677       83,636       53,987
  General and administrative...............     619,661    1,055,481      953,909      731,108      638,182
  Depreciation and amortization............      46,109       48,526       37,646       33,171       38,519
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............     (20,246)     (64,736)     237,718      209,256      (47,890)
Interest expense, net......................      12,050       45,612       62,664       48,204       47,394
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes..........     (32,296)    (110,348)     175,054      161,052      (95,284)
Income tax provision (benefit).............      (5,767)     (23,236)      47,128       36,199      (21,387)
                                             ----------   ----------   ----------   ----------   ----------
Net income (loss)..........................     (26,529)     (87,112)     127,926      124,853      (73,897)
Retained earnings, beginning of period.....     164,971      138,442       51,330       51,330      179,256
                                             ----------   ----------   ----------   ----------   ----------
Retained earnings, end of period...........  $  138,442   $   51,330   $  179,256   $  176,183   $  105,359
                                             ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                        LEHIGH VALLEY ORTHOPEDICS, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                       NINE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                     ------------------------------   -------------------
                                                       1994       1995       1996       1996       1997
                                                     --------   --------   --------   --------   --------
                                                                                          (UNAUDITED)
Operating activities:
  Net income (loss)................................  $(26,529)  $(87,112)  $127,926   $124,853   $(73,897)
  Adjustments to reconcile net income (loss)
    to net cash provided by (used in)
    operating activities --
      Depreciation and amortization................    46,109     48,526     37,646     33,171     38,519
      Deferred income taxes........................    (6,274)   (20,508)    47,759     36,199    (20,759)
      Loss on disposal of fixed assets.............        --    (31,894)        --         --         --
      Changes in assets and liabilities --
         Accounts receivable.......................   (15,583)  (330,525)   (53,025)  (105,551)   134,061
         Prepaid expenses and other................    43,275     12,498     (2,512)   (52,970)   (44,487)
         Accounts payable..........................   (14,927)    58,243     (7,005)    17,756    (22,244)
         Due to/from shareholders, net.............    (6,306)    62,755    (24,470)   (21,068)      (585)
         Accrued compensation......................    15,257   (128,745)    30,890     88,905    (36,948)
                                                     --------   --------   --------   --------   --------
           Net cash provided by (used in) operating
             activities............................    35,022   (416,762)   157,209    121,295    (26,340)
                                                     --------   --------   --------   --------   --------
Investing activities:
  Purchases of property and equipment..............    (2,644)  (242,552)   (17,800)   (16,786)   (40,032)
  Sale of property and equipment...................        --     59,958     19,293         --         --
                                                     --------   --------   --------   --------   --------
           Net cash (used in) provided by investing
             activities............................    (2,644)  (182,594)     1,493    (16,786)   (40,032)
                                                     --------   --------   --------   --------   --------
Financing activities:
  Net borrowings on line of credit.................    99,491        509         --         --         --
  Proceeds from long-term debt.....................    23,473    782,496    152,494    152,494    326,078
  Repayment of long-term debt......................  (130,584)  (172,883)  (251,784)  (215,980)  (326,449)
                                                     --------   --------   --------   --------   --------
           Net cash provided by (used in) financing
             activities............................    (7,620)   610,122    (99,290)   (63,486)      (371)
                                                     --------   --------   --------   --------   --------
Net increase (decrease) in cash and cash
  equivalents......................................    24,758     10,766     59,412     41,023    (66,743)
Cash and cash equivalents, beginning of period.....        --     24,758     35,524     35,524     94,936
                                                     --------   --------   --------   --------   --------
Cash and cash equivalents, end of period...........  $ 24,758   $ 35,524   $ 94,936   $ 76,547   $ 28,193
                                                     ========   ========   ========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                         LEHIGH VALLEY ORTHOPEDICS, INC.


                         NOTES TO FINANCIAL STATEMENTS
      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     Lehigh Valley Orthopedics, Inc. (the "Company") is a physician-owned medical practice serving the Lehigh Valley, Pennsylvania area. The Company was formed in 1978 for the purpose of rendering professional medical orthopedic and rehabilitative services.


     On August 1, 1997, the Company and the selling owners entered into a Stock Acquisition Agreement (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP") (the "Initial Closing Date"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the outstanding stock of the Company effective as of November 7, 1997 in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by March 31, 1998 (the "Repurchase Date"), to repurchase the stock of their practice for a defined period of time (the "Repurchase Period") by returning all of the consideration received excluding the initial cash payment.


     In accordance with Accounting Principles Board Opinion No. 16, the affiliation transaction is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision lapses.

2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements


     The financial statements for the nine months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of its operations for the nine months ended September 30, 1996 and 1997. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.


  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

                        LEHIGH VALLEY ORTHOPEDICS, INC.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful lives of the applicable assets ranging from five to seven years for equipment, furniture and fixtures and the related lease term for leasehold improvements and are computed using the straight-line method.

  Due to/from Shareholders

     Amounts due to/from shareholders represent advances to or from shareholders which are repaid in subsequent periods.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information

     For the years ended December 31, 1994, 1995 and 1996, the Company paid interest of $12,581, $46,250 and $62,673, respectively. Amounts paid for taxes were not significant.

3. LINE OF CREDIT:

     The Company has a credit agreement with a local bank for a $100,000 line of credit. Interest is accrued on the outstanding balance at the bank's prime rate plus .50% through April 1995 and the bank's prime rate plus .25% from April 1995 forward (8.5% at December 31, 1996). Outstanding borrowings plus any unpaid interest, fees or expenses are guaranteed by the shareholders.

                        LEHIGH VALLEY ORTHOPEDICS, INC.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


4. LONG-TERM DEBT:

                                                                       DECEMBER 31,
                                                                  ----------------------
                                                                    1995          1996
                                                                  --------      --------
Note payable to a bank, interest at bank's prime rate plus
  .25%, principal payments of $7,738 per month through June
  2002......................................................      $603,572      $510,714
Note payable to a bank, interest at 8.85%, monthly payments
  of principal and interest of $732 through December 1999...        29,514        23,082
                                                                  --------      --------
                                                                   633,086       533,796
Less-Current maturities.....................................       (99,290)      (99,882)
                                                                  --------      --------
                                                                  $533,796      $433,914
                                                                  ========      ========

     Future maturities of long-term debt at December 31, 1996 are as follows:

1997........................................................      $ 99,882
1998........................................................       100,531
1999........................................................       101,238
2000........................................................        92,857
2001........................................................        92,857
2002 and thereafter.........................................        46,431
                                                                  --------
                                                                  $533,796
                                                                  ========

5. EMPLOYEE BENEFIT PLAN:

     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the plan agreement. Employees vest immediately. Contributions to the plan are discretionary and are determined by the Company on a September 30 plan year-end basis. Effective October 1, 1994, the Company no longer contributes to the plan. For the years ended December 31, 1994, 1995 and 1996, contributions to the plan were $110,701, $0 and $0, respectively.

6. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:

                                               YEAR ENDED DECEMBER 31,
                                         ------------------------------------
                                           1994          1995          1996
                                         --------      --------      --------

Current:
  Federal............................... $    304      $ (1,637)     $   (379)
  State.................................      203        (1,091)         (252)
                                         --------      --------      --------
                                              507        (2,728)         (631)
                                         --------      --------      --------
Deferred:
  Federal...............................   (3,764)      (12,305)       28,655
  State.................................   (2,510)       (8,203)       19,104
                                         --------      --------      --------
                                           (6,274)      (20,508)       47,759
                                         --------      --------      --------
                                         $ (5,767)     $(23,236)     $ 47,128
                                         ========      ========      ========

     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

                        LEHIGH VALLEY ORTHOPEDICS, INC.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


6. INCOME TAXES: -- (CONTINUED)

     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:

                                                               YEAR ENDED DECEMBER 31,
                                                        ------------------------------------
                                                          1994          1995          1996
                                                        --------      --------      --------
Tax at U.S. Federal statutory rate................      $(10,981)     $(37,518)     $ 59,518
Tax impact of Federal rate differential for
  graduated rates.................................         6,061        21,375       (33,165)
State income taxes, net of federal benefit........        (3,280)      (10,762)       17,569
Non-deductible travel and entertainment...........         2,433         3,669         3,206
                                                        --------      --------      --------
                                                        $ (5,767)     $(23,236)     $ 47,128
                                                        ========      ========      ========

     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:

                                                                         DECEMBER 31,
                                                                  --------------------------
                                                                      1995           1996
                                                                  -----------      ---------
Deferred tax assets --
  Net operating loss carryforward...........................      $    82,902      $  50,427
                                                                  -----------      ---------
Deferred tax liabilities --
  Property and equipment....................................           (1,336)        (9,565)
  Cash to accrual adjustments...............................         (131,423)      (138,478)
                                                                  -----------      ---------
                                                                     (132,759)      (148,043)
                                                                  -----------      ---------
Net deferred tax liability..................................      $   (49,857)     $ (97,616)
                                                                  ===========      =========

7. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     Future minimum lease payments for noncancelable operating leases primarily for office space as of December 31, 1996, are as follows:

1997.............................................      $214,308
1998.............................................       206,279
1999.............................................       182,584
2000.............................................         6,018

     Rent expense on operating leases was $125,484, $176,212 and $233,477 for the years ended December 31, 1994, 1995 and 1996, respectively.

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis for all of the physicians except one in amounts management believes to be adequate. The remaining physician has a malpractice insurance policy on a claims basis. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and

                        LEHIGH VALLEY ORTHOPEDICS, INC.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


7. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Associates in Urology, PC:

We have audited the accompanying balance sheets of Associates in Urology, PC as of December 31, 1995 and 1996 and September 30, 1997 and the related statements of operations and retained earnings and cash flows for each of the two years in the period ended December 31, 1996, and the nine months ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Associates in Urology, PC as of December 31, 1995 and 1996 and September 30, 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996, and the nine months ended September 30, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,

  January 28, 1998

                           ASSOCIATES IN UROLOGY, PC

                                 BALANCE SHEETS



                                                                DECEMBER 31,
                                                           ---------------------   SEPTEMBER 30,
                                                             1995        1996          1997
                                                           --------   ----------   -------------
ASSETS

Current assets:
  Cash and cash equivalents..............................  $     50   $       67    $   65,820
  Accounts receivable, net of allowance of $515,408,
     $682,188 and $920,628...............................   683,215      904,295     1,220,368
  Prepaid expenses and other.............................    39,835       22,195        23,068
                                                           --------   ----------    ----------
       Total current assets..............................   723,100      926,557     1,309,256
                                                           --------   ----------    ----------
Property and equipment:
  Equipment, furniture and fixtures......................   248,321      272,945       302,832
  Leasehold improvements.................................    11,399       18,899        18,899
                                                           --------   ----------    ----------
                                                            259,720      291,844       321,731
  Less -- Accumulated depreciation and amortization......  (202,292)    (230,178)     (255,064)
                                                           --------   ----------    ----------
                                                             59,428       61,666        66,667
                                                           --------   ----------    ----------
                                                           $782,528   $  988,223    $1,375,923
                                                           ========   ==========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Line of credit.........................................  $     --   $   87,000    $       --
  Accounts payable.......................................    75,283       84,844       220,981
  Accrued compensation...................................   136,527       85,236       114,183
  Deferred income taxes..................................   217,224      298,328       385,131
                                                           --------   ----------    ----------
       Total current liabilities.........................   429,034      555,408       720,295
                                                           --------   ----------    ----------
Deferred income taxes....................................     7,220        7,828         2,305
                                                           --------   ----------    ----------
Commitments and contingencies (Note 6)
Shareholders' equity:
  Common Stock, $50 par value,
     100 shares authorized and issued, 1 share
     outstanding.........................................     5,000        5,000         5,000
  Retained earnings......................................   361,074      439,787       668,123
  Treasury stock, 99 shares at cost......................   (19,800)     (19,800)      (19,800)
                                                           --------   ----------    ----------
       Total shareholders' equity........................   346,274      424,987       653,323
                                                           --------   ----------    ----------
                                                           $782,528   $  988,223    $1,375,923
                                                           ========   ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                           ASSOCIATES IN UROLOGY, PC

                            STATEMENTS OF OPERATIONS

                             AND RETAINED EARNINGS



                                                               YEAR ENDED             NINE MONTHS ENDED
                                                              DECEMBER 31,              SEPTEMBER 30,
                                                         -----------------------   ------------------------
                                                            1995         1996         1996          1997
                                                         ----------   ----------   -----------   ----------
                                                                                   (UNAUDITED)
Net revenues...........................................  $3,235,260   $3,453,780   $2,588,038    $2,423,536
                                                         ----------   ----------   ----------    ----------
Operating expenses:
  Salaries, wages and benefits.........................   2,205,206    1,953,539    1,311,162     1,107,810
  Pharmaceuticals and medical supplies.................     602,748      782,477      670,680       523,509
  General and administrative...........................     506,553      542,230      414,858       380,750
  Depreciation and amortization........................      16,171       29,886       22,362        24,886
                                                         ----------   ----------   ----------    ----------
Income (loss) before income taxes......................     (95,418)     145,648      168,976       386,581
Income tax provision (benefit).........................     (33,634)      66,935       69,675       158,245
                                                         ----------   ----------   ----------    ----------
Net income (loss)......................................     (61,784)      78,713       99,301       228,336
Retained earnings, beginning of period.................     422,858      361,074      361,074       439,787
                                                         ----------   ----------   ----------    ----------
Retained earnings, end of period.......................  $  361,074   $  439,787   $  460,375    $  668,123
                                                         ==========   ==========   ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                           ASSOCIATES IN UROLOGY, PC

                            STATEMENTS OF CASH FLOWS



                                                                YEAR ENDED           NINE MONTHS ENDED
                                                               DECEMBER 31,            SEPTEMBER 30,
                                                            -------------------   ------------------------
                                                              1995       1996        1996          1997
                                                            --------   --------   -----------   ----------
                                                                                  (UNAUDITED)
Operating activities:
  Net income (loss).......................................  $(61,784)  $ 78,713   $   99,301    $  228,336
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities --
      Depreciation........................................    16,171     29,886       22,362        24,886
      Deferred income taxes...............................   (36,775)    81,712          620        81,280
      Changes in assets and liabilities --
         Accounts receivable..............................   138,219   (211,080)    (214,581)     (316,073)
         Prepaid expenses and other.......................    (5,417)    17,640       35,295          (873)
         Accounts payable.................................   (48,185)     9,561      382,464       136,137
         Accrued compensation.............................    45,500    (61,291)     (81,110)       28,947
                                                            --------   --------   ----------    ----------
           Net cash provided by (used in) operating
             activities...................................    47,729    (54,859)     244,351       182,640
                                                            --------   --------   ----------    ----------
Investing activities:
  Purchases of property and equipment.....................   (48,054)   (32,124)     (31,234)      (29,887)
                                                            --------   --------   ----------    ----------
Financing activities:
  Net borrowings (repayments) on line of credit...........        --     87,000           --       (87,000)
                                                            --------   --------   ----------    ----------
Net increase (decrease) in cash and cash equivalents......      (325)        17      213,117        65,753
Cash and cash equivalents, beginning of period............       375         50           50            67
                                                            --------   --------   ----------    ----------
Cash and cash equivalents, end of period..................  $     50   $     67   $  213,167    $   65,820
                                                            ========   ========   ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                           ASSOCIATES IN UROLOGY, PC

                         NOTES TO FINANCIAL STATEMENTS
                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



1. ORGANIZATION AND BUSINESS:

     Associates in Urology, PC (the "Company") provides urological and incontinence care services and related medical services to the general public.

     On January 28, 1998, the Company entered into a Stock Acquisition Agreement (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the stock of the Company in exchange for cash and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to May 15, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.

2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements for the nine months ended September 30, 1996 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of their operations for the nine months ended September 30, 1996. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

                           ASSOCIATES IN UROLOGY, PC

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)

2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debt have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful life of each class of depreciable asset ranging from three to ten years and are computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information

     Amounts paid for interest and taxes were not significant.

3. LINE OF CREDIT:

     At September 30, 1997, the Company had a $100,000 line of credit. The line is secured by substantially all of the Company's assets and bears interest at the bank's prime rate plus 1/2% (9.0% at September 30, 1997). At December 31, 1995 and 1996 and September 30, 1997, the Company had $0, $87,000 and $0 outstanding under the line, respectively. The line expires on May 31, 1998.

4. EMPLOYEE BENEFIT PLANS:

     The Company maintains profit sharing and money purchase pension plans covering substantially all full-time employees who have completed one year of service. Employer contributions vest ratably in 20% increments over five years commencing after the second year of employment. The Company's contributions to the plans totaled $157,838, $166,342 and $124,756 for the years ended December 31, 1995 and 1996 and nine months ended September 30, 1997.

                           ASSOCIATES IN UROLOGY, PC

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



5. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:



                                                         YEAR ENDED         NINE MONTHS
                                                        DECEMBER 31,           ENDED
                                                     -------------------   SEPTEMBER 30,
                                                       1995       1996         1997
                                                     --------   --------   -------------
Current:
  Federal..........................................  $  2,670   $(12,561)    $ 65,420
  State............................................       471     (2,216)      11,495
                                                     --------   --------     --------
                                                        3,141    (14,777)      76,965
                                                     --------   --------     --------
Deferred:
  Federal..........................................   (31,259)    69,455       69,088
  State............................................     5,516     12,257       12,192
                                                     --------   --------     --------
                                                      (36,775)    81,712       81,280
                                                     --------   --------     --------
                                                     $(33,634)  $ 66,935     $158,245
                                                     ========   ========     ========



     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.



     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:



                                                         YEAR ENDED         NINE MONTHS
                                                        DECEMBER 31,           ENDED
                                                     -------------------   SEPTEMBER 30,
                                                       1995       1996         1997
                                                     --------   --------   -------------
Tax at U.S. Federal statutory rate.................  $(33,510)  $(49,520)    $131,438
State income taxes, net of federal benefit.........    (5,914)     9,619       23,195
Non-deductible travel and entertainment............     5,790      7,796        3,612
                                                     --------   --------     --------
                                                     $(33,634)  $ 66,935     $158,245
                                                     ========   ========     ========



     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:



                                                         DECEMBER 31,
                                                     -------------------   SEPTEMBER 30,
                                                       1995       1996         1997
                                                     --------   --------   -------------
  Deferred tax liabilities --
     Property and equipment........................  $  7,220   $  7,828     $  2,305
     Cash to accrual adjustments...................   217,224    298,328      385,131
                                                     --------   --------     --------
  Net deferred tax liability.......................  $224,444   $306,156     $387,436
                                                     ========   ========     ========



6. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     Rent expense under all noncancellable operating leases for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997 was $140,534, $131,057 and $89,169, respectively. The Company leases office space and equipment under noncancellable operating leases. Future minimum lease payments under the Company's leases as of September 30, 1997, are as follows:

                           ASSOCIATES IN UROLOGY, PC

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



6. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)



Remaining 1997....................................  $ 32,545
1998..............................................   128,330
1999..............................................   124,840
2000..............................................   114,880
2001..............................................   100,936
2002..............................................    40,602



  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.

  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Curamed, LLC:

We have audited the accompanying combined balance sheets of Curamed, LLC and related companies identified in Note 1 as of December 31, 1995 and 1996 and September 30, 1997 and the related combined statements of operations, owners' equity and cash flows for each of the two years in the period ended December 31, 1996 and the nine month period ended September 30, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Curamed, LLC and related companies identified in Note 1 as of December 31, 1995, 1996 and September 30, 1997, and the combined results of their operations and their cash flows for each of the two years in the period ended December 31, 1996 and the nine month period ended September 30, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  December 31, 1997

                                  CURAMED, LLC
                       AND RELATED COMPANIES (SEE NOTE 1)

                            COMBINED BALANCE SHEETS



                                                                DECEMBER 31,
                                                          -----------------------   SEPTEMBER 30,
                                                             1995         1996          1997
                                                          ----------   ----------   -------------
ASSETS

Current assets:
  Cash and cash equivalents.............................  $      974   $   21,746    $   28,559
  Management fee receivable.............................   1,528,560    1,906,303     2,353,627
  Prepaid expenses and other............................      34,339       40,808        50,467
                                                          ----------   ----------    ----------
       Total current assets.............................   1,563,873    1,968,857     2,432,653
                                                          ----------   ----------    ----------
Property and equipment:
  Equipment, furniture and fixtures.....................     794,519      806,799       806,799
  Less -- Accumulated depreciation......................    (708,986)    (755,571)     (784,285)
                                                          ----------   ----------    ----------
                                                              85,533       51,228        22,514
                                                          ----------   ----------    ----------
                                                          $1,649,406   $2,020,085    $2,455,167
                                                          ==========   ==========    ==========
LIABILITIES AND OWNERS' EQUITY

Current liabilities:
  Due to affiliates.....................................  $    5,100   $   28,115    $   28,115
  Accounts payable......................................     130,826      136,565       173,541
  Capital lease obligation..............................     364,403      364,403       364,403
                                                          ----------   ----------    ----------
       Total current liabilities........................     500,329      529,083       566,059
                                                          ----------   ----------    ----------
Commitments and contingencies (Note 4)
Owners' equity..........................................   1,149,077    1,491,002     1,889,108
                                                          ----------   ----------    ----------
                                                          $1,649,406   $2,020,085    $2,455,167
                                                          ==========   ==========    ==========



          The accompanying notes are an integral part of these combined financial statements.

                                  CURAMED, LLC
                       AND RELATED COMPANIES (SEE NOTE 1)

                       COMBINED STATEMENTS OF OPERATIONS



                                                               YEAR ENDED             NINE MONTHS ENDED
                                                               DECEMBER 31,              SEPTEMBER 30,
                                                         -----------------------   ------------------------
                                                            1995         1996         1996          1997
                                                         ----------   ----------   -----------   ----------
                                                                                   (UNAUDITED)
Net management fee revenue.............................  $1,793,188   $2,357,354   $1,644,999    $1,954,046
                                                         ----------   ----------   ----------    ----------
Operating expenses:
  Salaries, wages and benefits.........................     738,516      824,189      632,525       694,672
  General and administrative...........................     519,031      808,837      474,883       663,080
  Depreciation.........................................      51,857       46,585       35,343        28,714
                                                         ----------   ----------   ----------    ----------
Income (loss) from operations..........................     483,784      677,743      502,248       567,580
Interest (expense) income..............................        (558)         182          545           576
                                                         ----------   ----------   ----------    ----------
Net income.............................................  $  483,226   $  677,925   $  502,793    $  568,156
                                                         ==========   ==========   ==========    ==========



          The accompanying notes are an integral part of these combined financial statements.

                                  CURAMED, LLC
                       AND RELATED COMPANIES (SEE NOTE 1)

                     COMBINED STATEMENTS OF OWNERS' EQUITY



Balance, December 31, 1994..................................  $  681,071

  Distributions.............................................     (15,220)

  Net income................................................     483,226
                                                              ----------

Balance, December 31, 1995..................................   1,149,077

  Distributions.............................................    (336,000)

  Net income................................................     677,925
                                                              ----------

Balance, December 31, 1996..................................   1,491,002

  Distributions.............................................    (170,050)

  Net income................................................     568,156
                                                              ----------

Balance, September 30, 1997.................................  $1,889,108
                                                              ==========

          The accompanying notes are an integral part of these combined financial statements.

                                  CURAMED, LLC
                       AND RELATED COMPANIES (SEE NOTE 1)

                       COMBINED STATEMENTS OF CASH FLOWS



                                                                  YEAR ENDED          NINE MONTHS ENDED
                                                                  DECEMBER 31,          SEPTEMBER 30,
                                                              -------------------   ----------------------
                                                                1995       1996        1996         1997
                                                              --------   --------   -----------   --------
                                                                                    (UNAUDITED)
Operating activities:
  Net income................................................  $483,226   $677,925    $502,793     $568,156
  Adjustments to reconcile net income to net cash provided
    by operating activities --
      Depreciation..........................................    51,857     46,585      35,343       28,714
      Changes in assets and liabilities --
         Management fee receivable..........................  (528,071)  (377,743)   (207,967)    (447,324)
         Prepaid expenses and other.........................     3,370     (6,469)        447       (9,659)
         Accounts payable...................................    30,326      5,739     (35,974)      36,976
         Due to affiliates..................................    (1,000)    23,015          --           --
                                                              --------   --------    --------     --------
           Net cash provided by operating activities........    39,708    369,052     294,642      176,863
                                                              --------   --------    --------     --------
Investing activities:
  Purchases of property and equipment.......................    (5,318)   (12,280)    (12,280)          --
                                                              --------   --------    --------     --------
Financing activities:
  Repayments on capital lease obligation....................   (19,914)        --          --           --
  Distributions.............................................   (15,220)  (336,000)   (151,500)    (170,050)
                                                              --------   --------    --------     --------
           Net cash used in financing activities............   (35,134)  (336,000)   (151,500)    (170,050)
                                                              --------   --------    --------     --------
Net increase (decrease) in cash and cash equivalents........      (744)    20,772     130,862        6,813
Cash and cash equivalents, beginning of period..............     1,718        974         974       21,746
                                                              --------   --------    --------     --------
Cash and cash equivalents, end of period....................  $    974   $ 21,746    $131,836     $ 28,559
                                                              ========   ========    ========     ========



          The accompanying notes are an integral part of these combined financial statements.

                                  CURAMED, LLC
                       AND RELATED COMPANIES (SEE NOTE 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



1. ORGANIZATION AND BUSINESS:

     Curamed, LLC and related companies (the "Company") are physician practice management companies providing services to physician practices located in New Jersey specializing in providing pain management services care and related medical services to the general public. The combined financial statements include the combined accounts of Curamed, LLC (a New Jersey Limited Liability Corporation) and Center for Neurodiagnostic Services of SJ, Inc., Center for Neurodiagnostic Services, Inc., Center for Neurodiagnostic Services of West Orange, Inc., Center for Neurodiagnostic Services of NJ, Inc., and Center for Neurodiagnostic Services of PA, Inc (all New Jersey corporations).

     On December 10, 1997, the Company and the selling owners entered into an Asset Acquisition Agreement (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the majority of the assets and liabilities of the Company in exchange for cash, notes and shares of USP Common Stock, subject to adjustment, as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occured prior to May 14, 1998 the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.

2. SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Combination

     The combined financial statements include the accounts of Curamed, LLC and related companies (see Note 1). The related companies are operated under common control by the shareholders of Curamed, LLC. All material intercompany accounts and transactions have been eliminated in combination.

  Interim Financial Statements

     The financial statements for the nine months ended September 30, 1996, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of their operations for the nine months ended September 30, 1996. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, management fee receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

                                  CURAMED, LLC
                       AND RELATED COMPANIES (SEE NOTE 1)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Net Management Fee Revenue

     The Company's revenue represents the contractual fees earned under its management and administrative services agreements ("Management Agreements"). Under the Mangement Agreements, the Company is contractually responsible for providing defined management services. The Management Agreements range from 1 to 5 years and provide for fees ranging from 50% to 100% of collected revenues, as defined.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Management Fee Receivable

     Management fee receivable consists of amounts due from the managed physician practices.

  Concentration of Credit Risk

     The managed physician practices extend credit to patients covered by programs such as Medicare, Medicaid and private insurers. As the manager of the physician practices, the Company manages credit risk with the various public and private insurance providers, as appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful life of each class of depreciable asset ranging from five to seven years and are computed using the straight-line method.

  Income Taxes

     Curamed, LLC and related companies have elected treatment as either an "S" Corporation or partnership for both federal and state income tax purposes, and accordingly are not taxed as separate entities. The companies' taxable income or loss is allocated to the owner and recognized on his individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.

     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of September 30, 1997, was approximately $2,210,000. If the S Corporation and partnership status was terminated, then a deferred income tax liability of approximately $884,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.

                                  CURAMED, LLC
                       AND RELATED COMPANIES (SEE NOTE 1)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Owners' Equity

     Owner's equity includes the capital stock and retained earnings of the Company.

  Statements of Cash Flows Information

     Amounts paid for interest and taxes were not significant.

3. CAPITAL LEASE OBLIGATION:

     In 1990, the Company entered into an agreement to lease certain equipment. The agreement was amended in 1992 to restructure the payment terms. In 1994, the Company defaulted on the agreement and has not made any payments subsequent to September 1994. Marine Midland Bank ("Marine") filed suit against the Company in 1996 demanding payment of approximately $482,000, representing the past due balance, costs of collection and reasonable attorney fees. The recorded liability for the capital lease obligation represents the present value of the future lease payments. The Company has been negotiating a settlement with Marine and believes that the recorded amount is adequate to cover the final settlement.

4. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     Rent expense under all noncancellable operating leases for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997 was $123,031, $118,761 and $92,358, respectively. The Company leases office space and equipment under noncancellable operating leases. Future minimum lease payments for the year ended December 31, under the Company's leases as of September 30, 1997, are as follows:


Remaining 1997....................................  $ 30,093
1998..............................................   106,998
1999..............................................    40,138
2000..............................................    32,460


  Insurance Policies

     The Company maintains insurance in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Dennis James Bonner, M.D., Ltd.:

We have audited the accompanying balance sheets of Dennis James Bonner, M.D., Ltd. (a Pennsylvania Corporation) as of December 31, 1995 and 1996 and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dennis James Bonner, M.D., Ltd. as of December 31, 1995, and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  October 31, 1997

                        DENNIS JAMES BONNER, M.D., LTD.

                                 BALANCE SHEETS


                                                               DECEMBER 31,
                                                          -----------------------   SEPTEMBER 30,
                                                             1995         1996          1997
                                                          ----------   ----------   -------------
                                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.............................  $   31,485   $   35,799    $   46,982
  Accounts receivable, net of allowance of $843,231,
     $1,370,745 and $1,743,886..........................     745,004      966,325     1,087,374
  Prepaid expenses and other............................       1,050          450            --
                                                          ----------   ----------    ----------
     Total current assets...............................     777,539    1,002,574     1,134,356
                                                          ----------   ----------    ----------
Property and equipment:
  Equipment, furniture and fixtures.....................     687,212      761,878       782,778
  Less -- Accumulated depreciation......................    (593,428)    (631,813)     (659,491)
                                                          ----------   ----------    ----------
                                                              93,784      130,065       123,287
                                                          ----------   ----------    ----------
Other assets............................................       2,498        8,689         7,289
                                                          ----------   ----------    ----------
                                                          $  873,821   $1,141,328    $1,264,932
                                                          ==========   ==========    ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current maturities of long-term debt..................  $   10,285   $   26,571    $   26,571
  Accounts payable......................................      38,500       38,525        38,500
  Accrued compensation..................................      21,363        8,254        11,753
                                                          ----------   ----------    ----------
     Total current liabilities..........................      70,148       73,350        76,824
                                                          ----------   ----------    ----------
Long-term debt..........................................      32,334       72,395        55,278
                                                          ----------   ----------    ----------
Commitments and contingencies (Note 6)

Stockholder's equity:
  Common Stock, $1 par, 1,000 shares authorized, issued
     and outstanding....................................       1,000        1,000         1,000
  Additional paid-in capital............................      79,578       79,578        79,578
  Retained earnings.....................................     690,761      915,005     1,052,252
                                                          ----------   ----------    ----------
     Total stockholder's equity.........................     771,339      995,583     1,132,830
                                                          ----------   ----------    ----------
                                                          $  873,821   $1,141,328    $1,264,932
                                                          ==========   ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                        DENNIS JAMES BONNER, M.D., LTD.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                          NINE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                ------------------------------------   -----------------------
                                                   1994         1995         1996         1996         1997
                                                ----------   ----------   ----------   ----------   ----------
                                                                                             (UNAUDITED)
Net revenues..................................  $2,886,204   $2,458,025   $2,543,561   $1,952,982   $1,571,602
                                                ----------   ----------   ----------   ----------   ----------

Operating expenses:

  Salaries, wages and benefits................   1,649,949    1,455,969    1,426,883    1,251,327    1,040,470

  Pharmaceuticals and medical supplies........      75,901       93,730      101,190       72,018       51,782

  General and administrative..................   1,169,680      820,384      741,717      428,372      310,782

  Depreciation and amortization...............      86,479       49,422       44,985       33,739       27,678
                                                ----------   ----------   ----------   ----------   ----------

Income (loss) from operations.................     (95,805)      38,520      228,786      167,526      140,890

Interest expense, net.........................       4,767        4,801        4,542        3,403        3,643
                                                ----------   ----------   ----------   ----------   ----------

Net income (loss).............................    (100,572)      33,719      224,244      164,123      137,247

Retained earnings, beginning of period........     757,614      657,042      690,761      690,761      915,005
                                                ----------   ----------   ----------   ----------   ----------

Retained earnings, end of period..............  $  657,042   $  690,761   $  915,005   $  854,884   $1,052,252
                                                ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                        DENNIS JAMES BONNER, M.D., LTD.

                            STATEMENTS OF CASH FLOWS


                                                                                          NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                       -------------------------------   -------------------
                                                         1994        1995       1996       1996       1997
                                                       ---------   --------   --------   --------   --------
                                                                                             (UNAUDITED)
Operating activities:
  Net income (loss)..................................  $(100,572)  $ 33,719   $224,244   $164,123   $137,247
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities--
      Depreciation and amortization..................     86,479     49,422     44,985     33,739     27,678
      Loss on disposal...............................         --     91,770     31,314         --         --
      Changes in assets and liabilities--
         Accounts receivable.........................     23,305    (11,295)  (221,321)   (80,477)  (121,049)
         Prepaid expenses and other..................     15,440        150     (5,591)    (4,341)     1,850
         Accounts payable............................         --         --         25         --        (25)
         Accrued compensation........................     15,361      1,485    (13,109)   (20,217)     3,499
                                                       ---------   --------   --------   --------   --------
           Net cash provided by operating
             activities..............................     40,013    165,251     60,547     92,827     49,200
                                                       ---------   --------   --------   --------   --------
Investing activities:
  Purchases of property and equipment................    (12,360)   (95,477)  (112,580)  (106,482)   (20,900)
                                                       ---------   --------   --------   --------   --------
Financing activities:
  Proceeds from issuance of long-term debt...........         --         --     99,506     92,007         --
  Repayment on long-term debt........................    (26,966)   (39,902)   (43,159)   (30,233)   (17,117)
                                                       ---------   --------   --------   --------   --------
           Net cash (used in) provided by financing
             activities..............................    (26,966)   (39,902)    56,347     61,774    (17,117)
                                                       ---------   --------   --------   --------   --------
Net increase in cash and cash equivalents............        687     29,872      4,314     48,119     11,183
Cash and cash equivalents, beginning of period.......        926      1,613     31,485     31,485     35,799
                                                       ---------   --------   --------   --------   --------
Cash and cash equivalents, end of period.............  $   1,613   $ 31,485   $ 35,799   $ 79,604   $ 46,982
                                                       =========   ========   ========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                        DENNIS JAMES BONNER, M.D., LTD.

                         NOTES TO FINANCIAL STATEMENTS
      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     Dennis James Bonner, M.D., Ltd. (the "Company") was formed in 1982 as a physician owned medical practice engaged in the rendering of professional medical rehabilitative services to the general public.


     On October 20, 1997, the Company entered into an Asset Acquisition Agreement (the "Affiliation Agreement") with U.S. PHYSICIANS ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the majority of the assets and liabilities of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to March 31, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements


     The financial statements for the nine months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of its operations for the nine months ended September 30, 1996 and 1997. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.


  Net Revenues



     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

                        DENNIS JAMES BONNER, M.D., LTD.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment


     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the shorter of the estimated useful lives of the applicable assets or the lease term and are computed using the straight-line method. The depreciation lives for property and equipment range from five to seven years.


  Income Taxes

     The Company has elected treatment as an "S" Corporation for both federal and state income tax purposes, and accordingly is not taxed as a separate entity. The Company's taxable income or loss is allocated to each owner and recognized on their individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.

     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1996 was approximately $900,000. If the S Corporation status is terminated, then a deferred income tax liability of approximately $225,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.

  Statements of Cash Flows Information

     For the years ended December 31, 1994, 1995 and 1996, the Company paid interest of $4,967, $4,813 and $4,554, respectively.

                        DENNIS JAMES BONNER, M.D., LTD.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


3. LONG-TERM DEBT:


                                                                        DECEMBER 31,
                                                                  ------------------------
                                                                    1995           1996
                                                                  ---------      ---------
Note payable to a bank, payable in monthly installments of
  $602 plus interest at 8.25%, final payment due May
  2001......................................................      $      --      $  26,701
Note payable to a bank, payable in monthly installments of
  $551 including interest at 7.5%, final payment due
  December 2000.............................................             --         22,717
Note payable to a bank, payable in monthly installments of
  $321 including interest at 9.0%, final payment due January
  2000......................................................             --         10,346
Note payable to a financial services company, payable in
  monthly installments of $727 including interest at 7.9%,
  final payment due April 2001..............................             --         28,343
Note payable to a bank, payable in monthly installments of
  $480, including interest, final payment due February
  1999......................................................         15,393         10,859
Note payable to a bank, payable in monthly installments of
  $1,627 plus interest at 7.5%, final payment due December
  1999 (repaid in 1996).....................................         27,226             --
                                                                  ---------      ---------
                                                                     42,619         98,966
     Less -- Current maturities.............................        (10,285)       (26,571)
                                                                  ---------      ---------
                                                                  $  32,334      $  72,395
                                                                  =========      =========


     Minimum principal repayments for long-term debt as of December 31, 1996, are as follows:

1997...............................................  $26,571
1998...............................................   26,571
1999...............................................   23,995
2000...............................................   16,032
2001...............................................    5,797
                                                     -------
                                                     $98,966
                                                     =======

4. EMPLOYEE BENEFIT PLAN:

     The Corporation has a defined contribution profit sharing plan. For the years ended December 31, 1994, 1995 and 1996, the Company has elected not to make a contribution to the plan. The Corporation has also received written approval from the Internal Revenue Service to begin termination of the profit sharing plan and is still in the process of dissolving this plan.

5. RELATED-PARTY TRANSACTIONS:

     The Company rents office space from T. Baxter, Inc. which is a corporation related by common ownership. The Company also rents office space from Langhorne Medical Building Partners, a partnership in which Dr. Bonner is a partner.

     Rent expense on related-party operating leases was $127,766, $90,510 and $81,106 for the years ended December 31, 1994, 1995 and 1996, respectively.

                        DENNIS JAMES BONNER, M.D., LTD.

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


6. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     Future minimum lease payments for noncancellable operating leases primarily for office space as of December 31, 1996, are as follows:

                                               NONRELATED-PARTY
                                                    LEASES
                                               ----------------
1997.........................................      $58,264
1998.........................................       33,764
1999.........................................        2,405

     Rent expense on nonrelated-party operating leases was $41,183, $60,694 and $62,744 for the years ended December 31, 1994, 1995 and 1996, respectively.

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The practice and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the practice's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Neil Chesen, M.D., PC:



We have audited the accompanying balance sheets of Neil Chesen, M.D., PC (a Pennsylvania corporation) as of December 31, 1996 and September 30, 1997 and the related statements of operations and retained earnings and cash flows for the year ended December 31, 1996 and the nine months ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neil Chesen, M.D., PC as of December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the nine months ended September 30, 1997, in conformity with generally accepted accounting principles.



                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  December 29, 1997

                             NEIL CHESEN, M.D., PC

                                 BALANCE SHEETS



                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1996           1997
                                                              ------------   -------------
ASSETS

Current assets:
  Cash and cash equivalents.................................    $     --       $ 21,440
  Accounts receivable, net of allowance of $50,210 and
     $70,230................................................     121,059        132,660
  Inventories...............................................      15,558         17,481
  Prepaid expenses and other................................       3,466          2,786
                                                                --------       --------
       Total current assets.................................     140,083        174,367
                                                                --------       --------
Property and equipment:
  Equipment, furniture and fixtures.........................     272,225        290,165
  Less -- Accumulated depreciation..........................    (159,205)      (187,298)
                                                                --------       --------
                                                                 113,020        102,867
                                                                --------       --------
Intangible assets, net......................................      31,984         21,127
                                                                --------       --------
                                                                $285,087       $298,361
                                                                ========       ========

LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Line of credit............................................    $ 50,000       $ 22,233
  Currrent portion of long-term debt........................      66,061         31,529
  Accounts payable..........................................      34,029             --
  Accrued compensation......................................          --         61,519
                                                                --------       --------
       Total current liabilities............................     150,090        115,281
                                                                --------       --------
Long-term debt..............................................     142,502        117,438
                                                                --------       --------
Commitments and contingencies (Note 5)
Shareholder's equity (deficit):
  Common Stock, $1 par value, 1,000 shares authorized, 100
     shares issued and outstanding..........................         100            100
  Retained earnings (deficit)...............................      (7,605)        65,542
                                                                --------       --------
       Total shareholder's equity (deficit).................      (7,505)        65,642
                                                                --------       --------
                                                                $285,087       $298,361
                                                                ========       ========


   The accompanying notes are an integral part of these financial statements.

                             NEIL CHESEN, M.D., PC

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS



                                                                             NINE MONTHS ENDED
                                                             YEAR ENDED        SEPTEMBER 30,
                                                            DECEMBER 31,   ----------------------
                                                                1996          1996         1997
                                                            ------------   -----------   --------
                                                                           (UNAUDITED)
Net revenues..............................................    $837,206      $624,847     $860,972
                                                              --------      --------     --------
Operating expenses:
  Salaries, wages and benefits............................     499,853       413,320      489,470
  Pharmaceuticals and supplies............................      64,357        38,260       43,879
  General and administrative..............................     296,499       150,567      203,688
  Depreciation and amortization...........................      35,992        27,001       38,950
                                                              --------      --------     --------
Income (loss) from operations.............................     (59,495)       (4,301)      84,985
Interest expense, net.....................................      10,614         3,586       11,838
                                                              --------      --------     --------
Net income (loss).........................................     (70,109)       (7,887)      73,147
Retained earnings (deficit), beginning of period..........      62,504        62,504       (7,605)
                                                              --------      --------     --------
Retained earnings (deficit), end of period................    $ (7,605)     $ 54,617     $ 65,542
                                                              ========      ========     ========


   The accompanying notes are an integral part of these financial statements.

                             NEIL CHESEN, M.D., PC

                            STATEMENTS OF CASH FLOWS



                                                                             NINE MONTHS ENDED
                                                              YEAR ENDED       SEPTEMBER 30,
                                                             DECEMBER 31,   -------------------
                                                                 1996         1996       1997
                                                             ------------   --------   --------
                                                                        (UNAUDITED)
Operating activities:
  Net income (loss)........................................    $(70,109)    $ (7,887)  $ 73,147
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities --
       Depreciation and amortization.......................      35,992       27,001     38,950
       Changes in assets and liabilities --
          Accounts receivable..............................     (17,579)      12,871    (11,601)
          Inventories......................................         972          415     (1,923)
          Prepaid expenses and other.......................      (3,466)          --        680
          Accounts payable.................................      34,029           --    (34,029)
          Accrued compensation.............................      (6,286)      25,149     61,519
                                                               --------     --------   --------
            Net cash provided by (used in) operating
               activities..................................     (26,447)      57,549    126,743
                                                               --------     --------   --------
Investing activities:
  Purchases of property and equipment......................     (96,167)     (77,631)   (17,940)
  Purchase of covenant not to compete......................     (25,000)          --         --
                                                               --------     --------   --------
            Net cash used in investing activities..........    (121,167)     (77,631)   (17,940)
                                                               --------     --------   --------
Financing activities:
  Net borrowings (payments) on line of credit..............     (15,000)          --    (27,767)
  Proceeds from long-term debt.............................     158,164       20,000         --
  Repayments on long-term debt.............................     (27,235)     (15,859)   (59,596)
                                                               --------     --------   --------
            Net cash provided by (used in) financing
               activities..................................     115,929        4,141    (87,363)
                                                               --------     --------   --------
Net increase (decrease) in cash and cash equivalents.......     (31,685)     (15,941)    21,440
Cash and cash equivalents, beginning of period.............      31,685       31,685         --
                                                               --------     --------   --------
Cash and cash equivalents, end of period...................    $     --     $ 15,744   $ 21,440
                                                               ========     ========   ========


   The accompanying notes are an integral part of these financial statements.

                             NEIL CHESEN, M.D., PC

                         NOTES TO FINANCIAL STATEMENTS
                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



1. ORGANIZATION AND BUSINESS:

     Neil Chesen, M.D., PC (the "Company") is a physician owned medical practice serving the Reading, Pennsylvania area. The Company was formed in 1994 for the purpose of rendering professional medical ophthalomolic services and related medical services to the general public.

     On December 19, 1997, the Company entered into a Stock Acquisition Agreement (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the stock of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon completion of an initial public offering by USP. If the closing has not occurred prior to March 31, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.



2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements for the nine months ended September 30, 1996, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of its operations for the nine months ended September 30, 1996. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

                             NEIL CHESEN, M.D., PC

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.



  Intangible Assets

     Goodwill and covenants not to compete are amortized over three and seven years respectively. Amortization of intangibles was $7,887 and $10,857 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. The Company reviews the recorded amounts of intangible assets for impairments whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If this review indicates that the carrying amount of the asset may not be recoverable, as determined based on the undiscounted cash flows of the operations acquired over the remaining amortization periods, the carrying value of the asset is reduced to fair value.



  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the applicable assets ranging from five to seven years and is computed using the straight-line method.



  Income Taxes

     The Company has elected treatment as an "S" Corporation for both federal and state income tax purposes, and accordingly is not taxed as a separate entity. The Company's taxable income or loss is allocated to each owner and recognized on their individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.

     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of September 30, 1997 was approximately $128,000. If the S Corporation status is terminated, then a deferred income tax liability of approximately $32,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.



  Statements of Cash Flows Information

     Amounts paid for interest for the year ended December 31, 1996 and the nine months ended September 30, 1997 were $11,113 and $11,838, respectively. Amounts paid for taxes were not significant.

                             NEIL CHESEN, M.D., PC

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



3. LINE OF CREDIT:

     The Company has a line of credit for $125,000 with a local bank. Interest is accrued on the outstanding balance at the bank's commercial rate (8.5% at September 30, 1997). Outstanding borrowings under the line as of December 31, 1996 and September 30, 1997 were $50,000 and $22,233, respectively.

4. LONG-TERM DEBT:



                                                             DECEMBER 31,      SEPTEMBER 30,
                                                                 1996              1997
                                                             ------------      -------------
Note payable to a bank, payable in monthly installments
  of $1,488 including interest at 10%, final payment
  due March 1998.......................................        $ 19,587          $  8,674
Note payable to a bank, payable in monthly installments
  of $1,515 including interest at 7.7%, repaid in
  1997.................................................          26,439                --
Note payable to a bank, payable in monthly installments
  of $631 including interest at 8.5%, repaid in 1997...          14,986                --
Note payable to a bank, payable in monthly installments
  of $1,250 including interest at 8.75%, final payment
  due December 2001....................................         124,661           121,953
Other debt.............................................          22,890            18,440
                                                               --------          --------
                                                                208,563           149,067
  Less -- Current portion..............................         (66,061)          (31,629)
                                                               --------          --------
                                                               $142,502          $117,438
                                                               ========          ========



     Minimum principal repayments for long-term debt as of September 30, 1997, are as follows:

Remaining 1997................................        $ 23,815
1998..........................................           9,006
1999..........................................           5,035
2000..........................................           5,494
2001..........................................         105,717
                                                      --------
                                                      $149,067
                                                      ========



5. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     The Company leases one of its office facilities from the shareholder of the Company. This building was purchased by the shareholder in July 1997. Additionally, the Company has another office location which is leased from a non-related party. Future minimum lease payments for related-party and nonrelated-party noncancellable operating leases primarily for office space are as follows:



                                                    RELATED-PARTY      NONRELATED-PARTY
                                                       LEASES               LEASES
                                                    -------------      ----------------
Remaining 1997................................           8,625               5,376
1998..........................................          17,250              21,504
1999..........................................              --              21,504
2000..........................................              --               5,376

                             NEIL CHESEN, M.D., PC

                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)



5. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)


     Rent expense on related-party operating leases was $8,625 for the nine months ended September 30, 1997. Rent expense on nonrelated-party operating leases was $24,638 for the year ended December 31, 1996 and $25,536 for the nine months ended September 30, 1997.



  Insurance Policies



     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.



     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.



     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.



  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Northern Ophthalmic Associates, Inc.:

We have audited the accompanying balance sheets of Northern Ophthalmic Associates, Inc. (a Pennsylvania corporation) as of November 30, 1995 and 1996, and the related statements of operations and retained earnings and cash flows for each of the three years ended November 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northern Ophthalmic Associates, Inc. as of November 30, 1995 and 1996, and the results of its operations and its cash flows for each of the three years ended November 30, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  October 20, 1997

                      NORTHERN OPHTHALMIC ASSOCIATES, INC.

                                 BALANCE SHEETS


                                                                NOVEMBER 30,
                                                             -------------------   SEPTEMBER 30,
                                                               1995       1996         1997
                                                             --------   --------   -------------
                                                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents................................  $ 50,005   $  8,744     $  8,061
  Accounts receivable, net of allowance of $151,136,
     $128,927 and $124,178.................................   141,722    157,511      159,861
  Prepaid expenses and other...............................     8,479         --        5,000
                                                             --------   --------     --------
     Total current assets..................................   200,206    166,255      172,922
                                                             --------   --------     --------
Property and equipment:
  Equipment, furniture and fixtures........................   919,571    986,914      986,914
  Less -- Accumulated depreciation.........................  (530,417)  (588,980)    (658,386)
                                                             --------   --------     --------
                                                              389,154    397,934      328,528
                                                             --------   --------     --------
Intangible assets..........................................    42,667     39,333       39,333
                                                             --------   --------     --------
                                                             $632,027   $603,522     $540,783
                                                             ========   ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Line of credit...........................................  $100,000   $ 66,640     $ 64,256
  Current maturities of long-term debt.....................    80,881    107,634       44,535
  Accounts payable.........................................    23,593     32,956       36,934
                                                             --------   --------     --------
          Total current liabilities........................   204,474    207,230      145,725
                                                             --------   --------     --------
Long-term debt.............................................   159,345    122,940       81,059
                                                             --------   --------     --------
Commitments and contingencies (Note 6)
Shareholders' equity:
  Common Stock, $1 par value; 200 shares authorized, issued
     and outstanding.......................................       200        200          200
  Retained earnings........................................   268,008    273,152      313,799
                                                             --------   --------     --------
     Total shareholders' equity............................   268,208    273,352      313,999
                                                             --------   --------     --------
                                                             $632,027   $603,522     $540,783
                                                             ========   ========     ========


   The accompanying notes are an integral part of these financial statements.

                      NORTHERN OPHTHALMIC ASSOCIATES, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                       TEN MONTHS ENDED
                                                   YEAR ENDED NOVEMBER 30,               SEPTEMBER 30,
                                             ------------------------------------   -----------------------
                                                1994         1995         1996         1996         1997
                                             ----------   ----------   ----------   ----------   ----------
                                                                                          (UNAUDITED)
Net revenues...............................  $1,717,728   $1,830,986   $1,639,488   $1,333,669   $1,377,918
                                             ----------   ----------   ----------   ----------   ----------

Operating expenses:

  Salaries, wages and benefits.............     992,746    1,096,764      919,805      719,368      705,792

  Pharmaceuticals and medical supplies.....     166,283      173,945      170,419      141,281      138,709

  General and administrative...............     478,327      472,899      440,786      395,866      397,396

  Depreciation and amortization............      67,007       71,311       75,671       71,949       69,406
                                             ----------   ----------   ----------   ----------   ----------

Income from operations.....................      13,365       16,067       32,807        5,205       66,615

Interest expense, net......................      14,958       28,977       27,663       23,052       25,968
                                             ----------   ----------   ----------   ----------   ----------

Net income (loss)..........................      (1,593)     (12,910)       5,144      (17,847)      40,647

Retained earnings, beginning of period.....     282,511      280,918      268,008      268,008      273,152
                                             ----------   ----------   ----------   ----------   ----------

Retained earnings, end of period...........  $  280,918   $  268,008   $  273,152   $  250,161   $  313,799
                                             ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                      NORTHERN OPHTHALMIC ASSOCIATES, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                       TEN MONTHS ENDED
                                                         YEAR ENDED NOVEMBER 30,         SEPTEMBER 30,
                                                      -----------------------------   -------------------
                                                       1994       1995       1996       1996       1997
                                                      -------   --------   --------   --------   --------
                                                                                          (UNAUDITED)
Operating activities:
  Net income (loss).................................  $(1,593)  $(12,910)  $  5,144   $(17,847)  $ 40,647
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities --
    Depreciation and amortization...................   67,007     71,311     75,671     71,949     69,406
    Changes in assets and liabilities --
      Accounts receivable...........................    2,011     (3,733)   (15,789)    11,227     (2,350)
      Prepaid expenses and other....................    5,521      1,000      8,479    (25,007)    (5,000)
      Accounts payable..............................  (32,690)     2,387      9,363     31,446      3,978
                                                      -------   --------   --------   --------   --------
         Net cash provided by operating
           activities...............................   40,256     58,055     82,868     71,768    106,681
                                                      -------   --------   --------   --------   --------
Investing activities:
  Purchase of property and equipment................  (37,000)   (24,206)        --     (1,400)        --
  Sale of property and equipment....................       --         --      9,706      9,105         --
                                                      -------   --------   --------   --------   --------
         Net cash (used in) provided by investing
           activities...............................  (37,000)   (24,206)     9,706      7,705         --
                                                      -------   --------   --------   --------   --------
Financing activities:
  Net borrowings (repayments) on line of credit.....   75,000     25,000    (33,360)   (30,474)    (2,384)
  Repayments on long-term debt......................  (19,202)   (77,891)  (100,475)   (92,976)  (104,980)
                                                      -------   --------   --------   --------   --------
         Net cash provided by (used in) financing
           activities...............................   55,798    (52,891)  (133,835)  (123,450)  (107,364)
                                                      -------   --------   --------   --------   --------
Net increase (decrease) in cash and cash
  equivalents.......................................   59,054    (19,042)   (41,261)   (43,977)      (683)
Cash and cash equivalents, beginning of period......    9,993     69,047     50,005     50,005      8,744
                                                      -------   --------   --------   --------   --------
Cash and cash equivalents, end of period............  $69,047   $ 50,005   $  8,744   $  6,028   $  8,061
                                                      =======   ========   ========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                      NORTHERN OPHTHALMIC ASSOCIATES, INC.


                         NOTES TO FINANCIAL STATEMENTS
       (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE TEN MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     Northern Ophthalmic Associates, Inc. (the "Company") is an ophthalmic medical practice serving the Philadelphia, Pennsylvania area. The Company was formed in December 1984.


     On September 30, 1997, the Company entered into an Asset Acquisition Agreement (the "Affiliation Agreement") with U.S. PHYSICIANS ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the majority of the assets and liabilities of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to March 31, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements


     The financial statements for the ten months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of its operations for the ten months ended September 30, 1996 and 1997. The results of operations for the ten-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.


  Net Revenues



     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.


  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

                      NORTHERN OPHTHALMIC ASSOCIATES, INC.

       (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE TEN MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Equipment, furniture and fixtures are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful life of each class of depreciable asset ranging from five to seven years.

  Intangible Assets

     Intangible assets include the excess of cost over the net asset value of an acquired physician practice and a covenant not to compete and are being amortized over 15 years. The Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of intangible assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted operating income over the remaining life of the intangible asset in measuring whether the intangible asset is recoverable. As of November 30, 1996, management believes that no revision to the remaining useful lives or write-down of intangible assets is required.

  Income Taxes

     The Company has elected treatment as an "S" Corporation for both federal and state income tax purposes and accordingly is not taxed as a separate entity. The Company's taxable income or loss is allocated to each owner and recognized on their individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.

     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of November 30, 1996 was approximately $150,000. If the S Corporation status is terminated, then a deferred income tax liability of approximately $37,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.

                      NORTHERN OPHTHALMIC ASSOCIATES, INC.

       (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE TEN MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Statements of Cash Flows Information

     For the years ended November 30, 1994, 1995 and 1996, the Company paid interest of $14,958, $28,977 and $27,663, respectively. Amounts paid for taxes were not significant.

3. INTANGIBLE ASSETS:

                                                                NOVEMBER 30,
                                                           ----------------------
                                                             1995          1996
                                                           --------      --------
Excess of cost over net asset value of acquired
  physician practice.................................      $ 20,334      $ 20,334
Covenant not to compete..............................        76,000        76,000
                                                           --------      --------
                                                             96,334        96,334
Less -- Accumulated amortization.....................       (53,667)      (57,001)
                                                           --------      --------
                                                           $ 42,667      $ 39,333
                                                           ========      ========

4. LONG-TERM DEBT:

                                                                       NOVEMBER 30,
                                                                  -----------------------
                                                                    1995          1996
                                                                  --------      ---------
Note payable to a lending agent, interest at 22.40%, monthly
  payments of $995 per month through May 2001...............      $     --      $  41,676
Note payable to a bank, interest at 9.75%, monthly payments
  of $6,586 per month through September 1997................       129,433         66,096
Note payable to an auto dealer, interest at 4.99%, monthly
  payments of $1,237 through February 1999..................            --         33,387
Note payable to a bank, interest at 6.75%, monthly payments
  of $588 through February 1999.............................        19,413         13,440
Note payable to a bank, interest at 8.75%, monthly payments
  of $1,185, due in full by April 2001......................        91,380         75,975
                                                                  --------      ---------
                                                                   240,226        230,574
Less -- Current maturities..................................       (80,881)      (107,634)
                                                                  --------      ---------
                                                                  $159,345      $ 122,940
                                                                  ========      =========

5. EMPLOYEE BENEFIT PLAN:

     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the plan agreement. Employees vest pro rata over five years beginning after their first year as a participant. The Company matches twenty-five cents for every dollar contributed by the employees. For the years ended November 30, 1994, 1995 and 1996, contributions to the plan were $0, $0 and $2,465.

                      NORTHERN OPHTHALMIC ASSOCIATES, INC.

       (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE TEN MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


6. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     Future minimum lease payments for noncancellable operating leases primarily for office space as of November 30, 1996 are as follows:

FISCAL YEAR
-----------
1997.............................................      $153,681
1998.............................................       136,253
1999.............................................       136,253
2000.............................................       136,253
2001.............................................       142,445
2002 and thereafter..............................       142,445

     Rent expense on operating leases was $114,620, $132,405 and $129,027 for the years ended November 30, 1994, 1995 and 1996, respectively.

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Northwest Orthopedic Associates, PC:

We have audited the accompanying balance sheets of Northwest Orthopedic Associates, PC (a Pennsylvania corporation) as of December 31, 1995 and 1996, and the related statements of operations and retained earnings and cash flows for each of the three years ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northwest Orthopedic Associates, PC as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  October 17, 1997

                      NORTHWEST ORTHOPEDIC ASSOCIATES, PC

                                 BALANCE SHEETS


                                                               DECEMBER 31,
                                                           ---------------------   SEPTEMBER 30,
                                                             1995        1996          1997
                                                           --------   ----------   -------------
                                                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents..............................  $  6,735   $    2,343    $   12,445
  Accounts receivable, net of allowance of
     $164,543, $130,558 and $105,179.....................   183,309      153,956       114,838
  Prepaid expenses and other.............................     5,000        5,000         5,000
                                                           --------   ----------    ----------
       Total current assets..............................   195,044      161,299       132,283
                                                           --------   ----------    ----------
Property and equipment:
  Equipment, furniture and fixtures......................   352,695      295,060       297,041
  Less -- Accumulated depreciation.......................  (264,407)    (238,550)     (257,456)
                                                           --------   ----------    ----------
                                                             88,288       56,510        39,585
                                                           --------   ----------    ----------
Deferred income taxes....................................        --           --         6,159
                                                           --------   ----------    ----------
                                                           $283,332   $  217,809    $  178,027
                                                           ========   ==========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt......................  $ 20,000   $       --    $   18,000
  Accounts payable.......................................    30,254       23,862        69,609
  Accrued compensation...................................    14,318       12,860         7,655
  Deferred income taxes..................................    34,217       30,409        20,147
                                                           --------   ----------    ----------
       Total current liabilities.........................    98,789       67,131       115,411
                                                           --------   ----------    ----------
Deferred income taxes....................................    13,038        8,694            --
                                                           --------   ----------    ----------
Commitments and contingencies (Note 4)
Shareholders' equity:
  Common Stock, $10 par value; 2,000 shares
     authorized; 300 issued and 200 outstanding..........     3,000        3,000         3,000
  Additional paid in capital.............................     3,000        3,000         3,000
  Retained earnings......................................   170,447      140,926        61,558
  Treasury stock, 100 shares at cost.....................    (4,942)      (4,942)       (4,942)
                                                           --------   ----------    ----------
       Total shareholders' equity........................   171,505      141,984        62,616
                                                           --------   ----------    ----------
                                                           $283,332   $  217,809    $  178,027
                                                           ========   ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                      NORTHWEST ORTHOPEDIC ASSOCIATES, PC

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                       NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                             ------------------------------------   -----------------------
                                                1994         1995         1996         1996         1997
                                             ----------   ----------   ----------   ----------   ----------
                                                                                          (UNAUDITED)
Net revenues...............................  $1,651,693   $1,415,223   $1,251,074   $  973,358   $  773,033
                                             ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits.............   1,073,997      934,178      852,746      678,253      510,287
  Pharmaceuticals and medical supplies.....      85,633       78,537       83,722       49,901       40,467
  General and administrative...............     441,606      357,890      319,282      231,854      307,141
  Depreciation.............................      29,121       32,137       33,865       25,481       18,906
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............      21,336       12,481      (38,541)     (12,131)    (103,768)
Interest expense (income), net.............       2,643        1,592         (160)         462        1,407
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes..........      18,693       10,889      (38,381)     (12,593)    (105,175)
Income tax provision (benefit).............       4,577        2,982       (8,860)      (3,060)     (25,807)
                                             ----------   ----------   ----------   ----------   ----------
Net income (loss)..........................      14,116        7,907      (29,521)      (9,533)     (79,368)
Retained earnings, beginning of period.....     148,424      162,540      170,447      170,447      140,926
                                             ----------   ----------   ----------   ----------   ----------
Retained earnings, end of period...........  $  162,540   $  170,447   $  140,926   $  160,914   $   61,558
                                             ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                      NORTHWEST ORTHOPEDIC ASSOCIATES, PC

                            STATEMENTS OF CASH FLOWS


                                                                                       NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                     ------------------------------   -------------------
                                                       1994       1995       1996       1996       1997
                                                     --------   --------   --------   --------   --------
                                                                                          (UNAUDITED)
Operating activities:
  Net income (loss)................................  $ 14,116   $  7,907   $(29,521)  $ (9,533)  $(79,368)
  Adjustments to reconcile net income (loss)
    to net cash provided by (used
    in) operating activities --
      Depreciation.................................    29,121     32,137     33,865     25,481     18,906
      Deferred income taxes........................     3,255      2,560     (8,152)    (3,060)   (25,115)
      Loss on disposal of asset....................        --         --         --       (901)        --
      Changes in assets and liabilities --
         Accounts receivable.......................    20,213    (18,719)    29,353     74,320     39,118
         Accounts payable..........................   (23,058)     3,347     (6,392)   (13,596)    45,747
         Accrued compensation......................    (5,171)    (2,070)    (1,458)    (3,001)    (5,205)
                                                     --------   --------   --------   --------   --------
           Net cash provided by (used in) operating
             activities............................    38,476     25,162     17,695     69,710     (5,917)
                                                     --------   --------   --------   --------   --------
Investing activities:
  Purchases of property and equipment..............   (39,342)    (5,620)    (2,087)        --     (1,981)
                                                     --------   --------   --------   --------   --------
Financing activities:
  Proceeds from long-term debt.....................    47,442         --         --         --     49,000
  Repayments on long-term debt.....................   (47,556)   (24,886)   (20,000)   (20,000)   (31,000)
                                                     --------   --------   --------   --------   --------
           Net cash (used in) provided by financing
             activities............................      (114)   (24,886)   (20,000)   (20,000)    18,000
                                                     --------   --------   --------   --------   --------
Net (decrease) increase in cash and cash
  equivalents......................................      (980)    (5,344)    (4,392)    49,710     10,102
Cash and cash equivalents, beginning of period.....    13,059     12,079      6,735      6,735      2,343
                                                     --------   --------   --------   --------   --------
Cash and cash equivalents, end of period...........  $ 12,079   $  6,735   $  2,343   $ 56,445   $ 12,445
                                                     ========   ========   ========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                      NORTHWEST ORTHOPEDIC ASSOCIATES, PC


                         NOTES TO FINANCIAL STATEMENTS
      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     Northwest Orthopedic Associates, PC (the "Company") is an orthopedic medical practice serving the Western Pennsylvania area. The Company was formed in February 1973.


     On October 1, 1997, the Company entered into a Stock Acquisition Agreement (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the stock of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to March 31, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements


     The financial statements for the nine months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of its operations for the nine months ended September 30, 1996 and 1997. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues


     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.


  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are contractual and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

                      NORTHWEST ORTHOPEDIC ASSOCIATES, PC

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Property and Equipment

     Equipment, furniture and fixtures are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful life of the applicable assets ranging from five to seven years and is computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information

     For the years ended December 31, 1994, 1995 and 1996, the Company paid interest of $3,573, $2,385 and $2,114, respectively. Amounts paid for taxes were not significant.

3. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:


                                                                 YEAR ENDED DECEMBER 31,
                                                             -------------------------------
                                                              1994        1995        1996
                                                             ------      ------      -------
Current:
  Federal..............................................      $  793      $  253      $  (424)
  State................................................         529         169         (284)
                                                             ------      ------      -------
                                                              1,322         422         (708)
                                                             ------      ------      -------
Deferred:
  Federal..............................................       1,953       1,536       (4,891)
  State................................................       1,302       1,024       (3,261)
                                                             ------      ------      -------
                                                              3,255       2,560       (8,152)
                                                             ------      ------      -------
                                                             $4,577      $2,982      $(8,860)
                                                             ======      ======      =======


     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:


                                                                YEAR ENDED DECEMBER 31,
                                                           ----------------------------------
                                                            1994         1995          1996
                                                           -------      -------      --------
Tax at U.S. Federal statutory rate...................      $ 6,356      $ 3,702      $(13,050)
Tax impact of Federal rate differential for graduated
  rates..............................................       (3,750)      (2,132)        7,399
State income taxes, net of federal benefit...........        1,737        1,047        (3,767)
Non-deductible travel and entertainment..............          234          365           558
                                                           -------      -------      --------
                                                           $ 4,577      $ 2,982      $ (8,860)
                                                           =======      =======      ========

                      NORTHWEST ORTHOPEDIC ASSOCIATES, PC

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


3. INCOME TAXES: -- (CONTINUED)

     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:


                                                                 DECEMBER 31,
                                                             --------------------
                                                              1995         1996
                                                             -------      -------
Deferred tax liabilities --
  Property and equipment...............................      $13,038      $ 8,694
  Cash to accrual adjustments..........................       34,217       30,409
                                                             -------      -------
Net deferred tax liability.............................      $47,255      $39,103
                                                             =======      =======


4. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     The Company leases some of its office space from shareholders of the Company. Future minimum lease payments for related-party and nonrelated-party noncancellable operating leases primarily for office space as of December 31, 1996, are as follows:

                                            RELATED-PARTY      NONRELATED-PARTY
                                               LEASES               LEASES
                                            -------------      ----------------

1997..................................         $50,400             $28,908

     Rent expense on related-party operating leases was $50,400 for each of the years ended December 31, 1994, 1995 and 1996. Rent expense on nonrelated-party operating leases was $63,540, $64,325 and $66,105 for the years ended December 31, 1994, 1995 and 1996, respectively.

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Oncology and Hematology Associates, PA:

We have audited the accompanying balance sheets of Oncology and Hematology Associates, PA (a New Jersey corporation) as of December 31, 1995 and 1996, and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oncology and Hematology Associates, PA as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  October 10, 1997

                     ONCOLOGY AND HEMATOLOGY ASSOCIATES, PA

                                 BALANCE SHEETS


                                                               DECEMBER 31,
                                                           ---------------------   SEPTEMBER 30,
                                                             1995        1996          1997
                                                           --------   ----------   -------------
                                                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents..............................  $  8,296   $    1,728    $   48,391
  Accounts receivable, net of allowance of
     $106,828, $114,246 and $174,350.....................   201,405      173,606       307,280
  Prepaid expenses and other.............................       567          567           447
                                                           --------   ----------    ----------
       Total current assets..............................   210,268      175,901       356,118
                                                           --------   ----------    ----------
Property and equipment:
  Equipment, furniture and fixtures......................   170,812      170,812       171,873
  Less -- Accumulated depreciation.......................  (115,479)    (127,800)     (136,368)
                                                           --------   ----------    ----------
                                                             55,333       43,012        35,505
                                                           --------   ----------    ----------
Deferred income taxes....................................     7,363        6,338            --
                                                           --------   ----------    ----------
Other assets.............................................    44,389       36,616        36,616
                                                           --------   ----------    ----------
                                                           $317,353   $  261,867    $  428,239
                                                           ========   ==========    ==========
LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Note payable to shareholder............................  $ 15,000   $       --    $       --
  Accounts payable.......................................    73,065      128,889       105,501
  Accrued compensation...................................    12,348       14,296        10,293
  Deferred income taxes..................................    28,235        7,405        47,204
                                                           --------   ----------    ----------
       Total current liabilities.........................   128,648      150,590       162,998
                                                           --------   ----------    ----------
Deferred income taxes....................................        --           --         3,034
                                                           --------   ----------    ----------
Commitments and contingencies (Note 5)
Shareholder's equity:
  Common Stock, no par, 100 shares authorized and
     issued, 50 shares outstanding.......................     3,766        3,766         3,766
  Retained earnings......................................   249,597      172,169       323,099
  Treasury stock, 50 shares at cost......................   (64,658)     (64,658)      (64,658)
                                                           --------   ----------    ----------
       Total shareholder's equity........................   188,705      111,277       262,207
                                                           --------   ----------    ----------
                                                           $317,353   $  261,867    $  428,239
                                                           ========   ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                     ONCOLOGY AND HEMATOLOGY ASSOCIATES, PA

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                       NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                             ------------------------------------   -----------------------
                                                1994         1995         1996         1996         1997
                                             ----------   ----------   ----------   ----------   ----------
                                                                                          (UNAUDITED)
Net revenues...............................  $1,958,218   $2,168,924   $2,000,191   $1,467,953   $1,819,293
                                             ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits.............   1,517,723    1,677,382    1,351,788      843,816      914,512
  Pharmaceuticals and medical
    supplies...............................     191,563      285,615      368,819      273,298      497,119
  General and administrative...............     258,008      257,406      370,095      272,579      196,359
  Depreciation.............................      10,917       13,873       12,321        7,061        8,568
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............     (19,993)     (65,352)    (102,832)      71,199      202,735
Interest income (expense), net.............       1,559        1,837        2,313          962         (197)
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes..........     (18,434)     (63,515)    (100,519)      72,161      202,538
Income tax provision (benefit).............      (2,207)     (16,393)     (23,091)      17,535       51,608
                                             ----------   ----------   ----------   ----------   ----------
Net income (loss)..........................     (16,227)     (47,122)     (77,428)      54,626      150,930
Retained earnings, beginning of period.....     312,946      296,719      249,597      249,597      172,169
                                             ----------   ----------   ----------   ----------   ----------
Retained earnings, end of period...........  $  296,719   $  249,597   $  172,169   $  304,223   $  323,099
                                             ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                     ONCOLOGY AND HEMATOLOGY ASSOCIATES, PA

                            STATEMENTS OF CASH FLOWS


                                                                                       NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                     ------------------------------   -------------------
                                                       1994       1995       1996       1996       1997
                                                     --------   --------   --------   --------   --------
                                                                                          (UNAUDITED)
Operating activities:
  Net income (loss)................................  $(16,227)  $(47,122)  $(77,428)  $ 54,626   $150,930
  Adjustments to reconcile net income
    (loss) to net cash provided by (used
    in) operating activities --
      Depreciation.................................    10,917     13,873     12,321      7,061      8,568
      Deferred income taxes........................     4,340    (23,318)   (19,805)    17,535     49,171
      Changes in assets and liabilities --
         Accounts receivable.......................    (7,147)    18,939     27,799    (99,864)  (133,674)
         Prepaid expenses and other................        --         61         --         --        120
         Accounts payable..........................    18,772     19,499     55,824      6,176    (23,388)
         Accrued compensation......................   (10,035)       398      1,948    217,252     (4,003)
         Other assets..............................     7,183     15,058      7,773         --         --
                                                     --------   --------   --------   --------   --------
           Net cash provided by (used
             in) operating activities..............     7,803     (2,612)     8,432    202,786     47,724
                                                     --------   --------   --------   --------   --------
Investing activities:
  Purchases of property and equipment..............   (15,864)    (9,099)        --         --     (1,061)
                                                     --------   --------   --------   --------   --------
Financing activities:
  Proceeds from note payable to
    shareholder....................................    30,000         --         --         --         --
  Repayment on note payable to
    shareholder....................................        --    (15,000)   (15,000)   (15,000)        --
                                                     --------   --------   --------   --------   --------
           Net cash provided by (used
             in) financing activities..............    30,000    (15,000)   (15,000)   (15,000)        --
                                                     --------   --------   --------   --------   --------
Net increase (decrease) in cash and cash
  equivalents......................................    21,939    (26,711)    (6,568)   187,786     46,663
Cash and cash equivalents, beginning of period.....    13,068     35,007      8,296      8,296      1,728
                                                     --------   --------   --------   --------   --------
Cash and cash equivalents, end of period...........  $ 35,007   $  8,296   $  1,728   $196,082   $ 48,391
                                                     ========   ========   ========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                     ONCOLOGY AND HEMATOLOGY ASSOCIATES, PA

                         NOTES TO FINANCIAL STATEMENTS
      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     Oncology and Hematology Associates, PA (the "Company") is a physician-owned medical practice in Woodbury, New Jersey. The Company was formed in 1971 for the purpose of both cancer evaluation and treatment and evaluation of patients with hematologic disorders.


     On April 18, 1997, the Company entered into a Stock Acquisition Agreement, as amended on December 10, 1997, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the stock of the Company in exchange for cash and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to May 14, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements


     The financial statements for the nine months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of its operations for the nine months ended September 30, 1996 and 1997. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable and certain current liabilities. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues


     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

                     ONCOLOGY AND HEMATOLOGY ASSOCIATES, PA

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses, when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided over the estimated useful life of the applicable assets ranging from five to seven years for equipment, furniture, and fixtures and is computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Note Payable to Shareholder

     In December 1994 and 1995, the Company signed a short-term interest-free note payable to the shareholder. The notes were repaid in January 1995 and 1996, respectively.

  Statements of Cash Flows Information

     Amounts paid for interest and taxes were not significant.

3. EMPLOYEE BENEFIT PLAN:


     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the plan agreement. Employees vest pro rata over six years beginning after their first year as a participant. Contributions to the plan are discretionary and are determined by the Company on an annual basis. For the years ended December 31, 1994, 1995 and 1996, contributions to the plan were $48,063, $47,937 and $0, respectively.

                     ONCOLOGY AND HEMATOLOGY ASSOCIATES, PA
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


4. INCOME TAXES:

     The components of the income tax benefit are as follows:

                                                    YEAR ENDED DECEMBER 31,
                                                 -----------------------------
                                                  1994       1995       1996
                                                 -------   --------   --------
Current:
  Federal......................................  $(3,928)  $  4,455   $ (1,972)
  State........................................   (2,619)     2,970     (1,314)
                                                 -------   --------   --------
                                                  (6,547)     7,425     (3,286)
                                                 -------   --------   --------
Deferred:
  Federal......................................    2,604    (14,291)   (11,883)
  State........................................    1,736     (9,527)    (7,922)
                                                 -------   --------   --------
                                                   4,340    (23,818)   (19,805)
                                                 -------   --------   --------
                                                 $(2,207)  $(16,393)  $(23,091)
                                                 =======   ========   ========

     Income tax benefit differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The benefit for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:

                                                    YEAR ENDED DECEMBER 31,
                                                 -----------------------------
                                                  1994       1995       1996
                                                 -------   --------   --------
Tax at U.S. Federal statutory rate.............  $(6,268)  $(21,595)  $(34,176)
Tax impact of Federal rate differential for
  graduated rates..............................    4,485     11,029     19,591
State income taxes, net of federal benefit.....   (1,189)    (7,044)    (9,723)
Non-deductible travel and entertainment........      765      1,217      1,217
                                                 -------   --------   --------
                                                 $(2,207)  $(16,393)  $(23,091)
                                                 =======   ========   ========

     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:

                                                       YEAR ENDED
                                                      DECEMBER 31,
                                                   ------------------
                                                     1995      1996
                                                   --------   -------
Deferred tax assets--
  Net operating loss carryforward................  $ 18,996   $16,561
                                                   --------   -------
Deferred tax liabilities--
  Property and equipment.........................   (11,633)  (10,223)
  Cash to accrual adjustments....................   (28,235)   (7,405)
                                                   --------   -------
                                                    (39,868)  (17,628)
                                                   --------   -------
Net deferred tax liability.......................  $(20,872)  $(1,067)
                                                   ========   =======

                     ONCOLOGY AND HEMATOLOGY ASSOCIATES, PA
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


5. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     The company leases its administrative office space from the shareholder. In addition, the medical office is leased from Woodbury Medical Center Associates in which the Company has a 7% partnership interest. The net investment in the partnership has been included in other assets. Management has compared the investment in the partnership to the anticipated undiscounted operating income of the partnership noting that no revision to the carrying value of the investment is needed. Future minimum lease payments for noncancellable operating leases for office space and medical equipment having terms in excess of one year as of December 31, 1996, are as follows:

                                                    NON-RELATED   RELATED PARTY
                                                    PARTY LEASE       LEASE
                                                    -----------   -------------
1997..............................................    $14,898        $59,333
1998..............................................     13,812         59,333
1999..............................................     13,812         50,783
2000..............................................     13,812         52,290
2001..............................................         --         52,290
Thereafter........................................         --         78,435

     Rent expense on related party operating leases for the years ended December 31, 1994, 1995 and 1996 was $55,928, $56,428 and $56,428, respectively. Rent expense on nonrelated party operating leases for the years ended December 31, 1994, 1995 and 1996 was $8,100, $12,060 and $36,732, respectively.

  Employment Agreement

     On May 1, 1996, the Company entered into a seven-year employment agreement with a physician which includes his gross annual salary of $236,000.

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims, which would have a material impact on the Company's financial position or results of operations.


  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Orthopedic Associates of Pittsburgh, Inc.:


We have audited the accompanying balance sheets of Orthopedic Associates of Pittsburgh, Inc. (a Pennsylvania corporation) as of September 30, 1996 and 1997, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Orthopedic Associates of Pittsburgh, Inc. as of September 30, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
  December 12, 1997

                   ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.
                                 BALANCE SHEETS


                                                                      SEPTEMBER 30,
                                                                  ----------------------
                                                                    1996          1997
                                                                  --------      --------
ASSETS

Current assets:
  Cash and cash equivalents.................................      $ 89,357      $ 31,983
  Accounts receivable, net of allowance of $388,973 and
     $377,428...............................................       475,411       461,301
  Prepaid expenses and other................................        38,559        43,155
                                                                  --------      --------
       Total current assets.................................       603,327       536,439
                                                                  --------      --------
Property and equipment:
  Equipment, furniture and fixtures.........................       463,741       464,559
  Leasehold improvements....................................        51,842        59,410
                                                                  --------      --------
                                                                   515,583       523,969
  Less -- Accumulated depreciation and amortization.........      (423,514)     (465,697)
                                                                  --------      --------
                                                                    92,069        58,272
Other assets................................................         5,963         5,963
                                                                  --------      --------
                                                                  $701,359      $600,674
                                                                  ========      ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Line of credit............................................      $ 85,000      $ 80,000
  Current maturities of long-term debt......................        34,858            --
  Accounts payable..........................................        33,427        35,905
  Accrued compensation......................................            --            --
  Deferred income taxes.....................................       117,034       115,490
                                                                  --------      --------
       Total current liabilities............................       270,319       231,395
                                                                  --------      --------
Long-term debt..............................................        70,020            --
                                                                  --------      --------
Deferred income taxes.......................................        36,968        24,216
                                                                  --------      --------
Commitments and contingencies (Note 7)
Shareholders' equity:
  Common Stock, $1 par value, 3,000 shares authorized, 2,063
     shares issued and 1,407 and 1,125 shares outstanding...         2,063         2,063
  Additional paid in capital................................       123,168       339,169
  Retained earnings.........................................       461,884       416,894
  Treasury stock, 656 and 1,038 shares at cost..............      (263,063)     (413,063)
                                                                  --------      --------
       Total shareholders' equity...........................       324,052       345,063
                                                                  --------      --------
                                                                  $701,359      $600,674
                                                                  ========      ========


   The accompanying notes are an integral part of these financial statements.

                    ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.

                            STATEMENTS OF OPERATIONS


                                                                    YEAR ENDED SEPTEMBER 30,
                                                              ------------------------------------
                                                                 1995         1996         1997
                                                              ----------   ----------   ----------
Net revenues................................................  $4,506,677   $3,888,067   $3,562,214
                                                              ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits..............................   3,301,356    2,847,501    2,771,381
  Pharmaceuticals and medical supplies......................     125,970       97,790       81,897
  General and administrative................................   1,022,440      865,033      707,235
  Depreciation and amortization.............................      58,427       51,567       42,183
                                                              ----------   ----------   ----------
Income (loss) from operations...............................      (1,516)      26,176      (40,482)
Interest expense............................................       8,358       12,379       18,207
                                                              ----------   ----------   ----------
Income (loss) before income taxes...........................      (9,874)      13,797      (58,689)
Income tax provision (benefit)..............................      (1,178)       4,822      (13,699)
                                                              ----------   ----------   ----------
Net income (loss)...........................................  $   (8,696)  $    8,975   $  (44,990)
                                                              ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                   ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY


                                             COMMON STOCK     ADDITIONAL
                                            ---------------    PAID-IN     RETAINED   TREASURY
                                            SHARES   AMOUNT    CAPITAL     EARNINGS     STOCK      TOTAL
                                            ------   ------   ----------   --------   ---------   --------
Balance, September 30, 1994...............  2,063    $2,063    $123,168    $461,605   $(150,000)  $436,836
  Net loss................................     --       --           --      (8,696)         --     (8,696)
                                            -----    ------    --------    --------   ---------   --------
Balance, September 30, 1995...............  2,063    2,063      123,168     452,909    (150,000)   428,140
  Purchase of treasury stock..............     --       --           --          --    (113,063)  (113,063)
  Net income..............................     --       --           --       8,975          --      8,975
                                            -----    ------    --------    --------   ---------   --------
Balance, September 30, 1996...............  2,063    2,063      123,168     461,884    (263,063)   324,052
  Capital contribution....................     --       --      216,001          --          --    216,001
  Purchase of treasury stock..............     --       --           --          --    (150,000)  (150,000)
  Net loss................................     --       --           --     (44,990)         --    (44,990)
                                            -----    ------    --------    --------   ---------   --------
Balance, September 30, 1997...............  2,063    $2,063    $339,169    $416,894   $(413,063)  $345,063
                                            =====    ======    ========    ========   =========   ========


   The accompanying notes are an integral part of these financial statements.

                   ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.

                            STATEMENTS OF CASH FLOWS


                                                                YEAR ENDED SEPTEMBER 30,
                                                              -----------------------------
                                                               1995       1996       1997
                                                              -------   --------   --------
Operating activities:
  Net income (loss).........................................  $(8,696)  $  8,975   $(44,990)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities--
      Depreciation and amortization.........................   58,427     51,567     42,183
      Deferred income taxes.................................   (1,313)     5,431    (14,296)
      Changes in assets and liabilities--
         Accounts receivable................................  (57,091)   102,391     14,110
         Prepaid expenses and other.........................      422      8,382     (4,596)
         Accounts payable...................................   (4,523)   (16,146)     2,478
         Accrued compensation...............................   13,354    (54,481)        --
                                                              -------   --------   --------
           Net cash provided by (used in) operating
             activities.....................................      580    106,119     (5,111)
                                                              -------   --------   --------
Investing activities:
  Purchases of property and equipment.......................  (23,034)   (21,352)    (8,386)
                                                              -------   --------   --------
Financing activities:
  Net borrowings (repayments) on line of credit.............   35,000         --     (5,000)
  Proceeds from long-term debt..............................   10,000         --         --
  Repayments on long-term debt..............................  (60,000)    (8,185)  (104,878)
  Purchase of treasury stock................................       --         --   (150,000)
  Capital contributions.....................................       --         --    216,001
                                                              -------   --------   --------
           Net cash used in financing activities............  (15,000)    (8,185)   (43,877)
                                                              -------   --------   --------
Net increase (decrease) in cash and cash equivalents........  (37,454)    76,582    (57,374)
Cash and cash equivalents, beginning of period..............   50,229     12,775     89,357
                                                              -------   --------   --------
Cash and cash equivalents, end of period....................  $12,775   $ 89,357   $ 31,983
                                                              =======   ========   ========


   The accompanying notes are an integral part of these financial statements.

                   ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.

                          NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION AND BUSINESS:

     Orthopedic Associates of Pittsburgh, Inc. (the "Company") is a physician-owned medical practice serving the Pittsburgh, Pennsylvania, area. The Company was formed in September 1974 for the purpose of rendering professional medical services.


     On April 18, 1997, the Company entered into a Stock Acquisition Agreement, as amended on December 8, 1997 (the "Affiliation Agreement"), with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire stock of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to February 15, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.


2. SIGNIFICANT ACCOUNTING POLICIES:



  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues


     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.



     The Company has an agreement with a related party to provide medical services to subscribing participants. Under this agreement the Company receives monthly capitation payments based on the number of participants, regardless of services actually provided by the Company. Total revenues received under this agreement for the years ended September 30, 1995, 1996 and 1997 were $530,391, $458,649 and $366,267, respectively.


  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

                   ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.

2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful lives of the related assets ranging from five to seven years for equipment, furniture and fixtures and the remaining lease term for leasehold improvements and is computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information


     For the years ended September 30, 1995, 1996 and 1997, the Company paid interest of $8,358, $12,379, and $18,207, respectively. Amounts paid for taxes were not significant.


     In 1996, the Company purchased treasury shares from a former shareholder and issued a note payable in the amount of $113,063.

3. LINE OF CREDIT:


     The Company has a line of credit for $150,000 with a local bank. Interest is accrued on the outstanding balance at the bank's prime rate plus 1% (9.5% at September 30, 1997). Outstanding borrowings under the line as of September 30, 1996 and 1997 were $85,000 and $80,000, respectively.


4. NOTE PAYABLE TO FORMER SHAREHOLDER:

     In August 1996, the Company purchased a shareholder's interest for $113,063 and issued a note payable.


                                                               SEPTEMBER 30,
                                                           ----------------------
                                                             1996          1997
                                                           --------      --------
Note payable to shareholder, monthly payments of
  $3,649 including interest of 10% through July 1999
  (repaid in 1997)...................................      $104,878      $     --
Less -- Current maturities...........................       (34,858)           --
                                                           --------      --------
                                                           $ 70,020      $     --
                                                           ========      ========

                   ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.

5. EMPLOYEE BENEFIT PLAN:


     The Company maintains a profit sharing plan that covers all qualified employees, as defined by the plan agreement. Contributions to the plan are discretionary and are determined by the Company on an annual basis. Employees vest in Company contributions, as defined. For the years ended September 30, 1995, 1996 and 1997, contributions to the plan were $236,481, $212,986 and $177,000, respectively.


6. INCOME TAXES:

     The components of the income tax (benefit) provision are as follows:


                                                        YEAR ENDED SEPTEMBER 30,
                                                    ---------------------------------
                                                     1995         1996         1997
                                                    -------      ------      --------
Current:
  Federal.....................................      $    81      $ (365)     $    358
  State.......................................           54        (244)          239
                                                    -------      ------      --------
                                                        135        (609)          597
                                                    -------      ------      --------
Deferred:
  Federal.....................................         (788)      3,259        (8,578)
  State.......................................         (525)      2,172        (5,718)
                                                    -------      ------      --------
                                                     (1,313)      5,431       (14,296)
                                                    -------      ------      --------
                                                    $(1,178)     $4,822      $(13,699)
                                                    =======      ======      ========


     Income tax (benefit) expense differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The (benefit) provision for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:


                                                        YEAR ENDED SEPTEMBER 30,
                                                    ---------------------------------
                                                     1995         1996         1997
                                                    -------      ------      --------
Tax at U.S. Federal statutory rate............      $(3,357)     $4,691      $(19,954)
Tax impact of Federal rate differential for
  graduated rates.............................        1,856      (2,530)       11,150
State income taxes, net of federal benefit....       (1,001)      1,441        (5,869)
Non-deductible travel and entertainment.......        1,324       1,220           974
                                                    -------      ------      --------
                                                    $(1,178)     $4,822      $(13,699)
                                                    =======      ======      ========

                   ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.

6. INCOME TAXES: -- (CONTINUED)
     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:


                                                           SEPTEMBER 30,
                                                      ------------------------
                                                        1996           1997
                                                      ---------      ---------
Deferred tax assets --
  Net operating loss carryforward...................  $      --      $   9,980
                                                      ---------      ---------
Deferred tax liabilities --
  Property and equipment............................    (36,968)       (34,196)
  Cash to accrual adjustments.......................   (117,034)      (115,490)
                                                      ---------      ---------
                                                       (154,002)      (149,686)
                                                      ---------      ---------
Net deferred tax liability..........................  $(154,002)     $(139,706)
                                                      =========      =========


7. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     The Company leases office space in two locations. Rent expense on operating leases was $378,791, $278,185 and $193,105 for the years ended September 30, 1995, 1996 and 1997, respectively. Future minimum lease payments for noncancellable operating leases as of September 30, 1997 are as follows:



FISCAL YEAR
-----------
1998.............................................      $120,649
1999.............................................        59,261


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The practice and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the practice's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Philadelphia Uro-Gynecologic Associates, PC:



We have audited the accompanying balance sheet of Philadelphia Uro-Gynecologic Associates, PC (a Pennsylvania corporation) as of December 31, 1996 and the related statements of operations and accumulated deficit and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Philadelphia Uro-Gynecologic Associates, PC as of December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                          ARTHUR ANDERSEN LLP



Philadelphia, Pa.,
  January 23, 1998

                  PHILADELPHIA URO-GYNECOLOGIC ASSOCIATES, PC

                                 BALANCE SHEETS



                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1996           1997
                                                              ------------   -------------
                                                                              (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.................................    $  1,026       $     --
  Accounts receivable, net of allowance of $54,190 and
     $67,366................................................      54,141         44,175
  Prepaid expenses and other................................      13,500         20,250
                                                                --------       --------
       Total current assets.................................      68,667         64,425
                                                                --------       --------
Property and equipment:
  Equipment, furniture and fixtures.........................      97,482         97,482
  Less -- Accumulated depreciation..........................     (41,868)       (55,523)
                                                                --------       --------
                                                                  55,614         41,959
                                                                --------       --------
Other assets................................................       6,226          5,613
                                                                --------       --------
                                                                $130,507       $111,997
                                                                ========       ========

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)

Current liabilities:
  Current maturities of long-term debt......................    $ 18,074       $ 24,329
  Line of credit............................................      94,000        150,000
  Accounts payable..........................................      33,546         63,512
  Accrued compensation......................................       5,784         17,729
                                                                --------       --------
       Total current liabilities............................     151,404        255,570
                                                                --------       --------
Long-term debt..............................................      31,825         15,062
                                                                --------       --------
Commitments and contingencies (Note 6)
Shareholder's equity (deficit):
  Common stock, $1.00 par value, 10,000 shares authorized,
     100 shares issued and outstanding......................         100            100
  Accumulated deficit.......................................     (52,822)      (158,735)
                                                                --------       --------
     Total shareholder's equity (deficit)...................     (52,722)      (158,635)
                                                                --------       --------
                                                                $130,507       $111,997
                                                                ========       ========


   The accompanying notes are an integral part of these financial statements.

                  PHILADELPHIA URO-GYNECOLOGIC ASSOCIATES, PC

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT



                                                                            NINE MONTHS ENDED
                                                             YEAR ENDED       SEPTEMBER 30,
                                                            DECEMBER 31,   --------------------
                                                                1996         1996       1997
                                                            ------------   --------   ---------
                                                                               (UNAUDITED)
Net revenues..............................................    $575,740     $416,534   $ 364,472
                                                              --------     --------   ---------
Operating expenses:
  Salaries, wages and benefits............................     380,036      279,498     291,377
  Pharmaceuticals and medical supplies....................      34,639       32,941      53,045
  General and administrative..............................     155,432       87,151      97,586
  Depreciation and amortization...........................      18,572       13,909      14,268
                                                              --------     --------   ---------
Income (loss) from operations.............................     (12,939)       3,035     (91,804)
Income expense (income), net..............................      17,518        7,364      14,109
                                                              --------     --------   ---------
Net loss..................................................     (30,457)      (4,329)   (105,913)
Accumulated deficit, beginning of period..................     (22,365)     (22,365)    (52,822)
                                                              --------     --------   ---------
Accumulated deficit, end of period........................    $(52,822)    $(26,694)  $(158,735)
                                                              ========     ========   =========


   The accompanying notes are an integral part of these financial statements.

                  PHILADELPHIA URO-GYNECOLOGIC ASSOCIATES, PC

                            STATEMENTS OF CASH FLOWS



                                                                            NINE MONTHS ENDED
                                                             YEAR ENDED       SEPTEMBER 30,
                                                            DECEMBER 31,   --------------------
                                                                1996         1996       1997
                                                            ------------   --------   ---------
                                                                               (UNAUDITED)
Operating activities:
  Net loss................................................    $(30,457)    $ (4,329)  $(105,913)
  Adjustments to reconcile net loss to net cash used in
     operating activities --
       Depreciation and amortization......................      18,572       13,909      14,268
       Changes in assets and liabilities --
          Accounts receivable.............................     (14,526)      (1,752)      9,966
          Prepaid expenses and other......................       1,973      (10,402)     (6,750)
          Accounts payable................................      11,711        4,642      29,966
          Accrued compensation............................     (14,571)     (17,027)     11,945
                                                              --------     --------   ---------
            Net cash used in operating activities.........     (27,298)     (14,959)    (46,518)
                                                              --------     --------   ---------
Investing activities:
  Purchases of property and equipment.....................      (2,793)        (293)         --
                                                              --------     --------   ---------
Financing activities:
  Net proceeds on line of credit..........................      27,305        7,305      56,000
  Repayments on long-term debt............................     (10,464)      (6,329)    (10,508)
                                                              --------     --------   ---------
  Net cash provided by financing activities...............      16,841          976      45,492
                                                              --------     --------   ---------
Net increase (decrease) in cash and cash equivalents......     (13,250)     (14,276)     (1,026)
Cash and cash equivalents, beginning of period............      14,276       14,276       1,026
                                                              --------     --------   ---------
Cash and cash equivalents, end of period..................    $  1,026     $     --   $      --
                                                              ========     ========   =========


   The accompanying notes are an integral part of these financial statements.

                  PHILADELPHIA URO-GYNECOLOGIC ASSOCIATES, PC

                         NOTES TO FINANCIAL STATEMENTS
      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:


     Philadelphia Uro-Gynecologic Associates, PC (the "Company") is a professional corporation serving the Philadelphia, Pennsylvania area. The Company was formed in 1993 for the purpose of rendering professional urological and gynecological services and related medical services to the general public.



     On January 21, 1998, the Company entered into an Asset Acquisition Agreement (the "Affiliation Agreement") with U.S. PHYSICIANS ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the majority of the assets and liabilities of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to May 15, 1998 the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements


     The financial statements for the nine months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of its operations for the nine months ended September 30, 1996 and 1997. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments


     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.


  Net Revenues


     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.


  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

                  PHILADELPHIA URO-GYNECOLOGIC ASSOCIATES, PC

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the applicable assets ranging from five to seven years and is computed using the straight-line method.

  Income Taxes


     The Company has elected treatment as an "S" Corporation for both federal and state income tax purposes and accordingly is not taxed as a separate entity. The Company's taxable income or loss is allocated to the owner and recognized on his individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.



     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1996 was approximately $31,000. If the S Corporation status is terminated, then a deferred income tax asset of approximately $18,000, subject to utilization of net operating loss carryforwards, related to these cumulative differences would need to be reflected in the accompanying financial statements.


  Statements of Cash Flows Information


     Amounts paid for interest for the year ended December 31, 1996 was $17,542. Amounts paid for taxes were not significant.



3. LINE OF CREDIT:



     The Company has a line of credit totaling $150,000 bearing interest at the bank's prime rate plus 2% (10.5% at September 30, 1997). The line is due on May 1, 1998 and is collateralized by the accounts receivable and equipment of the Company. At December 31, 1996, the balance outstanding on the line of credit was $94,000.



4. LONG-TERM DEBT:




                                                              DECEMBER 31, 1996
                                                              -----------------
Note payable to a bank, bearing interest at 8.75%, principal
  payments of $792 per month through March 1999.............       $21,375
Capitalized lease obligations...............................        28,524
                                                                   -------
                                                                    49,899
Less -- Current maturities..................................       (18,074)
                                                                   -------
                                                                   $31,825
                                                                   =======



     Future maturities of long-term debt at December 31, 1996 are as follows:



1997...............................................       $18,074
1998...............................................        16,241
1999...............................................         8,820
2000...............................................         6,564
                                                          -------
                                                          $49,899
                                                          =======

                  PHILADELPHIA URO-GYNECOLOGIC ASSOCIATES, PC

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)



5. EMPLOYEE BENEFIT PLAN:



     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the plan agreement. Employees vest immediately. Contributions to the plan are discretionary and are determined by the Company on an annual basis. For the year ended December 31, 1996, contributions to the plan were $4,000.



6. COMMITMENTS AND CONTINGENCIES:


  Lease Obligations


Rent expense on operating leases was $40,587 for the year ended December 31, 1996.



     Future minimum lease payments under the Company's leases as of December 31, 1996 are as follows:



1997.......................................................  $39,345
1998.......................................................   39,345
1999.......................................................   39,345
2000.......................................................   14,279
2001.......................................................   12,000


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Primary Care & Rehabilitation, PC and Medical Consultants, PC:



We have audited the accompanying combined balance sheets of Primary Care & Rehabilitation, PC and Medical Consultants, PC as of December 31, 1995 and 1996 and September 30, 1997 and the related combined statements of operations and owner's equity and cash flows for each of the two years in the period ended December 31, 1996 and the nine month period ended September 30, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Primary Care & Rehabilitation, PC and Medical Consultants, PC as of December 31, 1995 and 1996 and September 30, 1997, and the combined results of their operations and their cash flows for each of the two years in the period ended December 31, 1996 and the nine month period ended September 30, 1997, in conformity with generally accepted accounting principles.



                                          ARTHUR ANDERSEN LLP



Philadelphia, Pa.,
  December 31, 1997

                       PRIMARY CARE & REHABILITATION, PC
                          AND MEDICAL CONSULTANTS, PC

                            COMBINED BALANCE SHEETS



                                                               DECEMBER 31,
                                                          -----------------------   SEPTEMBER 30,
                                                             1995         1996          1997
                                                          ----------   ----------   -------------
ASSETS

Current assets:
  Cash and cash equivalents.............................  $   29,358   $      638    $  154,918
  Accounts receivable, net of allowance of $1,161,684,
     $1,693,205 and $2,864,288..........................   1,051,196    1,878,409     2,612,298
  Prepaid expenses and other............................         733          733         2,569
                                                          ----------   ----------    ----------
       Total current assets.............................  $1,081,287   $1,879,780    $2,769,785
                                                          ==========   ==========    ==========
LIABILITIES AND OWNER'S EQUITY

Current liabilities:
  Accrued management fee................................  $  634,104   $1,099,080    $1,497,775
  Accounts payable......................................      74,148       33,255       256,403
  Accrued compensation..................................      60,000       60,000        60,000
  Deferred taxes........................................      66,583      234,182        90,080
                                                          ----------   ----------    ----------
       Total current liabilities........................     834,835    1,426,517     1,904,258
                                                          ----------   ----------    ----------
Deferred compensation...................................     170,000      110,000        70,804
                                                          ==========   ==========    ==========
Commitments and contingencies (Note 4)
Owner's equity..........................................      76,452      343,263       794,723
                                                          ----------   ----------    ----------
                                                          $1,081,287   $1,879,780    $2,769,785
                                                          ==========   ==========    ==========



    The accompanying notes are an integral part of these combined financial statements.

                       PRIMARY CARE & REHABILITATION, PC
                          AND MEDICAL CONSULTANTS, PC

              COMBINED STATEMENTS OF OPERATIONS AND OWNER'S EQUITY



                                                               YEAR ENDED             NINE MONTHS ENDED
                                                              DECEMBER 31,              SEPTEMBER 30,
                                                         -----------------------   ------------------------
                                                            1995         1996         1996          1997
                                                         ----------   ----------   -----------   ----------
                                                                                   (UNAUDITED)
Net revenues...........................................  $2,348,786   $3,362,701   $2,577,423    $2,926,007
Operating expenses:
  Salaries, wages and benefits.........................     567,595    1,228,110      917,627       915,076
  Pharmaceuticals and medical supplies.................          --           --           --            --
  General and administrative...........................     578,507      114,878       83,260       178,427
  Management fee.......................................   1,061,784    1,574,378    1,091,808     1,347,579
                                                         ----------   ----------   ----------    ----------
Income from operations.................................     140,900      445,335      484,728       484,925
Interest income (expense)..............................          --         (458)          --             3
                                                         ----------   ----------   ----------    ----------
Income (loss) before income taxes......................     140,900      444,877      484,728       484,928
Income tax provision...................................      60,949      178,066      193,891        33,468
                                                         ----------   ----------   ----------    ----------
Net income.............................................      79,951      266,811      290,837       451,460
Owner's equity, beginning of period....................      (3,499)      76,452       76,452       343,263
                                                         ----------   ----------   ----------    ----------
Owner's equity, end of period..........................  $   76,452   $  343,263   $  367,289    $  794,723
                                                         ==========   ==========   ==========    ==========



    The accompanying notes are an integral part of these combined financial statements.

                       PRIMARY CARE & REHABILITATION, PC
                          AND MEDICAL CONSULTANTS, PC

                       COMBINED STATEMENTS OF CASH FLOWS



                                                                  YEAR ENDED          NINE MONTHS ENDED
                                                                 DECEMBER 31,           SEPTEMBER 30,
                                                              -------------------   ----------------------
                                                                1995       1996        1996         1997
                                                              --------   --------   -----------   --------
                                                                                    (UNAUDITED)
Operating activities:
  Net income................................................  $ 79,951   $266,811    $290,837     $451,460
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities --
      Deferred taxes........................................    64,812    167,599     130,405     (144,102)
      Changes in assets and liabilities --
         Accounts receivable................................  (770,161)  (827,213)   (613,184)    (733,889)
         Prepaid expenses and other.........................      (708)        --          --       (1,836)
         Accounts payable...................................     7,906    (40,893)     43,603      223,148
         Accrued management fee.............................   404,677    464,976     306,313      398,695
         Deferred compensation..............................   230,000    (60,000)    (44,196)     (39,196)
                                                              --------   --------    --------     --------
           Net cash provided by (used in) operating
             activities.....................................    16,477    (28,720)    113,778      154,280
                                                              --------   --------    --------     --------
Net increase (decrease) in cash and cash equivalents........    16,477    (28,720)    113,778      154,280
Cash and cash equivalents, beginning of period..............    12,881     29,358      29,358          638
                                                              --------   --------    --------     --------
Cash and cash equivalents, end of period....................  $ 29,358   $    638    $143,136     $154,918
                                                              ========   ========    ========     ========



    The accompanying notes are an integral part of these combined financial statements.

                       PRIMARY CARE & REHABILITATION, PC
                          AND MEDICAL CONSULTANTS, PC

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:



     Primary Care & Rehabilitation, PC ("PC&R") and Medical Consultants, PC ("Medical Consultants") (collectively, the "Company") provide pain management and related medical services to the general public.



     On December 10, 1997, the Company and the selling owner entered into an Asset Acquisition Agreement (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the majority of the assets and liabilities of the Company in exchange for cash, notes and shares of USP Common Stock, subject to adjustment, as defined. The closing as defined in the Affiliation Agreement will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to May 14, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.



2. SIGNIFICANT ACCOUNTING POLICIES:



  Principles of Combination



     The combined financial statements include the accounts of PC&R and Medical Consultants (see Note 1). The related companies are controlled by the sole shareholder of the Company. All material intercompany accounts and transactions have been eliminated in combination.



  Interim Financial Statements



     The financial statements for the nine months ended September 30, 1996 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of their operations for the nine months ended September 30, 1996. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.



  Use of Estimates



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



  Fair Value of Financial Instruments



     Financial instruments consist of cash and cash equivalents, accounts receivable and certain current liabilities. The carrying amounts reported in the balance sheets for these items approximate fair value.



  Net Revenues



     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

                       PRIMARY CARE & REHABILITATION, PC
                          AND MEDICAL CONSULTANTS, PC

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Cash and Cash Equivalents



     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.



  Accounts Receivable



     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.



  Concentration of Credit Risk



     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debt have been made for potential losses when appropriate.



  Accrued Management Fee



     Accrued management fees consist of amounts due to a physician management company for services rendered pursuant to management agreements.



  Income Taxes



     Medical Consultants accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.



     For 1995 and 1996, PC&R accounted for income taxes under SFAS No. 109. Effective January 1, 1997, PC&R elected treatment as an "S" Corporation for both federal and state income tax purposes and accordingly the taxable income or loss effective as of that date with the exception of the book versus tax basis differences will be allocated to the owners and recognized on their individual tax returns. PC&R continues to provide a deferred tax liability to the extent that it is subject to taxes on the net unrecognized book versus tax basis differences.



  Owner's Equity



     Owner's equity includes the capital stock and retained earnings of the Company.



  Statements of Cash Flows Information



     Amounts paid for interest and taxes were not significant.

                       PRIMARY CARE & REHABILITATION, PC
                          AND MEDICAL CONSULTANTS, PC

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)


3. INCOME TAXES:



     The components of the income tax provision are as follows:



                                                   YEAR ENDED             NINE MONTHS
                                                  DECEMBER 31,               ENDED
                                              ---------------------      SEPTEMBER 30,
                                               1995          1996            1997
                                              -------      --------      -------------
Current:
  Federal...............................      $ 3,284      $  8,897        $ 150,935
  State.................................          579         1,570           26,635
                                              -------      --------        ---------
                                                3,863        10,467          177,570
                                              -------      --------        ---------
Deferred:
  Federal...............................       55,090       142,459         (122,487)
  State.................................        9,722        25,140          (21,615)
                                              -------      --------        ---------
                                               64,812       167,599         (144,102)
                                              -------      --------        ---------
                                              $60,949      $178,066        $  33,468
                                              =======      ========        =========



     Income tax expense differs from the amount currently payable because certain revenues and expenses are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.



     The provision for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:



                                                   YEAR ENDED             NINE MONTHS
                                                  DECEMBER 31,               ENDED
                                              ---------------------      SEPTEMBER 30,
                                               1995          1996            1997
                                              -------      --------      -------------
Tax at U.S. Federal statutory rate......      $49,185      $149,943         $28,072
State income taxes, net of federal
  benefit...............................        8,680        26,460           4,955
Non-deductible travel and
  entertainment.........................        3,084         1,663             441
                                              -------      --------         -------
                                              $60,949      $178,066         $33,468
                                              =======      ========         =======



     The components of the net deferred tax liability measured under SFAS No. 109, are as follows:



                                                  DECEMBER 31,
                                              ---------------------      SEPTEMBER 30,
                                               1995          1996            1997
                                              -------      --------      -------------
Deferred tax liability
  Cash to accrual adjustments...........      $66,583      $234,182         $90,080
                                              -------      --------         -------
Net deferred tax liability..............      $66,583      $234,182         $90,080
                                              =======      ========         =======



4. COMMITMENTS AND CONTINGENCIES:



  Management Agreements



     The Company has entered into Management Agreements with Curamed, LLC, a physician management company, and its related operating companies. PC&R's agreement was effective on February 13, 1995 and provides for a management fee of 50% of the gross collected revenues. The agreement has a five year term

                       PRIMARY CARE & REHABILITATION, PC
                          AND MEDICAL CONSULTANTS, PC

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                     (INFORMATION FOR THE NINE MONTHS ENDED
                        SEPTEMBER 30, 1996 IS UNAUDITED)


4. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)


with automatic five year renewals unless either party provides six months notice. Medical Consultants agreement provides for a management fee of 100% of the gross collected revenues, less certain retained expenses, as defined.



  Deferred Compensation:



     In 1995, the Company entered into an agreement with a former physician to pay $265,000 in 53 monthly installments of $5,000 for services already rendered.



                                              DECEMBER 31,           SEPTEMBER 30,
                                            1995        1996             1997
                                          ---------   ---------      -------------
Agreed monthly payments of $5,000
  through November 1999.................  $ 230,000   $ 170,000        $ 130,804
  Less: Current portion
     (included in accrued
     compensation)......................    (60,000)    (60,000)         (60,000)
                                          ---------   ---------        ---------
                                          $ 170,000   $ 110,000        $  70,804
                                          =========   =========        =========



  Insurance Policies



     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.



  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Vineland Obstetrical and Gynecological, PA:

We have audited the accompanying balance sheets of Vineland Obstetrical and Gynecological, PA (a New Jersey corporation) as of December 31, 1995 and 1996 and the related statements of operations and retained earnings and cash flows for each of the three years ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vineland Obstetrical and Gynecological, PA as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years ended December 31, 1996, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  October 14, 1997

                   VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA

                                 BALANCE SHEETS



                                                                 DECEMBER 31,
                                                             --------------------   SEPTEMBER 30,
                                                               1995       1996          1997
                                                             --------   ---------   -------------
                                                                                     (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents................................  $ 48,907   $  78,264     $111,080
  Accounts receivable, net of allowance of $360,963,
     $378,431 and $261,119.................................   431,049     412,754      298,890
  Due from related parties.................................    16,666          --           --
  Prepaid expenses and other...............................     7,420       7,270      163,531
                                                             --------   ---------     --------
       Total current assets................................   504,042     498,288      573,501
                                                             --------   ---------     --------
Property and equipment:
  Equipment, furniture and fixtures........................   402,271     278,247      278,247
  Less -- Accumulated depreciation.........................  (261,513)   (166,182)    (188,528)
                                                             --------   ---------     --------
                                                              140,758     112,065       89,719
                                                             --------   ---------     --------
Other assets...............................................     4,300       4,300        4,300
                                                             --------   ---------     --------
                                                             $649,100   $ 614,653     $667,520
                                                             ========   =========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term debt.....................  $ 41,825   $  55,422     $234,459
  Accounts payable.........................................    72,611     109,129       83,560
  Accrued compensation.....................................   214,426     173,677      126,403
  Deferred income taxes....................................     9,187      20,355       23,554
                                                             --------   ---------     --------
       Total current liabilities...........................   338,049     358,583      467,976
                                                             --------   ---------     --------
Long-term debt.............................................    29,918       4,494           --
                                                             --------   ---------     --------
Deferred income taxes......................................    13,630      12,567       10,248
                                                             --------   ---------     --------
Deferred compensation......................................    52,630      19,390           --
                                                             --------   ---------     --------
Commitments and contingencies (Note 6)
Shareholders' equity:
  Common Stock, no par value; 1,000 shares authorized, 500
     issued and 300 outstanding............................    59,151      59,151       59,151
  Additional paid-in capital...............................     3,832       3,832        3,832
  Retained earnings........................................   186,890     191,636      161,313
  Treasury stock at cost, 200 shares.......................   (35,000)    (35,000)     (35,000)
                                                             --------   ---------     --------
       Total shareholders' equity..........................   214,873     219,619      189,296
                                                             --------   ---------     --------
                                                             $649,100   $ 614,653     $667,520
                                                             ========   =========     ========


   The accompanying notes are an integral part of these financial statements.

                   VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS



                                                          YEAR ENDED                   NINE MONTHS ENDED
                                                         DECEMBER 31,                    SEPTEMBER 30,
                                             ------------------------------------   -----------------------
                                                1994         1995         1996         1996         1997
                                             ----------   ----------   ----------   ----------   ----------
                                                                                          (UNAUDITED)
Net revenues...............................  $2,928,635   $3,350,136   $3,437,967   $2,536,962   $2,215,465
                                             ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits.............   1,926,768    2,208,700    2,252,914    1,556,030    1,495,242
  Pharmaceuticals and medical supplies.....      69,225       92,026      106,596       83,793       76,322
  General and administrative...............     810,568      953,584    1,025,599      695,500      653,875
  Depreciation and amortization............      27,756       29,179       32,893       25,966       22,346
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............      94,318       66,647       19,965      175,673      (32,320)
Interest expense, net......................       3,983        9,763        6,655        5,622        3,567
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes..........      90,335       56,884       13,310      170,051      (35,887)
Income tax provision (benefit).............      27,706       18,257        8,564       41,322       (5,564)
                                             ----------   ----------   ----------   ----------   ----------
Net income (loss)..........................      62,629       38,627        4,746      128,729      (30,323)
Retained earnings, beginning of period.....      85,634      148,263      186,890      186,890      191,636
                                             ----------   ----------   ----------   ----------   ----------
Retained earnings, end of period...........  $  148,263   $  186,890   $  191,636   $  315,619   $  161,313
                                             ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                   VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA

                            STATEMENTS OF CASH FLOWS



                                                                YEAR ENDED             NINE MONTHS ENDED
                                                               DECEMBER 31,              SEPTEMBER 30,
                                                      -----------------------------   -------------------
                                                        1994       1995      1996       1996       1997
                                                      --------   --------   -------   --------   --------
                                                                                          (UNAUDITED)
Operating activities:
  Net income (loss).................................  $ 62,629   $ 38,627   $ 4,746   $128,729   $(30,323)
  Adjustments to reconcile net income (loss) to net
    cash (used in) provided by operating
    activities--
      Depreciation and amortization.................    27,756     29,179    32,893     25,966     22,346
      Deferred income taxes.........................    25,351     17,854    10,105     41,322        880
         Changes in assets and liabilities--
           Accounts receivable......................  (143,575)   (84,935)   18,295    101,762    113,864
           Due from related parties.................     1,497    (14,105)   16,666     16,666         --
           Prepaid expenses and other...............     2,697     (7,420)      150    (54,488)  (156,261)
           Accounts payable.........................    20,743     (2,099)   36,518    (31,107)   (25,569)
           Accrued compensation.....................   (27,105)    78,167   (40,749)   (82,950)   (47,274)
           Deferred compensation....................   (36,565)   (33,240)  (33,240)   (24,930)   (19,390)
                                                      --------   --------   -------   --------   --------
             Net cash (used in) provided by
               operating activities.................   (66,572)    22,028    45,384    120,970   (141,727)
                                                      --------   --------   -------   --------   --------
Investing activities:
  Purchases of property and equipment...............   (15,230)   (85,873)   (4,200)   (14,199)        --
                                                      --------   --------   -------   --------   --------
Financing activities:
  Proceeds from long-term debt......................    60,000     25,000    40,000     40,000    253,349
  Repayments on long-term debt......................    (9,163)   (35,124)  (51,827)   (35,342)   (78,806)
                                                      --------   --------   -------   --------   --------
             Net cash provided by (used in)
               financing activities.................    50,837    (10,124)  (11,827)     4,658    174,543
                                                      --------   --------   -------   --------   --------
Net (decrease) increase in cash and cash
  equivalents.......................................   (30,965)   (73,969)   29,357    111,429     32,816
Cash and cash equivalents, beginning of period......   153,841    122,876    48,907     48,907     78,264
                                                      --------   --------   -------   --------   --------
Cash and cash equivalents, end of period............  $122,876   $ 48,907   $78,264   $160,336   $111,080
                                                      ========   ========   =======   ========   ========


   The accompanying notes are an integral part of these financial statements.

                   VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA


                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE
           NINE MONTHS ENDEDSEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


     Vineland Obstetrical and Gynecological, PA (the "Company") is an obstetrics and a gynecology medical practice serving the Southern New Jersey area. The Company was formed in June 1969.

     On August 29, 1997, the Company entered into a Stock Acquisition Agreement (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the stock of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon completion of an initial public offering by USP. If the closing has not occurred prior to March 31, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements


     The financial statements for the nine months ended September 30, 1996 and 1997, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of September 30, 1997, and the results of its operations for the nine months ended September 30, 1996 and 1997. The results of operations for the nine-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues


     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.


     The Company also receives fees from a local hospital for providing clinic services. Clinic fees included in net revenues for the years ended December 31, 1994, 1995 and 1996, were $805,186, $857,663 and $849,086, respectively.

                   VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Equipment, furniture and fixtures are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful life of each class of depreciable asset ranging from five to seven years and is computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information


     For the years ended December 31, 1994, 1995 and 1996, the Company paid interest of $7,563, $10,139 and $7,989, respectively. Amounts paid for taxes were not significant.

  Reclassifications

     Certain reclassifications have been made to prior year financial statements to conform with the current year presentation.

                   VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


  3. LONG-TERM DEBT:




                                                                        DECEMBER 31,
                                                                  ----------------------
                                                                    1995          1996
                                                                  --------      --------
   Note payable to a bank, interest at 9.25%, payable on
    demand and due in full on August 15, 1997...............      $     --      $ 30,000
  Note payable to a bank, interest at 9.0%, principal
    payments of $2,083 per month through August 28, 1996....        16,667            --
  Note payable to a bank, interest at 9.0%, monthly payments
    of $1,880 through November 10, 1997.....................        39,965        19,878
  Installment note to an employee, interest at 9.0%,
    quarterly payments of $1,566, due in full on September
    30, 1997................................................        15,111        10,038
                                                                  --------      --------
                                                                    71,743        59,916
  Less-- Current maturities.................................       (41,825)      (55,422)
                                                                  --------      --------
                                                                  $ 29,918      $  4,494
                                                                  ========      ========

4. EMPLOYEE BENEFIT PLAN:

     The Company provides a pension and a profit sharing plan covering all full-time employees subject to minimum age and length of service requirements. Pension plan expense is determined based on the salaries of the covered employees, and is integrated with social security. Profit sharing plan expense is determined annually by decision of the Board of Directors. Effective January 1, 1996, the corporation has frozen the pension plan. The corporation has adopted a 401(k) profit sharing plan with a 10% matching contribution by the employer. For the years ended December 31, 1994, 1995 and 1996, contributions to the plans were $172,777, $184,695 and $60,572, respectively.

5. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                   ---------------------------------
                                                    1994         1995         1996
                                                   -------      -------      -------
Current:
  Federal....................................      $ 1,413      $   242      $  (925)
  State......................................          942          161         (616)
                                                   -------      -------      -------
                                                     2,355          403       (1,541)
                                                   -------      -------      -------
Deferred:
  Federal....................................       15,211       10,712        6,063
  State......................................       10,140        7,142        4,042
                                                   -------      -------      -------
                                                    25,351       17,854       10,105
                                                   -------      -------      -------
                                                   $27,706      $18,257      $ 8,564
                                                   =======      =======      =======

     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

                   VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


5. INCOME TAXES: -- (CONTINUED)

     The provision for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:

                                                       YEAR ENDED DECEMBER 31,
                                                 -----------------------------------
                                                   1994          1995         1996
                                                 --------      --------      -------
Tax at U.S. Federal statutory rate.........      $ 30,714      $ 19,341      $ 4,525
Tax impact of Federal rate differential for
  graduated rates..........................       (17,517)      (10,869)      (2,298)
State income taxes, net of federal
  benefit..................................         8,798         5,648        1,485
Non-deductible travel and entertainment....         5,711         4,137        4,852
                                                 --------      --------      -------
                                                 $ 27,706      $ 18,257      $ 8,564
                                                 ========      ========      =======

     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:

                                                              DECEMBER 31,
                                                          --------------------
                                                           1995         1996
                                                          -------      -------

Deferred liabilities:
  Property and equipment............................      $13,630      $12,567
  Cash to accrual adjustments.......................        9,187       20,355
                                                          -------      -------
Net deferred tax liability..........................      $22,817      $32,922
                                                          =======      =======

6. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     The corporation has entered into an informal lease agreement with APGO Associates. The partners of APGO Associates are also shareholders of the corporation. As the lease with APGO Associates is informal, there are no future minimum lease payments included in the table below. Future minimum lease payments for noncancellable operating leases, excluding related party leases, primarily for office space as of December 31, 1996, are as follows:

                                                 NONRELATED-PARTY
                                                      LEASES
                                                 ----------------

1997.......................................          $46,584
1998.......................................           45,574
1999.......................................           21,540

     Rent expense on related-party operating leases was $82,800, $82,800 and $85,800 for the years ended December 31, 1994, 1995 and 1996, respectively. Rent expense on nonrelated-party operating leases was $14,400, $28,800 and $29,400 for the years ended December 31, 1994, 1995 and 1996, respectively.

                   VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA

      (INFORMATION AS OF SEPTEMBER 30, 1997 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)



6. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

  Deferred Compensation

     Pursuant to a deferred compensation agreement, the Company must pay a former physician for services already rendered.

                                                                DECEMBER 31,
                                                           ----------------------
                                                             1995          1996
                                                           --------      --------

Deferred compensation agreement, monthly payments of
  $2,770 through July 1, 1998........................      $ 85,870      $ 52,630
Less -- Current portion (included in accrued
  compensation)......................................       (33,240)      (33,240)
                                                           --------      --------
                                                           $ 52,630      $ 19,390
                                                           ========      ========


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims, which would have a material impact on the Company's financial position or results of operations.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  Other Expenses of Issuance and Distribution.

     The following table sets forth expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the Registrant.

Securities and Exchange Commission registration fee.........  $ 15,152
National Association of Securities Dealers, Inc. fee........     5,500
Nasdaq Stock Market Inc./National Market listing fee........
Printing and engraving expenses.............................
Accountants' fees and expenses..............................
Legal fees and expenses.....................................
Blue Sky qualification fees and expenses....................
Transfer agent's fees and expenses..........................
Directors' and officers' insurance..........................
Miscellaneous...............................................
                                                              --------
     TOTAL..................................................
                                                              ========

     The foregoing, except for the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. fee and the Nasdaq Stock Market Inc. fee, are estimates.

ITEM 14.  Indemnification of Directors and Officers.

     Subchapter D (Sections 1741 through 1750) of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers, employees and agents (collectively, "Representatives"), and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors, officers and other Representatives under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made a party by reason of his being a Representative of the corporation or serving at the request of the corporation as a Representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 1742 provides for indemnification with respect to derivative actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 in respect of any claim, issue or matter as to which a Representative has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a Representative is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Section 1743 provides that indemnification against expenses is mandatory to the extent that a Representative has been successful on the merits or otherwise in defense of any such action or proceeding referred to in Section 1741 or 1742.

     Section 1744 provides that unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of a Representative is proper because the Representative met the applicable standard of conduct, and such determination will be made by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or by the shareholders.

     Section 1745 provides that expenses incurred by a Representative in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the BCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Representative to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the BCL shall not be deemed exclusive of any other rights to which a Representative seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

     Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any Representative against any liability incurred by him in his capacity as a Representative, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the BCL.

     Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the BCL to successor corporations resulting from consolidation, merger or division and to service as a representative of a corporation or an employee benefit plan.

     Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Representative and shall inure to the benefit of the heirs and personal representatives of such Representative.

     Article Ninth of the Registrant's Second Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 hereto, provides indemnification to directors and officers of the Registrant against all expenses, liability and loss incurred as a result of such person's being a party to, or threatened to be made a party to, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another enterprise, to the fullest extent authorized by the BCL.

     Article VII of the Registrant's By-laws, filed as Exhibit 3.2 hereto, generally permits indemnification of directors and officers to the fullest extent authorized by the BCL. Article VII further permits the Registrant to maintain insurance, at its expense, to protect itself and any such director or officer of the Registrant or another enterprise against any such expenses, liability or loss.

     The Registrant intends to purchase directors' and officers' liability insurance.

     See Section 8 of the Underwriting Agreement, filed as Exhibit 1 hereto, pursuant to which the Underwriters agree to indemnify the Registrant, its directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 15.  Recent Sales of Unregistered Securities.

     On July 14, 1994, in connection with the Registrant's incorporation, the Registrant issued 1,020,000 shares of Common Stock to Thomas J. Keane, Chief Executive Officer and President of the Registrant, for services rendered.

     On September 30, 1994, for services rendered, the Registrant issued 45,000 shares of Common Stock to Noreen E. Burke, an employee of the Registrant, 30,000 shares of Common Stock to Daniel Promislo, a consultant to the Registrant, and 45,000 shares of Common Stock to James L. Weese, a consultant to the Registrant.

     On February 1, 1995, in connection with the Registrant's initial capitalization, the Registrant sold 2,568,492 shares of Series A Preferred Stock to Edison Venture Fund III, L.P. ("Edison"), 1,541,097 shares of Series A Preferred Stock to NEPA Venture Fund II, L.P. ("NEPA") and 410,958 shares of Series A Preferred Stock to Major Oil, Inc. (which shares were subsequently transferred to Killion Liquidating Trust) for an aggregate purchase price of $2,200,000. On February 1, 1995, the Registrant also issued 1,774,518 shares of Common Stock to Thomas J. Keane, 52,194 shares of Common Stock to Daniel Promislo and 78,288 shares of Common Stock to Noreen E. Burke valued at a price of $0.01 per share. Also on February 1, 1995, the Registrant issued 78,288 shares of Common Stock to James L. Weese valued at a price of $0.01 per share and entered into a Subscription Agreement with Mr. Weese, whereby the Registrant sold 30,000 shares of Common Stock to Mr. Weese for an aggregate price of $10,000.

     On November 21, 1995, the Registrant issued 205,479 shares of Common Stock to Daniel Promislo in consideration of services rendered to the Registrant.

     On February 23, 1996, the Registrant sold 205,479 shares of Common Stock to William P. Ferretti, a director of the Registrant, for an aggregate price of $100,000.

     On July 30, 1996, the Registrant sold 408,163 shares of Common Stock to Edward R. Miersch, an officer of the Registrant, for an aggregate price of $200,000.

     On July 30, 1996, the Registrant issued 25,000 shares of Common Stock to Daniel Promislo in consideration of services rendered to the Company.

     On September 13, 1997, the Registrant sold 75,000 shares of Common Stock to James M. McCrossin, an employee of the Registrant, for an aggregate price of $75,000.

     On December 31, 1996, the Registrant sold 396,825 shares of Series B Preferred Stock and issued a Warrant to purchase 79,365 shares of Common Stock to Keystone Venture IV, L.P. ("Keystone") for an aggregate price of $1,250,000; 128,968 shares of Series B Preferred Stock and issued a Warrant to purchase 25,794 shares of Common Stock to Edison for an aggregate price of $406,250; and 109,127 shares of Series B Preferred Stock and issued a Warrant to purchase 21,825 shares of Common Stock to NEPA for an aggregate price of $343,750.


     On February 20, 1997, the Registrant sold 317,460 shares of Series B Preferred Stock and issued a Warrant to purchase 63,492 shares of Common Stock to Dominion Fund IV ("Dominion") for an aggregate price of $1,000,000; sold 71,429 shares of Series B Preferred Stock and issued a Warrant to purchase 14,286 shares of Common Stock to E.J.K. Real Estate Services Limited for an aggregate price of $225,000; sold 63,492 shares of Series B Preferred Stock and issued a Warrant to purchase 12,698 shares of Common Stock to Glenville Capital Partners, L.P. for an aggregate price of $200,000; sold 31,746 shares of Series B Preferred Stock and issued a Warrant to purchase 6,349 shares of Common Stock to each of Thomas J. Keane, Douglas P. Heller, Charles Schwab & Co., Inc. FBO William J. Barry IRA and Pasquale W. Croce, Jr. for an aggregate price of $100,000, respectively; and sold 15,873 shares of Series B Preferred Stock and issued a Warrant to purchase 3,175 shares of Common Stock to each of Robert W. Muir, Jr. and Joseph J. Croce for an aggregate price of $50,000, respectively.


     On April 7, 1997, the Registrant issued a Senior Subordinated Note in the principal amount of $2,000,000 and issued a Warrant to purchase 266,667 shares of Series B Preferred Stock to Dominion.

     On June 13, 1997, the Registrant sold 7,937 shares of Common Stock to Lewis
S. Sharps, M.D. and 9,523 shares of Common Stock to an entity of which Dr. Sharps is a beneficial owner for an aggregate purchase price of $55,000.

     On September 8, 1997, the Registrant issued a Subordinated Note in the principal amount of $1,500,000 and a Warrant to purchase 166,667 shares of Series B Preferred Stock to Dominion, issued a Subordinated Note in the principal amount of $150,000 and Warrants to purchase 16,667 shares of Series B Preferred Stock to Keystone; issued a Subordinated Note in the principal amount of $125,000 and Warrants to purchase 13,889 shares of Series B Preferred Stock to each of Edison and NEPA; and issued a Subordinated Note in the principal amount of $100,000 and Warrants to purchase 11,111 shares of Series B Preferred Stock to Thomas J. Keane.

     On October 29, 1997, the Registrant issued 15,000 shares of Common Stock to Donaldson, Lufkin and Jenrette Securities Corporation FBO Lucia S. Rosenberg IRA for a purchase price of $7,350 pursuant to the exercise of a stock option.


     On November 25, 1997, the Registrant issued to Canpartners Investments IV, LLC a note in the principal amount of $850,000 and Warrants to purchase 43,573 shares of Common Stock.



     On January 8, 1998, the Registrant issued to Dominion a note in the principal amount of $800,000, and on January 20, 1997, the Registrant issued to Dominion Warrants to purchase 38,555 shares of Common Stock in connection with the repayment of such note.



     On January 16, 1998, the Registrant sold shares of Series C Preferred Stock and Common Stock Warrants to Capital Ventures International ("CVI"), Lancaster Investment Partners, L.P. ("Lancaster"), Dominion, Keystone, Edison, NEPA and Mr. Keane, as follows: to CVI, 722,892 shares of Series C Preferred Stock and Warrants to purchase 200,000 shares of Common Stock for an aggregate purchase price of $3,000,000; to Lancaster, 361,446 shares of Series C Preferred Stock and Warrants to purchase 100,000 shares of Common Stock for an aggregate purchase price of $1,500,000; to Dominion, 72,289 shares of Series C Preferred Stock and Warrants to purchase 20,000 shares of Common Stock for an aggregate purchase price of $300,000; to Keystone, 60,241 shares of Series C Preferred Stock and Warrants to purchase 16,667 shares of Common Stock for an aggregate purchase price of $250,000; to Edison, 54,217 shares of Series C Preferred Stock and Warrants to purchase 15,000 shares of Common Stock for an aggregate purchase price of $225,000; to NEPA, 48,193 shares of Series C Preferred Stock and Warrants to purchase 13,333 shares of Common Stock for an aggregate purchase price of $200,000; and to Mr. Keane, 24,096 shares of Series C Preferred Stock and Warrants to purchase 6,667 shares of Common Stock for an aggregate purchase price of $100,000.



     In connection with the Conditional Affiliation Transactions, the Company has issued $11.1 million of notes, $20.0 million of Convertible Notes and a number of shares of Common Stock to be determined at the time of the Offering, and, in connection with the IPO Affiliation Transactions, the Company has agreed to issue an aggregate of approximately $8.9 million of notes and a number of shares of Common Stock to be determined at the time of the Offering. See "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business -- Affiliation Transactions."



     Registration under the Securities Act of the securities issued in the transactions described in this Item was not required because such securities were issued in transactions not involving any "public offering" within the meaning of Section 4(2) of said Act, in reliance in part on Rule 506 under said Act.

ITEM 16.  Exhibits and Financial Statement Schedules.

     (a) Exhibits



EXHIBIT
  NO.
-------
  1       --  Form of Underwriting Agreement.
  3.1.1   --  Second Amended and Restated Articles of Incorporation of the
              Company.
  3.1.2   --  Amendment to Second Amended and Restated Articles of
              Incorporation of the Company.
 *3.1.3   --  Third Amended and Restated Articles of Incorporation of the
              Company.
  3.2.1   --  Amended and Restated By-laws of the Company.
**3.2.2   --  Form of Second Amended and Restated By-laws of the Company.
**5       --  Opinion of Wolf, Block, Schorr and Solis-Cohen LLP with respect to the legality of the securities being offered.
 10.1     --  1995 Company Stock Option Plan.
 10.2     --  1995 Affiliate Stock Option Plan.
**10.3    --  Stock Incentive Plan.
 10.4.1   --  Amended and Restated Registration Rights Agreement by and
              among the Company, Thomas J. Keane, Keystone Venture IV,
              L.P., Edison Venture Fund III, L.P., NEPA Venture Fund II,
              L.P., Dominion Fund IV, Joseph J. Croce, Douglas P. Heller,
              E.J.K. Real Estate Services Limited, Glenville Capital
              Partners, L.P., Robert W. Muir, Jr., Pasquale W. Croce, Jr.
              and Charles Schwab & Co., Inc, f/b/o William J. Barry IRA,
              dated as of December 31, 1996.
 10.4.2   --  Amendment to Amended and Restated Registration Rights
              Agreement dated as of February 6, 1997.
*10.4.3   --  Amendment to Amended and Restated Registration Rights
              Agreement dated as of January 16, 1998.
 10.5     --  Amended and Restated Management and Services Agreement
              between the Company and U.S. Medical Services of Pennsylvania, P.C. dated as of January 6, 1997.
 10.6     --  Management and Services Agreement between the Company and
              U.S. Medical Services of New Jersey, P.C. dated as of
              February 13, 1997.
 10.7     --  Management and Services Agreement between the Company and
              U.S. Medical Services of Delaware, P.C. dated as of November
              1, 1997.
 10.8     --  Employment Agreement between the Company and Thomas J. Keane dated as of October 9, 1997.
 10.9     --  Amended and Restated Employment Agreement between the
              Company and Martin G. Chilek dated as of October 9, 1997.
 10.10    --  Amended and Restated Employment Agreement between the
              Company and Edward R. Miersch dated as of October 9, 1997.
 10.11    --  Amended and Restated Employment Agreement between the
              Company and Warren D. Barratt dated as of October 9, 1997.
 10.12    --  Amended and Restated Employment Agreement between the
              Company and John M. Hogan dated as of October 9, 1997.
 10.13    --  Amended and Restated Employment Agreement between the
              Company and Linda F. Larson dated as of October 9, 1997.
 10.14    --  Amended and Restated Shareholders' Agreement between U.S.
              Medical Services of Pennsylvania, P.C. and James F. Bonner,
              M.D. dated September 10, 1997.

EXHIBIT
  NO.
-------
  10.15    --  Amended and Restated Shareholders' Agreement between U.S.
               Medical Services of New Jersey, P.C. and James F. Bonner,
               M.D. dated September 10, 1997.
  10.16    --  Shareholders Agreement between U.S. Medical Services of
               Delaware, P.A. and John E. Hocutt, Jr., M.D. dated November
               3, 1997.
  10.17    --  Form of Common Stock Purchase Warrant.
  10.18    --  Asset Purchase Agreement between the Company and Wende W.
               Young, M.D. [Portions have been redacted pursuant to request for confidential treatment.]
  10.19    --  Employment Agreement between U.S. Medical Services of New
               York, P.C. and Wende W. Young, M.D. [Portions have been
               redacted pursuant to request for confidential treatment.]
 *10.20    --  Stock Repurchase Agreement between the Company and Thomas J.
               Keane dated as of February 1, 1995.
 *10.21    --  Registration Rights Agreement among the Company, Capital
               Ventures International, Lancaster Investment Partners, L.P.,
               Keystone Venture IV, L.P., Edison Venture Fund III, L.P.,
               NEPA Venture Fund II, L.P., Dominion Fund IV and Thomas J.
               Keane dated as of January 16, 1998.
 *10.22    --  Form of Common Stock Warrant.
 *10.23    --  Amended and Restated Employment Agreement between the
               Company and Lewis S. Sharps, M.D., F.A.C.S. dated as of
               April 10, 1997.
 *10.24    --  Management and Services Agreement between the Company and
               U.S. Medical Services of New York, P.C. dated as of December
               8, 1997. [Portions have been redacted pursuant to request
               for confidential treatment.]
 *11       --  Statement regarding Computation of Per Share Earnings.
 *21       --  Subsidiaries of the Company.
 *23.1     --  Consent of Arthur Andersen LLP.
**23.2     --  Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included as part of Exhibit 5).
 *23.3     --  Consent of Cozen and O'Connor P.C.
  24       --  Power of Attorney (included on signature page of this
               Registration Statement).
 *27       --  Financial Data Schedule.


------------------


 * Filed with this Amendment to the Registration Statement.

** To be filed by amendment.

     (b) Financial Statement Schedules

     Financial Statement Schedules have been omitted because they are inapplicable or the information is provided in the Financial Statements, including the Notes thereto, included in the Prospectus.

ITEM 17. Undertakings.

     The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on the 30th day of January, 1998.



                                          U.S. PHYSICIANS, INC.

                                          By: /s/ WARREN D. BARRATT
                                          -------------------------------------


                                            Warren D. Barratt
                                            Senior Vice President, Treasurer and
                                            Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             SIGNATURE                              TITLE                        DATE
             ---------                              -----                        ----
/s/ THOMAS J. KEANE*                 Chairman, President and Chief        January 30, 1998
-------------------------------      Executive Officer (principal
Thomas J. Keane                      executive officer)


/s/ WARREN D. BARRATT                Senior Vice President, Treasurer     January 30, 1998
-------------------------------      and Chief Financial Officer
Warren D. Barratt                    (principal financial and accounting
                                     officer)

/s/ KERRY J. DALE*                   Director                             January 30, 1998
-------------------------------
Kerry J. Dale

/s/ WILLIAM P. FERRETTI*             Director                             January 30, 1998
-------------------------------
William P. Ferretti

/s/ GUSTAV H. KOVEN, III*            Director                             January 30, 1998
-------------------------------
Gustav H. Koven, III

/s/ DANIEL PROMISLO*                 Director                             January 30, 1998
-------------------------------
Daniel Promislo

---------

*By /s/  WARREN D. BARRATT
    -----------------------------------------------------
          Attorney-in-fact